Exhibit 10.35

EXECUTION COPY

CREDIT AGREEMENT

dated as of

July 10, 2014,

among

TWIN RIVER MANAGEMENT GROUP, INC.,

as the Borrower,

TWIN RIVER WORLDWIDE HOLDINGS, INC.,

as Holdings,

THE LENDERS PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH

as Administrative Agent and Collateral Agent

DEUTSCHE BANK SECURITIES INC.,

as Joint Bookrunner and Joint Lead Arranger,

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Bookrunner and Joint Lead Arranger,

JEFFERIES FINANCE LLC,

as Joint Bookrunner and Joint Lead Arranger

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Documentation Agent

ii

iii

iv

SCHEDULES

Schedule 1.01(a)	-	Disqualified Lenders
Schedule 1.01(b)	-	Mortgaged Property
Schedule 2.01	-	Lenders and Commitments
Schedule 3.04	-	Governmental Approvals
Schedule 3.07(c)	-	Rights to Mortgaged Properties
Schedule 3.07(d)	-	Restrictive Covenants and Encroachments
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation

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TABLE OF CONTENTS

Page

Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.19(c)	-	Mortgage Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 3.20(f)	-	Property Classifications
Schedule 3.26	-	Material Agreements
Schedule 5.18	-	Post Closing Matters
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Existing Investments

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Form of Mortgage
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit G-1	-	Form of Opinion of Jones Day
Exhibit G-2	-	Form of Opinion of Hinckley, Allen and Snyder, LLP
Exhibit G-3	-	Form of Opinion of Balch & Bingham LLP
Exhibit H	-	Form of Compliance Certificate
Exhibit I	-	Form of Tax Compliance Certificate
Exhibit J	-	Form of Term Note
Exhibit K	-	Form of Revolving Note
Exhibit L	-	Form of Notice of Issuance/Amendment
Exhibit M	-	Form of Notice of Conversion/Continuation
Exhibit N	-	Form of Hard Rock Collateral Assignment Consent
Exhibit O-1	-	Form of Hard Rock SNDA (Restaurant Lease)
Exhibit O-2	-	Form of Hard Rock SNDA (Retail Store Lease)

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This CREDIT AGREEMENT (this “Agreement”) dated as of July 10, 2014, among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties.

The Borrower has requested the Lenders to extend credit in the form of (a) Closing Date Term Loans, in an aggregate principal amount not in excess of $480,000,000, and (b) Revolving Loans from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000. The Borrower has requested the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000, to support obligations incurred by the Borrower and its Subsidiary Guarantors. The proceeds of the Loans are to be used solely (a) to repay certain of the Borrower’s existing indebtedness outstanding as of the Closing Date and pay the consideration under the Acquisition Agreement, (b) to pay certain fees and expenses incurred in connection with the foregoing and (c) for general corporate purposes of the Borrower and its Subsidiary Guarantors; provided that the proceeds of Revolving Loans on the Closing Date are to be used solely to pay certain fees and expenses relating to the transactions contemplated hereby in an amount not to exceed $5,000,000 and to finance the fees payable under Section 2.05(d) hereof.

The Lenders are willing to extend such credit to the Borrower, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition Agreement” shall mean that certain Membership Interest Purchase Agreement dated as of December 14, 2013 by and among GAR, LLC, as Seller, Premier Entertainment, as the Company, Leucadia National Corporation, as Seller Parent and Borrower, as Buyer.

“Additional Lender” shall have the meaning assigned to such term in Section 2.25(g).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves; provided, however, that in the case of any Term Loans, the Adjusted LIBO Rate shall in no event be less than 1.00% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, (a) for purposes of the definition of “Eligible Assignee” and Section 6.07 the term “Affiliate” shall also include any Person that directly or indirectly owns 5% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified and (b) for the avoidance of doubt, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent Fee Letter” shall mean that certain Agent Fee Letter dated as of December 14, 2013 among Deutsche Bank, Deutsche Bank Securities Inc. and the Borrower.

“Agent-Related Persons” shall mean the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” shall have the meaning assigned to such term in Section 8.01.

“Aggregate Amounts Due” shall have the meaning assigned to such term in Section 2.18.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary Guarantor would be required to pay if such Hedging Agreement were terminated on such date.

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Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for an Interest Period of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Adjusted LIBO Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Adjusted LIBO Rate or the Federal Funds Effective Rate, as the case may be.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Loan, 4.25% per annum and (b) with respect to any ABR Loan, 3.25% per annum.

“Arrangers Fee Letter” shall mean that certain Fee Letter dated as of December 14, 2013 among the Joint Lead Arrangers, Deutsche Bank, Credit Suisse AG, Cayman Islands Branch, and the Borrower.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger or otherwise or, except in the case of Holdings, by way of an issuance of Equity Interests) by any Loan Party (and/or, in the case of (x) an issuance of Equity Interests, by a First-Tier Unrestricted Subsidiary of the Borrower and/or (y) a sale of all or substantially all of its assets, by an Unrestricted Subsidiary) to any Person other than Holdings, the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of the Borrower or any Subsidiary Guarantor (other than directors’ qualifying shares and shares issued to management of the Loan Parties) (and/or, in the case of an issuance of Equity Interests, by a First-Tier Unrestricted Subsidiary of the Borrower), (b) any other assets of the Loan Parties (other than (i) inventory, damaged, obsolete, surplus or worn out assets, equipment and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) a contemporaneous exchange or trade-in of equipment or inventory by the Borrower or any Subsidiary Guarantor for other equipment or inventory so long as the Borrower or any Subsidiary Guarantor effecting such exchange or trade-in receives at least substantially equivalent value in exchange or as trade-in for the property so disposed, (iii) the incurrence of Permitted Liens, (iv) the sale of past-due receivables for purposes of collection, (v) leases or subleases of any real property and licenses or sublicenses of intellectual property, in each case entered into in the ordinary course of business and which do not materially interfere with the business of the Loan Parties taken as a whole, (vi) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Loan Party, and (vii) any sales, transfers or other dispositions or series of related sales, transfers by the Borrower or any Subsidiary Guarantor or other dispositions having Net Cash Proceeds not in excess of $2,500,000 in the aggregate in any fiscal year of the Borrower) or (c) all or substantially all of the assets of an Unrestricted Subsidiary.

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Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by the definition of “Eligible Assignee” or Section 9.04), and accepted by the Administrative Agent in accordance with Section 9.04, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Audited Financial Statements” shall mean the audited consolidated balance sheet of Holdings and its Subsidiaries and Premier Entertainment and its Subsidiaries as of December 31, 2013, December 31, 2012 and December 31, 2011, and the related audited consolidated statements of income, members’ equity and cash flows for the Borrower and its Subsidiaries for each of the fiscal years then ended together with supplemental schedules listing the consolidating results of (a) the Borrower and its Restricted Subsidiaries and (b) any Unrestricted Subsidiaries, which supplements shall be unaudited.

“Available Amount” shall mean, on any date of determination, an amount equal to (a) the cumulative amount of Excess Cash Flow for all fiscal years then ended after the Closing Date to the extent such Excess Cash Flow was not required to be applied to prepay Loans in accordance with Section 2.13(d) (provided that Excess Cash Flow for the then most recently ended Fiscal Year, if the required date of prepayment of such Excess Cash Flow for such Fiscal Year has not yet occurred pursuant to Section 2.13(d), shall only be included in the amount calculated under this clause (a) if the financial statements that are required to be delivered under Section 5.04 for such Fiscal Year have been delivered and the amount of Excess Cash Flow for such Fiscal Year required to be applied to prepay Loans in accordance with Section 2.13(d) has been calculated) minus (b) the sum of any amounts used on or prior to such date of determination in reliance on the Available Amount including any amounts used to make Restricted Payments pursuant to Section 6.06(a)(v).

“Biloxi Lease” shall mean that certain Lease and Air Rights Agreement, dated as of November 18, 2003, by and between City of Biloxi, Mississippi, as lessor, and Premier Entertainment, as lessee (together with any and all modifications, renewals, extensions, and substitutions of the foregoing) and recorded in Book 413, Page 202 with the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class, Series and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

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“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiary Guarantors that are (or should be) set forth in a consolidated balance sheet of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and the Subsidiary Guarantors during such period, but excluding in each case any such expenditure made to restore, substitute, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks or Lenders, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect of L/C Exposure, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent. “Cash Collateral” shall have a correlative meaning and shall include the proceeds of such cash collateral and other credit support.

“CFC” shall mean a controlled foreign corporation within the meaning of Section 957 of the Code.

A “Change in Control” shall be deemed to have occurred if: (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests (on a fully diluted basis) of Holdings (provided that for purposes of this clause (a), no “person” or “group” will be deemed to have been formed solely by virtue of the execution and delivery of the Shareholders Agreement or any other agreement among any unaffiliated Persons that are signatories to the Shareholders Agreement as of the date hereof), (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower or Holdings, as applicable, shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower or Holdings nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to any Loan Party shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which any Loan Party is a party, (d) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower or (e) the Borrower shall cease to directly or indirectly own (through one or more Subsidiary Guarantors), beneficially and of record, 100% of the issued and outstanding Equity Interests of each Subsidiary Guarantor, except as permitted under Section 6.05.

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“Change in Law” shall mean (a) the adoption of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, with respect to any Loan (or any Commitment to make a Loan) or Borrowing, whether such Loan or Loans comprising such Borrowing are Revolving Loans, Closing Date Term Loans or Incremental Term Loans. When used with respect to any Lender, “Class” shall mean a Lender holding Loans (or Commitments to make Loans) of a Class.

“Closing Date” shall mean the date of the first Credit Event.

“Closing Date Term Borrowing” shall mean a Borrowing comprised of Closing Date Term Loans.

“Closing Date Term Lender” shall mean a Lender with a Closing Date Term Loan Commitment or an outstanding Closing Date Term Loan.

“Closing Date Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Closing Date Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Closing Date Term Loan Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. On the Closing Date the aggregate Closing Date Term Loan Commitments shall be $480,000,000.

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“Closing Date Term Loan Maturity Date” shall mean July 10, 2020 (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 2.24 and accepted by such Lender).

“Closing Date Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01 and any Increase Closing Date Term Loans.

“Closing Date Term Note” shall mean a promissory note in the form of Exhibit J.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in, or otherwise pledged pursuant to, any Security Document and shall also include the Mortgaged Properties. For purposes of clarification, “Collateral” shall exclude Excluded Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Colorado Disposition” means any one or more of the following: (i) the sale, transfer or other disposition (including by way of merger or otherwise) of the Equity Interests of any Colorado Subsidiary, (ii) the issuance of Equity Interests of any Colorado Subsidiary to any Person other than a Loan Party or a Wholly-Owned Subsidiary of a Loan Party and (iii) the sale, transfer or other disposition of a material portion of the assets of any Colorado Subsidiary.

“Colorado Subsidiaries” shall mean, collectively, Mile High USA, Interstate Racing Association, Inc., Racing Associates of Colorado, Ltd. d/b/a Arapahoe Park, and each other Subsidiary of Mile High USA or any of its Subsidiaries.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment, Extended Revolving Credit Commitment and Extended Term Loan Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commitment Letter” shall mean the Commitment Letter dated December 14, 2013, among the Borrower, the Agent, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Jefferies Finance LLC.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated March 27, 2014 relating to the Loans.

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“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (or minus), without duplication and to the extent already deducted (and not added back) in computing Consolidated Net Income:

(a)         total provision for Taxes based on income or profits, including federal, foreign, state, franchise and similar Taxes (including excise taxes imposed by any jurisdiction in the nature of income or franchise taxes), of Holdings, the Borrower and the Subsidiary Guarantors for such period; plus

(b)         Consolidated Interest Expense of Holdings, the Borrower and the Subsidiary Guarantors for such period; plus

(c)         depreciation and amortization (including amortization of intangibles and amortization and write-off of financing costs); plus

(d)         non-cash impairment charges of Holdings, the Borrower and the Subsidiary Guarantors; plus

(e)         any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards; plus

(f)         loss on sale of assets not in the ordinary course of business and any extraordinary, unusual or non-recurring expenses or losses; provided that the aggregate amount added pursuant to this clause (f) shall not exceed $10,000,000 in any consecutive twelve (12)-month period; plus

(g)         professional fees paid to consultants to assist the Loan Parties to preserve tax refunds resulting from prior net operating losses; plus

(h)         charges related to Hedging Agreements, plus

(i)         fees and expenses relating to the Transactions; plus

(j)         fees and expenses incurred and payable to the Administrative Agent; minus

(k)         to the extent included in computing Consolidated Net Income, extraordinary gains and non-recurring gains; minus

(l)         non-cash income increasing Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice (and, notwithstanding the foregoing reference to “past practice”, in accordance with GAAP) and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, but only to the extent such accrual or reserve was not added back to Consolidated Net Income in calculating Consolidated EBITDA in a prior period; minus

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(m)         interest income except to the extent deducted in determining Consolidated Interest Expense;

in each case determined on a consolidated basis in accordance with GAAP; provided that (i) to the extent any non-cash charge specifically added back to Consolidated EBITDA in a prior period pursuant to any clause of this definition becomes a cash charge, a deduction in the amount of such cash charge (without duplication of any other deduction of the same amount) from Consolidated EBITDA shall be made to the full extent of such cash charge, during the period in which such non-cash charge becomes a cash charge, (ii) to the extent all or any portion of the income of any Person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period, any amounts set forth in the preceding clauses (a) through (m) that are attributable to such Person shall not be included for purposes of this definition for such period or portion thereof, (iii) for purposes of calculating Consolidated EBITDA for any period, Consolidated EBITDA of (x) any Person or line of business sold or otherwise disposed of by Holdings, the Borrower or any Subsidiary Guarantor and (y) any Subsidiary Guarantor which was designated as an Unrestricted Subsidiary during such period in accordance with Section 5.09, shall in each case be excluded for such period (as if the consummation of such sale or other disposition or such designation as an Unrestricted Subsidiary and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period) and (iv) any non-cash gains or losses resulting from changes in the valuation of the contingent value rights issued pursuant to the CVR Agreement shall be excluded for purposes of determining Consolidated EBITDA. For purposes of determining the Leverage Ratio as of or for the periods ended on June 30, 2014, September 30, 2014 and December 31, 2014, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended September 30, 2013, $35,666,000, (ii) for the fiscal quarter ended December 31, 2013, $30,288,000 and (iii) for the fiscal quarter ended March 31, 2014, $37,577,000.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Holdings, the Borrower and the Subsidiary Guarantors for such period, determined on a consolidated basis in accordance with GAAP (including, for the avoidance of doubt, all commissions, discounts and other fees and charges owed in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), plus (b) any interest accrued during such period in respect of Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings, the Borrower or any Subsidiary Guarantor with respect to interest rate Hedging Agreements but shall exclude any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations in respect of Hedging Agreements or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133. For the avoidance of doubt, interest income shall not be considered when determining Consolidated Interest Expense.

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“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings, the Borrower and the Subsidiary Guarantors for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary Guarantor of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary Guarantor, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary Guarantor or is merged into or consolidated with the Borrower or any Subsidiary Guarantor or the date that such Person’s assets are acquired by the Borrower or any Subsidiary Guarantor, (c) the income of any Person who is an Unrestricted Subsidiary or in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Subsidiary Guarantor by such Person during such period, (d) any gains attributable to sales of assets out of the ordinary course of business and (e) (to the extent not included in clauses (a) through (d) above) any extraordinary gains or extraordinary losses.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, letter of credit and term loan facilities provided for by this Agreement.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Borrower and the Subsidiary Guarantors.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiary Guarantors at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) the current portion of current and deferred income taxes, if any, (c) current liabilities in respect of compensation charges arising from the grant of any stock, stock options or other equity based awards, (d) any liability consisting of the obligation to pay the State of Rhode Island monies held by the Loan Parties on behalf of, and payable to, the State of Rhode Island for video lottery terminal winnings and table game winnings consistent with the requirements of the VLT Contract, the Regulatory Agreement and Gaming/Racing Laws and (e) outstanding Revolving Loans.

“CVR Agreement” shall mean the Contingent Value Rights Agreement dated as of November 5, 2010 among Holdings and the other parties thereto.

“DBR” shall mean the State of Rhode Island Department of Business Regulation.

“DBR/Division Letter Agreement” shall mean the letter agreement, dated as of July 10, 2014, by and between the DBR, the Division and UTGR.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

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“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.07.

“Defaulting Lender” shall mean subject to Section 2.23, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded under this Agreement unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Deutsche Bank” shall mean Deutsche Bank AG New York Branch and its successors.

11

“Disqualified Lender” shall mean those entities set forth on Schedule 1.01(a) as the same may be updated from time to time by notice from the Borrower to the Administrative Agent and notified by the Administrative Agent to the Lenders; provided, however, that (a) the Borrower may only add a Person that, at the time, owns or operates a casino or similar gaming establishment or is seeking a gaming license for a casino or similar gaming establishment, in each case, located within 125 miles of the Twin River Casino or the Hard Rock Biloxi Casino and any such Person’s Affiliates (other than any bona fide (i) debt fund, (ii) investment vehicle, (iii) regulated bank entity or (iv) non-regulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business) and (b) any such update shall not apply retroactively to disqualify any Person that has acquired an assignment or participation interest in the Loans prior to the third Business Day after the delivery by the Borrower of notice of such supplement to the Administrative Agent.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Division” shall mean the Division of Lotteries of the State of Rhode Island Department of Revenue.

“Documentation Agent” shall mean Credit Suisse Securities (USA) LLC.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Yield” means, as to any tranche (or Series) of commitments or loans under this Agreement, the effective yield on such tranche (or Series) as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over the shorter of (x) the life of such loans and (y) the four years following the date of incurrence thereof) payable generally to lenders making such loans, but excluding (i) any arrangement, structuring, underwriting or other fees payable to the Joint Lead Arrangers (or their Affiliates) or, with respect to Incremental Term Loans of any Series, to one or more other arrangers (or their Affiliates), in connection therewith that are not generally shared with the lenders thereunder and (ii) any customary consent fees paid generally to consenting lenders.

12

“Eligible Assignee” shall mean (a) in the case of Term Loans, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (whose approval shall not be unreasonably withheld or delayed and deemed to have been given if the Borrower has not responded within 5 Business Days after receiving a written request for such approval) and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed and the Borrower’s approval shall be deemed to have been given if the Borrower has not responded within 5 Business Days after receiving a written request for such approval); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (w) the Borrower or any of the Borrower’s Affiliates, (x) any Former Lender or any Person that has been denied an approval or a license, or otherwise found unsuitable, under applicable Gaming/Racing Laws or has failed to obtain an approval, license, finding of suitability or other authorization required under applicable Gaming/Racing Laws or by order of any Gaming Authority in order to be a Lender hereunder, (y) any Defaulting Lender or any Affiliate or Related Fund of a Defaulting Lender or (z) any Disqualified Lender.

“Environmental Claim” shall mean any written investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), in each case, applicable to the Collateral or the operation of a Loan Party and relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

13

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, the regulations promulgated thereunder and any successor statute.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” shall mean (a) the occurrence of any “reportable event” as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is or has been waived), (b) the failure by the Borrower or any of its ERISA Affiliates to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Plan, in each case, whether or not waived, or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Multiemployer Plan, (e) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430 of the Code or Section 303 of ERISA), (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4041 of ERISA, (g) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, (h) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code, (i) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent, within the meaning of Sections 4241 and 4245 of ERISA, respectively, (j) the occurrence with respect to a Plan of a non-exempt “prohibited transaction” with respect to which Holdings, the Borrower or any of the Subsidiary Guarantors is a “disqualified person” (within the meaning of Section 4975 of the Code) and with respect to which Holdings, the Borrower or any such Subsidiary Guarantor could reasonably be expected to incur any material liability, (k) the imposition of a Lien upon the assets of the Borrower or any ERISA Affiliate pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA or (l) the imposition on the Borrower or any of its ERISA Affiliates of fines, penalties or Taxes under ERISA or the Code with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in material liability of Holdings, the Borrower or any Subsidiary Guarantor.

14

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, in each case, for Holdings, the Borrower and the Subsidiary Guarantors the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) reductions to noncash working capital for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (iii) to the extent received in Cash, interest income and (iv) to the extent received in Cash, any extraordinary income or gains and nonrecurring income or gains over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year paid in cash, (iii) Capital Expenditures for maintenance, repair or refurbishment made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13) made in cash during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vi) any pre-opening expenses, extraordinary, unusual or non-recurring expenses or losses, in each case, to the extent paid in Cash and added back to Consolidated Net Income in determining Consolidated EBITDA, (vii) Restricted Payments made in accordance with Section 6.06(a)(iv), (viii) Investments in the Colorado Subsidiaries in an amount not to exceed $20,000,000 in the aggregate during the term of this Agreement made in accordance with Sections 6.04(l)(ii) and (m) for expenses in connection with the Colorado gaming amendment referendum and (ix) to the extent paid in Cash, the amounts added to Consolidated Net Income in accordance with clauses (g), (h), (i) and (j) of the definition of “Consolidated EBITDA”. Notwithstanding the foregoing, for the fiscal year ended December 31, 2014 each of the foregoing components shall not be calculated for such full fiscal year of the Borrower but instead shall be calculated for the period commencing October 1, 2014 and ending on December 31, 2014.

15

“Excluded Collateral” shall mean (a) any Gaming/Racing License, Liquor License or other license, permit, state or local franchise, charter or authorization issued by any of the Gaming/Racing Authorities, Liquor Authorities or any other Governmental Authority, in each case, (i) solely to the extent a security interest in such license, permit, state or local franchise, charter or authorization is prohibited or restricted under Gaming/Racing Laws, Liquor Laws or other applicable law, or under the terms of any such license, permit, state or local franchise, charter or authorization; provided that such property will cease to be excluded, and will become subject to the Liens granted under the Security Documents, immediately and automatically at such time (if ever) as such prohibition or restriction no longer applies, or (ii) which would require a finding of suitability or other similar approval or procedure by any of the Gaming/Racing Authorities or Liquor Authorities prior to being pledged, hypothecated, or given as collateral security (to the extent such finding or approval has not been obtained); provided that such property will cease to be excluded, and will become subject to the Liens granted under the Security Documents, immediately and automatically at such time as such finding of suitability or other approval by such Gaming/Racing Authorities, Liquor Authorities or other Governmental Authorities is granted; (b) vehicles and other assets subject to certificates of title; (c) any assets or property subject to Liens permitted under Section 6.02(i) for which the terms of the related Indebtedness prohibit the Liens granted under the Loan Documents (it being understood and agreed that such property will cease to be excluded, and will become subject to the Liens granted under the Security Documents, immediately and automatically at such time as such prohibitions cease to exist); (d) any lease, license, contract or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein or (ii) a breach or termination or require the consent of any Person party thereto (other than a Loan Party), pursuant to the terms of, or a default under, any such lease, license, contract or agreement (unless the consent of such Person has been obtained), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, requirement for consent or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) above; (e) any property to the extent that the grant of a security interest therein is prohibited by any applicable law, rule or regulation; provided that such property will cease to be excluded, and will become subject to the Liens granted under the Security Documents, immediately and automatically at such time (if ever) as such prohibition no longer applies; (f) all assets or property excluded as collateral or “Collateral” under and pursuant to the terms of any Security Document; (g) any assets as to which the Administrative Agent reasonably determines that the cost of obtaining a security interest in or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; (h) assets sold to a Person which is not a Loan Party in compliance with this Agreement; (i) any Equity Interests in any Unrestricted Subsidiary and (j) any Equity Interests in any CFC in excess of 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) (provided that the issued and outstanding Equity Interests in such CFC not so entitled to vote shall not be excluded under this clause (j)). Notwithstanding the foregoing, (x) the exclusions from the Collateral described in clauses (a), (c), (d) and (e) above shall not apply to the extent that the law, rule, regulation, term, license, permit, authorization, provision or condition that prohibits or would otherwise serve to exclude a particular asset or property from the Collateral would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Debtor Relief Laws) or principles of equity and (y) all Proceeds (as defined in the Security Documents) and rights to Proceeds of the Excluded Collateral shall constitute Collateral and shall be included within the property and assets over which a security interest is granted pursuant to the Security Documents (except to the extent that such Proceeds or right to Proceeds independently constitutes Excluded Collateral).

16

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), and branch profits and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising from such recipient having executed, delivered, become party to, received or perfected a security interest under, performed its obligations or received a payment under, engaged in any other transaction pursuant to, or enforced, or sold or assigned an interest in, this Agreement or any other Loan Document, (b) in the case of a Lender, any U.S. federal withholding Tax that is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)) or at the time such Lender designates a new Lending Office except to the extent that additional amounts with respect to such withholding Tax pursuant to Section 2.20(a) were payable to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.20(e) or (f), or (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Debt” shall mean Indebtedness evidenced by the Credit Agreement, dated as of May 10, 2013, as amended, among Holdings, the Borrower, Deutsche Bank AG Cayman

Islands Branch, as agent, and the other parties thereto.

“Existing Management Agreement” shall mean that certain Services Agreement, dated as of June 1, 2006, by and between the Borrower and UTGR.

“Extended Revolving Credit Commitment” shall have the meaning assigned to such term in Section 2.24(a)(ii).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.24(a)(ii).

“Extended Term Loans” shall have the meaning assigned to such term in Section 2.24(a)(iii).

“Extending Revolving Lender” shall have the meaning assigned to such term in Section 2.24(a)(ii).

“Extending Term Lender” shall have the meaning assigned to such term in Section 2.24(a)(iii).

“Extension” shall have the meaning assigned to such term in Section 2.24(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.24(a).

17

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” shall mean, collectively, the Agent Fee Letter and the Arrangers Fee Letter.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Covenant Event of Default” shall have the meaning assigned to such term in clause (d) of Article VII.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First-Tier Unrestricted Subsidiary” shall mean an Unrestricted Subsidiary whose Equity Interests that are owned by the Borrower or its Subsidiaries are directly held by the Borrower and/or one or more Restricted Subsidiaries of the Borrower.

“Flood Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect of any successor statute thereto and (v) The Biggert-Waters Flood Insurance Reform Act of 2012 as now and hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing.

“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Floor Cash” shall mean cash, excluding any monies held from time to time by UTGR on behalf of, and payable to, the State of Rhode Island for video lottery terminal winnings and table games winnings, consistent with the requirements of the VLT Contract, the Regulatory Agreement and Gaming/Racing Laws, that is located and maintained on-site at the Twin River Casino or the Hard Rock Biloxi Casino for the purposes of complying with all applicable Gaming Liquidity Requirements (if any) and satisfying the needs of customers. “Floor Cash” located and maintained at the Twin River Casino and the Hard Rock Biloxi Casino includes cash in the video lottery terminals and cash held at gaming tables.

18

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Former Lender” shall have the meaning assigned to such term in Section 9.23(a).

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Percentage of the outstanding L/C Exposure with respect to Letters of Credit issued by the Issuing Banks other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time consistently applied. In the event that any Accounting Change (as defined below) shall occur after the date of this Agreement and result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Loan Parties and the Administrative Agent agree to enter into good faith negotiations with the Loan Parties in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Loan Parties’ financial condition and results of operations of the Borrower and Subsidiary Guarantors shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Administrative Agent, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Gaming Liquidity Requirement” shall mean the minimum bankroll requirements, if any, for cash and cash equivalents required to be maintained by the Loan Parties pursuant to Gaming/Racing Laws.

“Gaming/Racing Authorities” shall mean the applicable gaming and/or racing board, commission or other Governmental Authority responsible for interpreting, administering and enforcing the Gaming/Racing Laws applicable to the Borrower or any other Loan Party, including, without limitation, the DBR, the Division and the Mississippi Gaming Commission.

“Gaming/Racing Laws” shall mean all laws, rules, regulations, ordinances, orders and other enactments applicable to casino, dog racing, horse racing, simulcasting, video lottery terminal and/or any other gaming operations or activities with respect to the Borrower or any other Loan Party, as applicable, as in effect from time to time, including the policies, interpretations, orders, decisions, judgments, awards, decrees and administration thereof by any Gaming/Racing Authority, including, without limitation, R.I. Gen. Laws §§ 41-1-1 et seq., 41-31 et seq., 41-3.1-1 et seq., 41-4-1 et seq., 41-7-1 et seq., 41-11-1 et seq., 42-14-17, and 42-35-1 et seq., R.I. Gen. Laws §§ 42-61-1 et seq., 42-61.1-1 et seq., 42-61.2-1, et seq., and 42-61.3-1 et seq. as amended, the DBR’s and Division’s Rules and Regulations promulgated by the respective directors pursuant to applicable Rhode Island laws (as such Rhode Island Rules and Regulations are clarified and supplemented by the DBR/Division Letter Agreement) and the provisions of the Mississippi Gaming Control Act, as codified in Chapter 76 of Title 75 of the Mississippi Code of 1972, as amended, and the rules and regulations promulgated by the Mississippi Gaming Commission.

19

“Gaming/Racing Licenses” shall mean any licenses, permits, franchises, approvals, regulations, findings of suitability or other authorizations from any Gaming/Racing Authority or other Governmental Authority required to own, develop, lease or operate (directly or indirectly) any business conducted by the Borrower or any other Loan Party because of the gaming, racing and/or simulcasting operations conducted or proposed to be conducted by the Borrower or any other Loan Party, as clarified and supplemented by the DBR/Division Letter Agreement to the extent applicable, including, without limitation, (i) certification by the Rhode Island Secretary of State that the qualified voters of the State have approved the expansion of gambling at the Twin River facility to include casino gaming; (ii) certification by the Board of Canvassers of the Town of Lincoln that the qualified electors of the Town of Lincoln have approved the expansion of gambling at the Twin River facility to include casino gaming, (iii) the Regulatory Agreement, (iv) the VLT Contract, (v) License/Facility Permit Number 2005-1 issued by the DBR on July 18, 2005 to UTGR pursuant to R.I. Gen. Laws §§ 41-1-1 et seq., 41-3-1 et seq., 41-3.1-1 et seq., 41-4-1 et seq., 41-7-1 et seq., 41-11-1 et seq., 42-14-17, and 42-35-1 et seq and the rules and regulations promulgated thereunder , maintained in place pursuant to DBR order dated October 18, 2010 (adopting the Hearing Officer’s recommendation in the matter of UTGR, Inc., DBR No. 09-L-0150), and subsequently incorporated by legislative amendment into R.I. Gen. Laws § 41-3.1-3(c), (vi) any licenses and/or approvals issued by DBR to vendors, employees, owners or others with a “Financial Interest” (as defined in the Regulatory Agreement) pursuant to R.I. Gen. Laws §§.I. Gen. et seq., 41-3-1 et seq., 41-3.1-1 et seq., 41-4-1 et seq., 41-7-1 et seq., 41-11-1 et seq., 42-14-17, and 42-35-1 et seq. and the rules and regulations promulgated thereunder, (vii) lottery retailer license effective April 1, 2014 to March 31, 2015, issued by the Division to UTGR pursuant to Rhode Island law, including but not limited to R.I. Gen. Laws § 42-61-1 et seq. and the rules and regulations promulgated by the Division, (viii) the video lottery retailer license, effective April 1, 2014 to March 31, 2015, issued by the Division to UTGR pursuant to Rhode Island law, including but not limited to R.I. Gen. Laws § 42-61.2-1 et seq. and the rules and regulations promulgated by the Division, (ix) the table game retailer license, effective April 1, 2014 to March 31, 2015, issued by the Division to UTGR pursuant to R.I. Gen. Laws § 4261.2-1 et seq. and the rules and regulations promulgated by the Division, (x) Gaming License #915 dated January 20, 2014, issued by the Mississippi Gaming Commission to Premier Entertainment on December 19, 2013 pursuant to Section 75-76-67 of the Mississippi Code of 1972, as amended, and all extensions and renewals thereof and (xi) all such other licenses, permits, franchises, approvals, regulations, findings of suitability or other authorizations granted under Gaming/Racing Laws or any other applicable laws related thereto.

20

“Gaming/Racing Properties” shall mean, collectively, (i) the Twin River Casino, (ii) the Hard Rock Biloxi Casino, and (iii) any other casino or other gaming or racing establishment or operation owned or operated by any Loan Party from time to time.

“Governmental Approval” shall mean a vote, authorization, permit, consent, approval, license, order, certificate, qualification, registration, filing, waiver, exemption, variance, or other action of a similar nature by, or report to, any Governmental Authority (including, without limitation, any Gaming/Racing Authority or Liquor Authority) or a Gaming/Racing Law or Liquor Law constituting and/or giving an authorization, permit, consent, approval, license, order, certificate, qualification, waiver, exemption or variance; and includes, without limitation, with respect to the Loan Parties, the Gaming/Racing Licenses and the Liquor Licenses.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including any Gaming/Racing Authority and any Liquor Authority).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation of the primary obligor in respect of which such Guarantee is made (or, if less, the maximum amount of such Indebtedness or other obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, Holdings, the Subsidiary Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

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“Hard Rock Biloxi Casino” shall mean the operating gaming, hotel, dining and entertainment establishment known as the Hard Rock Hotel and Casino Biloxi and located at 777 Beach Blvd., Biloxi, Mississippi 39530.

“Hard Rock Collateral Assignment Consent” shall mean that certain Consent to Collateral Assignment of Hard Rock License Agreements, dated as of July 10, 2014, executed by Hard Rock Hotel Licensing, Inc. and Hard Rock Café International (STP), Inc. in favor of the Collateral Agent, substantially in the form of Exhibit N.

“Hard Rock Consents” shall mean collectively, (i) that certain consent letter dated as of January 9, 2014, delivered by Hard Rock Hotel Licensing, Inc. to GAR, LLC consenting to, among other things, the sale of the Hard Rock Biloxi Casino to the Loan Parties and (ii) that certain Consent and Waiver dated as of July 10, 2014, by and between Hard Rock Hotel Licensing, Inc. and Premier Entertainment.

“Hard Rock Documents” shall mean, collectively, (i) the Hard Rock License Agreement, (ii) the Hard Rock Restaurant Lease, (iii) the Hard Rock Memorabilia Lease and (iv) the Hard Rock Retail Store Lease.

“Hard Rock License Agreement” shall mean that certain License Agreement, dated May 15, 2003 by and between Premier Entertainment and Hard Rock Hotel Licensing, Inc., a Florida Corporation, as amended, modified or supplemented from time to time.

“Hard Rock License Agreement Amendment” shall mean that certain Second Amendment to License Agreement, dated as of July 10, 2014, by and among Hard Rock Hotel Licensing, Inc., Premier Entertainment and the Borrower.

“Hard Rock Memorabilia Lease” shall mean that certain Memorabilia Lease, dated as of July 2, 2007, by and between Hard Rock Cafe and Premier Entertainment.

“Hard Rock Restaurant Lease” shall mean that certain Lease Agreement (Café), dated as of December 30, 2003 by and between Premier Entertainment and Hard Rock Café International (STP), Inc., a New York Corporation.

“Hard Rock Retail Store Lease” shall mean that certain Lease Agreement (Retail Store), dated as of December 30, 2003 by and between Premier Entertainment and Hard Rock Café International (STP), Inc., a New York Corporation.

“Hard Rock SNDA (Restaurant Lease)” shall mean that certain Subordination, NonDisturbance and Attornment Agreement dated as of July 10, 2014 and executed by Hard Rock Café International (STP), Inc. in favor of the Collateral Agent, substantially in the form of Exhibit O-1.

“Hard Rock SNDA (Retail Store Lease)” shall mean that certain Subordination, NonDisturbance and Attornment Agreement dated as of July 10, 2014 and executed by Hard Rock Café International (STP), Inc. in favor of the Collateral Agent, substantially in the form of Exhibit O-2.

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“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hazardous Materials Activity” shall mean any past, current or proposed activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Increase Closing Date Term Loan” shall have the meaning assigned to such term in Section 2.25(i).

“Increase Closing Date Term Loan Commitment” shall have the meaning assigned to such term in Section 2.25(a).

Increase Revolving Credit Commitment” shall have the meaning assigned to such term in Section 2.25(a).

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.25(g).

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.25(h).

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall have the meaning assigned to such term in Section 2.25(j).

“Incremental Term Loan Commitment” shall have the meaning assigned to such term in Section 2.25(a).

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“Incremental Term Loan Maturity Date” shall mean, with respect to any Series of Incremental Term Loans, the final maturity date set forth for such Series of Incremental Term Loans in the Incremental Amendment applicable to such Series of Incremental Term Loans (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 2.24 and accepted by such Lender).

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.25(j).

“Incremental Term Note” shall mean a promissory note in the form of Exhibit J with such changes as reasonably required by the Administrative Agent to reflect the terms of the Incremental Term Loans to which it applies.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided that with respect to the Loan Parties, this clause (k) shall not include (i) any payment obligations under the CVR Agreement or (ii) any obligation of the Loan Parties to purchase or redeem their Equity Interests from management, directors or employees of the Loan Parties, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Liabilities” shall have the meaning assigned to such term in Section 9.05(b).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

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“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or, in the sole discretion of the Administrative Agent, ending on a day less than 1 month thereafter), as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan and (d) Interest Periods commencing on the same date for Eurodollar Loans comprising part of the same Borrowing shall be of the same duration. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interstate Racing” shall mean Interstate Racing Association, Inc., a Colorado corporation.

“Investments” shall have the meaning assigned to such term in Section 6.04.

IRB Trustee” shall mean The Peoples Bank, a banking association organized and existing under the laws of the State of Mississippi.

“Issuing Bank” shall mean, as the context may require, (a) Deutsche Bank, acting through any of its Affiliates or branches and (b) any other Lender reasonably acceptable to the Administrative Agent and the Borrower which agrees to issue Letters of Credit hereunder, in each case, in such Person’s capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Joint Lead Arrangers” shall mean, collectively, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Jefferies Finance LLC.

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“L/C Commitment” shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.22.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Landlord Consent and Estoppel” means, with respect to a Mortgaged Property which is a leasehold property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Mortgaged Property by the Borrower, such Landlord Consent and Estoppel to be in form and substance reasonably acceptable to the Administrative Agent, but in any event (i) is sufficient for the Administrative Agent to obtain extended coverage ALTA lender policies as described in Section 4.02(f) with respect to such Mortgage and (ii) notifies the landlord of the existence of the Mortgage encumbering such lease and ensuring the landlord has all information necessary in order to provide the Collateral Agent with all protections afforded a leasehold mortgagee under the applicable Ground Lease.

“Lenders” shall mean the Persons listed on Schedule 2.01 and each Person that shall become a party hereto pursuant to an Assignment and Acceptance as provided in Section 9.04 or an Incremental Amendment as provided in Section 2.25, and as the context requires includes the Issuing Banks, in each case, and their successors and assigns as permitted hereunder and for so long as such Persons shall be a party to this Agreement.

“Letter of Credit” shall mean any standby letter of credit issued pursuant to Section 2.22.

Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the London interbank offered rate as administered by ICE Benchmark Administration (or any Person that takes over the administration of such rate) for deposits in Dollars (as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) for a period equal to such Interest Period); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

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“License Revocation” shall mean (a) the revocation, failure to renew or suspension of any Gaming/Racing License or (b) the appointment of a receiver, trustee or similar official by the Gaming/Racing Authorities with respect to any Loan Party or any gaming operations of a Loan Party.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities or other financial assets (as defined in the Uniform Commercial Code), any purchase option, call or similar right (including, without limitation, any adverse claim (as defined in the Uniform Commercial Code)) of a third party with respect to such securities. For the avoidance of doubt, “Lien” shall not be deemed to include any license of intellectual property rights or right of first refusal or first offer.

“Liquor Authorities” shall mean, in any jurisdiction in which the Borrower or any other Loan Party sells and distributes liquor, the applicable alcoholic beverage commission or other governmental authority responsible for interpreting, administering and enforcing the Liquor Laws, including, without limitation, the Alcoholic Beverage Control Division of the Mississippi Department of Revenue and the DBR, Division of Commercial Licensing.

“Liquor Laws” shall mean the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any other Loan Party in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

Liquor License” shall mean, in any jurisdiction in which the Borrower or any other Loan Party sells and distributes liquor, any license, permit or other authorization to sell and distribute liquor that is granted or issued by the applicable alcoholic beverage commission or other governmental authority responsible for interpreting, administering and enforcing the Liquor Laws, including, without limitation, On-Premises Permit #023797, Caterer’s Permit #024299 and Common Carrier’s Permit #027168, issued by the Alcoholic Beverage Control Division of the Mississippi Department of Revenue to Premier Entertainment.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the Affiliate Subordination Agreement, the Notes, if any, executed and delivered pursuant to Section 2.04(e), the Fee Letters, and any other document executed in connection with any of the foregoing and together with all schedules, exhibits, annexes and other attachments thereof.

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“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Revolving Loans, the Term Loans, the Extended Revolving Loans and the Extended Term Loans.

“Loss Proceeds Receipt” shall mean any cash received by or paid to any Loan Party with respect to proceeds of insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards and/or eminent domain (and payments in lieu thereof).

“Management Agreement” shall mean any management agreement that may be entered into by any Loan Party with a third party manager for the operation and maintenance of a Gaming/Racing Property, which shall be in form and substance reasonably acceptable to the Administrative Agent. For the avoidance of doubt, this definition does not include or apply to the Existing Management Agreement, or replacement management agreement on substantially the same terms as the Existing Management Agreement.

“Manager” shall mean any third-party manager party to a Management Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, condition (financial or otherwise) or operating results of the Borrower and the Subsidiary Guarantors, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material and adverse impairment of the rights and remedies of the Secured Parties under any Loan Document; provided that the reduction in revenue of the Loan Parties due to the commencement and implementation of gaming activities in Massachusetts shall not be deemed to be a Material Adverse Effect.

“Material Agreement” shall mean any contract or agreement to which a Loan Party is party pursuant to which such Loan Party is reasonably expected to incur obligations or liabilities to pay in excess of $5,000,000 per annum with respect to such contract or agreement (other than any agreement related to the purchase of furniture, fixtures, equipment, software or utility services) or any other contract or agreement to which a Loan Party is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the parties confirm and agree that the term “Material Agreement” includes the Regulatory Agreement, the VLT Contract, the DBR/Division Letter Agreement, the Hard Rock License Agreement, the Hard Rock Restaurant Lease, the Tidelands Lease, the Biloxi Lease and any Management Agreement and excludes any Plans and any other employee compensation or benefit plans, programs, agreements, and arrangements.

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“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower or any Subsidiary Guarantor owing to a Person other than a Loan Party in an aggregate principal amount or Agreement Value, as the case may be, exceeding $2,000,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MBFC” shall mean the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi.

“Mile High USA” shall mean Mile High USA, Inc., a Delaware corporation, and a Subsidiary of the Borrower.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.24(b).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties and leasehold and subleasehold interests and improvements thereto and fixtures thereon of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto and fixtures thereon with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(f) or pursuant to Section 5.12, each substantially in the form of Exhibit E or otherwise agreed to by the Administrative Agent in its reasonable discretion.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates makes or is required to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

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Net Cash Proceeds” shall mean (a) with respect to any Asset Sale (other than an issuance of Equity Interests) or Colorado Disposition (other than a Colorado Disposition of the type described in clause (ii) of the definition thereof), the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiary Guarantors within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; (b) with respect to any issuance or incurrence of Indebtedness by Holdings, Borrower or any Restricted Subsidiary or any issuance of Equity Interests by Borrower, any Restricted Subsidiary or any First-Tier Unrestricted Subsidiary, or a Colorado Disposition of the type described in clause (ii) of the definition thereof, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Loss Proceeds Receipt, the cash proceeds received by or paid to any Loan Party; provided, however, that only in the event such proceeds with respect to a single event or series of related events is less than (A) with respect to the Twin River Casino, $35,000,000 or (B) with respect to the Hard Rock Biloxi Casino, $50,000,000, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in the repair or restoration of the property subject to the event or events to which such Loss Proceeds Receipt relates to a condition substantially similar to the condition of such property immediately prior to such event or events and either (1) that such repair or restoration is technically and economically feasible within 365 days of receipt of such proceeds or (2) the Loan Parties will enter into a legally binding commitment within 365 days of receipt of such proceeds for such repair or restoration and such repair or restoration will be completed within 180 days of the end of such 365 day period, and in either case, that a sufficient amount of funds is or will be available to the relevant Loan Party to make such repairs and restorations, and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, then such proceeds shall not constitute Net Cash Proceeds except to the extent (1) such amounts were not so used at the end of such 365-day period and (2) the Loan Parties did not enter into such a commitment within such 365-day period or such amounts were not so used within 180 days after the entering into of such commitment, as applicable, at which time such proceeds shall be deemed to be Net Cash Proceeds.

“Note” shall mean a Term Note or a Revolving Note, as applicable.

“Obligations” shall mean the collective reference to the principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of amounts drawn under Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to any Joint Lead Arranger, any Agent, the Syndication Agent, the Documentation Agent, any Lender, any other Secured Party or, in case of Specified Hedge Agreements, any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, guarantee obligations, reimbursement obligations, out-of-pocket fees, indemnities, costs, reasonable out-of-pocket expenses (including all fees, charges and disbursements of counsel to any Secured Party that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document) or otherwise.

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“OFAC” shall have the meaning assigned to such term in Section 3.23.

“Organizational Documents” shall mean with respect to any Loan Party, its Articles of Incorporation, Certification of Formation or other formational documents, respectively and its by-laws, partnership agreement, limited liability company agreement or other governing documentation.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Investments” shall mean:

(a)         direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof; investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(b)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

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(c)         fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and

(d)         investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Permitted Liens” shall mean Liens permitted under Section 6.02 of this Agreement.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or may have any liability (whether actual or contingent), or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding six plan years.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Premier Entertainment” shall mean Premier Entertainment Biloxi LLC, a Delaware limited liability company.

“Premier Finance” shall mean Premier Finance Biloxi Corp., a Delaware corporation.

“Premier IRB Transaction” shall mean the transactions contemplated by (i) that certain Trust Indenture, dated as of April 1, 2012, by and between MBFC and the IRB Trustee, and the Industrial Development Revenue Bonds issued thereunder; (ii) that certain Loan Agreement, dated as of April 1, 2012, by and between MBFC and Premier Entertainment, as amended by that certain First Amendment to Loan Agreement, dated on or about July 10, 2014, and the Notes issued thereunder; (iii) that certain Bond Purchase Contract, dated as of April 17, 2012, by and among MBFC, Premier Entertainment and Premier Finance; and (iv) that certain Loan Agreement, dated as of April 16, 2012, by and between Premier Entertainment and Premier Finance.

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“Prime Rate” shall mean the rate of interest per annum determined from time to time by Deutsche Bank as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Deutsche Bank based upon various factors including Deutsche Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Financial Statements” shall mean pro forma consolidated statements of income and cash flows of Holdings and its Subsidiaries (including Premier Entertainment and its Subsidiaries) for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days before the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period, and a pro forma consolidated balance sheet of Holdings and its Subsidiaries (including Premier Entertainment and its Subsidiaries), prepared as if the Transaction had occurred at the end of such period.

“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Projections” shall have the meaning assigned to such term in Section 3.15.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any Person shall mean (a) contingent value rights issued under the CVR Agreement, the terms of which are no more adverse to the Lenders in any material respect than the contingent value rights outstanding under the CVR Agreement on the Closing Date and (b) any other Equity Interest of such Person that is not Disqualified Stock.

“Qualified Counterparty” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Racing Associates” shall mean Racing Associates of Colorado, Ltd., a Colorado limited partnership.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Agreement” shall mean the Regulatory Agreement, dated as of July 10, 2014, by and between the DBR, the Division, Holdings, the Borrower and UTGR, as clarified and supplemented by the DBR/Division Letter Agreement.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning given such term in Section 2.11(a).

“Repricing Event” shall mean (i) any prepayment or repayment of any Term Loans with the proceeds of, or any conversion (by way of amendment, amendment and restatement, mandatory assignment or otherwise) of the Term Loans into, any new or replacement tranche of term loans (whether under this Agreement or otherwise) with an “effective interest rate” less than the “effective interest rate” applicable to the Term Loans being prepaid and (ii) any repricing of the Term Loans (whether pursuant to an amendment, amendment and restatement, mandatory assignment or otherwise) that reduces the “effective interest rate” applicable to the Term Loans (in each case, as such comparative “effective interest rates” are reasonably determined by the Administrative Agent, in consultation with the Borrower, and taking into account interest rate floors, original issue discount and upfront fees (which shall be deemed to constitute like amounts of original issue discount) (with original issue discount being equated to interest based on an assumed four-year life to maturity) but excluding customary arrangement, structuring, underwriting or commitment fees), in each case, other than in connection with the consummation of an acquisition, initial public offering or the occurrence of a Change in Control (so long as the primary purpose of the prepayment or repayment of, or amendment to the Term Loans in connection therewith is not to reduce the “effective interest rate” applicable to the Term Loans as certified by a Financial Officer of the Borrower in a certificate to the Administrative Agent (on which the Administrative Agent is expressly permitted to rely)).

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“Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time. “Required Prepayment Percentage” shall mean 75%; provided that (a) if on the date of any applicable prepayment the Leverage Ratio as of the most recent determination date is less than 3.00 to 1.00, but higher than 2.25 to 1.00, the Required Prepayment Percentage at such time shall be 50%, (b) if on the date of any applicable prepayment the Leverage Ratio as of the most recent determination date is equal to or less than 2.25 to 1.00, but higher than 1.50 to 1.00, the Required Prepayment Percentage at such time shall be 25%, and (c) if on the date of any applicable prepayment the Leverage Ratio as the most recent determination date is equal to or less than 1.50 to 1.00, the Required Prepayment Percentage at such time shall be 0%.

“Required Revolving Lenders” shall mean, at any time, Revolving Lenders having Revolving Loans, L/C Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Loans outstanding, L/C Exposure and unused Revolving Credit Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of Required Revolving Lenders at any time.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary Guarantor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary Guarantor; (b) management, oversight or similar fees payable to any Affiliate of any Loan Party (in each case other than to the Borrower or any Subsidiary Guarantor) (c) any loan, advance or other Investment in any direct or indirect holder of any Equity Interest in Holdings, the Borrower or any Subsidiary Guarantor (other than any such loans, advances or other Investments made to the Borrower or any Subsidiary Guarantor) and (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to any Indebtedness payable to any Affiliate of a Loan Party or any subordinated indebtedness (in each case other than to the Borrower or any Subsidiary Guarantor).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Commitment Increase Lender” has the meaning assigned to such term in Section 2.25(k).

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

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“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Letters of Credit as provided for herein) as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. For the avoidance of doubt, upon the effectiveness thereof, Increase Revolving Credit Commitments and Extended Revolving Credit Commitments shall constitute Revolving Credit Commitments.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Revolving Credit Facility” shall mean the credit facility comprised of the Revolving Credit Commitments of all the Revolving Credit Lenders.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean July 10, 2019 (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 2.24 and accepted by such Lender).

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.

“Revolving Note” shall mean a promissory note in the form of Exhibit K.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Hard Rock SNDA (Restaurant Lease), the Hard Rock SNDA (Retail Store Lease), the Hard Rock Collateral Assignment Consent and each of the security agreements, mortgages, environmental indemnity agreements, control agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Sections 5.12 or 5.18.

“Series” shall mean (i) when used with respect to the Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Loans incurred pursuant to the Revolving Credit Commitments incurred on the Closing Date or any Increase Revolving Credit Commitment having the same maturity date, (b) Lenders having Revolving Loans or Revolving Credit Commitments extended pursuant an Extension Amendment and having a similar maturity date, (c) Lenders having Closing Date Term Loans, Closing Date Term Loan Commitments, Increase Closing Date Term Loans or Increase Closing Date Term Loan Commitments with a similar maturity date, (d) Lenders having Incremental Term Loans or Incremental Term Loan Commitments issued on the same date and having a similar maturity date and (e) Lenders having such other Series of Term Loans or Term Loan Commitments extended pursuant to the same Extension Amendment and having a similar maturity date, and (ii) when used with respect to Loans or Commitments, each of the following classes of Loans or Commitments: (a) Revolving Loans incurred pursuant to the Revolving Credit Commitments incurred on the Closing Date and any Increase Revolving Credit Commitment having the same maturity date, (b) Revolving Loans or Revolving Credit Commitments extended pursuant to an Extension Amendment and having the same maturity date, (c) Closing Date Term Loans, Closing Date Term Loan Commitments, Increase Closing Date Term Loans and Increase Closing Date Term Loan Commitments with a similar maturity date, (d) Incremental Term Loans or Incremental Term Loan Commitments issued on the same date and having a similar maturity date and (e) such other Series of Term Loans or Term Loan Commitments extended pursuant to the same Extension Amendment and having a similar maturity date.

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“Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of November 5, 2010, by and among Holdings and the holders of Equity Interests of Holdings named therein, as amended by that certain Amendment to Shareholders Agreement, dated as of September 9, 2011.

“Solvent” shall mean, with respect to any Person (a) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

“Specified Hedge Agreement” shall have the meaning specified in the Guarantee and Collateral Agreement as in effect on the date hereof.

“Specified Representations and Warranties” means the representations and warranties made by the Loan Parties in Sections 3.01(a), 3.01(d), 3.02(a), 3.02(b)(i)(A), 3.02(b)(i)(B)-(C) (with respect to the Transactions except for those described in clause (d) of the definition of Transactions), 3.03, 3.04 (with respect to the Transactions except for those described in clause (d) of the definition of Transactions), 3.11, 3.12, 3.13, 3.19, 3.22, 3.23, 3.24 and 3.27.

“SPV” shall have the meaning assigned to such term in Section 9.04(j).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests or membership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, “Subsidiary” shall mean any Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean UTGR, Premier Entertainment and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Substitute Lender” shall have the meaning assigned to such term in Section 9.23(a).

“Supplemental Agent” has the meaning specified in Section 8.11(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Syndication Agent” shall mean Deutsche Bank Securities, Inc.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Sharing Agreement” shall mean that certain Tax Sharing Agreement, dated as of July 10, 2014, by and among Holdings, the Borrower and its Subsidiaries, as amended.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, withholdings, fees or other charges of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Term Borrowing” shall mean a Closing Date Term Borrowing or an Incremental Term Borrowing, as the context may require.

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“Term Lender” shall mean, at any time, any Lender that has a Term Loan at such time.

“Term Loan” shall mean a Closing Date Term Loan or an Incremental Term Loan. For the avoidance of doubt, upon the effectiveness thereof, Extended Term Loans shall constitute Term Loans.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Closing Date Term Loan Commitment, such Lender’s Increase Closing Date Term Loan Commitment and such Lender’s Incremental Term Loan Commitments, if any.

“Term Note” shall mean a Closing Date Term Note or an Incremental Term Note.

“Tidelands Lease” shall mean that certain Public Trust Tidelands Lease, dated as of October 27, 2003, by and between the State of Mississippi, as lessor, and Premier Entertainment (as successor in interest by merger with Premier Entertainment LLC), as lessee, as amended by that certain Amendment to Public Trust Tidelands Lease, dated as of February 5, 2009, and recorded as Instrument #2009-2344D-J2 (together with any and all modifications, renewals, extensions, and substitutions of the foregoing), and recorded in Book 410, Page 107 with the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi.

“Total Debt” shall mean, at any time, the total Indebtedness of Holdings, the Borrower and the Subsidiary Guarantors at such time.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $40,000,000.

“Transactions” shall mean, collectively, (a) the execution and delivery by the Loan Parties of the Loan Documents to which they are a party and the consummation of the transactions contemplated thereby, including the making of the Borrowings hereunder, (b) the granting of Liens pursuant to the Security Documents, (c) the repayment of all amounts due or outstanding under or in respect of, and the termination of (including Liens created thereunder), the Existing Debt, (d) the consummation of the transactions contemplated by the Acquisition Agreement and (e) the payment of related fees and expenses.

“Twin River Casino” shall mean the operating gaming, dining and entertainment establishment currently known as the Twin River Casino and located at 100 Twin River Road, Lincoln, Rhode Island.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Unaudited Financial Statements” shall mean the unaudited consolidated balance sheets and related statements of income, members’ equity and cash flows of the Holdings and its Subsidiaries and Premier Entertainment and its Subsidiaries, for (i) each fiscal quarter ended after December 31, 2013 and at least 45 days prior to the Closing Date and (ii) each month ended after the latest quarterly financial statements provided pursuant to clause (i) above and at least 30 days prior to the Closing Date, in each case, together with supplemental schedules listing the consolidating results of (a) the Borrower and its Restricted Subsidiaries and (b) any Unrestricted Subsidiaries, which supplements shall be unaudited.

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“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.

“Unrestricted Subsidiary” means (i) the Colorado Subsidiaries and (ii) any other Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.09 subsequent to the Closing Date, in each case, unless subsequently designated as a Restricted Subsidiary pursuant to Section 5.09.

“Unused Revolving Commitments” means, at any time, the Total Revolving Credit Commitment at such time less the Aggregate Revolving Credit Exposure at such time.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“UTGR” shall mean UTGR, Inc., a Delaware corporation, and a Subsidiary Guarantor.

“VLT Contract” shall mean that certain Master Video Lottery Terminal Contract, dated as of July 18, 2005, by and between the Division and UTGR, as amended as of November 4, 2010, as further amended as of May 3, 2012 and September 18, 2012, and as clarified and supplemented by the DBR/Division Letter Agreement.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, shall mean the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Withdrawal Period” shall have the meaning assigned to such term in Section 9.23(b).

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SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “or” shall not be exclusive. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document, agreement, instrument or other document shall mean such Loan Document, agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP and (c) any reference in this Agreement to the provisions of any statute, rule or regulation or other similar Governmental Act shall include any provisions amending, replacing or supplementing the same and any successor provisions thereof. Unless the context otherwise requires, the expressions “payment in full,” “paid in full” and any other similar terms or phrases when used with respect to the Obligations, shall mean the termination of all the Commitments, payment in full, in cash, of all of the Obligations (other than any unasserted contingent reimbursement or indemnity obligations) and the termination of all Specified Hedge Agreements (or with respect to Letters of Credit, the Cash Collateralization thereof).

SECTION 1.03. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be (a) permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (i) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition Consolidated EBITDA.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”), by Type (e.g., a “Eurodollar Loan”), by Series (e.g., a “Series A Revolving Loan”), or by a combination of Class, Series and/or Type. Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”), by Type (e.g., a “Eurodollar Borrowing”), by Series (e.g., a “Series A Revolving Credit Borrowing”) or by a combination of Class, Series and/or Type.

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ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (a) each Term Lender agrees, severally and not jointly, to make a Closing Date Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Closing Date Term Loan Commitment, and (b) each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)          Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)          Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

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(d)          Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f)           If any Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

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SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of (i) each Term Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

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(c)         The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class, Series and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)         Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a Term Note or Revolving Note, as applicable. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Revolving Credit Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)         The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Agent Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)         The Borrower agrees to pay (i) to each Revolving Credit Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Revolving Credit Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the applicable Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by such Issuing Bank (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

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(d)         The Borrower agrees to pay (i) to each Term Lender, on the Closing Date, upfront fees equal to 1.00% of such Lender’s Term Loan funded on the Closing Date and (ii) to each Revolving Credit Lender, on the Closing Date, upfront fees equal to 1.00% of such Lender’s Revolving Credit Commitment on the Closing Date.

(e)         All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Revolving Credit Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of conversion thereof into a Eurodollar Borrowing or the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)          Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)          Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If (i) any Event of Default under paragraphs (b) or (c) of Article VII has occurred and is continuing, (ii) any Event of Default under paragraphs (g) or (h) of Article VII has occurred and is continuing or (iii) any Event of Default under paragraph (d) of Article VII with respect to any covenant, condition or agreement contained in Section 6.11 has occurred and is continuing and, with respect to this clause (iii), the Required Revolving Lenders so vote, then, in the case of clause (i) above, until such defaulted amount shall have been paid in full, in the case of clause (ii) above, for so long as such Event of Default is continuing or, in the case of clause (iii) above, from the date such vote has been exercised by the Required Revolving Lenders and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum (the rate under clauses (a) and (b), the “Default Rate”).

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SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Closing Date Term Loan Commitments shall automatically terminate upon the making of the Closing Date Term Loans on the Closing Date. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 30 days prior to the Revolving Credit Maturity Date.

(b)          Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

(c)          Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

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SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent, in the form of Exhibit M attached hereto, (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)            [Reserved];

(ii)           each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(iii)           if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iv)          each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(v)          if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(vi)          any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vii)         any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(viii)         no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

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(ix)          upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

SECTION 2.11. Repayment of Term Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the preceding Business Day (each such date, including the Term Loan Maturity Date, being called a “Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.25(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

(i)         In the case of the Closing Date Term Loans (subject to Section 2.25(d)):

Repayment Date	Amount

September 30, 2014	$1,200,000
December 31, 2014	$1,200,000
March 31, 2015	$1,200,000
June 30, 2015	$1,200,000

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Repayment Date	Amount

September 30, 2015	$1,200,000
December 31, 2015	$1,200,000
March 31, 2016	$1,200,000
June 30, 2016	$1,200,000
September 30, 2016	$1,200,000
December 31, 2016	$1,200,000
March 31, 2017	$1,200,000
June 30, 2017	$1,200,000
September 30, 2017	$1,200,000
December 31, 2017	$1,200,000
March 31, 2018	$1,200,000
June 30, 2018	$1,200,000
September 30, 2018	$1,200,000
December 31, 2018	$1,200,000
March 31, 2019	$1,200,000
June 30, 2019	$1,200,000
September 30, 2019	$1,200,000
December 31, 2019	$1,200,000
March 31, 2020	$1,200,000
Closing Date Term Loan Maturity Date	Remaining outstanding principal amount

(ii)       In the case of each Series of Incremental Term Loans, as set forth in the applicable Incremental Amendment.

(b)          To the extent not previously paid, all Term Loans shall be due and payable on the Closing Date Term Loan Maturity Date or applicable Incremental Term Loan Maturity Date, as applicable, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

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(c)          All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Voluntary Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.12(a), such prepayment shall not, so long as no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

(b)          Voluntary prepayments of Term Loans shall be applied pro rata amongst each Class and Series of outstanding Term Loans and pro rata against the remaining scheduled installments of principal due in respect of the Term Loans of each such Class and Series under Section 2.11 (including the final payment due on the Term Loan Maturity Date).

(c)          Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, and, if applicable, accompanied by the fee specified in Section 2.12(d).

(d)          In the event that, prior to the date that is one year after the Closing Date, a Repricing Event occurs, the Borrower shall pay to the Administrative Agent, for the ratable account of each Term Lender, a fee in an amount equal to, (x) in the case of a Repricing Event occurring other than as a result of an amendment to this Agreement, a prepayment premium of 1.0% of the amount of the Term Loans being prepaid and (y) in the case of an amendment to this Agreement, a payment equal to 1.0% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Event.

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SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Banks with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings and, after the Revolving Credit Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Banks with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(b)          Not later than the third Business Day following the receipt by any Loan Party (or, in the case of an issuance of any Equity Interests by a First-Tier Unrestricted Subsidiary or the case of a sale of all or substantially all of its assets by an Unrestricted Subsidiary, following receipt by such Unrestricted Subsidiary) of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall prepay outstanding Loans and Cash Collateralize Letters of Credit in accordance with Section 2.13(g) in an amount equal to 100% of the Net Cash Proceeds with respect thereto; provided that in the case of any such Net Cash Proceeds received by any Unrestricted Subsidiary, if such Unrestricted Subsidiary is not a Wholly Owned Subsidiary, such prepayment shall be in an amount equal to Borrower’s direct or indirect percentage ownership of the Equity Interests in such Unrestricted Subsidiary multiplied by the Net Cash Proceeds received by such Unrestricted Subsidiary; provided, further, that to the extent that any transaction to which this Section 2.13(b) is applicable constitutes a Colorado Disposition that is subject to Section 5.19 and 2.13(c), then the Net Cash Proceeds related to such transaction shall not be governed by this Section 2.13(b) but instead shall be applied as provided in Sections 5.19 and 2.13(c).

(c)          No later than the third Business Day following the receipt by any Loan Party of Net Cash Proceeds in respect of a Colorado Disposition (including, for the avoidance of doubt, upon receipt of any distribution of such Net Cash Proceeds pursuant to Section 5.19), the Borrower shall prepay outstanding loans and Cash Collateralize Letters of Credit in accordance with Section 2.13(g) in an amount equal to 100% of the Net Cash Proceeds received by such Loan Party with respect thereto (including pursuant to Section 5.19).

(d)          No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2014, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans and Cash Collateralize Letters of Credit in accordance with Section 2.13(g) in an aggregate principal amount equal to the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended.

(e)          In the event that any Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and Cash Collateralize Letters of Credit in accordance with Section 2.13(g).

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(f)           In the event that any Loan Party shall receive Net Cash Proceeds from any Loss Proceeds Receipt, such Loan Party shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and Cash Collateralize Letters of Credit in accordance with Section 2.13(g).

(g)          Mandatory prepayments of Loans under this Agreement shall be applied first, to prepay the Term Loans (on a pro rata basis among each Class and Series of Term Loans) and applied pro rata against the remaining scheduled installments of principal due in respect of each such Class and Series of the Term Loans under Section 2.11 and any Incremental Amendment (including the final payment due on the Closing Date Term Loan Maturity Date and any Incremental Term Loan Maturity Date), second to prepay outstanding Revolving Loans and third to Cash Collateralize outstanding Letters of Credit. Mandatory prepayments of the Revolving Loans shall not result in a corresponding permanent reduction of the Revolving Credit Commitments.

(h)          The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Class, Series and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16 but, subject to the following sentence, shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. All prepayments of Term Loans under clause (e) of this Section 2.13 shall be subject to any applicable prepayment premium under Section 2.12(d).

SECTION 2.14. Reserve Requirements; Change in Circumstances.

(a)           Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, any Issuing Bank or the Administrative Agent (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii)           subject any Lender, any Issuing Bank or the Administrative Agent to any Tax (except for any Indemnified Taxes or Other Taxes covered by Section 2.20 and any Excluded Taxes) with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it; or

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(iii)          shall impose on any Lender or any Issuing Bank or the Administrative Agent or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank or the Administrative Agent of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender or such Issuing Bank or the Administrative Agent of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank or the Administrative Agent to be material, then the Borrower will pay to such Lender or such Issuing Bank or the Administrative Agent, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank or the Administrative Agent as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender or any Issuing Bank in its sole and absolute discretion or the Administrative Agent shall have reasonably determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s or the Administrative Agent’s capital or on the capital of such Lender’s or such Issuing Bank’s or the Administrative Agent’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit purchased by, such Lender or the Administrative Agent or the Letters of Credit issued by such Issuing Bank to a level below that which such Lender or such Issuing Bank or the Administrative Agent or such Lender’s or such Issuing Bank’s or the Administrative Agent’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s or the Administrative Agent’s policies and the policies of such Lender’s or such Issuing Bank’s or the Administrative Agent’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or the Administrative Agent or such Lender’s or such Issuing Bank’s or the Administrative Agent’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or an Issuing Bank or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or the Administrative Agent or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank or the Administrative Agent, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)          Failure or delay on the part of any Lender or such Issuing Bank or the Administrative Agent to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s or the Administrative Agent’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank or the Administrative Agent under clause (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender or such Issuing Bank or the Administrative Agent knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.14 shall be available to each Lender and each Issuing Bank and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

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SECTION 2.15. Illegality or Impracticability of Eurodollar Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Loans or ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBO Rate (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” upon its delivery of notice (by facsimile) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Loans or ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBO Rate shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Loan or an ABR Loan as to which the interest rate is determined with reference to the Adjusted LIBO Rate then being requested by the Borrower pursuant to a Borrowing Request or a request to continue or convert a Loan, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) an ABR Loan as to which the interest rate is not determined with reference to the Adjusted LIBO Rate, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Loans and ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBO Rate (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into ABR Loans as to which the interest rate is not determined with reference to the Adjusted LIBO Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Loan or an ABR Loan as to which the interest rate is determined with reference to the Adjusted LIBO Rate then being requested by the Borrower pursuant to a Borrowing Request or a request for continuation or conversion of a Loan, the Borrower shall have the option, subject to the provisions of Section 2.16, to rescind such Borrowing Request or request for continuation or conversion of a Loan as to all Lenders by giving notice (by facsimile) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15 shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Loans or ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBO Rate in accordance with the terms hereof.

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SECTION 2.16. Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made on the date specified therefor after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders or to be made to a Former Lender, and as required under Section 2.15, Section 2.24 and Section 2.25, and as otherwise may be provided for in this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). No Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

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SECTION 2.18. Ratable Sharing. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, by voluntary payment (other than a voluntary prepayment of the Loans made and applied in accordance with the terms hereof) or by any other means receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionally greater payment shall (i) notify the Administrative Agent and each such other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to such other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all applicable Lenders in proportion to the Aggregate Amounts Due to them; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored but without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Former Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

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SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent on behalf of the applicable Lenders (or itself in the case of the Administrative Agent Fees). The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)          Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)           If an Event of Default shall have occurred and be continuing and shall not otherwise have been waived, and the maturity of the Obligations shall have been accelerated pursuant to Article VII of this Agreement, all payments or proceeds received by the Administrative Agent and the Collateral Agent hereunder in respect of any of the Obligations shall be applied in accordance with the application of proceeds described in Section 6.05 of the Guarantee and Collateral Agreement.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if any Indemnified Taxes or Other Taxes shall be required to be deducted or withheld from such payments, then (i) the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender and each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          In addition, the Borrower shall pay any Other Taxes (to the extent not paid by the Borrower or another Loan Party to a Governmental Authority pursuant to Section 2.20(a)) to the relevant Governmental Authority in accordance with applicable law.

(c)          The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses (other than those incurred as a result of the gross negligence or willful misconduct of such recipient) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If the Borrower determines in its reasonable judgment that a reasonable basis exists for contesting an Indemnified Tax or Other Tax, the Administrative Agent, any Lender or any Issuing Bank, as the case may be, shall reasonable cooperate with the Borrower in challenging such Indemnified Tax or Other Tax; provided that the Administrative Agent, Lender or Issuing Bank shall not be obligated to so cooperate with the Borrower or challenge any such Tax if in the sole discretion of the Administrative Agent, Lender or Issuing Bank, as applicable, such cooperation or challenge would subject it to any unreimbursed cost or expense or would prejudice its legal or commercial position to any extent. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or an Issuing Bank, shall be conclusive absent manifest error.

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(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Each Foreign Lender shall furnish to the Borrower and the Administrative Agent two accurate and complete originally executed (A)(i) U.S. Internal Revenue Service Forms W-8BEN (or successor form) certifying exemption from or reduction in the rate of U.S. federal withholding tax under an applicable treaty to which the United States is a party, (ii) U.S. Internal Revenue Service Forms W-8ECI (or successor form) certifying that the relevant income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (iii) U.S. Internal Revenue Service Forms W-8IMY (or successor form), together with required attachments, certifying exemption from or reduction in the rate of U.S. federal withholding tax, or (iv) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” U.S. Internal Revenue Service Forms W-8BEN (or successor form) together with a statement substantially in the form of Exhibit I, and (B) other forms prescribed by applicable law as a basis for claiming exemption from or reduction in applicable withholding tax, together with such supplementary documentation necessary to allow the Borrower and the Administrative Agent to determine the withholding or deduction required to be made (except that, with respect to this clause (B), such other forms or supplementary documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender). Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (and from time to time thereafter upon reasonable request by the Borrower or the Administrative Agent). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower and the Administrative Agent in writing at any time it determines that it is no longer in a position to provide any previously delivered form (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

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(f)           Each Lender that is not a Foreign Lender shall furnish to the Borrower and the Administrative Agent two accurate and complete originally executed U.S. Internal Revenue Service Forms W-9 (or successor form) establishing that the Lender is not subject to U.S. backup withholding or shall otherwise establish (to the reasonable satisfaction of the Borrower) an exemption therefrom. Such forms shall be delivered, or such exemption shall otherwise be established, by each Lender that is not a Foreign Lender on or before the date it becomes a party to his Agreement (and from time to time thereafter upon reasonable request by the Borrower or the Administrative Agent). In addition, each such Lender shall deliver such forms (or otherwise establish such exemption), to the extent applicable, promptly upon the obsolescence or invalidity of any form previously delivered by such Lender.

(g)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)          Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Bank, or have any obligation to pay to any Lender or any Issuing Bank, any refund (which, for purposes of this Section 2.20(h), shall include a credit applied against other Taxes in lieu of claiming such refund) of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent, such Lender or such Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent, such Lender or such Issuing Bank in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

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(i)          The Borrower shall promptly provide the Administrative Agent with any cooperation or information reasonably requested by the Administrative Agent to enable the Administrative Agent to determine the “issue price” for tax purposes of any Term Loans in the event there is a “significant modification” of any of the Loans within the meaning of Treasury Regulation Section 1.1001-3, except to the extent that providing such cooperation or information would in the Borrower’s reasonable judgment subject the Borrower to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

(j)           For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank, and the term “applicable law” includes FATCA.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all Lenders or all affected Lenders or all Lenders with respect to a certain Class or Series of Loans and such amendment, waiver or other modification is consented to by the Required Lenders, (v) any Lender becomes a Defaulting Lender or (vi) any Revolving Credit Lender is a Non-Extending Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Series or Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification and in the case of clause (vi) above, all of its interests, rights and obligations under this Agreement as a Revolving Credit Lender) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Banks), which consents shall not unreasonably be withheld or delayed, and (z) such assignee shall have paid to the affected Lender or the affected Issuing Bank in immediately available funds an amount equal to all of the principal of the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, and the Borrower or such assignee shall have paid to the affected Lender all Fees, all interest accrued to the date of such payment on the outstanding Loans being assigned and all other amounts accrued for the account of such Lender or such Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or such Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, or shall become an Extending Lender, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and each Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender or the Issuing Bank, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or such Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

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(b)          If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if in the judgment of such Lender, such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit denominated in Dollars for its own account or for the account of any of the Subsidiary Guarantors (in which case the Borrower and such Subsidiary Guarantor shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Banks, at any time and from time to time while the L/C Commitment remains in effect as set forth in Section 2.09(a). This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Section 2.22 or elsewhere in this Agreement, in the event that a Revolving Credit Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by Cash Collateralizing each such Defaulting Lender’s Pro Rata Percentage of each L/C Disbursement.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice in the form of Exhibit L hereto requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that) after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $20,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

(c)          Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

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(d)         Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Banks or the Lenders, each Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)          Reimbursement. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

(f)          Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i)            any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)           any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)          the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

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(iv)          any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)           payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)          any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the applicable Issuing Bank. However, the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the applicable Issuing Bank.

(g)          Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

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(h)          Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i)           Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as the successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the applicable retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the applicable previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the applicable retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j)           Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, (x) if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit or (y) if a Financial Covenant Event of Default has occurred but no Event of Default has occurred with respect to the Term Loans, the Required Revolving Lenders) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to 105 % of L/C Exposure as of such date; provided that the obligation to deposit such cash will become effective immediately, and such deposit will become immediately payable in immediately available funds, without demand or notice of any kind, upon the occurrence of an Event of Default described in Article 7(g) or Article 7(h). Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

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(k)          Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

(l)           Defaulting Lender; Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Administrative Agent or an Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by such Defaulting Lender in an amount not less than the Minimum Collateral Amount).

(i)             Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Exposure, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

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(ii)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22(l) shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provide herein.

(iii)           Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Banks’ Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(l) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to Section 2.23, the Person providing Cash Collateral and the Issuing Banks may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.23.   Defaulting Lenders.

(a)          Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(l); fourth, as the Borrower may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22(l); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks by such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Exposure are held by the Lenders pro rata in accordance with the L/C Commitments without giving effect to Section 2.23(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)          Certain Fees.

(A)       No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)       Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22(l).

(C)       With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the L/C Commitment that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Banks the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Banks’ L/C Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

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(iv)          Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the L/C Commitments shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.22(l).

(b)          Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.23(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender, provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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SECTION 2.24. Extension of Term Loans and Revolving Credit Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Term Loans of the same Series or Revolving Credit Commitments of the same Series, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Class of Term Loans of the applicable Series or Revolving Credit Commitments of the applicable Series, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of such Class and Series and/or Revolving Credit Commitments of such Series and otherwise modify the terms of such Term Loans of such Class and Series and/or Revolving Credit Commitments of such Series pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans of such Class and Series and/or Revolving Credit Commitments of such Series (and related outstandings) and/or modifying the scheduled principal installments in respect of such Lender’s Term Loans of such Class and Series) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the Term Loans and the Revolving Credit Commitments made on the Closing Date (in each case not so extended), being a separate Series; any Extended Term Loans shall constitute a separate Series of Term Loans from the Series of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate Series of Revolving Credit Commitments from the Series of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)            no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and at the time the Extension Offer is consummated;

(ii)            except as to pricing, interest rates, fees, final maturity and optional prepayment or redemption terms (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an Extension with respect to such Revolving Credit Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans made thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with terms no more favorable, in any material respect, taken as a whole, to the Extending Revolving Lenders than the terms of the Revolving Credit Commitments not so extended (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Series on a better than a pro rata basis as compared to any other Series with a later maturity date than such Series, (4) assignments and participations of Extended Revolving Credit Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Loans and (5) at no time shall there be Revolving Credit Commitments hereunder which have more than three different maturity dates;

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(iii)           except as to interest rates, fees, final maturity date, optional prepayment terms, scheduled prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have terms no more favorable in any material respect, taken as a whole, to the Extending Term Lender than the terms of the tranche of Term Loans subject to such Extension Offer;

(iv)          the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Series and Class of Term Loans subject to the Extension Offer and at no time shall the Terms Loans (including Extended Term Loans) have more than three different maturity dates;

(v)           the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Series and Class of Term Loans subject to the Extension Offer;

(vi)          any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vii)         if the aggregate principal amount of Term Loans (calculated on the face amount thereof) of the applicable Class and Series or Revolving Credit Commitments of the Series with the applicable maturity date, as the case may be, in respect of which the applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans of such Class and Series or Revolving Credit Commitments of the Series with the applicable maturity date, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Class and Series or Revolving Loans of the Series with the applicable maturity date, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer;

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(viii)        all documentation in respect of such Extension shall be consistent with the foregoing;

(ix)           Borrower shall have delivered to the Administrative Agent any legal opinions and Mortgage modifications with respect to any Mortgaged Property and Mortgage modification and/or date down endorsements to the applicable extended coverage ALTA lender policy with respect to such Mortgaged Property insuring that the insured’s Lien continues in full force and effect (subject only to Permitted Encumbrances) as reasonably requested by the Administrative Agent in connection with such transaction; and

(x)           any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b)         With respect to all Extensions consummated by the Borrower pursuant to this Section 2.24, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Series be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.17, 2.18 and 9.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.24.

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(c)          No consent of any Lender shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (including any Extended Term Loans) and/or Revolving Credit Commitments (or a portion thereof) and (ii) with respect to any Extension of the Revolving Credit Commitments, the consent of each Issuing Bank, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Series in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Series, in each case on terms consistent with this Section 2.24. In addition, any such amendment shall provide that, to the extent consented to by each Issuing Bank, (a) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-extending Revolving Credit Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly) and (b) limitations on drawings of Revolving Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient Extended Revolving Credit Commitments are available to participate in any such Letters of Credit.

(d)          In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the Credit Facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.24.

SECTION 2.25. Incremental Credit Extensions. (a) The Borrower shall have the right, in consultation and coordination with the Administrative Agent, to request (by written notice to the Administrative Agent) at any time and from time to time (1) one or more increases in the amount of Revolving Credit Commitments (each such increase, an “Increase Revolving Credit Commitment”), (2) one or more increases in the amount of the Closing Date Term Loan Commitments (each such increase, an “Increase Closing Date Term Loan Commitment”) or (3) one or more new tranches of term loan commitments (each such new tranche, an “Incremental Term Loan Commitment”); provided that:

(i)       both at the time of any such request and on the Incremental Facility Closing Date in respect of such request, no Default or Event of Default shall have occurred and be continuing or result therefrom (including from the making of any Increase Closing Date Term Loan or Incremental Term Loan made on such date);

(ii)       all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Facility Closing Date in respect of such request (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

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(iii)       the Borrower’s Leverage Ratio, calculated on a pro forma basis after giving effect to such incurrence is less than 3.00:1.00, determined on the basis of the financial statements most recently required to have been delivered to the Administrative Agent pursuant to Section 5.04, it being understood that such pro forma calculation shall be made as if the Increase Revolving Credit Commitment, Increase Closing Date Term Loan Commitment and/or Incremental Term Loan Commitment, as applicable, then being incurred had been drawn in full and was outstanding on the last day of the period covered by such financial statements and after giving effect to the use of such proceeds;

(iv)       the aggregate amount of each request (and provision therefor) for Revolving Credit Commitments, Increase Closing Date Term Loan Commitments or Incremental Term Loan Commitments shall be in a minimum aggregate amount for all applicable Lenders (including Persons who are Eligible Assignees and will become Lenders) of at least $25,000,000 (or such lesser amount that is acceptable to the Administrative Agent);

(v)        the aggregate amount of all Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments and Incremental Term Loan Commitments made available pursuant to this Section 2.25 shall not exceed $125,000,000; and

(vi)       the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by a Responsible Officer of the Borrower, (A) certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive, and (B) containing the calculations (in reasonable detail) required by the preceding clause (iii).

(b)           All Increase Closing Date Term Loans, Incremental Term Loans and Revolving Loans and Letters of Credit issued, as applicable (and all interest, fees and other amounts payable thereon) pursuant to an Increase Revolving Credit Commitment, Increase Closing Date Term Loan Commitment or Incremental Term Loan Commitment shall (x) be Obligations under this Agreement and the other applicable Loan Documents, and (y) rank pari passu in right of payment and be secured by the relevant Security Documents, and guaranteed under the Guarantee and Collateral Agreement, on a pari passu basis with all Obligations relating to the other Closing Date Term Loans, Incremental Term Loans, if any, Revolving Loans, Letters of Credit (including L/C Obligations) and the Closing Date Term Loan Commitments, Incremental Term Loan Commitments, if any, and Revolving Credit Commitments (including the Revolving Obligations) secured by each such Collateral Document and guaranteed under the Guarantee and Collateral Agreement.

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(c)           The terms and provisions (including Applicable Margins, benchmark interest rate floors, unused commitment fees and Letter of Credit fees) of any Increase Revolving Credit Commitments and Revolving Loans incurred, and Letters of Credit issued, thereunder shall be identical to those of the Revolving Credit Commitments and the Revolving Loans incurred, and Letters of Credit issued, thereunder.

(d)           The terms and provisions (including Applicable Margins and benchmark interest rate “floors”) of any Increase Closing Date Term Loan Commitments and Increase Closing Date Term Loans shall be identical to those of the Closing Date Term Loan Commitments and Closing Date Term Loans. Any Incremental Amendment creating Increase Closing Date Term Loan Commitments and Increase Closing Date Term Loans shall modify Section 2.11(a)(i) to provide for such Closing Date Term Loans to amortize on substantially the same schedule as the initial Closing Date Term Loans.

(e)           Any Incremental Term Loans made on an Incremental Facility Closing Date shall be designated a separate Series of Incremental Term Loans for all purposes of this Agreement. The terms and provisions of the Incremental Term Loan Commitments and Incremental Term Loans of any Series shall, except as otherwise set forth herein or in the applicable Incremental Amendment, be identical to those of the Closing Date Term Loan Commitments and Closing Date Term Loans. The Incremental Term Loans of any Series (a) shall not mature earlier than the Term Loan Maturity Date applicable to any Series or Class of Term Loans then outstanding, (b) shall have a Weighted Average Life to Maturity equal to or in excess of the then longest maturing Class and Series of Term Loans then outstanding, and (c) shall accrue interest at an interest rate, shall be subject to benchmark interest rate floors and shall amortize according to an amortization schedule determined by the Borrower and the providers of the Incremental Term Loans of such Series; provided however, that to the extent the Effective Yield on the Incremental Term Loans of such Series exceeds the Effective Yield on the Closing Date Term Loans or any then existing Series of Incremental Term Loans by more than 0.50%, the interest rates or benchmark interest rate floors on the Closing Date Term Loans and each such existing Series of Incremental Term Loans shall increase by an amount necessary to increase the Effective Yield on the Closing Date Term Loans and each such existing Series of Incremental Term Loans by the amount of such excess minus 0.50%; and provided further that the terms and provisions applicable to the Incremental Term Loans of such Series may differ from those applicable to the Closing Date Term Loans to the extent such differences are reasonably satisfactory to the Administrative Agent.

(f)            Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Revolving Credit Commitments, Increase Closing Date Term Loan Commitments or Incremental Term Loan Commitments.

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(g)           No Lender shall be obligated to provide any Increase Revolving Credit Commitment, Increase Closing Date Term Loan Commitment or Incremental Term Loan Commitment, unless it so agrees. Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments and Incremental Term Loan Commitments may be provided by any existing Lender or by any other bank or other financial institution that is an Eligible Assignee (any such other bank or other financial institution that is an Eligible Assignee being called an “Additional Lender”), provided that the Administrative Agent (and in the case of Increase Revolving Credit Commitments, the Issuing Banks) shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing such Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments or Incremental Term Loan Commitments, as applicable, if such consent would be required under Section 9.04 for an assignment of Loans or Revolving Credit Commitments to such Lender or Additional Lender. The Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments or Incremental Term Loan Commitments, as applicable, provided by a Lender or an Additional Lender, as the case may be, shall (x) become Commitments under this Agreement pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, the Subsidiary Guarantors, each Lender agreeing to provide such Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments or Incremental Term Loan Commitments, as applicable, each Additional Lender, if any, and the Administrative Agent and (y) constitute part of, and be added to, the Commitments pursuant to such Incremental Amendment. Notwithstanding anything herein to the contrary, the Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, including to include appropriately each applicable Lender or Additional Lender in any determination of the “Required Lenders” and “Required Revolving Lenders” and the Lenders’ “Pro Rata Percentage.”

(h)           The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.01 (it being understood that all references to a “Credit Extension” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree, including, without limitation, (i) the delivery of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Loan Party acknowledging that all Increase Closing Date Term Loans, Incremental Term Loans and Revolving Loans subsequently incurred, and Letters of Credit issued, as applicable (and all interest, fees and other amounts payable thereon), pursuant to the applicable Increase Revolving Credit Commitment, Increase Closing Date Term Loan Commitment or Incremental Term Loan Commitment shall constitute “Obligations” and, if applicable, “Revolving Obligations” under the Loan Documents, (ii) the delivery by Holdings and its respective Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that all Increase Closing Date Term Loans, Incremental Term Loans and Revolving Loans subsequently incurred, and Letters of Credit issued, as applicable (and all interest, fees and other amounts payable thereon), pursuant to such Increase Revolving Credit Commitment, Increase Closing Date Term Loan Commitment or Incremental Term Loan Commitment (and related Obligations) are secured by, and entitled to the benefits of, the relevant Security Documents on a pari passu basis with the then existing Obligations secured by each such Security Document, (iii) the delivery to the Administrative Agent by each Loan Party of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable Law) as the Administrative Agent shall reasonably request, (iv) the delivery of an opinion or opinions in form and substance substantially similar to the opinions delivered on the Closing Date pursuant to Section 4.02(a) from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and (v) the delivery to the Administrative Agent of Mortgage modifications with respect to any Mortgaged Property and Mortgage modification and/or date down endorsements to the applicable extended coverage ALTA lender policy with respect to such Mortgaged Property insuring that the insured’s Lien continues in full force and effect (subject only to Permitted Encumbrances) as reasonably requested by the Administrative Agent in connection with such transaction.

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(i)            On an applicable Incremental Facility Closing Date on which Increase Closing Date Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each applicable Lender and Additional Lender shall make a Loan to the Borrower (an “Increase Closing Date Term Loan”) in an amount equal to its Increase Closing Date Term Loan Commitment (and thereafter such Increase Closing Date Term Loan shall be deemed a Closing Date Term Loan for all purposes hereunder), (ii) each Increase Closing Date Term Loan Commitment shall be deemed a Closing Date Term Loan Commitment for all purposes hereunder and (iii) each such Lender or Additional Lender shall become a Lender hereunder with respect to the Increase Closing Date Term Loan Commitment and the Increase Closing Date Term Loan made pursuant thereto (and thereafter such Lender shall be deemed a Closing Date Term Lender for all purposes hereunder).

(j)            On an applicable Incremental Facility Closing Date on which Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each applicable Lender and Additional Lender (each, an “Incremental Term Lender”) shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series (and thereafter such Incremental Term Loan shall be deemed a Term Loan for all purposes hereunder) and (ii) each such Incremental Term Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Series and the Incremental Term Loan of such Series made pursuant thereto (and thereafter such Lender shall be deemed a Term Lender for all purposes hereunder).

(k)            Upon each increase in the Revolving Credit Commitments pursuant to this Section, the Increase Revolving Credit Commitments shall be added to and become part of the Revolving Credit Facility. In furtherance of the foregoing, (a) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender or Additional Lender providing a portion of the Increase Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Loans outstanding, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Revolving Credit Lenders, and incur additional Revolving Loans from certain other Revolving Credit Lenders (including the Additional Lenders), in each case to the extent necessary so that all of the Revolving Credit Lenders participate in each outstanding Borrowing of Revolving Loans in accordance with their respective Pro Rata Percentages (after giving effect to any increase in the Revolving Credit Commitments pursuant to this Section 2.25) and with the Borrower being obligated to pay to the respective Revolving Credit Lenders any costs of the type referred to in Section 2.16 in connection with any such repayment and/or Borrowing. Each Revolving Commitment Increase Lender shall become a Lender hereunder with respect to the Revolving Credit Facility on the applicable Incremental Facility Closing Date and thereafter shall be deemed a Revolving Credit Lender for all purposes hereunder. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers. Holdings, the Borrower and each of the Subsidiary Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary Guarantor, (C) any order of any Governmental Authority or (D) any material provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, except in the case of clauses (A), (C) and (D), where such violation could not reasonably be expected to result in a Material Adverse Effect, and in any case, if such violation would cease to exist after giving effect to the repayment of the Existing Debt and the other Transactions to be consummated on the Closing Date, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any indenture, agreement or other instrument governing Material Indebtedness, except in each case if the same shall cease to exist after giving effect to the repayment of the Existing Debt and the other Transactions to be consummated on the Closing Date or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary Guarantor (other than any Lien permitted hereunder or created pursuant to the Security Documents).

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SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement in sought by proceedings in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) filings necessary to perfect the Liens created under the Security Documents and the recordation of the Mortgages, (b) such actions, consents or approvals (including, without limitation, all necessary shareholder approvals, Gaming/Racing Licenses, Liquor Licenses and other Governmental Approvals) as have been made or obtained and are in full force and effect, and (c) where the failure to obtain such consent or approval, to make such registration or filing or take such other action could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Subsidiary Guarantors have all material Governmental Approvals (including, without limitation, all Gaming/Racing Licenses and Liquor Licenses) necessary for the operation of their business as currently conducted and all such Governmental Approvals are valid and in full force and effect, except as set forth on Schedule 3.04.

SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders the Audited Financial Statements, Unaudited Financial Statements and Pro Forma Financial Statements accompanied by the opinion of Pricewaterhouse Coopers, independent public accountants in the case of the Audited Financial Statements of Holdings and PricewaterhouseCoopers in the case of the Audited Financial Statements of Premier Entertainment. Such financial statements and each of the financial statements provided from time to time under Section 5.04 fairly present in all material respects the financial condition and results of operations and cash flows of Holdings (or, where applicable, Premier Entertainment) and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except (i) as may be indicated in the footnotes thereto and (ii) as otherwise noted therein, and subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

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SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred since December 31, 2013 that has caused, or could reasonably be expected to cause, either individually or when taken together with any other events, changes or conditions, a Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiary Guarantors have good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. After giving effect to the repayment of the Existing Debt and the other Transactions to be consummated on the Closing Date, all such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)          Each of the Loan Parties has complied with all obligations under all material leases (including, without limitation, the Biloxi Lease and the Tidelands Lease) to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiary Guarantors enjoys peaceful and undisturbed possession under all such material leases.

(c)          Except as described on Schedule 3.07(c), none of the Loan Parties is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(d)          (i) Each parcel of real property has adequate rights of access to public ways to permit the real property to be used for its intended purpose and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer, storm drain facilities and other public utilities necessary for the uses contemplated under the Loan Documents; (ii) all public utilities necessary to the continued use and enjoyment of each parcel of real property as used and enjoyed on the Closing Date are located in the public right of way abutting the premises, and all such utilities are connected so as to serve such real property without passing over other property except for land of the utility company providing such utility service or, in the case of leased real property, contiguous land owned by the lessor of such leased real property; (iii) each parcel of real property, including each leased parcel, has adequate available parking to meet legal and operating requirements; (iv) except as disclosed on Schedule 3.07(d), no building or structure upon any real property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment materially interferes with the current use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any real property; and (v) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of real property for the purpose for which it is currently being used are located on real property encumbered by a Mortgage.

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SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of the Borrower and all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. Each Subsidiary is a Wholly Owned Subsidiary and a Domestic Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (after giving effect to the Transactions to be consummated on the Closing Date and other than Liens created under the Security Documents), except for rights of first refusal under the Hard Rock Licensing Agreement (as in effect on the date hereof). Each Restricted Subsidiary is a Subsidiary Guarantor.

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits, arbitrations or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary Guarantor or any business, property or rights of any such Person (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)          None of Holdings, the Borrower or any of the Subsidiary Guarantors or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), as clarified by the DBR/Division Letter Agreement, or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(c)          Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

SECTION 3.10. Agreements. (a) After giving effect to the repayment of the Existing Debt and the other Transactions to be consummated on the Closing Date, none of Holdings, the Borrower or any Subsidiary Guarantor is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)          After giving effect to the repayment of the Existing Debt and the other Transactions to be consummated on the Closing Date, none of Holdings, the Borrower or any Subsidiary Guarantor is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

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(c)          After giving effect to the Transactions to be consummated on the Closing Date, none of Holdings, the Borrower or any Subsidiary Guarantor is in default in any material respect under the Regulatory Agreement, the VLT Contract or any other material permit or Gaming/Racing License or Liquor License or any other Material Agreement.

SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiary Guarantors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)          No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of Holdings, the Borrower or any Subsidiary Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

SECTION 3.14. Taxes. (a) Each Loan Party has timely filed or caused to be timely filed all income and other material Federal, state, local and foreign Tax returns or materials required to have been filed by it in accordance with applicable law and has paid or caused to be paid all income and other material Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which each Loan Party, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

(b)          There is no proposed material Tax assessment against any Loan Party. No Loan Party is party to any Tax sharing agreement (other than the Tax Sharing Agreement).

SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole and other than the Projections, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a budget, forecast, projection or other estimates or forward-looking statements or information of a general economic or industry nature or reports or studies prepared by third parties that were not expressly commissioned by the Loan Parties (collectively the “Projections”), each of Holdings and the Borrower represents only that with respect to such Projections, such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time such Projections were prepared, it being understood that Projections by their nature are uncertain and no assurance is given that the results reflected in such projections will be achieved.

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SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan and Multiemployer Plan except to the extent the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 88) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such underfunded plans by an amount that could reasonably be expected to result in a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential Withdrawal Liability of the Borrower and its ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiary Guarantors:

(i)             has failed to comply with any Environmental Law or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any permit under any Environmental Law applicable to it or any Mortgaged Property, and all such permits are in full force and effect and not subject to any administrative or judicial appeal;

(ii)            has become a party to any governmental, administrative or judicial proceeding or possesses knowledge of any such proceeding that has been threatened against it under Environmental Law;

(iii)          has received written notice of, become subject to, or is aware of any facts or circumstances that could reasonably be expected to form the basis for, any Environmental Claim or Environmental Liability applicable to it or any Mortgaged Property other than those which have been fully and finally resolved and for which no obligations remain outstanding;

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(iv)          possesses knowledge that any Mortgaged Property (i) is subject to any Lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (ii) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;

(v)           possesses knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by any Loan Party) in violation of, or in amounts or in a manner that could give rise to any Environmental Liability;

(vi)          has generated, treated, stored, transported, or Released Hazardous Materials in violation of Environmental Law, or in a manner or to a location, or has otherwise engaged in any Hazardous Materials Activity, that, in either case, could reasonably be expected to give rise to any Environmental Liability;

(vii)         is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated by any Loan Party that could reasonably be expected to (I) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with any Environmental Law on the part of any Loan Party, (II) interfere with or prevent continued compliance with Environmental Laws by any Loan Party, (III) require material upgrades or capital expenditures in order to maintain compliance or avoid Environmental Claims or Environmental Liabilities or (IV) result in any Environmental Liability; or

(viii)         has, pursuant to any order, decree, judgment or agreement by which it is bound, assumed the Environmental Liability of any other Person.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for the Subsidiary Guarantors as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiary Guarantors have insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations. None of the Loan Parties (a) has received written notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to (i) maintain (or obtain when and as required) the insurance coverage required to be maintained under the Loan Documents or (ii) renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

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SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable security interest in the Collateral described therein and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Liens created under the Guarantee and Collateral Agreement will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement and Deposit Accounts, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)          Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Liens created under the Guarantee and Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof), other than with respect to Liens expressly permitted by Section 6.02.

(c)           The Mortgages (i) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall at all times constitute a valid Lien on, and fully perfected security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02 and (ii) do not constitute a violation of, or cause a default under, the Biloxi Lease or the Tidelands Lease.

SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by Holdings, the Borrower and each Subsidiary Guarantor and the addresses thereof. Holdings, the Borrower and/or the Subsidiary Guarantors own in fee all the real property set forth on Schedule 3.20(a).

(b)          Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased or otherwise occupied by Holdings, the Borrower and each Subsidiary Guarantor and the addresses thereof. Holdings, the Borrower and/or the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b). True, correct and complete copies of such leases have been provided to the Administrative Agent on or prior to the date hereof.

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(c)           No Mortgage encumbers improved real property that is located in a Flood Zone unless flood insurance is available under the National Flood Insurance Act of 1968, as amended, and has been obtained in accordance with Section 5.02.

(d)          Each Loan Party owns or has rights to use all of its property and all rights with respect to any of the foregoing used in, necessary for or material to each Loan Party’s business as currently conducted except to the extent such failure could not reasonably be expected to have a Material Adverse Effect. The use by each Loan Party of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, other than any infringement that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Loan Party’s use of any of its property does or may violate the rights of any third party that, individually or in the aggregate, has had, or could reasonably be expected to result in, a Material Adverse Effect. The Mortgaged Properties are zoned in all material respects to permit the uses for which such Mortgaged Properties are currently being used or the appropriate zoning relief has been obtained for such uses.

(e)           Except for exceptions to the following that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, there is no pending or threatened condemnation or eminent domain proceeding or any sale or disposition thereof in lieu of condemnation with respect to, or that could affect any of the Mortgaged Properties of the Loan Parties.

(f)           None of the Loan Parties has suffered, permitted or initiated the joint assessment of any real property owned by such Person with any other real property owned by another Person and constituting a separate tax lot. Each parcel of Mortgaged Property is taxed as a separate tax lot and, except as set forth on Schedule 3.20(f), is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.

SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary Guarantor pending or, to the knowledge of Holdings or the Borrower, threatened. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the classification of hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiary Guarantors have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (b) all payments due from Holdings, the Borrower or any Subsidiary Guarantor, or for which any claim may be made against Holdings, the Borrower or any Subsidiary Guarantor, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary Guarantor, except for any unpaid amounts which are being contested in good faith by appropriate proceedings diligently conducted and (c) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary Guarantor is bound.

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SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 3.23. Sanctioned Persons. None of Holdings, the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent or employee of Holdings, the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.24. USA PATRIOT Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.

SECTION 3.25. Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect (a) to the knowledge of the Borrower, each Loan Party owns, or is licensed to use, all Intellectual Property used in the conduct of its business as currently conducted, (b) no claim has been asserted and is pending or, to the knowledge of the Borrower, is threatened by any Person alleging that (i) any Loan Party is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person, (ii) any Person is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Loan Party, or (iii) challenging the validity, enforceability, registration, ownership, or use of any Intellectual Property owned by any Loan Party, and (c) to the knowledge of the Borrower the use of Intellectual Property by the Loan Parties and the operation of their respective businesses does not infringe, misappropriate, dilute, or otherwise violate the intellectual property rights of any Person.

SECTION 3.26. Material Agreements. The documents listed on Schedule 3.26 constitute all of the Material Agreements in effect on the Closing Date. As of the Closing Date, none of such Material Agreements has been amended, supplemented or otherwise modified except as set forth on Schedule 3.26, a true, correct and complete copy (including any amendments or waivers) of each Material Agreement has been furnished to the Administrative Agent and all such Material Agreements are in full force and effect. In the case of the VLT Contract, the Regulatory Agreement, the Hard Rock Documents, the Biloxi Lease and the Tidelands Lease, none of the Loan Parties is in default thereunder, and, to the Borrower’s knowledge, no other party to any such Material Agreement is in default thereunder in any material respect. In the case of all other Material Agreements, none of the Loan Parties is in default thereunder that could reasonably be expected to cause a Material Adverse Effect.

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SECTION 3.27. United States Foreign Corrupt Practices Act. No part of the proceeds of any Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a)          The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

(b)           (i) in the case of the initial Credit Event hereunder, (x) the Specified Representations and Warranties shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of the date of such Credit Event (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect and (y) each of the representations made in the Acquisition Agreement with respect to Premier Entertainment and its Subsidiaries as are material to the interests of the Agents or the Lenders shall be true and correct as of the date of such Credit Event (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date), but only to the extent that the Borrower or any of its affiliates has the right (determined without regard to any notice requirement) to terminate its and their obligations under the Acquisition Agreement or otherwise decline to close the acquisition under the Acquisition Agreement as a result of such representations in the Acquisition Agreement not being accurate and (ii) in the case of each other Credit Event, each of the representations and warranties set forth in Article III and in each other Loan Document, in either case, shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of the date of such Credit Event (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect.

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(c)           In the case of each Credit Event other than the initial Credit Event hereunder, at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On the Closing Date:

(a)           The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of (i) Jones Day, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit G-1, (ii) Hinckley, Allen and Snyder, LLP, Rhode Island counsel to the Loan Parties, substantially to the effect set forth in Exhibit G-2 and (iii) Balch & Bingham LLP, Mississippi counsel to the Loan Parties, substantially to the effect set forth in Exhibit G-3, in each case (A) dated the Closing Date and (B) addressed to the Issuing Banks, the Administrative Agent, the Collateral Agent and the Lenders.

(b)          The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, formation or limited partnership (as applicable), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing or existence (as applicable) of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or limited partnership agreement (as applicable), and all amendments thereto, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other appropriate authority of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders, the Issuing Banks or the Administrative Agent may reasonably request.

(c)          The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the condition precedent set forth in paragraph (b) of Section 4.01.

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(d)          The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least 2 Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)          The Loan Documents (including, without limitation, the Security Documents) shall have been duly executed and delivered by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date and the Collateral Agent shall have received stock certificates, proxies and assignments in blank in respect of all of the Pledged Collateral (as defined in the Guarantee and Collateral Agreement). The Collateral Agent on behalf of the Secured Parties shall have a perfected security interest in the Collateral of the type and priority described in each Security Document.

(f)           (i) Each of the Security Documents relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(c) (or a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received extended coverage ALTA lender policies insuring the first priority lien of the Mortgaged Properties, in each case with such endorsements, co-insurance and reinsurance as the Collateral Agent may reasonably require, free of Liens other than those permitted under Section 6.02, together with ALTA surveys customary for transactions of this type, in form and substance reasonably satisfactory to the Collateral Agent (provided that in the case of Mortgaged Properties securing the Existing Debt, surveys shall only be required to the extent such survey is required by the title company in order to provide the title insurance policy required above).

(g)          The Collateral Agent shall have received (i) a completed “Life of Loan” standard flood hazard determination evidencing as to whether (1) any improved Mortgaged Properties are located in a Flood Zone and (2) the communities in which any such improved Mortgaged Properties are located are participating in the National Flood Insurance Program, (ii) if there are any such improved Mortgaged Properties, the Borrower’s written acknowledgement of receipt of written notification from the Administrative Agent (1) as to the existence of each such Mortgaged Property and (2) as to whether the communities in which such improved Mortgaged Properties are located are participating in the National Flood Insurance Program, and (iii) if any such improved Mortgaged Properties are located in communities that participate in the National Flood Insurance Program, evidence that the applicable Loan Party has obtained flood insurance in respect of such improved Mortgaged Properties in an amount and otherwise sufficient to comply with the National Flood Insurance Program as set forth in the Flood Laws.

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(h)          The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured.

(i)           The Administrative Agent shall have received the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Loan Parties, together with the financing statements (or other relevant filings) revealed by such search, and such search shall reveal no Liens on any of the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) or other assets of the Loan Parties and except, in the case of Collateral other than Pledged Collateral (as defined in the Guarantee and Collateral Agreement), for Permitted Liens and except for Liens to be discharged on or prior to the Closing Date.

(j)           The Administrative Agent shall have received new or updated Phase I environmental assessment reports (and if such reports recommend further assessment, Phase II environmental reports (and, in each case, to the extent requested, reliance letters)) in each case, which do not indicate environmental conditions (other than those disclosed to the Agents prior to December 14, 2013) that would reasonably be expected to result in material liability to the Borrower, the other Loan Parties, the Administrative Agent or the Lenders.

(k)          All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Debt and Hedging Agreements in effect immediately prior the Closing Date shall have been paid in full substantially concurrently with the Borrowing hereunder on the Closing Date, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiary Guarantors shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement and (b) Indebtedness set forth on Schedule 6.01 or permitted under Section 6.01.

(l)           The Administrative Agent shall have received the Audited Financial Statements, Unaudited Financial Statements and Pro Forma Financial Statements and, in the case of the Audited Financial Statements, the opinions referred to in Section 3.05, in each case, in form reasonably satisfactory to the Administrative Agent.

(m)          The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that the Loan Parties, after giving effect to the Transactions to occur on the Closing Date, are Solvent on a consolidated basis.

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(n)          Substantially concurrently with the initial Credit Event hereunder, the acquisition under the Acquisition Agreement shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement, and the Acquisition Agreement (including, for the avoidance of doubt, the schedules thereto) shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and neither Holdings, the Borrower nor any affiliate thereof shall have consented to any action which would require the consent of Holdings, the Borrower or such affiliate under the Acquisition Agreement, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Joint Lead Arrangers or the Lenders in any material respect, in any such case without the prior written consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that any alteration, supplement, amendment, modification, waiver or consent (a) that decreases the purchase price in respect of the Acquisition by 10% or more shall be deemed to be adverse to the interests of the Lenders in a material respect and (b)(i) that decreases the purchase price in respect of the Acquisition by less than 10% shall not be deemed to be adverse to the interests of the Lenders in any material respect, so long as such decrease is allocated to reduce the Closing Date Term Loans on a dollarfor-dollar basis, (ii) relating to the definition of “Material Adverse Effect” and (iii) relating to the so-called “Xerox” provisions of the Acquisition Agreement providing protection with respect to exclusive jurisdiction, waiver of jury trial, liability caps and third party beneficiary status for the benefit of the Joint Lead Arrangers, the Lenders and their respective affiliates, shall be deemed to be adverse to the interests of the Lenders in any material respect).

(o)          The Agents shall have received at least 5 business days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act that has been requested by the Agents in writing at least 10 days prior to the Closing Date.

(p)          Since December 31, 2012, there shall not have occurred any event, change, occurrence, circumstance or condition, which either individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect (as defined below). “Company Material Adverse Effect” (capitalized terms (other than the term “Acquisition Agreement”) are used in this paragraph as defined in the Acquisition Agreement) means any event, occurrence, fact, condition or change that is or could reasonably be expected to be, individually or in the aggregate, materially adverse to (a) the Business, condition (financial or otherwise), assets or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) the ability of Seller to consummate the Transactions; provided, however, that in no event shall any of the following constitute a Company Material Adverse Effect, or otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) any event, occurrence, fact, condition or change resulting from or relating to changes in economic or financial conditions generally, including changes in interest or exchange rates or commodities prices; (ii) any event, occurrence, fact, condition or change that affects the gaming industry in the State of Mississippi generally (except, in each case, to the extent such event, change, effect or circumstance disproportionately affects the Company relative to the other participants in the gaming industry in the State of Mississippi); (iii) changes in Tax rates or the imposition of new Taxes; (iv) the introduction or material expansion, or announcement of the introduction or material expansion, of gaming in any State adjoining Mississippi; (v) the announcement or opening of any new, or material expansion of any, gaming facility in Mississippi; (vi) an increase in the competition regarding the Business in the Biloxi, Mississippi market; (vii) any event, occurrence, fact, condition or change from or relating to any national or international political or social conditions, including any act of war, sabotage or terrorism, or any escalation or worsening thereof, and including the engagement by the United States in hostilities or the escalation thereof, in each case whether or not pursuant to the declaration of a national emergency or war (except, in each case, to the extent such event, change, effect or circumstance disproportionately affects the Company relative to the other participants in the gaming industry in the United States); (viii) any change in GAAP or applicable Law (or the effects of any changes in the manner of enforcement of any applicable Law) (except, in each case, to the extent such event, change, effect or circumstance disproportionately affects the Company relative to the other participants in the gaming industry in the United States); (ix) any event, occurrence, fact, condition or change resulting from any action taken by Seller or its Affiliates as expressly permitted or required by this Agreement or with the express written consent of Buyer and the Agents, or any failure by Seller to take any action as a result of the restrictions set forth in Section 6.01 of the Acquisition Agreement to which Buyer has withheld its consent (it being understood and agreed that actions taken by the Company or the Company Subsidiaries pursuant to its obligations under Section 6.01 of the Acquisition Agreement to conduct its business in the ordinary course pursuant to the first paragraph of Section 6.01 of the Acquisition Agreement shall not be excluded in determining whether a Company Material Adverse Effect has occurred); (x) any failure (in and of itself) by the Company or any of the Company Subsidiaries to meet any revenue, earnings or other financial projection or forecast (provided that the underlying causes of such failure will not be excluded); (xi) any event, occurrence, fact, condition or change in the branding or marketing of the Business as a “Hard Rock” property due to the termination of or any amendments to the Hard Rock License Agreement at the direction of Buyer (with the express written consent of the Agents); (xii) the voluntary or involuntary termination of any employee of the Company, including key or executive employees (provided that the underlying cause of, or any dispute or claim relating to, any such termination will not be excluded); and (xiii) any event, occurrence, fact, condition or change on the Business, financial condition or results of operations of the Company which results from seasonal changes in the Business, but only to the extent consistent with the Company’s prior experience.

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(q)          All Material Consents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Joint Lead Arrangers, restrains, prevents or imposes materially adverse conditions upon, the Transaction. For purposes of this clause (t), “Material Consents” means (A) the consents, approvals or other actions specified or described in Section 8.01(c) of the Acquisition Agreement, (B) the DBR/Division Letter Agreement executed by UTGR, the DBR and the Division, in form and substance reasonably acceptable to the Administrative Agent, (C) the Hard Rock Consents, the Hard Rock Collateral Assignment Consent, the Hard Rock SNDA (Restaurant Lease), the Hard Rock SNDA (Retail Lease) and the Hard Rock License Agreement Amendment, (D) a Landlord Consent and Estoppel with respect to each of the Biloxi Lease and the Tidelands Lease, (E) approval by the Mississippi Gaming Commission of (1) the transfer of Equity Interests in Premier Entertainment to the Borrower, (2) the negative pledges and restrictions on transfer of the Equity Interests in Premier Entertainment under the Loan Documents and (3) the pledge of the Equity Interests in Premier Entertainment under the Loan Documents, (F) evidence of deregistration before the Mississippi Gaming Commission of GAR, LLC as the holding company of Premier Entertainment and (G) evidence of the finding of suitability of those individuals required by the Mississippi Gaming Commission in connection with the acquisition of Premier Entertainment by the Borrower, in each case, in form and substance reasonably acceptable to the Administrative Agent. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement.

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(r)           The Borrower shall have used commercially reasonable efforts to obtain (i) a public corporate credit rating from S&P and a public corporate family rating from Moody’s, and (ii) public ratings for the Credit Facilities from each of S&P and Moody’s.

(s)          The Loan Documents (including the guarantees and the granting of Liens contemplated thereby), the making of the Loans as well as the other Transactions and the consummation thereof, shall be in compliance with all applicable requirements of law, including Regulations T, U and X of the Federal Reserve Board.

(t)           The Administrative Agent shall have received in form reasonably satisfactory to it detailed projected consolidated financial statements of Holdings and its Subsidiaries for the period commencing on the Closing Date and for six fiscal years thereafter, which in each case shall reflect the forecasted consolidated financial condition of Holdings and its Subsidiaries after giving effect to the Transactions.

(u)          The Closing Date shall have occurred on or prior to July 31, 2014.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of Holdings and the Borrower covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that so long as this Agreement shall remain in effect and until the Obligations have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiary Guarantors to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)          Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the Gaming/Racing Licenses and Liquor Licenses and all other rights, licenses, leases, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

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(c)          Without limiting the generality of the agreement set forth in this Section 5.01, the Borrower agrees that:

(i)             it shall, and shall cause the other Loan Parties to cause each Gaming/Racing Property to be operated, in all material respects, in accordance with all applicable Gaming/Racing Laws and all Gaming/Racing Licenses. The Borrower shall, or shall cause another Loan Party to, post all required bonds, if any, with any Gaming/Racing Authority as and in the amounts required under all applicable laws (and shall, if Administrative Agent makes a request therefor, promptly provide Administrative Agent with copies of all bonds reasonably requested by such party);

(ii)            it shall make (or cause to be made) all filings required under applicable Gaming/Racing Laws, or in connection with any Gaming/Racing Licenses, and shall deliver to Administrative Agent copies of such filings as such party may reasonably request; provided, however, that (without limiting any other provision of the Loan Documents) no Loan Party shall be required due to this clause (ii) to deliver to the Administrative Agent any personal, criminal and financial background information of any of the officers, directors, employees or independent contractors of any Loan Party solely because it is required to be filed with any Gaming/Racing Authorities. The Borrower shall, or shall cause another Loan Party to, diligently and comprehensively respond to any inquiries and requests from the Gaming/Racing Authorities and promptly file or cause to be filed any additional information required in connection with any required filings as soon as practicable after receipt of requests therefor;

(iii)           it shall deliver to the Administrative Agent such evidence of compliance with Gaming/Racing Laws as the Administrative Agent may reasonably request. The Borrower shall deliver to the Administrative Agent any material notice of noncompliance or violation of any Gaming/Racing Laws or of any material inquiry or investigation commenced by the Gaming/Racing Authorities in connection with any Gaming/Racing Property promptly upon receipt thereof. The Borrower shall promptly notify Administrative Agent if it has reason to believe that any Gaming/Racing License relative to any of the properties or assets of any Loan Party will be or is in imminent danger of being revoked or suspended, or that any material action is pending or being taken to revoke or suspend any Gaming/Racing Licenses of any Loan Party, or to fine, penalize or impose remedies upon any Loan Party with respect to Gaming/Racing Laws or Gaming/Racing Licenses. The Borrower shall promptly deliver to the Administrative Agent any written notice received by a Loan Party alleging or relating to the non-compliance by any Loan Party with any Gaming/Racing Laws or any of the other matters described in this subparagraph (iii); and

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(iv)          furnish to the Administrative Agent, promptly after receipt by a Loan Party of the notice of commencement thereof, notice of (A) any audit, investigation, claim, proceeding, settlement, judgment, consent order in respect of any Gaming/Racing Laws or Gaming/Racing License, (B) any suspension, debarment or disqualification of a Loan Party or of any Loan Party’s Affiliates from being a holder of any Gaming/Racing License, or (C) any suspension, termination, revocation or non-renewal of any Gaming/Racing License of a Loan Party.

SECTION 5.02. Insurance. (a) With respect to the Borrower and its Subsidiaries, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)          Deliver original or certified copies of each policy of insurance referred to in Section 5.02(a) with respect to a Loan Party to the Collateral Agent and shall cause each such policy to: (i) name the Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder, and in the case of each of clauses (i) and (ii), to provide for at least thirty (30) days’ (or in the case of termination for non-payment of premiums at least ten (10) days’) prior written notice to the Collateral Agent of any material modification or cancellation of such policy, (iii) provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a co-insurer thereunder, (iv) contain a “Replacement Cost Endorsement”, without any deduction for depreciation and (v) in the case of each casualty insurance policy, contain such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests. Prior to the cancellation, modification or nonrenewal of any such policy of insurance, the Borrower and the Subsidiaries shall deliver to the Collateral Agent a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)          If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a Flood Zone, obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

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(d)          With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly when due and pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Taxes to the extent the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or other applicable Loan Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax and enforcement of a Lien and, in the case of a Mortgaged Property, there is no material risk of forfeiture of such property.

SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)          within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings, the Borrower and its Restricted Subsidiaries as of the close of such fiscal year and the results of the operations of such entities during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Pricewaterhouse Coopers or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings, the Borrower and its Restricted Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b)          within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings, the Borrower and its Restricted Subsidiaries as of the close of such fiscal quarter and the results of the operations of such entities during such fiscal quarter and the then elapsed portion of the fiscal year, and, other than with respect to quarterly reports during the remainder of the first fiscal year after the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings, the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” provision;

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(c)          within 30 days after the end of each of the first two fiscal months of each fiscal quarter, a consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings, the Borrower and its Restricted Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings, the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(d)          concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit H (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10 and 6.11 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow;

(e)          concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that as of the last day of the immediately preceding fiscal year no Event of Default or Default has occurred with respect to Sections 6.10 or 6.11 or, if such an Event of Default or Default has occurred, specifying the extent thereof in reasonable detail.

(f)          within 45 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(g)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange; provided that all reports and other documents filed by Loan Parties with the Securities and Exchange Commission or posted on the investor relations section of the Loan Parties’ web site shall be deemed delivered by the Loan Parties to the Administrative Agent and each Lender under this Section 5.04, and the Administrative Agent and each Lender shall be entitled to rely thereon as if such reports and documents had been addressed to them;

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(h)          promptly after the receipt thereof by any Loan Party, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(i)           promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)           promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent (including on behalf of any Lender) may reasonably request;

(k)           promptly, and in any event within five Business Days after receipt by any officer of any Loan Party of any written notice or communication of any Gaming/Racing Authority that could reasonably be interpreted to cast doubt on whether a required Gaming/Racing License may be obtained when required or, with respect to issued Gaming/Racing Licenses, that states that such Gaming/Racing Authority is considering revoking or modifying in any respect materially adverse to the Lenders such Gaming/Racing License (in whole or in part); and

(l)           promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which shall furnish to each Issuing Bank and each Lender) prompt written notice (and in any event within 5 Business Days following the occurrence) of:

(a)          any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)          the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any other Loan Party that could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000 (to the extent not covered by insurance); and

(d)          any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

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SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or organizational structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit (and shall cause the other Loan Parties not to effect or permit) any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b)          Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Responsible Officer setting forth the information required pursuant to Section II of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct (in all material respects) entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities and the Collateral. Each Loan Party will, in each case to the extent permitted under applicable Gaming/Racing Laws and up to three times per Fiscal Year (provided that such limitation shall not apply after the occurrence and during the continuance of a Default or Event of Default), permit any representatives designated by the Administrative Agent or any Lender (provided that if no Event of Default has occurred and is continuing then such Lender shall act through the Administrative Agent) to visit and inspect the financial records and the properties of such Person at reasonable times and upon prior notice and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor, in each case, unless an Event of Default has occurred and is continuing, so long as a representative of the Loan Parties is given reasonable notice of such discussion and an opportunity to participate therein.

(b)           In the case of Holdings and the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s, and in the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

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SECTION 5.09. Designation of Subsidiaries. The Borrower may, at its election, at any time after the Closing Date designate any Restricted Subsidiary (other than UTGR and Premier Entertainment or any other Subsidiary into which any portion of the assets (other than de minimis assets) of any of the foregoing entities are transferred on or after the Closing Date (by Investment, Disposition, merger, consolidation or otherwise)) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the covenant set forth in Section 6.11 (regardless of whether the covenant set forth in Section 6.11 is applicable at such time) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Material Indebtedness in respect thereof, (iv) the Investment resulting from the designation of any such Subsidiary as an Unrestricted Subsidiary pursuant to this Section 5.09 is permitted by Section 6.04, (v) any Indebtedness or Liens of any Unrestricted Subsidiary designated as a Restricted Subsidiary pursuant to this Section 5.09 are permitted by Sections 6.01 and 6.02, respectively, (vi) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (vii) no Unrestricted Subsidiary may be designated as a Restricted Subsidiary if it was previously a Restricted Subsidiary and (viii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if (after giving effect to such designation) it will provide any Guarantee of any Indebtedness of the Borrower or any other Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the assets of such Subsidiary (less any liabilities of such Subsidiary, excluding the Obligations, that will not constitute liabilities of any Loan Parties after such designation) at the time that such Subsidiary is designated as an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 5.10. Environmental. (a) Deliver to the Administrative Agent for distribution to the Lenders:

(i)             promptly upon, and in any event within three (3) Business Days after, the occurrence thereof, written notice describing in reasonable detail (1) any material Release required to be reported by any Loan Party to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by any Loan Party or any other Person at any Mortgaged Property in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more material Environmental Claims against any Loan Party or any Mortgaged Property, or (B) any material Environmental Claims against any Loan Party or any Mortgaged Property, and (3) any Loan Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Gaming/Racing Property that could cause such Gaming/Racing Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

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(ii)            as soon as practicable, and in any event within three (3) Business Days, following the sending or receipt thereof by any Loan Party, a copy of any and all written communications with respect to (1) any material Environmental Claims or Environmental Liabilities of any Loan Party or against any Mortgaged Property, (2) any Release required to be reported by any Loan Party to any federal, state or local governmental or regulatory agency that, individually or in the aggregate, could reasonably be expected to give rise to material Environmental Claims or Environmental Liabilities of any Loan Party or against any Mortgaged Property, and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether any Loan Party may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to give rise to material Environmental Claims or Environmental Liabilities;

(iii)           promptly upon, and in any event within three (3) Business Days of, the availability thereof, written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by any Loan Party that could reasonably be expected to (A) expose such Loan Party to, or result in, material Environmental Claims or Environmental Liabilities or (B) affect the ability of any Loan Party to maintain in full force and effect all material permits required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by any Loan Party to modify current operations in a manner that could reasonably be expected to subject such Loan Party to any additional material obligations or requirements under any Environmental Laws; and

(iv)          with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.10(a).

(b)          Comply, and use commercially reasonable best efforts to cause all lessees and other Person occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties, except where the failure of such third parties to comply could not reasonably be expected to result in a Material Adverse Effect; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of the Loan Parties shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

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SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach under Section 3.17 when such representation was made, or breach of Section 5.10 shall have occurred and be continuing for more than 20 days without Holdings, the Borrower or any Subsidiary Guarantor commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after receipt of such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent regarding the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Subsidiary (other than an Unrestricted Subsidiary) and any Unrestricted Subsidiary that is designated as a Restricted Subsidiary to promptly become a Loan Party by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of the assets and properties of the Loan Parties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of Holdings, the Borrower and its Subsidiary Guarantors (including real and other properties acquired or leased subsequent to the Closing Date) other than assets comprising Excluded Collateral). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust, environmental indemnity agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including constituent documents, authorizing resolutions, legal opinions, title insurance policies, surveys, flood certificates, environmental reports and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section; provided that notwithstanding the foregoing, the Loan Parties shall not be required to deliver constituent documents, legal opinions, authorizing resolutions, mortgages, title insurance policies, surveys, flood certificates or environmental reports with respect to any real property acquired or leased after the Closing Date with a fair market value not in excess of $1,000,000. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiary Guarantors of any real property (or any interest in real property, including fee or leasehold interests) having a value in excess of $1,000,000. Notwithstanding anything herein or in any Loan Document to the contrary, (1) no CFC shall be required to become a Loan Party and no assets of any CFC (including the Equity Interests of any other CFC) shall be required to be pledged or otherwise included in the Collateral, and (2) with respect to any CFC, not more than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) in such CFC shall be required under the Loan Documents to be pledged or otherwise be included in the Collateral (provided that the issued and outstanding Equity Interests in such CFC not so entitled to vote shall not be excluded under this clause (2)).

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SECTION 5.13. Interest Rate Protection. No later than the 120th day after the Closing Date (which may be extended by the Administrative Agent in its sole discretion), the Borrower shall enter into, and thereafter maintain for a minimum of three years after the Closing Date, Hedging Agreements reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of its funded long-term Indebtedness under this Agreement being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

For the avoidance of doubt, while Hedging Agreements described in this Section 5.13 are required to be maintained by the Borrower at all times during the three-year period referred to above, each individual Hedging Agreement is not, subject to such Hedging Agreements being in form and substance reasonably satisfactory to the Administrative Agent (including with respect to their duration), required to be of such duration.

SECTION 5.14. Operation and Maintenance of each Gaming/Racing Property. The Borrower shall cause the Loan Parties to operate and maintain each Gaming/Racing Property (including all gaming equipment used at any Gaming/Racing Property that is owned or may be leased by any Loan Party) in a first-class manner (and in all material respects consistent with the manner in which such Gaming/Racing Property is operated and maintained as of the Closing Date), ordinary wear and tear and damage caused by casualty and condemnation excepted and except for transactions expressly permitted under Article VI hereof.

SECTION 5.15. Management Agreements. (a) The Borrower shall provide to the Administrative Agent (A) notice of its or any other Loan Party’s intention to execute and deliver a Management Agreement for the management and operation of the Twin River Casino or the Hard Rock Biloxi Casino (whether with a Loan Party or with a third party operator), or a renewal, amendment and modification of any such Management Agreement, at least fifteen (15) days prior to entering into any such Management Agreement, amendment or modification (enclosing in such notice a copy of the then current drafts of the Management Agreement, modification or amendment) and (B) upon and after such notice, such information regarding the Management Agreement, amendment or modification as the Administrative Agent shall reasonably request.

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(b)	In the event a Loan Party enters into a Management Agreement, as aforesaid, then:

(i)             such new manager and such Loan Party shall, as a condition of receiving such consent, execute a collateral assignment of management agreement in form and substance reasonably acceptable to the Administrative Agent. Such collateral assignment shall provide, inter alia, that the Administrative Agent shall have the right to terminate the Management Agreement upon the occurrence of an Event of Default.

(ii)            the Borrower or the applicable Loan Party shall (x) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on its part to be performed and observed, (y) promptly notify the Administrative Agent of receipt of any notice of default (by the Borrower or such Loan Party) in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on its part to be performed and observed, and (z) promptly deliver to the Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it or them from Manager under the Management Agreement.

(iii)           no Loan Party, having entered into a Management Agreement, shall terminate, renew or extend, or enter into a material modification of, any such Management Agreement, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without providing to the Administrative Agent (A) a notice of its intention to terminate, renew or extend, or enter into a material modification of any such Management Agreement or consent to the assignment by the Manager of its interest under such Management Agreement, at least ten (10) Business Days prior to entering into any such termination, renewal, extension, material modification or consent to the assignment by the Manager of its interest under such Management Agreement (enclosing in such notice a copy of the then current drafts of all material documentation related thereto) and (B) upon and after such notice, such information regarding the proposed termination, renewal, extension or material modification of, or assignment by the Manager of its interests under such Management Agreement.

SECTION 5.16. Material Agreements. (a) The Borrower shall, or shall cause another Loan Party to, provide to the Administrative Agent (i) notice of its intention to execute and deliver a Material Agreement (or a renewal, amendment and modification thereof) at least ten (10) Business Days prior to entering into any such Material Agreement, renewal, amendment or modification (enclosing in such notice a copy of the then current drafts of all material documentation related to such Material Agreement, renewal, amendment or modification) and (ii) upon and after such notice, such information regarding the Material Agreement, renewal, amendment or modification as Administrative Agent shall reasonably request.

(b)          Each Loan Party shall (i) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify the Administrative Agent in writing of the giving of any notice of any default or termination by any party under any Material Agreement of which it is aware and (iii) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

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SECTION 5.17. Cash Maintenance. Holdings and Borrower shall, and shall cause each of the other Loan Parties to, deposit in a “deposit account” or a “securities account”, in each case subject to the “control” of the Collateral Agent (such terms having the meanings ascribed to such terms in the Uniform Commercial Code) and, until utilized or disbursed in accordance with the Loan Documents, maintain on deposit in such accounts, all cash and cash equivalents other than (i) Floor Cash, (ii) monies held from time to time by UTGR on behalf of, and payable to, the State of Rhode Island for video lottery terminal winnings and table games winnings, consistent with the requirements of the VLT Contract, the Regulatory Agreement and Gaming/Racing Laws, (iii) cash and cash equivalents held, pursuant to ordinary course operations, in payroll accounts of Persons providing the Loan Parties payroll services, (iv) cash and cash equivalents on temporary deposit with, or held temporarily in escrow or trust by, other Persons pursuant to customary arrangements related to transactions otherwise permitted under the Loan Documents, (v) cash and cash equivalents that in the ordinary course of business are not maintained on deposit in a bank or other deposit or investment account pending application toward working capital or other general corporate purposes of the Loan Parties, (vi) cash and cash equivalents on deposit in 401(k) and pension accounts established in the ordinary course of business, and (vii) cash and cash equivalents provided as security to bonding companies, letter of credit providers, Governmental Authorities or service providers in the ordinary course of business.

SECTION 5.18. Post Closing. Notwithstanding anything to the contrary set forth in this Agreement, the Borrower agrees that it shall, or shall cause the other Loan Parties to, deliver to the Administrative Agent on behalf of the Lenders, the documents set forth on Schedule 5.18, in form and substance reasonably satisfactory to the Administrative Agent, and/or take the actions set forth on Schedule 5.18, in a manner reasonably acceptable to the Administrative Agent, on or before the deadlines set forth in Schedule 5.18 (as such deadlines may be extended by Administrative Agent in writing in its reasonable discretion). To the extent there is any conflict between the provisions of any Loan Document and Schedule 5.18, the provisions of Schedule 5.18 shall control.

SECTION 5.19. Disposition of Colorado Investments. No later than 10 days after the occurrence of a Colorado Disposition, the Borrower shall cause any Net Cash Proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received) in respect of such Colorado Disposition that are not received by a Loan Party to be distributed as a dividend to a Loan Party; provided, however, that with respect to any such Net Cash Proceeds received by an Unrestricted Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, the amount required to be so distributed shall be equal to the Borrower’s direct or indirect percentage ownership in the Equity Interests in such Unrestricted Subsidiary multiplied by the Net Cash Proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received) received by such Unrestricted Subsidiary from the Colorado Disposition.

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ARTICLE VI

NEGATIVE COVENANTS

Each of Holdings and the Borrower covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, so long as this Agreement shall remain in effect and until the Obligations have been paid in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiary Guarantors to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness existing on the date hereof and set forth in Schedule 6.01, and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the Weighted Average Life to Maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations (or to the obligations under the Existing Debt or Hedging Agreements), remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(b)           Indebtedness created hereunder and under the other Loan Documents;

(c)           Unsecured intercompany Indebtedness of the Borrower and the Subsidiary Guarantors that is owed to the Borrower or the Subsidiary Guarantors to the extent permitted by Section 6.04(c) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)           Indebtedness of the Borrower or any Subsidiary Guarantor incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and with respect to purchase money Indebtedness, such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and shall constitute not less than 85% and not more than 100% of the aggregate consideration paid with respect to such asset and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $2,000,000 at any time outstanding;

(e)           Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $2,000,000 at any time outstanding;

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(f)            Indebtedness of any Loan Party arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence;

(g)           Indebtedness that constitutes an Investment permitted under Section 6.04;

(h)           Indebtedness incurred by a Loan Party representing deferred compensation to management, directors, employees or consultants of the Loan Parties incurred in the ordinary course of business;

(i)             Indebtedness which may be deemed to exist in connection with agreements providing for customary indemnification and purchase price adjustments in connection with dispositions of assets permitted by this Agreement;

(j)            Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and not for speculative purposes and consistent with prudent business practice;

(k)            Indebtedness of any Person that becomes a Subsidiary Guarantor on or after the date hereof in an aggregate principal amount not to exceed $5,000,000 at any time outstanding for all such Subsidiaries, provided that such Indebtedness (i) exists at the time such person becomes a Subsidiary Guarantor, (ii) is not created in anticipation or contemplation of such person becoming a Subsidiary Guarantor and (iii) is not directly or indirectly recourse to any of the Loan Parties or any of their respective assets, other than to the Person that becomes a Subsidiary Guarantor and its Subsidiaries, but only to the extent such Subsidiaries were obligors with respect to such Indebtedness prior to the date their parent becomes a Subsidiary;

(l)            Indebtedness that constitutes guarantees of any Indebtedness otherwise permitted under this Section 6.01;

(m)           Indebtedness in respect of any performance bonds, bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims);

(n)           Indebtedness consisting of obligations to pay insurance premiums in the ordinary course of business;

(o)           Indebtedness with respect to workers’ compensation claims incurred in the ordinary course of business;

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(p)           Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Loan Parties incurred in the ordinary course of business; and

(q)           other Indebtedness of the Borrower or the Subsidiary Guarantors in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary Guarantor) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)           Liens existing as of the Closing Date and set forth in Schedule 6.02 and replacements therefor; provided that such Liens (i) shall secure only those obligations which they (or the Liens they replace) secure on the Closing Date and extensions, renewals, replacements and refinancing thereof permitted hereunder and (ii) shall encumber only those assets and property that they (or the Liens they replace) encumber on the Closing Date;

(b)           any Lien created under the Loan Documents;

(c)           any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary Guarantor or existing on any property or assets of any Person that becomes a Subsidiary Guarantor after the date hereof prior to the time such Person becomes a Subsidiary Guarantor, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary Guarantor, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary Guarantor and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary Guarantor, as the case may be;

(d)           Liens for Taxes, assessments or governmental charges not yet due and payable or which are being contested in compliance with Section 5.03;

(e)           Liens in respect of property of any Loan Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, workmen’s, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of the property of the Loan Parties, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Loan Parties, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted for which reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

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(f)            pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations and Liens securing obligations in respect of letters of credit or bank guarantees that have been posted by the Loan Parties to support the payment of such items;

(g)           deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)           zoning restrictions, easements, covenants, encroachments, rights-of-way, restrictions on use of real property and other similar encumbrances (i) incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiary Guarantors or (ii) permitted under the Security Documents;

(i)            Liens securing Indebtedness permitted pursuant to Sections 6.01(d) and (e); provided that any such Lien shall encumber only the assets acquired with the proceeds of such Indebtedness; provided, further that in connection with the granting of any Liens permitted by this Section 6.02(i), the Administrative Agent shall be authorized to direct the Collateral Agent to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens);

(j)             judgment Liens in respect of judgments not constituting an Event of Default under Article VII;

(k)            Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Loan Party in the ordinary course of business, but not to exceed $1,000,000 in the aggregate at any one time;

(l)             Licenses or sublicenses with respect to intellectual property, and leases or subleases granted to third Persons in the ordinary course of business of any Loan Party (and in compliance with the requirements of this Agreement regarding leasing);

(m)           (i) mortgages, Liens, security interest, restrictions, encumbrances or any other matters of record that have been placed by any third party on property over which any Loan Parties have easement or leasehold rights (and with respect to which none of the Loan Parties shall have any obligation whatsoever) and (ii) to the extent same constitutes a Lien, any condemnation of eminent domain proceedings affecting any real property owned by any Loan Parties;

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(n)           banker’s liens and rights of set-off and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(o)           precautionary Uniform Commercial Code financing statements filed against a Loan Party as lessee or sublessee or consignee;

(p)           Liens solely on any cash earnest money deposits made by the Loan Parties in connection with any letter of intent or purchase agreement;

(q)           rights of first refusal under the Hard Rock Licensing Agreement (as in effect on the date hereof);

(r)            Liens on the direct Equity Interests in Mile High USA to secure Indebtedness of Mile High USA and its Subsidiaries, so long as the holders of such Indebtedness have no recourse to any Loan Parties with respect to such Indebtedness other than (i) recourse to the Equity Interests in Mile High USA so pledged and (ii) Guarantees of such Indebtedness to the extent constituting Investments permitted under Section 6.04; and

(s)           other Liens securing obligations in an aggregate amount not to exceed $1,500,000 at any time outstanding.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person (collectively, “Investments”), except:

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(a)           (i) Investments by Holdings, the Borrower and the Subsidiary Guarantors existing on the date hereof in the Equity Interests of the Borrower and the Subsidiary Guarantors and (ii) additional Investments by Holdings, the Borrower and the Subsidiary Guarantors in the Equity Interests of the Borrower and the Subsidiary Guarantors; provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement;

(b)           Permitted Investments and all Investments made or contracted to be made prior to the Closing Date and set forth on Schedule 6.04;

(c)            loans or advances made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, and (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)           Holdings, the Borrower and the Subsidiary Guarantors may make loans and advances in the ordinary course of business to their respective employees and directors so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $200,000; provided, however, that to the extent such loans and advances are made in order to enable such employees and directors to exercise options to acquire Equity Interests in Holdings (or any parent company thereof) or the Borrower, the aggregate principal amount thereof (determined without regard to any write-down or write-offs of such loans and advances) may exceed $200,000 but may not exceed $10,000,000 at any time outstanding;

(f)            the Borrower and the Subsidiary Guarantors may enter into Hedging Agreements that (i) are required by Section 5.13 or (ii) are not speculative in nature;

(g)           Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(h)           Investments consisting of non-cash consideration received as consideration for an Asset Sale permitted by Section 6.05;

(i)             advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of a Loan Party and endorsements for collection or deposit arising in the ordinary course of business;

(j)             Investments arising or deemed to arise from the payment, repayment or prepayment of any part of the Obligations pursuant to any provision of this Agreement;

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(k)            to the extent constituting Investments, dividends made in compliance with Section 6.06;

(l)             (i) Investments consisting of Letters of Credit issued to support completion guarantees for construction loans provided to the Colorado Subsidiaries (including, for the avoidance of doubt, drawings by the beneficiaries under such Letters of Credit) so long as at the time any such Letter of Credit is issued and immediately after giving effect thereto the Borrower and its Subsidiaries will have at least $60,000,000 of Unused Revolving Commitments, Floor Cash and unrestricted cash on hand and in Deposit Accounts subject to the control of the Collateral Agent and (ii) other Investments in the Colorado Subsidiaries not to exceed $50,000,000 in the aggregate during the term of this Agreement; and

(m)           in addition to investments permitted by paragraphs (a) through (l) above, additional investments, loans and advances by the Borrower and the Subsidiary Guarantors so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (m) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $30,000,000 in the aggregate.

SECTION 6.05. Mergers, Consolidations and Sales of Assets. (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or any Equity Interests of any Subsidiary Guarantor, except that (i) the Borrower and any Subsidiary Guarantor may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Subsidiary Guarantor may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and any Subsidiary Guarantor may otherwise sell assets to the Borrower, and (y) any Subsidiary Guarantor may merge into or consolidate with any other Subsidiary Guarantor in a transaction in which the surviving entity is a Subsidiary Guarantor and no Person other than the Borrower or a Subsidiary Guarantor receives any consideration and any Subsidiary Guarantor may otherwise sell assets to any other Subsidiary Guarantor.

(b)          Make any Asset Sale not otherwise expressly permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) except for a disposition of the assets of, or Equity Interests in, the Colorado Subsidiaries, the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $1,500,000 in any fiscal year or (ii) $6,000,000 in the aggregate.

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SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that:

(i)            any Subsidiary Guarantor may declare and pay dividends or make other distributions ratably to its equity holders;

(ii)            so long as no Event of Default or Default shall have occurred and be then continuing (or would result therefrom), dividends or other distributions (not in excess of $250,000 in the aggregate during the term of this Agreement) to direct or indirect parent entities of the Borrower in amounts necessary to repurchase Equity Interests or Indebtedness of such parent entities to the extent required by the Gaming/Racing Authorities for not more than the fair market value thereof in order to avoid the suspension, revocation or denial by the Gaming/Racing Authorities of a Gaming/Racing License; provided, that so long as such efforts do not jeopardize any such Gaming/Racing License, such parent entities shall have diligently and in good faith attempted to find a third-party purchaser(s) for such Equity Interests or Indebtedness and no third-party purchaser(s) acceptable to the Gaming/Racing Authorities was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to the Gaming/Racing Authorities;

(iii)           the Borrower may make Restricted Payments to Holdings (A) in an amount not to exceed $250,000 in any fiscal year, to the extent necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business and (B) to the extent necessary to enable Holdings to make loans and advances permitted under Section 6.04(e);

(iv)          Borrower and Holdings may declare and make other Restricted Payments in an amount not to exceed $35,000,000 in the aggregate during the term of this Agreement so long as (A) no Default or Event of Default shall have occurred and be then continuing (or would result therefrom), (B) at the time of any such Restricted Payment and after giving effect thereto, the Borrower shall be in compliance with the Leverage Ratio covenant (whether or not such covenant shall be applicable at such time) on a pro forma basis, such compliance to be determined on the basis of the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 5.04 and evidenced by a certificate of a Responsible Officer of the Borrower showing the calculation thereof in reasonable detail and (C) the Borrower and its Subsidiaries will have at least $60,000,000 in the aggregate of Unused Revolving Credit Commitments, Floor Cash and unrestricted cash on hand and in Deposit Accounts subject to the control of the Collateral Agent after giving effect to such Restricted Payment;

(v)           Borrower and Holdings may declare and make other Restricted Payments in an aggregate amount not to exceed the Available Amount so long as (A) no Default or Event of Default shall have occurred and be then continuing (or would result therefrom), (B) at the time of any such Restricted Payment, the Leverage Ratio on a pro forma basis immediately after giving effect to such Restricted Payment is less than 3.50:1.00, such Leverage Ratio to be determined on the basis of the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 5.04 and evidenced by a certificate of a Responsible Officer of the Borrower showing the calculation thereof in reasonable detail and (C) the Borrower and its Subsidiaries will have at least $60,000,000 in the aggregate of Unused Revolving Credit Commitments, Floor Cash and unrestricted cash on hand and in Deposit Accounts subject to the control of the Collateral Agent after giving effect to such Restricted Payment;

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(vi)           for so long as the Borrower is a member of a consolidated or combined group for federal and/or state income tax purposes that includes Holdings, the Borrower may make Restricted Payments to Holdings pursuant to the Tax Sharing Agreement in an aggregate amount not to exceed, with respect to each taxable year, the amount that the Borrower and any Subsidiary that are also members of such group for the relevant income tax purposes would have been required to pay if they filed as a separate standalone consolidated or combined group for such income tax purposes (taking into account the character of the relevant income and any net loss carryforwards or other attributes that would have been available); provided, that a Restricted Payment made by the Borrower under this clause (vi) with respect to tax attributable to any Unrestricted Subsidiary shall be limited to the actual payment of tax made by such Unrestricted Subsidiary directly or indirectly to the Borrower; and

(vii)         Holdings may exchange shares of Qualified Capital Stock in exchange for the contingent value rights issued and outstanding under the CVR Agreement.

(b)          Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary Guarantor to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary Guarantor to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary Guarantor or to Guarantee Indebtedness of the Borrower or any other Subsidiary Guarantor; provided that (A) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary Guarantor pending such sale, provided such restrictions and conditions apply only to the Subsidiary Guarantor that is to be sold and such sale is permitted hereunder, (B) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (C) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (D) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document or by the Regulatory Agreement (as in effect on the Closing Date).

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SECTION 6.07.  Transactions with Affiliates. Except for (a) transactions between or among Loan Parties, (b) transactions expressly provided by the Tax Sharing Agreement, (c) transactions expressly permitted under Section 6.06, (d) the Premier IRB Transaction, (e) Investments permitted under Section 6.04 in the Colorado Subsidiaries and Letters of Credit issued to support obligations of the Colorado Subsidiaries (in each case, so long as no Affiliate of the Borrower or Holdings owns a direct or indirect interest in such Colorado Subsidiary other than through Holdings and the Borrower), (f) any issuance of securities, or other payments, loans, advances, awards or grants in cash, securities or otherwise, in each case, to employees, officers and directors, pursuant to employment arrangements, stock options, equity based awards and stock ownership plans in the ordinary course of business and approved by the board of directors of any Loan Party, (g) indemnification of directors, officers and employees in the ordinary course of business, (h) any employment or severance agreements or arrangements entered into by any Loan Party in the ordinary course of business or (i) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan or arrangement which covers employees or directors and any reasonable employment contract or arrangement and transactions pursuant thereto, in each case under this clause (i) in the ordinary course of business, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary Guarantor may engage in such transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary Guarantor than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.08. Business of Holdings, Borrower and Subsidiaries. (a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and liabilities incidental thereto, including its liabilities pursuant to the Loan Documents and the CVR Agreement.

(b)          With respect to the Borrower and the Subsidy Guarantors, engage at any time in any business or business activity other than the business currently conducted by it (after giving effect to the consummation of the acquisition contemplated by the Acquisition Agreement) and business activities reasonably incidental thereto.

SECTION 6.09. Other Indebtedness and Agreements. Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiary Guarantors is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, the Borrower, any of the Subsidiary Guarantors or the Lenders, (ii) any waiver, supplement, modification or amendment of (x) its certificate of incorporation, by-laws, operating, management or partnership agreement, the Shareholder Agreement or other Organizational Documents or the Tax Sharing Agreement or (y) any Management Agreement, the CVR Agreement or any other Material Agreement, in each case under clauses (x) or (y), to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect or (iii) any waiver, supplement, modification, amendment or termination of the Gaming/Racing Licenses.

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SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiary Guarantors in any fiscal year of the Borrower to exceed $12,000,000. The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2015, shall be increased (but not decreased) by the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (as increased for such immediately preceding fiscal year pursuant to this sentence); provided that notwithstanding such increases in the limit on Capital Expenditures, Capital Expenditures of the Borrower and its Subsidiary Guarantors shall not exceed (a) $15,000,000 for the fiscal year ending December 31, 2015, (b) $18,000,000 for the fiscal year ending December 31, 2016 and (c) $21,000,000 for the fiscal year ending December 31, 2017, and for each subsequent fiscal year. Furthermore, payments made with the Net Cash Proceeds of Asset Sales in accordance with the definition of Net Cash Proceeds, contemporaneous exchanges or trade-ins of equipment or inventory (to the extent of the fair market value of any such exchanged or traded-in equipment or inventory) and expenditures made in connection with safety and other legal and regulatory requirements, shall in each case not be considered Capital Expenditures for purposes of this Section 6.10.

SECTION 6.11. Maximum Leverage Ratio. Permit the Leverage Ratio as of the last day of any period set forth below to be greater than the ratio set forth opposite such period below; provided that this covenant shall only apply as of any date set forth below in which the aggregate Revolving Credit Exposure of all Lenders exceeds 20% of the aggregate Revolving Credit Commitments at such time:

Fiscal Quarter Ending:	Leverage Ratio

September 30, 2014 through June 30, 2015	4.50:1.00

September 30, 2015 through December 31, 2015	4.25:1.00

March 31, 2016 through December 31, 2018	4.00:1.00

March 31, 2019 and each Fiscal Quarter thereafter	3.75:1.00

SECTION 6.12. Fiscal Year. Change their fiscal year-end to a date other than December 31.

SECTION 6.13. Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

SECTION 6.14. Limitation on Hedging Agreements. Enter into any Hedging Agreement other than to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculation purposes.

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SECTION 6.15. Subsidiaries. Form, create or acquire any direct or indirect Subsidiary unless it is either (a) a Wholly Owned Subsidiary and a Domestic Subsidiary or (b) a Subsidiary of a First-Tier Unrestricted Subsidiary or any of its Subsidiaries and is a Domestic Subsidiary, and in each case any such Subsidiary shall either be designated as an Unrestricted Subsidiary to the extent permitted hereunder or shall promptly become a Subsidiary Guarantor and otherwise comply with the requirements of Section 5.12 (and any such Subsidiary shall immediately be deemed a “Subsidiary Guarantor” and a “Loan Party” for purposes of this Agreement and the other Loan Documents). Notwithstanding anything to the contrary contained in this Agreement, no Loan Party shall own any Equity Interests other than that of its Wholly Owned Subsidiaries or Investments permitted pursuant to Section 6.04.

ARTICLE VII

EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default”):

(a)            any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any other Loan Party in or in connection with any Loan Document, the Borrowings or issuances of Letters of Credit hereunder, or in any document or certificate required to be delivered in connection with the Loan Documents, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect;

(b)           default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)           default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05(a), 5.05(b), 5.05(d) or 5.08 or in Article VI; provided that a Default under Section 6.11 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loan unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and, if any amounts are outstanding under the Revolving Credit Facility, declared all amounts outstanding under the Revolving Credit Facility to be due and payable;

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(e)           default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of Holdings or the Borrower;

(f)            (i) Any Loan Party shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

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(i)            one or more judgments shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $10,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)            an ERISA Event shall have occurred that, in the reasonable judgment of the Required Lenders, when taken together with all other such ERISA Events, results in the imposition of liability to the Borrower or the other Loan Parties that could reasonably be expected to result in a Material Adverse Effect;

(k)           any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)            any security interest purported to be created by any Security Document shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

(m)          there shall have occurred a Change in Control; or

(n)           a License Revocation shall have occurred and be continuing for more than five (5) consecutive Days or for any time period if it materially disrupts the operations of the business of the Borrower or Subsidiary Guarantors;

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then, and in every such event (other than, with respect to clauses (i), (ii) and (iii) below, an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agents may, and at the request of the Required Lenders shall, by notice to the Borrower, take any one or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments (including the L/C Commitment), (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require that the Borrower Cash Collateralize the L/C Exposure as set forth in Section 2.22(j) and (iv) take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; provided, however, that solely in the case of a Financial Covenant Event of Default, unless and until such Financial Covenant Event of Default shall constitute an Event of Default with respect to any Term Loan, the Agents shall take such actions at the request of the Required Revolving Lenders only, and in such case, without limiting Section VII(d), only with respect to the Revolving Credit Facility and any Letters of Credit, L/C Exposure and L/C Commitment; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments (including the L/C Commitment) shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Exposure as aforesaid shall automatically become effective, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

After the exercise of remedies (including rights of setoff) provided for in this Article VII (or after the Loans have automatically become immediately due and payable and the outstanding Letters of Credit and L/C Exposure have automatically been required to be Cash Collateralized as set forth in this Article VII), any amounts received on account of the Obligations (whether as a result of a payment under a Guarantee, any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) shall be applied by the Agents in accordance with Section 6.05 of the Guarantee and Collateral Agreement.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT; ETC.

SECTION 8.01. Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent (collectively, the “Agents”) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agents shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(b)          Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII and in the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)          Each of the Lenders (in its capacities as a Lender, Issuing Bank (if applicable), or a potential Qualified Counterparty (as defined in the Guarantee and Collateral Agreement)) hereby irrevocably appoints and authorizes the Collateral Agent (A) to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or in trust for) such Lender or Qualified Counterparty for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and (B) without limiting the generality of the appointment and authorization of the foregoing clause (A), to enter into the Security Documents. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.07) (with respect to any co-agents, sub-agents or attorneys in fact, as though such coagents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents), as if set forth in full herein with respect thereto.

SECTION 8.02. Delegation of Duties. The Agents may execute any of their duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, including for the purpose of any Borrowings, such sub-agents as shall be deemed necessary by the Agents, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that they select in the absence of gross negligence or willful misconduct by the Agents (as determined in the final judgment of a court of competent jurisdiction).

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SECTION 8.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 8.04. Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. The Agents shall be permitted, without obtaining the consent of the Required Lenders, to make any determination hereunder that, pursuant to the terms hereof, requires the consent, approval or other determination of the Agents; provided however that the Agents shall be permitted to request instructions from the Required Lenders with respect to such matters. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)          For purposes of determining compliance with the conditions specified in Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

(c)           In no event shall the Agents be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Lender.

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SECTION 8.05. Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Agents shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VII; provided that unless and until the Agents have received any such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as they shall deem advisable or in the best interest of the Lenders.

SECTION 8.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

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SECTION 8.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, the Collateral Agent, the Supplemental Agents (if any), each Joint Lead Arranger, the Documentation Agent and the Syndication Agent and, in each such case, their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each such Person from and against any and all Indemnified Liabilities incurred by it in exercising the powers, rights and remedies of the Administrative Agent, the Collateral Agent, the Supplemental Agents (if any), a Joint Lead Arranger, the Documentation Agent or the Syndication Agent or performing duties of the Administrative Agent, the Collateral Agent, the Supplemental Agents (if any), a Joint Lead Arranger, the Documentation Agent or the Syndication Agent hereunder or under the other Loan Documents or otherwise in its capacity as the Administrative Agent, the Collateral Agent, the Supplemental Agents (if any), a Joint Lead Arranger, the Documentation Agent or the Syndication Agent or, in the case of the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers, their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent, the Collateral Agent, any Supplemental Agents, the Co-Documentation Agents, the Joint Lead Arrangers, the Documentation Agent and the Syndication Agent, any and all Indemnified Liabilities incurred by it in making any determinations of the Administrative Agent, the Collateral Agent, any Supplemental Agents, the Documentation Agent, the Joint Lead Arrangers and the Syndication Agent as described above; provided that no Lender shall be liable for the payment to any such Person of any portion of such Indemnified Liabilities resulting from such Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided further that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 8.07 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent and the Collateral Agent.

SECTION 8.08. Agents in their Individual Capacities. Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Jefferies Finance LLC and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such entities were not the Administrative Agent, the Collateral Agent, an Issuing Bank, a Joint Lead Arranger, the Documentation Agent or the Syndication Agent, as applicable, hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any of such entities or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that none of the Administrative Agent, the Collateral Agent, the Issuing Banks, the Joint Lead Arrangers, the Documentation Agent or the Syndication Agent shall be under any obligation to provide such information to them. With respect to its Loans, if any, each of the above entities and their Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, an Issuing Bank, a Joint Lead Arranger, the Documentation Agent or the Syndication Agent, as applicable, and the terms “Lender” and “Lenders” shall, if applicable, include the above entities and their Affiliates in their individual capacities.

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SECTION 8.09. Successor Agents. The Administrative Agent and/or the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, respectively, upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor to such agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed) and shall be made in consultation with (but shall not require the consent of) the Borrower during the existence of an Event of Default. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or the Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the validity and perfection of the Liens granted or purported to be granted by the Security Documents, the successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article VIII and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

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SECTION 8.10. Other Agents; Joint Lead Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint book runner”, “joint lead arranger”, “documentation agent” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, to the extent any such persons are Lenders hereunder, those applicable to all Lenders as such (other than the rights to indemnification set forth in Section 9.05 and their rights as Secured Parties hereunder). Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or such other Persons in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 8.11. Appointment of Supplemental Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, each Agent is hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b)           In the event that an Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to such Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either such Agent or such Supplemental Agent, and (ii) the provisions of this Article VIII and of Section 9.05 that refer to the Agents shall inure to the benefit of such Supplemental Agent and all references therein to the Agents shall be deemed to be references to the Agents and/or such Supplemental Agent, as the context may require.

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(c)           Should any instrument in writing from the Borrower, or any other Loan Party be required by any Supplemental Agent so appointed by the Agents for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Agents. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Agents until the appointment of a new Supplemental Agent.

SECTION 8.12. Specified Hedge Agreements. No Qualified Counterparty that obtains the benefits of Article VIII, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Specified Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualified Counterparty.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)           if to the Borrower or Holdings, to it at Twin River Management, Inc., 100 Twin River Road, Lincoln, Rhode Island 02865, Attention of Craig Eaton, Esq., General Counsel (Fax No. 401-727-4770), email: ceaton@twinriver.com, mtrahan@twinriver.com;

(b)           if to the Administrative Agent, to Deutsche Bank, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attention: Sara Pelton, Fax No. 904-779-3080, Email: sara.pelton@db.com, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, Attention: Sony Ben-Moshe, Email: Sony.Ben-Moshe@lw.com; and

(c)           if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

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All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiary Guarantors to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.10 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.22, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause the Subsidiary Guarantors, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facilities.

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Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

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Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings or any other Loan Party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement and the other Loan Documents shall bind and inure to the benefit of their respective successors and assigns.

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(b)          Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Borrower (which shall not be unreasonably withheld and shall be deemed to have been given if the Borrower has not responded within 5 Business Days after receiving a written request for such consent) and the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) the consent of the Borrower to any assignment shall not be required to any such assignment made (x) to another Lender, an Affiliate of any Lender or a Related Fund of any Lender, (y) after the occurrence and during the continuance of any Event of Default or (z) during the primary syndication of the Credit Facilities, (ii) in the case of an assignment of a Revolving Credit Commitment, each Issuing Bank must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class and Series); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms (consistent with Section 2.20). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

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(c)          By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary Guarantor or the performance or observance by the Borrower or any Subsidiary Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks, the Collateral Agent and any Lender (in the case of any Lender, in order to review entries contained therein with respect to such Lender only), at any reasonable time and from time to time upon reasonable prior notice.

(e)          Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and each Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

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(f)           Each Lender may without the consent of the Borrower, any Issuing Bank or the Administrative Agent sell participations to one or more Persons that are not Disqualified Lenders in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (and subject to Section 2.21) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, unless the participation is sold with the Borrower’s prior written consent) and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.

(g)          Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)       Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation permitted pursuant to the terms of this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

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(i)       Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j)       Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(k)          Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender.

(l)            In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, an Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then such Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

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(m)          In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of the participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative agent, the Issuing Banks and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(n)          Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party under this Agreement arising from that Lender’s having been a Defaulting Lender.

(o)          Any attempted assignment or transfer by any party hereto in contravention of this Section 9.04 shall be null and void.

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SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent, the Administrative Agent, the Collateral Agent and the Issuing Banks in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), including the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, Adler, Pollock & Sheehan P.C., Jones Walker LLP and Holland & Hart LLP; provided that, the Borrower and Holdings shall not be obligated under this clause (i) to pay for more than one primary counsel, one local counsel in each relevant jurisdiction and one specialty counsel for each relevant specialty, and (ii) all out-of-pocket expenses incurred by the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent, the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel for the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent, the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender (provided that, in the case of this clause (ii), such reimbursement for attorneys’ fees shall be with respect to the Administrative Agent’s and the Collateral Agent’s counsel only (which in each case shall include (I) workout related counsel, (II) general transaction related counsel, (III) local Rhode Island, Mississippi and Colorado related counsel and (IV) one specialty counsel in each relevant specialty) unless a Lender (or group of Lenders) reasonably determines that there is a conflict of interest between it and the Administrative Agent and/or the Collateral Agent, in which case such reimbursement shall also apply to such Lender’s (or group of Lenders’) counsel).

(b)          The Borrower and Holdings agree, jointly and severally, to indemnify the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee; provided further that, the Borrower and Holdings shall not be obligated to pay for more than one primary counsel, one local counsel in each relevant jurisdiction and one specialty counsel for each relevant specialty (provided however that the Borrower and Holdings shall be obligated to pay for one or more additional counsel if deemed appropriate due to conflicts of interest). This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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(c)          To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)          To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, and shall not permit any Loan Party to assert and shall cause each Loan Party to waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the other Loan Documents, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)          The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, but subject to obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in whatever currency) owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and any other Loan Document to such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or such other Loan Document and although such obligations of the Borrower or Holdings may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall promptly provide to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAW OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the applicable Loan Parties and the Required Lenders; provided, however, that no such agreement shall:

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(i)          decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate”, (B) amend or waive the provisions of Section 2.13(b) through (f) and (C) waive any obligation of the Borrower to pay interest at the Default Rate with respect to any Obligations;

(ii)         increase or extend the Commitment of any Lender or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender;

(iii)        amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(k) or the provisions of this Section or release any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender;

(iv)        change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class or Series differently from the rights of Lenders holding Loans of any other Class or Series without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or Series, as applicable;

(v)         modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(j) without the written consent of such SPV;

(vi)        impose any additional restrictions on any Lender’s ability to assign any of its rights or obligations without the written consent of such Lender;

(vii)       reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender or the percentage contained in the definition of the term “Required Revolving Lenders” without the consent of each Revolving Credit Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit (including additional commitments) pursuant to this Agreement may be included in the determination of the Required Lenders (and, if such additional extensions of credit are made pursuant to Revolving Credit Commitments, in the determination of Required Revolving Lenders) on substantially the same basis as the Term Loan Commitments and the Revolving Credit Commitments on the date hereof); or

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(viii)      (A) amend or otherwise modify Section 6.11 (or for the purposes of determining whether the Borrower is in compliance (or pro forma compliance) with Section 6.11, any defined term used therein), (B) waive or consent to any Default resulting from a breach of Section 6.11 or (C) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VII as a result of a breach of Section 6.11, in each case, without the written consent of the Required Revolving Lenders, provided that the amendments, modifications, waivers and consents described in this clause (viii) shall not require the consent of any Lenders other than the Required Revolving Lenders;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Banks hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Banks, as applicable.

(c)          In addition to and notwithstanding the foregoing, (i) neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified so as to alter the ratable treatment of Obligations arising under Specified Hedge Agreements (as defined in the Guarantee and Collateral Agreement), the definition of “paid in full” (as it relates to Obligations under Specified Hedge Agreements) or the definitions of “Hedging Agreement,” “Obligations,” “Secured Parties” or “Specified Hedge Agreement,” in each case in a manner adverse to any counterparty of a Loan Party under any Specified Hedge Agreement with Obligations thereunder then outstanding, without the prior written consent of such counterparty, (ii) the parties to the Fee Letter may enter into written waivers, amendments, supplements or modifications thereto, (iii) the Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute (or direct the Collateral Agent to execute) amendments, modifications, waivers or consents on behalf of such Lender, (iv) any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given, (v) any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.08 shall be binding upon each Secured Party at the time outstanding and each future Secured Party and (vi) without the consent of any other person, the applicable Loan Parties and the Administrative Agent or the Collateral Agent may enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law. Notwithstanding anything to the contrary herein, from the Closing Date until the earlier of (x) 60 days after the Closing Date and (y) the achievement of a Successful Syndication (as defined in the Fee Letter), this Agreement may be amended pursuant to a written instrument or instruments executed by the Administrative Agent at the direction of the Controlling Arrangers (as defined in the Fee Letter) (and without the consent of the Borrower or any other person) solely to implement the express provisions of the Fee Letter under “Market Flex” (and subject to the limitations therein); provided that no such amendment shall be adverse to the Lenders. At the request of such Controlling Arrangers, the Borrower shall execute each amendment pursuant to this paragraph, but Borrower’s failure or refusal to execute such amendment shall not affect the validity thereof.

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(d)          The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

(e)          Notwithstanding anything in this Section 9.08 to the contrary, this Agreement and the other Loan Documents may be amended (or amended and restated) with only the written approval of the Borrower, the Administrative Agent and each Extending Revolving Lender and/or each Extending Term Lender, as the case may be, the Borrower and, if required under Section 2.24, each Issuing Bank, in connection with any extension permitted pursuant to Section 2.24.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

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SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b)          Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant, in either case that is not a Disqualified Lender, in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Loan Party or any of their respective obligations, (f) with the prior consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower, Holdings or any other Loan Party and related to the Borrower or any Loan Party or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower, Holdings or any other Loan Party; provided that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of selfhelp), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

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SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and each other Loan Party, which information includes the name and address of Holdings, the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings, the Borrower and each other Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.19. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or other Person receiving payments under the Loans or Loan Documents an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable Tax being withheld from such payment and the Administrative Agent has paid over the applicable Tax to the Internal Revenue Service or any other taxing authority of the United States or other jurisdiction, or the Internal Revenue Service or any other taxing authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or other Person receiving payments under the Loans or Loan Documents because the appropriate form was not delivered or was not properly executed or because such Lender or other Person failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender or other Person shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 9.20. No Fiduciary Duty. The parties hereto hereby acknowledge that the Administrative Agent, the Collateral Agent, each Issuing Bank, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of any Loan Party, its stockholders and/or their respective Affiliates. Holdings and the Borrower agree, on behalf of itself and each other Loan Party, that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its stockholders or their respective Affiliates, on the other hand. Holdings and the Borrower each acknowledges and agrees, on behalf of itself and each other Loan Party, that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or their respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, their respective Affiliates, creditors or any other Person. The Borrower acknowledges and agrees, on behalf of itself and each other Loan Party, that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees, on behalf of itself and each other Loan Party, that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Loan Party, in connection with such transaction or the process leading thereto.

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SECTION 9.21. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents, including Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents, including Sections 2.05 and 9.05.

SECTION 9.22. Collateral and Guarantee Matters. The Secured Parties irrevocably authorize the Agents, at their option and in their discretion:

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(a)          to enter into the Security Documents for the benefit of the Lenders and the other Secured Parties;

(b)          to release any Lien on any property granted to or held by any of the Agents under any Loan Document (w) upon termination of the Commitments, payment in full of the Obligations and the Cash Collateralization (by pledge of, and deposit with or delivery to the applicable Issuing Bank of, Cash Collateral in an amount equal to 105% of the outstanding amount of such Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to such Issuing Bank), expiration or termination of, or the implementation of other arrangements satisfactory to the applicable Issuing Bank in its sole discretion in respect of, all Letters of Credit, (x) that is sold or otherwise disposed of by any Loan Party in a transaction permitted by the Credit Agreement, (y) that is owned by a Restricted Subsidiary that is designated as an Unrestricted Subsidiary as permitted under this Agreement or (z) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders; and

(c)          to release any Subsidiary Guarantor from its Guarantee under the Guarantee and Collateral Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its Guarantee under the Guarantee and Collateral Agreement pursuant to this Section 9.22. In each case as specified in this Section 9.22, the Agents will (and each Lender irrevocably authorizes the Agents to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.22.

Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or Required Revolving Lenders, as applicable, in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders or the Required Revolving Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

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The Agents shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto or in the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.22 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agents may act in any manner they may deem appropriate, in its sole discretion, given the Agents’ own interest in the Collateral as one of the Lenders and that the Agents shall have no duty or liability whatsoever to the Lenders, except for their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

SECTION 9.23. Certain Matters Affecting Lenders.

(a)          If any Gaming/Racing Authority shall determine that any Lender does not meet suitability standards prescribed under applicable Gaming/Racing Laws or any Lender has failed to obtain an approval, license, finding of suitability or other authorization required under applicable Gaming/Racing Laws or by order of any Gaming/Racing Authority in order to be a Lender hereunder (a “Former Lender”), the Administrative Agent shall have the right (but not the duty) to cause such Former Lender (and such Former Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Substitute Lender”) in accordance with this Agreement and the Former Lender shall pay any fees payable thereunder in connection with such assignment; provided that on the date of such assignment, the Substitute Lender shall pay to the Former Lender an amount equal to the sum of an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Former Lender. Additionally, on the date of such assignment, the Borrower shall pay any amounts payable to such Former Lender pursuant to Section 2.14, 2.15, 2.16 or 2.20, or otherwise as if it were a prepayment. The Borrower shall bear the costs and expenses of any Lender required by any Gaming/Racing Authorities to file an application for a finding of suitability in connection with the investigation of an application by the Borrower or any Loan Party for a license to operate a gaming establishment.

(b)          Notwithstanding the provisions of Section 9.23(a), if any Lender becomes a Former Lender, and if the Administrative Agent fails to find a Substitute Lender pursuant to Section 9.23(a) within any time period specified by the appropriate Gaming/Racing Authority for the withdrawal of a Former Lender (the “Withdrawal Period”), the Borrower may immediately prepay in full the outstanding amount of all Loans of such Former Lender, together with any amounts payable to such Former Lender pursuant to Section 2.14, 2.15, 2.16 or 2.20 or otherwise as if it were a prepayment, with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of the applicable Withdrawal Period. Upon the prepayment of all amounts owing to any Former Lender and the termination of such Former Lender’s Commitments, if any (whether pursuant to Section 9.23(a) or 9.23(b)), such Former Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Former Lender to indemnification hereunder shall survive as to such Former Lender.

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(c)          The Lenders, the Agents and the other Secured Parties, by their acceptance of the benefits of the Loan Documents, hereby acknowledge and agree that certain of their rights, remedies and powers under the Loan Documents and certain actions required of the Loan Parties under the Loan Documents may, in each case, be subject to Gaming/Racing Laws and Liquor Laws and/or require the approval (including prior approval) of, or notification to, Gaming/Racing Authorities and Liquor Authorities.

(d)          No use of the term “operate” in this Agreement or any other Loan Document is intended to imply that any Person other than the State of Rhode Island (acting through the Division) operates the lotteries as provided in Section 15 of Article VI of the Rhode Island Constitution.

SECTION 9.24. Hard Rock License Agreement Matters.

(a)          Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, until such time as the Collateral Agent institutes an action to foreclose its Lien on the Hard Rock License Agreement in accordance with the terms of the Hard Rock License Agreement or Borrower or Premier Entertainment becomes (either voluntarily or involuntarily) subject to a bankruptcy, revenues from operation of the Hard Rock Biloxi Casino shall be used first to satisfy the obligations of Premier Entertainment under the Hard Rock License Agreement to Hard Rock Hotel Licensing, Inc. before payment of any other obligation (including any obligation to the Secured Parties) of Premier Entertainment.

(b)          Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, in the event of an Event of Default, a receiver may be appointed for Premier Entertainment and such receiver shall be authorized to cure all defaults of Premier Entertainment under the Hard Rock License Agreement. The receiver shall be subject to the approval of Hard Rock Hotel Licensing, Inc., which approval shall not be unreasonably withheld, conditioned or delayed.

149

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation

By:	/s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Senior Vice President and Secretary

TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation

By.	/s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Senior Vice President and Secretary

150

DEUTSCHE BANK AG NEW YORK BRANCH,
individually and as Administrative Agent, Collateral
Agent and an Issuing Bank

By:	/s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Managing Director

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

151

DEUTSCHE BANK AG NEW YORK BRANCH, as a Term Lender

By:	/s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Managing Director

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

152

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Credit Lender

By:	/s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Managing Director

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

153

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Credit Lender

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Authorized Signatory

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

154

JEFFERIES FINANCE LLC, as a Revolving Credit Lender

By:	/s J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

155

Schedule 1.01(a)

Disqualified Lenders

i.            each of MGM Resorts International, Newport Grand, LLC, Foxwoods Resort Casino, the Mashantucket Pequot Tribal Nation, Mohegan Sun Tribal Gaming Authority, Mohegan Tribe of Connecticut, Caesars Entertainment, Inc., Penn National Gaming, Inc., Wynn Resorts, Limited, Las Vegas Sands Corporation, Ameristar Casinos, Inc., KG Urban Enterprises, Mass Gaming & Entertainment, LLC, Rush Street Gaming, PPE Casino Resorts, MA, The Cordish Companies, Plainridge Racecourse and Raynham Park; and

ii.         any of the foregoing Person’s Affiliates (other than any bona fide (a) debt fund, (b) investment vehicle, (c) regulated bank entity or (d) non-regulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business).

156

Schedule 1.01(b)

Mortgaged Property

Property Owner	Property Location
UTGR, Inc.	100 Twin River Road, Lincoln, Providence County, RI 02865
Premier Entertainment Biloxi LLC	777 Beach Blvd, Biloxi, Mississippi 39530
Jamland, LLC	805 Beach Blvd, Biloxi, Mississippi 39530

157

Schedule 2.01

Lenders and Commitments

Lender	Term Loan Commitments	Revolving Credit Commitments
Deutsche Bank AG New York Branch 5022 Gate Parkway Suite 200 Jacksonville, FL 32256 Attn: Sara Pelton Fax No. 904-779-3080	$480,000,000	$18,000,000
Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010 Attn: Larcy Naval Fax No. 212-322-2291	$0	11,000,000
Jefferies Finance LLC 520 Madison Avenue 19th Floor New York, NY 10022 Attn: Sarthak Shah Fax No. 212-284-3444	$0	11,000,000

158

Schedule 3.04

Governmental Approvals

None.

159

Schedule 3.07(c)

Rights to Mortgaged Properties

1. Right of First Refusal under Hard Rock Licensing Agreement.

160

Schedule 3.07(d)

Encroachments

(i) With respect to the Mortgaged Property at Biloxi, a portion of the improvements on Parcel 2 extend onto Parcel L6 and Parcel L3, and (ii) the west boundary of Parcel 6 extends onto easements reserved from the vacation of former Magnolia Street.

161

Schedule 3.08

Subsidiaries1

Entity Name	Owner	Type of Ownership Interest	Percentage Ownership
Twin River Management Group, Inc.	Twin River Worldwide Holdings, Inc.	Common Stock	100%
UTGR, Inc.	Twin River Management Group, Inc.	Common Stock	100%
Mile High USA, Inc.	Twin River Management Group, Inc.	Common Stock	100%
Racing Associates of Colorado, Ltd.	Mile High USA, Inc.	General Partnership Interest	75%
Racing Associates of Colorado, Ltd.	Interstate Racing Association, Inc.	Limited Partnership Interest	25%
Interstate Racing Association, Inc.	Mile High USA, Inc.	Common Stock	100%
Premier Entertainment Biloxi LLC	Twin River Management Group, Inc.	Limited Liability Company	100%
Premier Finance Biloxi Corp.	Premier Entertainment Biloxi LLC	Common Stock	100%
Jamland, LLC	Premier Entertainment Biloxi LLC	Limited Liability Company	100%

[1]	After giving effect to the Transactions on the Closing Date.

162

Schedule 3.09

Litigation

None.

163

Schedule 3.17

Environmental Matters

None.

164

Schedule 3.18

Insurance

SEE ATTACHED SPREADSHEET.

165

Twin River Management Group, Inc.	R1

Coverage	Carrier	Policy #	Policy Period
Commercial Property	Zurich American Ins Company	ERP 5525224-02	7/1/14 to 7/1/15

Excess Property	Lexington Ins Co.	044065018	7/1/14 to 7/1/15

General Liability	Zurich American Ins Company	GLA5525217-02	7/1/14 to 7/1/15

Automobile/Garage Keepers Liability	Zurich American Ins Company	GLA5525217-02	7/1/14 to 7/1/15

Workers Compensation – Employers Liability Rhode Island	Zurich American Ins Co of Illinois	WC5525222-02	7/1/14 to 7/1/15

Umbrella Liability	Sterling RPG Program	0307-6655	7/1/14 to 7/1/15

Crime	Berkley Regional Insurance	BCR71000576-13	11/05/13 to 11/05/14

Environmental	XL Environmental Indian Harbor Ins. Co.	PEC002032701	4/11/11 to 4/11/16

Directors & Officers and Employment Practices Liability	National Union Fire	01-584-11-76	11/05/13 to 11/05/14

D & O (Excess)	Zurich Insurance	DOC9828597-03	11/05/13 to 11/05/14

1	Gallagher Bollinger as of 7/10/14

166

Twin River Management Group, Inc.	R1

Coverage	Carrier	Policy #	Policy Period
Side A DIC	XL Specialty Ins Co.	ELU132099-13	11/05/13 to 11/05/14

Fiduciary Liability	Great American Ins.	FDP6660951	11/05/13 to 11/05/14

Primary D&O & EPL – Tail	National Union Fire	3771415	11/05/10 to 11/05/16

Excess D&O – Tail	Zurich Insurance	DOC5966034-00	11/05/10 to 11/05/16

Fiduciary Liability – Tail	Great American Ins.	FDP6660758	11/05/10 to 11/05/16

2	Gallagher Bollinger as of 7/10/14

167

 Twin River Management Group, Inc. MS Coverage Carrier Policy # Policy Period Commercial Property including Boiler and Terrorism Per Summary w/s for primary and excess layers See enclosed Per Binders & Summary w/s for primary and excess layers 4/20/14 to 4/20/15 Marina Operators Markel American Ins. Co. 90MA0066-4 05/13/14 to 05/13/15 NFIP Flood American Bankers Ins. Co. AB00059130 5/27/14 to 5/27/15 General Liability, Employee Benefits Liability & Liquor Liability ACE American Ins. Co. PMIG24920707 6/30/13 to 7/31/14 Automobile/Garage Keepers Liability ACE American Ins. Co. PMUH08527325001 6/30/13 to 7/31/14 Workers Compensation – Employers Liability Zurich American WC5525222-02 7/10/14 to 7/01/15 MS Wind & Hail MS Windstorm Underwriting Assoc. WH00006034-02 08/16/13 to 08/16/14 Umbrella Liability Distinguished Program RPG Program TBD at closing 7/10/14 to 7/01/15 Crime Berkley Regional Insurance BCR71000576-13 7/10/14 to 11/05/14 Directors & Officers and Employment Practices Liability National Union Fire 01-584-11-76 7/10/14 to 11/05/14 D & O (Excess) Zurich Insurance DOC9828597-03 7/10/14 to 11/05/14 Side A DIC XL Specialty Ins Co. ELU132099-13 7/10/14 to 11/05/14 1 Gallagher Bollinger per Section 4.14 INSURANCE and updated 7/10/14

 Twin River Management Group, Inc. MS Coverage Carrier Policy # Policy Period Fiduciary Liability Great American FDP6660951 7/10/14 to 11/05/14 Bond- Liquor Brierfield Ins. Co. 2231212 2/15/14 to 2/15/15 Bond- Catering Brierfield Ins. Co. 2231245 1/29/14 to 1/29/15 Bond- Gaming Western Surety Co. 929473086 10/19/13 to 10/19/14 Environmental Liability No Prior Insurance 2 Gallagher Bollinger per Section 4.14 INSURANCE and updated 7/10/14

Premier Entertainment Biloxi LLC Evidence of Property Insurance - Company Summary 4/20/2014-4/20/2015 Layer Statutory Company Policy Number Participation Percentage Primary 25M Lexington Insurance Company 025031543 $ 13,500,000 54.00% Primary 25M Partner Re Ireland Insurance Ltd $ 1,500,000 6.00% Primary 50M Awac Bermuda P006155/009 $ 3,750,000 7.50% Primary 50M Westchester Surplus Lines Ins Co D36060578 008 $ 5,000,000 10.00% Primary 50M Aspen Specialty Insurance Company PR5506414 $ 5,000,000 10.00% Primary 50M Steadfast Insurance Company CPP 6549958-02 $ 3,750,000 7.50% Primary 50M Lloyds B0391TP1401288 $ 2,500,000 5.00% 25M x/s 25M Arch Specialty Insurance Company ESP 0054510-01 $ 5,000,000 20.00% 25M x/s 25M Maxum Indemnity Company MSP 6015354-04 $ 2,500,000 10.00% 25M x/s 25M Lloyds B0391TP1401311 $ 3.750,000 15.00% 75M x/s 25M RSUI Indenmity Company NHD387096 $ 11,250,000 15.00% 50M x/s 50M Essex Insurance company MKLX11XP001593 $ 5,000,000 10.00% 50M x/s 50M Ironshore Insurance Services, LLC. 001339802 $ 10,000,000 20.00% 75M x/s 50M Liberty Mutual Fire Insurance Company MQ2-L9L -445369-014 $ 3,750,000 5.00% 75M x/s 50M Tokio Marine Nichido LCP6480119-03 2,500,000 5.00% 75M x/s 50M Liberty international Underwriters 1000092555-01 $ 5,625,000 7.50% 75M x/s 50M Lloyds B0391TP1401302 $ 28,125,000 37.50% 25M x/s 100M Steadfast Insurance Company XPP 6549988-02 $ 11,250,000 4500% 160M x/s 125M Lloyds B0391TP1401303 $ 112,000,000 70.00% 160M x/s 125M RSUI Indemnity Company NHD387097 $ 48,000,000 30.00% Terrorism Lexington Insurance Company 015802527 $ 100,000,000 100.00% Boiler and Machinery Travelers Insurance Company M5J-BME1-7495L903-TIL-14 $ 100,000,000 100 00%

Schedule 3.19(a)

UCC Filing Offices

Grantor	Filing Office
Twin River Worldwide Holdings, Inc.	State of Delaware
Twin River Management Group, Inc.	State of Delaware
Premier Entertainment Biloxi LLC	State of Delaware
Premier Finance Biloxi Corp.	State of Delaware
Jamland, LLC	State of Delaware
UTGR, Inc.	State of Delaware

Schedule 3.19(c)

Mortgage Filing Offices

Grantor	Filing Office
UTGR, Inc.	Land Evidence Records of the Town of Lincoln, State of Rhode Island
Premier Entertainment Biloxi LLC	Chancery Clerk of the Second Judicial District of Harrison County, State of Mississippi
Jamland, LLC	Chancery Clerk of the Second Judicial District of Harrison County, State of Mississippi

Schedule 3.20(a)

Owned Real Property

Property Owner	Property Location
UTGR, Inc.	100 Twin River Road, Lincoln, Providence County, RI 02865
Premier Entertainment Biloxi LLC	777 Beach Boulevard, Biloxi, MI 39530
Jamland, LLC	805 Beach Boulevard, Biloxi, MI 39530

Schedule 3.20(b)

Leased Real Property

Lessee	Lessor	Lease
Premier Entertainment Biloxi LLC	The State of Mississippi	Tidelands Lease
Premier Entertainment Biloxi LLC	Medical Plaza LLC

Ground Lease Agreement, dated as of April 16, 2007, by and between Medical Plaza LLC, as lessor, and Premier Entertainment Biloxi LLC, as lessee, as extended by that certain letter, dated as of June 30, 2008, as further extended by that certain letter, dated as of July 15, 2009, as amended by that certain First Amendment of Lease, dated as of June 2, 2010, as further amended by that certain Second Amendment of Lease, dated as of July 5, 2011, and as further amended by that certain Third Amendment of Lease, dated as of June 1, 2012

Premier Entertainment Biloxi LLC	DWP Venture, LLC	Net Commercial Lease Agreement, dated as of March 9, 2012, by and between, DWP Venture, LLC, as lessor, and Premier Entertainment Biloxi LLC, as lessee
Premier Entertainment Biloxi LLC	City of Biloxi, Mississippi	Biloxi Lease

Schedule 3.20(f)

Tax Parcels

i. With respect to Biloxi, tax Parcel #1410K-02-008.000 includes fee Parcels 1, 2, 3, 4, 5, and 6 and spans across L1 and L2 along the lines of the air bridge. L1 and L2 are owned by the City of Biloxi, but the air rights of L1 and all of L2 are leased to Premier. The tax parcel as depicted on the tax map does not distinguish between the leased and fee owned parcels. Therefore there is no property classification assigned to the tax parcel for real estate tax assessment purposes which designate proper use.

Schedule 3.26

Material Agreements

1.	Master Video Lottery Terminal Contract, dated as of July 18, 2005, by and between the Division and UTGR, as amended as of November 4, 2010, as further amended as of May 3, 2012 and September 18, 2012.

2.	Regulatory Agreement, dated as of July 10, 2014, by and between the DBR, the Division, Holdings, the Borrower and UTGR.

3.	DBR/Division Letter Agreement.

4.	Check Guarantee Agreement between UTGR, Inc and Global Payments Gaming Services, Inc.; Contract term: 1/21/09-1/31/15.

5.	Cash Advance Credit and ATM/Debit Card Processing Agreement between UTGR, Inc. and Global Payments Gaming Services, Inc.; Contract term: 1/21/09-1/31/15.

6.	ATM Agreement between UTGR, Inc. and U.S. Bank National Association dba Ultron Processing Services; Contract term: 3 years beginning 1/1/12.

7.	Hard Rock Documents.

8.	Biloxi Lease.

9.	Tidelands Lease.

Schedule 5.18

Post Closing Matters

All additional authorization items as agreed to between Borrower and the Administrative Agent prior to the Closing Date.

Schedule 6.01

Existing Indebtedness

Indebtedness of Premier Entertainment owing to the Mississippi Business Finance Corporation under the Premier IRB Transaction in an outstanding principal amount not exceeding $32,000 as of the Closing Date.

Schedule 6.02

Existing Liens

None.

Schedule 6.04

Existing Investments

1.	Investments by Holdings and its Subsidiaries in Colorado Subsidiaries in the form of intercompany loans in the aggregate principal amount outstanding as of the Closing Date of $11,313,702.45.

2.	Equity investments in the Colorado Subsidiaries on the Closing Date as set forth on Schedule 3.08.

3.	Bonds issued pursuant to the Premier IRB Transaction, having an outstanding face amount of not more than $32,000 as of the Closing Date.

Exhibit A

to the Credit Agreement

FORM OF ADMINISTRATIVE QUESTIONNAIRE

I.	Borrower Name: Twin River Management Group, Inc.

II.	Legal Name of Lender for Signature Page:

III.	Name of Lender for any eventual tombstone:

IV.	Legal Address:

V.	Contact Information:

	Credit Contact	Operations Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

Email:

Address:

VI.	Lender’s Wire Payment Instructions:

Pay to:

(Name of Lender)
(ABA#)	(City/State)
(Account #)	(Account Name)

Please return this form, by fax, to the attention of Administrative Agent, fax (904) 7793080.

A-1

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Borrower Name:	Twin River Management Group, Inc.

VII.	Organizational Structure:

Foreign Branch, organized under which laws

Lender’s Tax ID:

Tax withholding Form Attached

[   ] Form W-9

[   ] Form W-8BEN/W-8ECI/W-8EXP/W-8IMY

[   ] W/Hold                  % Effective

VIII.	Payment Instructions:

Servicing

Site:

Pay To:

IX.	Name of Authorized Officer:

Name:
Signature:
Date:

A-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

X.	Institutional Investor Sub-Allocations

Institution Legal

Fund Manager:

Sub-Allocations:

Exact Legal
Name	Sub-	Direct Signer to
(for	Allocation	Credit	Purchase by	Date of Post
Documentation	(Indicate	Agreement	Assignment	Closing
purposes)	US$)	(Yes / No)	(Yes / No)	Assignment

1.
2.
3.
4.
5.
6.
7.

Total

Special Instructions

A-3

Exhibit B

to the Credit Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in Section 3 below (the “Assignor”) and the Assignee identified in Section 3 below (the “Assignee”). Reference is made to that certain Credit Agreement, dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

SECTION 1. For an agreed consideration, the Assignor hereby irrevocably sells and assigns, without recourse, to the Assignee, and the Assignee hereby irrevocably purchases and assumes, without recourse, from the Assignor, subject to and in accordance with the Credit Agreement, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement) (the “Effective Date”), (a) the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and the other Loan Documents to the extent related to the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date, (iii) participations of the Assignor in Letters of Credit which are outstanding on the Effective Date and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement and the other Loan Documents or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above. Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights (except those surviving the termination of the Commitments and payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations) and be released from its obligations under the Credit Agreement.

B-1

SECTION 2. This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire.

SECTION 3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

Date of Assignment:

Legal Name of Assignor:

[indicate Assignor [is][is not] a Defaulting Lender]

Legal Name of Assignee:

[indicate [Affiliate][Related Fund][other Eligible Assignee] of [Lender]]

Assignee’s Address for Notices:

Effective Date of Assignment:

Percentage Assigned of Applicable Credit Facility/Commitment/Loans (set forth, to at least 8 decimals, as a percentage of the Credit Facility and the aggregate Commitments of all Lenders thereunder)[2]

Principal Amount Assigned

Credit
Facility/Commitment

[_______________][2]	$	%

[Remainder of page intentionally left blank]

[2]	Percentage to be adjusted by the counterparties to take into account any payments or prepayments made between the Date of Assignment and the Effective Date.
[2]	List the applicable facility.

B-2

The terms set forth on the foregoing pages are hereby agreed to: Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent [and an Issuing Bank][3]

___________________________,
as Assignor	By:
Name:
Title:

By:		By:
	Name:		Name:
	Title:		Title:

[____________________________________,
as an Issuing Bank[4]

By:
Name:
Title:

By:
Name:
Title:]

[3]	If required pursuant to Section 9.04(b)(ii) of the Credit Agreement.

[4]	If required pursuant to Section 9.04(b)(ii) of the Credit Agreement.

B-3

Annex 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. For purposes of clarification, Assignor makes no representation or warranty as to whether the consent of any Gaming/Racing Authority is required for this Assignment and Acceptance.

1.2           Assignee. The Assignee represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement, to acquire the Assigned Interest and become a Lender (subject to such consents, if any, as may be required under Section 9.04 of the Credit Agreement) including, without limitation, the requirements to be an Eligible Assignee, (c) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (d) it is not a Defaulting Lender, Disqualified Lender or Former Lender (e) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (f) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the Credit Agreement, including, but not limited to, Sections 2.20(e) or (f) of the Credit Agreement, as applicable, duly completed and executed by the Assignee, (g) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (h) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest and (i) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. For purposes of clarification, Assignee makes no representation or warranty as to whether the consent of any Gaming/Racing Authority is required for this Assignment and Acceptance.

B-4

2.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Assignment and Acceptance by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law principles that would require application of another state’s law.

B-5

Exhibit C

to the Credit Agrement

FORM OF BORROWING REQUEST3

Deutsche Bank AG New York Branch, as

Administrative Agent for the Lenders

referred to below, 5022 Gate Parkway,

Suite 200

Jacksonville, FL 32256

Attention of Sara Pelton

[Date]

Ladies and Gentlemen:

The undersigned, TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), refers to that certain Credit Agreement, dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties, and as an Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing
(which is a Business Day)

(B)	Principal Amount of Borrowing[4]

[3]	To be submitted by 12:00 (noon), New York City time, 3 Business Days prior to the date of a proposed Borrowing in the case of a Eurodollar Borrowing and by 1:00 p.m., New York City time, 1 Business Day prior to the date of a proposed Borrowing in the case of an ABR Borrowing.

[4]	Except for Loans deemed made pursuant to Section 2.02(f) of the Credit Agreement, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

C-1

(C)	Class and Series of Borrowing[5]

(D)	Type of Borrowing[6]

(E)	Interest Period and the last day thereof[7]

(F)	Funds are requested to be disbursed to the Borrower’s account with _____________ (Account No. _________________ ).

[Remainder of page intentionally left blank]

[5]	Specify Closing Date Term Borrowing, Incremental Term Borrowing or Revolving Credit Borrowing and applicable Series.

[6]	Specify Eurodollar Borrowing or ABR Borrowing.

[7]	Applicable only for Eurodollar Borrowings and shall be subject to the definition of “Interest Period” and Section 2.02 of the Credit Agreement and end not later than the Term Loan Maturity Date or the Revolving Credit Maturity Date.

C-2

Unless the conditions set forth in Section 4.01 of the Credit Agreement have been waived in accordance with the terms of the Credit Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in clauses [(a) and (b)(i)]8 [(a), (b)(ii) and (c)]9 of Section 4.01 of the Credit Agreement have been satisfied.

TWIN RIVER MANAGEMENT GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

[8]	For initial Credit Event.

[9]	For Credit Events other than initial Credit Event.

C-3

Exhibit D

to the Credit Agreement

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

made by

TWIN RIVER MANAGEMENT GROUP, INC.,

as the Borrower

TWIN RIVER WORLDWIDE HOLDINGS, INC.,

as Holdings

and

certain Subsidiaries of the Borrower, as Guarantors

in favor of

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

dated as of July 10, 2014

5.02	Delivery and Control of Instruments, Negotiable Documents and Letter of Credit Rights	D-32
5.03	Maintenance of Insurance	D-33
5.04	Maintenance of Perfected Security Interest; Further Documentation	D-33
5.05	Changes in Locations, Name, Jurisdiction of Incorporation, etc	D-34
5.06	[Reserved]	D-34
5.07	Investment Property	D-34
5.08	Receivables	D-36
5.09	Intellectual Property	D-36
5.10	Commercial Tort Claims	D-38
5.11	Locations of Collateral	D-38
5.12	Landlord’s Access Agreements/Bailee Letters	D-39
5.13	Perfection of De Minimis Collateral	D-39

SECTION 6. REMEDIAL PROVISIONS		D-39

6.01	Certain Matters Relating to Receivables	D-39
6.02	Communications with Obligors; Grantors Remain Liable	D-39
6.03	Pledged Securities	D-40
6.04	Proceeds to be Turned over to Collateral Agent	D-41
6.05	Application of Proceeds	D-42
6.06	Code and Other Remedies	D-43
6.07	Certain Matters Regarding Pledged Equity Interests and Pledged Debt Securities	D-44
6.08	Deficiency	D-45
6.09	Non-Judicial Enforcement	D-45
6.10	Certain Matters Regarding Hard Rock License Agreement	D-45

SECTION 7. THE COLLATERAL AGENT		D-46

7.01	Collateral Agent’s Appointment as Attorney-in-Fact, etc	D-46
7.02	Duty of Collateral Agent	D-47
7.03	Filing of Financing Statements	D-48
7.04	Authority of Collateral Agent	D-48
7.05	Appointment of Co-Collateral Agents	D-48

SECTION 8. MISCELLANEOUS		D-49

8.01	Amendments in Writing	D-49
8.02	Notices	D-49
8.03	No Waiver by Course of Conduct; Cumulative Remedies	D-49
8.04	Enforcement Expenses; Indemnification	D-49
8.05	Successors and Assigns	D-50
8.06	Setoff	D-50
8.07	Counterparts	D-51

8.08	Severability	D-51
8.09	Section Headings	D-51
8.10	APPLICABLE LAW	D-51
8.11	Submission to Jurisdiction; Waivers	D-51
8.12	Acknowledgments	D-52
8.13	Additional Grantors	D-52
8.14	Termination of Security Interest	D-53
8.15	WAIVER OF JURY TRIAL	D-53
8.16	Reinstatement	D-54
8.17	Regulatory Matters	D-54
8.18	The Collateral Agent.	D-54

Exhibits:

Exhibit A	Form of Trademark Security Agreement
Exhibit B	Form of Patent Security Agreement
Exhibit C	Form of Copyright Security Agreement
Exhibit D	Form of Uncertificated Securities Control Agreement

Annex:

Annex 1	Form of Assumption Agreement
Annex 2	Designation Notice

Schedules:
Schedule 4.04	Required Filings and Other Actions Required to Perfect Security Interests
Schedule 4.05	Organizational Information
Schedule 4.06(a)	Location of Inventory and Equipment
Schedule 4.06(b)	Inventory, Goods and Equipment in Possession of Issuer of Negotiable Document
Schedule 4.08(a)	Description of Pledged Equity Instruments
Schedule 4.08(b)	Description of Pledged Debt Instruments
Schedule 4.08(c)	Description of Pledged
Accounts Schedule 4.10(a)	Intellectual Property
Schedule 4.10(c)	Licenses, Etc.
Schedule 4.10(e)	Intellectual Property Actions and Proceedings
Schedule 4.11	Letter of Credit Rights
Schedule 4.12	Commercial Tort Claims
Schedule 4.13(a)	Material Agreements
Schedule 4.13(b)	Material Agreements Exceptions
Schedule 8.02	Notice Addresses of Guarantors

GUARANTEE AND COLLATERAL AGREEMENT dated as of July 10, 2014, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement dated as of July 10, 2014, (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent and as Issuing Bank, and (ii) the other Secured Parties (as hereinafter defined).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may enter into one or more Specified Hedge Agreements with one or more Qualified Counterparties; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into Specified Hedge Agreements, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.01 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Documents, Deposit Account, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Purchase Money Obligation, Record, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper, Uncertificated Security and Vehicles.

(b) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 5.09(j).

“Agent” shall mean each of the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Arranger” shall mean each of Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Jefferies Finance LLC.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and/or hereinafter in effect, or any successor thereto.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral” shall have the meaning assigned to such term in Section 3.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 6.01 or 6.04 of this Agreement or Section 2.22(j) of the Credit Agreement.

“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all Permitted Investments) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contracts” shall mean all written contracts and agreements between any Grantor and any other Person (in each case, whether third party or intercompany) as the same may be amended, extended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the New York UCC, (2) with respect to any Securities Accounts or Security Entitlements, control within the meaning of Section 9-106 of the New York UCC, (3) with respect to any Commodity Accounts or Commodity Contracts, control within the meaning of Section 9-106 of the New York UCC, (4) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the New York UCC, (5) with respect to any Certificated Securities, control within the meaning of Section 8-106(a) or 8-106(b) of the New York UCC, (6) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the New York UCC, (7) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the New York UCC and (8) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright, including those in which a Grantor is a licensor or licensee thereunder (including those listed in Schedule 4.10(c) (as such schedule may be amended or supplemented from time to time)).

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including the registered copyrights and applications listed in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue or otherwise recover for past, present and future infringements or other violations of any of the foregoing, (iii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit, and (iv) all other rights accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning assigned to such term in the preamble.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Excluded Collateral” shall have the meaning assigned to such term in the Credit Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedging Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.

“Government Contract” shall mean any Contract of a Grantor with any Governmental Authority.

“Government Receivable” shall mean any Receivable of a Grantor pursuant to or in connection with a Government Contract.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantors” shall mean the collective reference to each Grantor other than the Borrower.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Insurance” shall mean all property and casualty insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to any intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, together with URLs, domain names, content of websites and databases, and all rights to sue at law or in equity for any past, present and future infringement or other violation of rights therein, including the right to receive all Proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit for any past, present or future infringement, misappropriation, dilution or other violation thereof now or hereafter due and/or payable with respect thereto.

“Intellectual Property Collateral” shall mean that portion of the Collateral that constitutes Intellectual Property.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC including all Certificated Securities and Uncertificated Securities, all Security Entitlements and all Securities Accounts, all Commodity Contracts and all Commodity Accounts (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests and all Pledged Security Entitlements.

“IP Licenses” shall mean the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Issuers” shall mean the collective reference to each issuer of a Pledged Security.

“Lenders” shall have the meaning assigned to such term in the preamble.

“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 4.10(c).

“Material Intellectual Property” shall mean Intellectual Property included in the Collateral that is material to the business of a Grantor or is otherwise of material value.

“Negotiable Document” shall mean a warehouse receipt, bill of lading or other document meeting the requirement of Section 7-104(1) of the New York UCC.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall have the meaning assigned to such term in the Credit Agreement.

“Patent License” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patent, or otherwise providing for a covenant not to sue for infringement or other violation of any Patent, including those in which a Grantor is a licensor or licensee thereunder, including any of the foregoing listed in Schedule 4.10(c) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean (i) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof, including any of the foregoing listed in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), (ii) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing, (iv) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, (v) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, and (vi) all other rights accruing thereunder or pertaining thereto throughout the world.

“Payment in Full of the Obligations” shall have the meaning assigned to “payment in full” in Section 1.02 of the Credit Agreement. The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein or in any other document with respect to the Obligations shall have the correlative meanings.

“Permitted Liens” shall mean those Liens permitted under Section 6.02 of the Credit Agreement.

“Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 4.08(b) (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 4.08(a) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company (including capital accounts) and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.08(b) (as such schedule may be amended or supplemented from time to time).

“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.08(a) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership (including capital accounts) and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Security” shall mean any Pledged Debt Securities, any Pledged Notes and any Pledged Equity Interests and “Pledged Securities” shall mean the collective reference to the foregoing.

“Pledged Security Entitlements” shall mean all Security Entitlements with respect to the Financial Assets listed on Schedule 4.08(c) (as such schedule may be amended or supplemented from time to time) and all other Security Entitlements of any Grantor.

“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.08(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4.08(a) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest (including capital accounts) and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Counterparty” shall mean, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into (or, in the case of a Specified Hedge Agreement entered into prior to the Closing Date, on the Closing Date), was a Lender, an Agent, or an Arranger or an Affiliate of a Lender, an Agent, or an Arranger.

“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Registered Intellectual Property” shall have the meaning assigned to such term in Section 4.10(a).

“Sale Proceeds” means (i) the proceeds from the sale of the Borrower or one or more of the other Grantors, as a going concern or from the sale of any Grantor’s business as a going concern, (ii) the proceeds from another sale or disposition of any assets of the Grantors that includes any Gaming/Racing License or Liquor License or benefits from any Gaming/Racing License or Liquor License or where the assets sold have the benefit of any Gaming/Racing License or Liquor License or (iii) any other economic value (whether in the form of cash or otherwise) received or distributed (whether pursuant to any bankruptcy or insolvency proceeding, liquidation proceeding or otherwise) that is associated with the Gaming/Racing Licenses or Liquor Licenses.

“Secured Parties” shall mean, collectively, the Arrangers, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and each Related Party of any of the foregoing Persons, and, with respect to any Specified Hedge Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement or any other Loan Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Specified Hedge Agreement” shall mean any Hedging Agreement (a) entered into by (i) Borrower and (ii) any Qualified Counterparty and (b) which has been designated by such Qualified Counterparty and the Borrower, by written notice to the Agents substantially in the form of Annex 2 hereto or in such other form as shall be reasonably satisfactory to the Administrative Agent on or after the execution and delivery thereof by such Grantor and such Qualified Counterparty, as a Specified Hedge Agreement; provided that the designation of any Hedging Agreement as a Specified Hedge Agreement shall not create in favor of the Qualified Counterparty party to such Hedging Agreement any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or any other Loan Document.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trade Secret License” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Trade Secret, or otherwise providing for a covenant not to sue for misappropriation or other violation of any Trade Secret, including those in which a Grantor is a licensor or licensee thereunder and including any of the foregoing referred to in Schedule 4.10(c) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (iii) all other rights accruing thereunder or pertaining thereto throughout the world.

“Trademark License” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Trademark, or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark, including any of the foregoing referred to in Schedule 4.10(c) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, certification marks, collective marks, logos, designs and other source or business identifiers, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) general intangibles of a like nature, (v) the right to sue or otherwise recover for any past, present and future infringement, or dilution or other violation of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights accruing thereunder or pertaining thereto throughout the world.

1.02 Other Definitional Provisions.

(a)          The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

(d)          The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”

(e)          All references to the Lenders herein shall, where appropriate, include any Lender, the Issuing Bank, the Administrative Agent, the Collateral Agent, any Arranger or any Qualified Counterparty.

(f)          Except as otherwise provided herein or unless the context otherwise requires, the rules of construction set forth in Sections 1.02, 1.03 and 1.04 of the Credit Agreement shall apply to this Agreement, including its preamble and recitals, mutatis mutandis. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GUARANTEE

2.01 Guarantee.

(a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) of the Obligations; provided, however, that, with respect to each Guarantor, the Obligations Guaranteed by such Guarantor under this Section 2.01 shall not include any Excluded Swap Obligations of such Guarantor.

(b)          If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.02. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.01(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.01(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

(c)          Each Guarantor agrees that the Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.01(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)          The guarantee contained in this Section 2 shall remain in full force and effect until Payment in Full of the Obligations (or, in the case of any specific Guarantor, until the earlier of release of such Guarantor in accordance with Section 8.14(b) and Payment in Full of the Obligations), notwithstanding that from time to time during the term of the Credit Agreement any other Loan Party may be free from any Obligations.

(e)          No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Payment in Full of the Obligations.

2.02 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

(a)          If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower or a Letter of Credit (as defined in the Credit Agreement) issued for the account of the Borrower, or obligations under a Specified Hedge Agreement incurred by the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b)          If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon the Payment in Full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its proportionate share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its proportionate share of the unreimbursed portion of such payment. For this purpose, the proportionate share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Section 2.02. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

(c)          If and whenever (after the Payment in Full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.02(a) and 2.02(b), such Grantor shall be entitled, subject to and upon the Payment in Full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.02) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after the Payment in Full of the Obligations) the Collateral Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Agent.

(d)          All rights and claims arising under this Section 2.02 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior Payment in Full of the Obligations. Until the Payment in Full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, segregated from other funds of such Grantor, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed. The parties acknowledge that this Section 2.02(d) is a “subordination agreement” under Section 510(a) of the Bankruptcy Code which will be effective before, during and after the commencement of any proceeding or action under Debtor Relief Laws. All references in this Agreement to any Guarantor or Grantor will include such Person as debtor-in-possession and any receiver or trustee for such Person in any proceeding or action under Debtor Relief Laws.

(e)          The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.02. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)          Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.02(d) and (ii) neither the Collateral Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.02(c).

2.03         Amendments, etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, in each case, subject to the applicable requirements of the Credit Agreement and the other Loan Documents and the Specified Hedge Agreements, and the Credit Agreement and the other Loan Documents and the Specified Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem reasonably necessary from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.04         Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or increased, renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 may be construed as a continuing, absolute and unconditional guarantee of payment (not merely of collection) and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document or any Specified Hedge Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower, any other Guarantor or any other Person against any Secured Party, or (c) to the extent permitted by applicable law, any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Guarantor for the Obligations, of such Guarantor under the guarantee contained in this Section 2 or of the obligations of any other guarantor or surety, in each case in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.05         Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.06         Payments. Guarantors hereby jointly and severally agree that upon failure of the Borrower or any other Guarantor to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (in each case, subject to the applicable grace periods set forth in the Credit Agreement and the other Loan Documents) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantors will make payments hereunder to the Collateral Agent promptly upon demand by the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Collateral Agent as specified in the Credit Agreement.

2.07         Waivers by Guarantors. Each Guarantor hereby waives (a) any right to require any of the Secured Parties and their respective permitted successors, endorsees, transferees and assigns, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Secured Parties and their respective permitted successors, endorsees, transferees and assigns in favor of the Borrower, any other Guarantor or any other Person or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than Payment in Full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and (ii) promptness, diligence and any requirement that any of the Secured Parties and their respective permitted successors, endorsees, transferees and assigns protect, secure, perfect or insure any security interest or lien or any property subject thereto; and (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default, notices of any renewal, extension, increase or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or any other Guarantor and notices of any of the matters referred to in Section 2.01 and any right to consent to any thereof (in each case, except any notice required by a non-waivable requirement of law).

2.08         Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.08, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Payment in Full of the Obligations (or, with respect to any specific Qualified ECP Guarantor, until the earlier of the release of such Qualified ECP Guarantor in accordance with Section 8.14(b) and Payment in Full of the Obligations). Each Qualified ECP Guarantor intends that this Section 2.08 constitute, and this Section 2.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

3.01       Grant of Security Interest. Each Grantor hereby pledges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a continuing lien on, all of such Grantor’s right, title and interest in each of the following property, in each case, wherever located and whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of such Grantor’s Obligations (provided, however, that with respect to each Grantor, the Obligations secured by the Collateral granted by such Grantor under this Section 3.01 shall not include any Excluded Swap Obligations of such Grantor):

(a)          all Accounts;

(b)          all Chattel Paper;

(c)          all Collateral Accounts and all Collateral Account Funds;

(d)          all Commercial Tort Claims from time to time specifically described on Schedule 4.12;

(e)          all Contracts;

(f)          all Deposit Accounts;

(g)          all Documents;

(h)          all Equipment;

(i)          all Fixtures;

(j)          all General Intangibles;

(k)          all Goods;

(l)          all Instruments, including the Pledged Notes;

(m)          all Insurance;

(n)          all Intellectual Property and IP Licenses;

(o)          all Inventory;

(p)          all Investment Property;

(q)          all Letters of Credit and Letter of Credit Rights;

(r)          all Money;

(s)          all Receivables and Records of Receivables;

(t)          all Securities Accounts;

(u)          all Sale Proceeds;

(v)         all books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise reasonably necessary in the collection thereof or realization thereupon; and

(w)          to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all Collateral Support, Supporting Obligations and Guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding any other provision set forth in this Section 3.01, at no time shall the security interest granted under this Section 3 attach to, or the term “Collateral” include, any property that is, at such time, (i) Excluded Collateral; provided however, that Proceeds and rights to Proceeds of Excluded Collateral shall not be so excluded and shall constitute part of the Collateral (unless itself constituting Excluded Collateral) or (ii) an “intent-to-use” application to register a Trademark in the U.S. Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such “intent-to-use” application under federal law; provided that at such a time a Statement of Use or Amendment to Allege Use is accepted therein such Trademark application shall be considered automatically included in the Collateral.

3.02         Transfer of Pledged Securities. All certificates and instruments representing or evidencing the Pledged Equity Interests shall be delivered to and held pursuant hereto by the Collateral Agent or a Person designated by the Collateral Agent and, in the case of an instrument or certificate in registered form, shall be duly endorsed to the Collateral Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Equity Interests to the Collateral Agent. Notwithstanding the preceding sentence, all Pledged Equity Interests shall be delivered or transferred in such manner, and each Grantor shall take all such further action, in each case, as may be reasonably requested by the Collateral Agent, to permit the Collateral Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the New York UCC (if the Collateral Agent otherwise qualifies as a protected purchaser).

3.03         Control Requirements.

(a)          With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts and Security Entitlements included in the Collateral, each Grantor shall take all steps required or reasonably requested by the Collateral Agent to ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any (i) Deposit Accounts (x) with a value of less than $100,000 individually and $200,000 in the aggregate or (y) used solely as a tax or payroll account, escrow account, trust account, flexible spending benefit account or pension account, in each case maintained in the ordinary course of business, (ii) Securities Accounts or Security Entitlements with a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually and $200,000 in the aggregate and (iii) Commodity Accounts or Commodity Contracts with a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually and $200,000 in the aggregate. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the applicable Grantor within the time period expressly prescribed (if applicable) by the Credit Agreement or if no such period is expressly provided, promptly, causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Securities Intermediary shall agree, upon the occurrence and during the continuance of an Event of Default, to comply with the Collateral Agent’s Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, each Grantor shall within the time period expressly prescribed (if applicable) by the Credit Agreement or if no such period is expressly provided, promptly, cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the depositary institution shall agree, upon the occurrence and during the continuance of an Event of Default, to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. Notwithstanding anything to the contrary herein, any Deposit Account or Securities Account maintained for the deposit of monies held from time to time by UTGR on behalf of, and payable to, the State of Rhode Island for video lottery terminal winnings and/or table game winnings, consistent with the requirements of the VLT Contract, the Compliance Agreement and Gaming Laws shall not be subject to the Control requirements set forth in this Section 3.03(a).

(b)          With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account) with a value of $100,000 individually and $200,000 in the aggregate, each Grantor shall cause the Issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the Issuer or (ii) execute an agreement substantially in the form of Exhibit D (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such Issuer agrees, upon the occurrence and during the continuance of an Event of Default, to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c)          With respect to any Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), Grantor shall take all steps required or reasonably requested by the Collateral Agent to ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related Letter of Credit to the assignment of the proceeds of such Letter of Credit to the Collateral Agent; provided, however, that such Control requirement shall not apply to any Letter of Credit Rights having a face amount of less than $500,000 individually and $2,000,000 in the aggregate.

(d)          With respect to any Electronic Chattel Paper or “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall take all steps required or reasonably requested by the Collateral Agent to ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $500,000 individually and $2,000,000 in the aggregate.

3.04         Intellectual Property Recording Requirements. In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, registered U.S. Trademarks and applications therefor and registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee, each Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement substantially in the form of Exhibit A, a Patent Security Agreement substantially in the form of Exhibit B, and/or a Copyright Security Agreement substantially in the form of Exhibit C, as may be required or reasonably requested by the Collateral Agent in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority, as applicable.

3.05         Timing and Notice. With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Sections 3.02, 3.03 and 3.04 on the date hereof and, with respect to any Collateral hereafter owned or acquired, such Grantor shall (a) in the case of Sections 3.03 and 3.04 and while an Event of Default shall not have occurred and be continuing, comply with such requirements within sixty (60) days (or such later date as the Collateral Agent may agree in writing) of such Grantor acquiring rights therein and (b), in the case of Section 3.02 at all times and in the case of Sections 3.03 and 3.04 while an Event of Default shall have occurred and be continuing, comply with such requirements promptly upon such Grantor acquiring rights therein. Each Grantor shall, within five (5) Business Days of receipt thereof, inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 3.02, 3.03 or 3.04.10

[10]	NOTE TO DRAFT – To be revised prior to closing to reflect Funds Certain Provision in Commitment Letter if items not otherwise required to be delivered in accordance with Funds Certain Provision have not been completed by closing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Arrangers, the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into Specified Hedge Agreements, each Grantor hereby represents and warrants to the Secured Parties, on and as of the Closing Date and the date of each Credit Event, that:

4.01         Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects with the same effect as though made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s or Holdings’ knowledge shall, for the purposes of this Section 4.0l, be deemed to be a reference to such Guarantor’s knowledge.

4.02         Benefit to Each Grantor. The Borrower is a member of an affiliated group of companies that includes each other Grantor, and the Borrower and each other Grantor is engaged in related businesses. The guaranty and surety obligations of each Grantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Grantor and the Borrower.

4.03         Title; No Other Liens. Such Grantor owns each item of the Collateral purported to be owned by such Grantor free and clear of any and all Liens (other than minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such items of the Collateral for their intended purpose), including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, except for (i) Liens granted pursuant to the Loan Documents, (ii) solely with respect to each such item of Collateral that does not constitute Pledged Equity Interests, Permitted Liens and (iii) solely with respect to the Pledged LLC Interests in Premier Entertainment owned by the Borrower, the rights of first refusal under the Hard Rock Licensing Agreement (as in effect on the date hereof). After giving effect to the repayment of the Existing Debt and the other Transactions to be consummated on the Closing Date, no financing statement, mortgage or other instrument similar in effect under any applicable law with respect to all or any part of the Collateral is on file or of record in any public office in which financing statements or mortgages are filed, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or encumbrances which are expressly permitted by the Credit Agreement or financing statements for which properly authorized termination statements will be delivered to the Collateral Agent on or prior to the date hereof.

4.04         Perfected First Priority Liens. The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 4.04 (as such schedule may be amended or supplemented from time to time, including with respect to after-acquired property consistent with Section 5.12 of the Credit Agreement) (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time on or after the date hereof) and payment of all filing fees, will constitute valid first priority security interests in all of the Collateral in favor of the Collateral Agent, which security interests shall be fully perfected to the extent required under this Agreement, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof, except for the taking of any actions required in connection with After-Acquired Intellectual Property and as may be required under the laws of any jurisdiction outside of the United States in order to perfect the Collateral Agent’s Lien in the Collateral created under the laws of such jurisdiction and (ii) are prior to all other Liens on the Collateral, except for, with respect to Collateral other than the Pledged Equity Interests, Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations and with respect to the Pledged LLC Interests in Premier Entertainment owned by the Borrower, the rights of first refusal under the Hard Rock Licensing Agreement (as in effect on the date hereof).

4.05         Name; Jurisdiction of Organization, etc. Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), type of organization, jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or, if different, its principal place of business are specified on Schedule 4.05 (as such schedule may be amended or supplemented from time to time). Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction except, in each case, pursuant to Section 5.05. Except as specified on Schedule 4.05 (as such schedule may be amended or supplemented from time to time), since November 5, 2010, no such Grantor has changed its name, jurisdiction of organization, chief executive office or, if different, its principal place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and such Grantor has not become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated.

4.06         Inventory, Goods and Equipment.

(a)          On the date hereof, all Inventory, Goods and Equipment in excess of $200,000 individually or $500,000 in the aggregate that are included in the Collateral are kept at the locations set forth on Schedule 4.06(a).

(b)          Except as set forth on Schedule 4.06(b) hereto (as such schedule may be amended or supplemented from time to time), none of the Inventory, Goods or Equipment that is included in the Collateral is in the possession of an issuer of a Negotiable Document therefor or is otherwise in the possession of any bailee or warehouseman.

4.07         Special Collateral. None of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) timber to be cut, (5) health care insurance receivables, (6) Government Receivables or (7) aircraft, aircraft engines, satellites, ships or railroad rolling stock.

4.08         Investment Property.

(a)          Schedule 4.08(a) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor in its Subsidiaries and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 4.08(b) (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and each of such Pledged Debt Securities and Pledged Notes has (or solely with respect to issuers that are not Grantors or Subsidiaries of such Grantors, to such Grantor’s knowledge) been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding intercompany indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 4.08(c) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Security Entitlements,” “Securities Accounts,” “Commodity Accounts” and “Deposit Accounts,” respectively, all of the Security Entitlements with a balance in excess of $100,000 individually, Securities Accounts with a balance in excess of $100,000 individually, all of the Commodity Accounts with a balance in excess of $100,000 individually and Deposit Accounts with a balance in excess of $100,000 individually in which any Grantor has an interest. Except as set forth on Schedule 4.08(c) hereto, each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any Person other than the Collateral Agent having Control over any such Securities Account, Commodity Account or Deposit Account or any Collateral held or deposited therein, in each case in which such Grantor has an interest.

(b)          The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor.

(c)          All the shares of the Pledged Equity Interests have been duly authorized and validly issued, are fully paid and nonassessable (to the extent such concepts are applicable to Grantors that are corporations) and represent the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with its terms.

(d)          The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests do not provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction). There shall be no certificated Pledged LLC Interests or Pledged Partnership Interests which provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof, unless all certificates relating thereto have been delivered to the Collateral Agent pursuant to the terms hereof.

(e)          Such Grantor is the record and beneficial owner of, and has good and defeasible title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens in favor of any other Person, except for, with respect to Investment Property and Deposit Accounts that are not Pledged Equity Interests, Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests, other than the Voting Trust Agreement, dated as of July 10, 2014, with respect to Premier Entertainment.

4.09         Receivables. Each Receivable that is included in the Collateral (i) to such Grantor’s knowledge, is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) to such Grantor’s knowledge, is enforceable in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) that is material to the conduct of the business of such Grantor, is not subject to any setoffs, defenses, taxes or counterclaims (except for setoffs, defenses, taxes or counterclaims in accordance with the Credit Agreement, Permitted Liens and refunds, returns, and allowances in the ordinary course of business) and (iv) is and will be in compliance with all applicable material laws and regulations.

4.10         Intellectual Property.

(a)          Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time) lists all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Registered Intellectual Property”). Except as set forth in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Registered Intellectual Property and is otherwise entitled to use all such Registered Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below and Permitted Liens. To the Grantor’s knowledge, such Grantor has the right to use all Intellectual Property which it uses in its business. Except as set forth in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), such Grantor has made all filings and recordations necessary to evidence its ownership interest in its Registered Intellectual Property.

(b)          Except as set forth on Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), all Registered Intellectual Property that is Material Intellectual Property is subsisting, unexpired and has not been abandoned. To the Grantor’s knowledge, all Material Intellectual Property is valid and enforceable. To the Grantor’s knowledge, neither the operation of such Grantor’s business as currently conducted nor the use of any Intellectual Property in connection therewith infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person except as could not reasonably be expected to have a Material Adverse Effect.

(c)          Except as set forth in Schedule 4.10(c) (as such schedule may be amended or supplemented from time to time), on the date hereof (i) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other agreements, settlements, consents, obligations, orders, injunctions, decrees or judgments, covenants not to sue, non-assertion assurances or releases to which the Grantor is a party which materially adversely affect the validity or enforceability or such Grantor’s use of any Material Intellectual Property, it being understood that Grantor’s rights to use any Intellectual Property licensed to Grantor (collectively, the “Licensed Intellectual Property”) are governed by the terms of the related license agreements, which license agreements need not be set forth in Schedule 4.10(c).

(d)          Except as set forth in Schedule 4.10(c) (as such schedule may be amended or supplemented from time to time), no holding, decision or judgment has been rendered by any Governmental Authority in the United States or outside the United States which would materially limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property owned by such Grantor.

(e)          Except as set forth in Schedule 4.10(e) (as such schedule may be amended or supplemented from time to time), no action or proceeding is pending, or, to such Grantor’s knowledge, threatened against any Grantor, on the date hereof (i) seeking to limit, cancel or question the validity, enforceability, scope, registration, ownership or use of any Registered Intellectual Property other than in non-final office actions issued in the course of prosecution of applications for registration, or (ii) alleging that the conduct of such Grantor’s business infringes, misappropriates, dilutes, or otherwise violates any Intellectual Property rights of any other Person, in each case except as could not reasonably be expected to have a Material Adverse Effect. To such Grantor’s knowledge, no Person has been or is engaging in any activity that infringes, misappropriates, dilutes, or otherwise violates Intellectual Property rights of such Grantor, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(f)          Except as set forth in Schedule 4.10(a) (as such schedule may be amended or supplemented from time to time), such Grantor has performed all acts and has paid all required renewal, maintenance and other fees and taxes required to maintain each and every item of Registered Intellectual Property that is Material Intellectual Property in full force and effect. Such Grantor has been using, consistent with industry standards, appropriate statutory notices of registration in connection with its use of registered Trademarks, proper marking practices in connection with its use of Patents, and appropriate notice of copyright in connection with its publication of Copyrights, in each case to the extent such Trademarks, Patents and Copyrights constitute Material Intellectual Property, except to the extent the failure to do so could not be reasonably expected to result in a Material Adverse Effect.

(g)          To the Grantor’s knowledge, none of the Trade Secrets that constitute Intellectual Property of such Grantor has been unlawfully used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person. Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets consistent with industry standards.

(h)          Such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor that are Material Intellectual Property, in each case consistent with industry standards.

4.11         Letters of Credit and Letter of Credit Rights. No Grantor is a beneficiary or assignee under any Letter of Credit other than the Letters of Credit described on Schedule 4.11 (as such schedule may be amended or supplemented from time to time).

4.12         Commercial Tort Claims. No Grantor has any Commercial Tort Claims, except as specifically described on Schedule 4.12 (as such schedule may be amended or supplemented from time to time).

4.13         Contracts.

(a)          Schedule 4.13(a) sets forth all of the Material Agreements as of the Closing Date in which such Grantor has any right or interest.

(b)          Except as set forth on Schedule 4.13(b), each Material Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests (or the enforcement of remedies pursuant to the terms of this Agreement if in compliance with applicable Gaming/Racing Laws (as clarified by the Division Clarification Agreement with respect to Gaming/Racing Laws in Rhode Island), the terms of the VLT Contract and the terms of the Compliance Agreement) constitute a breach or default under each such Material Agreement or otherwise give the licensor or licensee a right to terminate each such Material Agreement.

(c)          The right, title and interest of such Grantor in, to and under the Material Agreements are not subject to any defenses, rights of recoupment or claims, other than defenses or claims contested in good faith or that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Payment in Full of the Obligations:

5.01         Covenants in Credit Agreement. Each Grantor is familiar with the Credit Agreement and the covenants applicable to it thereunder. Each Grantor covenants and agrees that, at all times prior to Payment in Full of the Obligations, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Articles V and VI of the Credit Agreement, which are applicable to such Grantor, each such agreement, covenant and obligation contained in Articles V and VI of the Credit Agreement, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by this reference as though specifically set forth in this Section 5.01, in each case, as any such agreement, covenant, obligation, related definition and ancillary provision may be amended, supplemented, modified, waived or otherwise revised from time to time in accordance with the terms of the Credit Agreement.

5.02         Delivery and Control of Instruments, Negotiable Documents and Letter of Credit Rights.

(a)          If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, in each case, with a value in excess of $100,000 individually, then such Instrument (other than checks or other Negotiable Documents received in the ordinary course of business), Certificated Security, Negotiable Document or Tangible Chattel Paper shall be promptly (but in no event later than five (5) Business Days following receipt (or such later date as the Collateral Agent may agree in writing)) delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date. Any Collateral consisting of an Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper not otherwise required to be delivered to the Collateral Agent in accordance with this Section 5.02(a) shall be delivered to the Collateral Agent, at the request of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default.

(b)          If any of the Collateral is or shall become evidenced or represented by any Pledged Note, then such Pledged Note shall be promptly (but in no event later than five (5) Business Days following receipt (or such later date as the Collateral Agent may agree in writing)) delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

(c)          If any Grantor is or becomes the beneficiary of a Letter of Credit (other than any Letter of Credit Rights that constitute Excluded Collateral) that is (i) not a supporting obligation of any Collateral and (ii) is in excess of $500,000, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary (or such later date as the Collateral Agent may agree in writing), notify the Collateral Agent thereof and assign such Letter of Credit Rights to the Collateral Agent. Such assignment shall be sufficient to grant control for purposes of Section 9-107 of the New York UCC. The Grantor shall also direct all payments in respect of the Letter of Credit Rights to a Collateral Account. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Letters of Credit immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver the written supplement or agreement pursuant to the above. Any Collateral consisting of Letters of Credit not otherwise required to be assigned to the Collateral Agent in accordance with this Section 5.02(c) shall be assigned to the Collateral Agent, at the request of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default.

5.03       Maintenance of Insurance.

(a)          Such Grantor will comply with the covenants relating to insurance set forth in Section 5.02 of the Credit Agreement.

(b)          Such Grantor will deliver to the Collateral Agent on behalf of the Secured Parties, promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $5,000,000 with respect to any property and casualty insurance policy maintained by such Grantor.

(c)          In the event that the proceeds of any insurance claim are paid to any Grantor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the terms of this Agreement.

5.04        Maintenance of Perfected Security Interest; Further Documentation.

(a)          Such Grantor shall maintain each of the security interests created by this Agreement as a security interest perfected to the extent required under, having at least the priority described in, Section 4.04 and shall take all steps required or reasonably requested by the Collateral Agent to defend such security interest against the claims and demands of all Persons whomsoever, subject to the provisions of Section 8.17.

(b)          Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request in writing, all in reasonable detail. In addition, at any time and from time to time at the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Grantor shall furnish to the Collateral Agent such amendments and supplements to the Schedules hereto as are necessary to accurately reflect at such time the information required thereby.

(c)          At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request consistent with the terms hereof for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Intellectual Property, taking any acts as necessary to ensure recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any Intellectual Property registry in which such Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing, and (iii) in the case of Investment Property, Securities Accounts, Deposit Accounts and any other relevant Collateral (other than, in the case of Deposit Accounts and Securities Accounts, to the extent not required pursuant to Section 3.03(a)), taking any actions required or reasonably requested by the Collateral Agent to enable the Collateral Agent to obtain Control with respect thereto.

5.05       Changes in Locations, Name, Jurisdiction of Incorporation, etc. Except, in the case of each of clauses (b) through (e) below, upon ten (10) Business Days’ (or such later time as agreed to by the Collateral Agent) prior written notice to the Collateral Agent and delivery to the Collateral Agent of duly authorized additional financing statements and, where required, executed copies of all other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not change:

(a)          its legal name or jurisdiction of organization from that referred to in Section 4.05;

(b)          its identity (including federal taxpayer identification number) or corporate structure;

(c)          the location of its chief executive office or, if different, its principal place of business, or any office in which it maintains material books or records relating to the Collateral;

(d)          the identity of any warehouseman, common carrier, other third-party transporter, bailee or any agent or processor in possession or control of any Collateral in excess of $100,000 individually; or

(e)          the location of any tangible Collateral in excess of $100,000 individually, or $250,000 in the aggregate.

5.06         [Reserved].

5.07         Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same promptly (but in no event later than five (5) Business Days following receipt (or such later date as the Collateral Agent may agree in writing)) to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor to be held by the Collateral Agent, subject to the terms hereof and of the Credit Agreement, as additional Collateral for the Obligations. Upon the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional Collateral for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional Collateral for the Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as Collateral for the Obligations.

(b)          Without the prior written consent of the Collateral Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction not prohibited by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction not prohibited by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or, (x) with respect to Investment Property or Proceeds other than Investment Property constituting any Pledged Equity Interests, any Permitted Lien and (y) with respect to the Pledged LLC Interests in Premier Entertainment owned by the Borrower, the rights of first refusal under the Hard Rock Licensing Agreement (as in effect on the date hereof), (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed), cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof (or on the date of acquisition thereof if not owned by a Grantee on the date hereof) to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps required or reasonably requested by the Collateral Agent to establish the Collateral Agent’s Control thereof; provided, further, that once Control is so established with respect to this clause (v), any default of this Section 5.07(b)(v) shall be deemed automatically cured as of such date.

(c)          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.07(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.03(c) and 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or 6.07 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security with all rights and powers related thereto.

5.08         Receivables. Other than in the ordinary course of business consistent with its past practice and current policies, such Grantor shall not (i) grant any extension of the time of payment of any Receivable (including any Government Receivable), (ii) compromise or settle any Receivable for less than the total unpaid amount thereof (including any Government Receivable), (iii) release, wholly or partially, any Person liable for the payment of any Receivable (including any Government Receivable), (iv) allow any credit or discount whatsoever on any Receivable (including any Government Receivable) or (v) amend, supplement or modify any Receivable (including any Government Receivable) in any manner that could materially adversely affect the value thereof.

5.09         Intellectual Property. (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark owned by such Grantor on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless such Grantor makes a good faith business decision to discontinue such line, change the name of such goods or services, or such abandonment is permitted by Section 5.09(h), (ii) take reasonable steps to maintain as in the past the quality of products and services offered under such Trademark and take all reasonable steps to ensure that all its licensed users of such Trademark maintain such quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and a Trademark Security Agreement substantially in the form of Exhibit A, and (iv) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way but subject to such Grantor’s rights to discontinue or abandon its rights under Section 5.09(h), in each case under this Section 5.09(a) except as could not reasonably be expected to have a Material Adverse Effect.

(b)          Such Grantor shall not (and shall not knowingly permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any Patent owned by such Grantor that constitutes Material Intellectual Property may become forfeited, abandoned or dedicated to the public, except as permitted under Section 5.09(h).

(c)          Such Grantor shall not (and shall not knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Copyrights that constitute Material Intellectual Property may become invalidated. Such Grantor shall not (and shall not knowingly permit any licensee or sublicensee thereof to) do any act whereby any Copyrights that constitute Material Intellectual Property may fall into the public domain, except as permitted under Section 5.09(h).

(d)          Such Grantor shall not knowingly do any act that infringes, misappropriates or violates the Intellectual Property rights of any other Person except as could not reasonably be expected to have a Material Adverse Effect.

(e)          Such Grantor shall, and shall take reasonable steps to require its licensees, in each case consistent with industry standards, to use the Registered Intellectual Property that is Material Intellectual Property with proper statutory notice of registration, and with any notices and legends required by applicable requirements of any Governmental Authority.

(f)          Such Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development in any proceeding (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country except for non-final office actions issued in the course of prosecution of applications for registration) regarding such Grantor’s ownership of, or the validity or enforceability of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except to the extent that Grantor is abandoning such Intellectual Property as permitted under Section 5.09(h).

(g)          Subject to a Grantor’s exercise of its right to abandon Intellectual Property pursuant to Section 5.09(h), such Grantor shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Registered Intellectual Property that is Material Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and, where commercially reasonable, the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, as applicable to the application or registration of such Registered Intellectual Property.

(h)          Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its Material Intellectual Property, or abandon any application for any Patent, registered Trademark, or registered Copyright in respect thereof, unless such Grantor shall have reasonably determined that such use or the pursuit or maintenance of such Material Intellectual Property is no longer material to the conduct of such Grantor’s business.

(i)          In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, such Grantor shall promptly notify the Collateral Agent after it learns thereof and take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, if applicable, attempting to recover damages for such infringement, misappropriation or dilution.

(j)          Such Grantor agrees that, should it file any application for the registration or issuance of any Intellectual Property (other than an “intent-to-use” trademark application that does not yet constitute part of the Collateral) or otherwise obtain an ownership interest in any item of Intellectual Property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral.

(k)          Within sixty (60) days following the end of each calendar quarter, such Grantor shall notify the Collateral Agent of any After-Acquired Intellectual Property (including, for the avoidance of doubt, any “intent-to-use” trademark applications for which a statement of use or an amendment to allege use has been filed), and shall, upon the Collateral Agent’s request, execute a Trademark Security Agreement substantially in the form of Exhibit A, a Patent Security Agreement substantially in the form of Exhibit B, and/or a Copyright Security Agreement substantially in the form of Exhibit C, as may be required in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

(l)          Such Grantor shall take all reasonable steps to protect the secrecy of all Trade Secrets material to its business, including advising employees of the confidentiality of company proprietary information and labeling and restricting access to secret information and documents, consistent with past practice.

5.10         Commercial Tort Claims. Such Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by such Grantor in excess of $1,000,000 individually, or $2,000,000 in the aggregate, and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.

5.11         Locations of Collateral. Such Grantor shall not move any Inventory, Goods or Equipment in excess of $200,000 individually or $500,000 in the aggregate that are included in the Collateral to any location in the United States, other than any location that is listed on Schedule 4.06(a), unless it promptly notifies the Collateral Agent in writing of its intention to do so, clearly describing the new location and providing such other information in connection therewith as the Collateral Agent may request; provided that in no event shall any Equipment that is included in the Collateral be moved from a location in the United States to any location outside the United States.

5.12         Landlord’s Access Agreements/Bailee Letters. Each Grantor shall use commercially reasonable efforts to obtain a bailee letter, landlord access agreement and/or landlord’s lien waiver, as applicable, from all such bailee and landlords, as applicable, who from time to time have possession of any Collateral with a fair market value in excess of $200,000, if reasonably requested by the Collateral Agent.

5.13         Perfection of De Minimis Collateral. Notwithstanding anything to the contrary in this Section 5 or elsewhere, the Grantors shall not be required to perfect any security interest granted to the Collateral Agent (including with respect to vehicles) as to which the Collateral Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

SECTION 6. REMEDIAL PROVISIONS

6.01        Certain Matters Relating to Receivables. (a) If required by the Collateral Agent at any time upon the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be promptly (and, in any event, within five (5) Business Days (or such longer period as Collateral Agent may agree in writing)) deposited by such Grantor in substantially the form received, duly endorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)        Upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s written request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.

6.02      Communications with Obligors; Grantors Remain Liable.

(a)          The Collateral Agent in its own name or in the name of others may at any time upon the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)          The Collateral Agent may at any time upon the occurrence and during the continuance of an Event of Default notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Collateral Agent therein. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Agent.

(c)          Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended as or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

6.03       Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would directly result in any Default or Event of Default or would reasonably be expected to have a Material Adverse Effect.

(b)          Upon the occurrence and during the continuance of an Event of Default: (i) after notice to such Grantor from the Collateral Agent, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, including at any meeting of shareholders of the relevant Issuer or Issuers or otherwise, and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine) and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. Upon the occurrence and during the continuance of an Event of Default, in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein; provided that, immediately upon waiver or cure of such Event of Default, all such rights shall, automatically and without further action by any party hereto, revert to such Grantor.

(c)          Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction upon the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent; provided that, immediately upon waiver or cure of such Event of Default, all such instructions of the Collateral Agent shall be rescinded, and payments with respect to the Investment Property shall automatically and without further action by any party hereto, become payable to such Grantor to the same extent as in effect prior to such Event of Default.

6.04         Proceeds to be Turned over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.01 with respect to payments of Receivables, upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a collateral account (or by such Grantor in trust for the Secured Parties) shall continue to be held as Collateral for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

6.05         Application of Proceeds. After the exercise of remedies (including rights of setoff) provided for in Article VII of the Credit Agreement or Section 6 hereof (or after the Loans have automatically become immediately due and payable and the outstanding Letters of Credit and the L/C Exposure has automatically been required to be Cash Collateralized as set forth in Article VII of the Credit Agreement), any amounts received on account of the Obligations (whether as a result of a payment under a Guarantee, any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) shall be applied by the Collateral Agent in the following order:

(a)          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and including all costs and expenses of any sale, collection or other realization upon Collateral or any expenditures in connection with the preservation of Collateral) payable to the Agents in their capacities as such, together with interest on such fees and expenses at the rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)          Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other similar amounts (including fees, charges and disbursements of counsel to the Secured Parties) payable to the Secured Parties ratably among them in proportion to the amounts described in this clause (b) payable to them, together with interest on such fees and expenses at the rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Disbursements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (c) payable to them;

(d)          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Disbursements and the termination value of transactions under Specified Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (d) held by them;

(e)          Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize outstanding Letters of Credit;

(f)          Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other applicable Secured Parties on such date; and

(g)          Seventh, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

6.06       Code and Other Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which right or equity is hereby waived and released to the extent permitted by applicable law. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made may constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s reasonable request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b)          The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable documented out-of-pocket expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(c)          In the event of any disposition of any of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with records, documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to such Intellectual Property Collateral subject to such disposition, and such Grantor’s customer lists pertaining thereto, subject to appropriate confidentiality undertakings on the part of any Person receiving such proprietary information.

(d)          The Collateral Agent shall have no obligation to marshal any of the Collateral.

(e)           For the purpose of enabling the Collateral Agent to exercise rights and remedies under Sections 6 and 7 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or licensed or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

6.07 Certain Matters Regarding Pledged Equity Interests and Pledged Debt Securities. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)         Each Grantor agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary or that the Collateral Agent may reasonably request to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable requirements of any Governmental Authority. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

6.08       Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

6.09       Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

6.10       Certain Matters Regarding Hard Rock License Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not exercise its rights under this Agreement with respect to the Hard Rock License Agreement or the Hard Rock Memorabilia Lease until the occurrence and only during the continuance of an Event of Default (after the expiration of any applicable cure period, if any). Upon the occurrence of any such Event of Default, Collateral Agent may, at its option upon prior written notice to Hard Rock Hotel Licensing, Inc. and Hard Rock Cafe International (STP), Inc., and subject to Hard Rock Hotel Licensing, Inc.’s and Hard Rock Cafe International (STP), Inc.’s rights under the Hard Rock License Agreement and the Hard Rock Memorabilia Lease, exercise any or all of Collateral Agent’s rights granted hereunder as provided in Section 24 of the Hard Rock License Agreement.

SECTION 7.          THE COLLATERAL AGENT

7.01       Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, such appointment being coupled with an interest, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)        execute, in connection with any sale provided for in Section 6.06 or 6.07, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)         (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)         Anything in this Section 7.01 to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.01(c), it will not exercise any rights under the power of attorney provided for in Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(c)          If any Grantor or Guarantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor or Guarantor and the Grantor or Guarantor failing to comply therewith within ten (10) Business Days following such demand.

(d)         The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.01 shall be payable by such Grantor to the Collateral Agent on demand, together with interest thereon at a rate per annum equal to the rate provided in Section 2.07 of the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor.

(e)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.02       Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.03       Filing of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing or continuation statements (including fixture filings, if any), and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in the Security documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Collateral Agent reasonably determines is necessary. If permitted by applicable law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction where so permitted. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request as necessary to enable the Collateral Agent to make any such filings promptly following any such request.

7.04       Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.05       Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may, in accordance with the provisions of Article VIII of the Credit Agreement, appoint another bank or trust company or one of more other Persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8.          MISCELLANEOUS

8.01       Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, subject to any consents required under Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent; provided, further, no such waiver amendment, supplement or modification shall require the consent of any Qualified Counterparty except as may be expressly provided in Section 9.08 of the Credit Agreement.

8.02       Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.02 (as such schedule may be amended or supplemented from time to time).

8.03       No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.04       Enforcement Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent and the other Secured Parties shall be entitled to reimbursement of their expenses incurred hereunder as provided and subject to the limitations set forth in Section 9.05 of the Credit Agreement.

(b)         Each Grantor agrees to pay, and to hold the Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except Indemnified Taxes and Other Taxes covered in Section 2.20 of the Credit Agreement.

(c)          Each Grantor agrees to pay, and to hold the Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(d)         The agreements in this Section 8.04 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents and the Specified Hedge Agreements.

8.05       Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment without such consent shall be null and void. By accepting the benefits of the Loan Documents, each Qualified Counterparty agrees to be bound by all of the applicable provisions thereof. Without limiting the foregoing, no Qualified Counterparty shall be entitled to the benefits of this Agreement unless such Qualified Counterparty shall have executed and delivered to the Agents a written instrument substantially in the form of Annex 2 hereto or in such other form as shall be reasonably satisfactory to the Administrative Agent and the Borrower with respect to the Grantors’ obligations under the Loan Documents and the Specified Hedge Agreements.

8.06       Setoff. Upon the occurrence and during the continuance of an Event of Default, each Secured Party is hereby authorized at any time and from time to time, with the prior written consent of the Collateral Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of any and all of the obligations and liabilities of such Grantor to such Secured Party now or hereafter existing under this Agreement or any other Loan Document or any Specified Hedge Agreement and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured or are owed to a branch office or Affiliate of such Secured Party different from the branch office or Affiliate of such Secured Party holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party shall notify such Grantor promptly of any such setoff and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 8.06 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

8.07       Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

8.08       Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.09       Section Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

8.10       APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

8.11       Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)          submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents or any Specified Hedge Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents or any Specified Hedge Agreement against the Grantors or their respective properties in the courts of any jurisdiction;

(b)         waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents or any Specified Hedge Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c)         consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; and

(d)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12       Acknowledgments. Each Grantor hereby acknowledges that:

(a)         it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents and any Specified Hedge Agreements to which it is a party;

(b)         no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents or any Specified Hedge Agreement, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)         no joint venture is created hereby or by the other Loan Documents or the Specified Hedge Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13       Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto; provided, that for the avoidance of doubt, (1) no CFC shall be required to become a Loan Party and no assets of any CFC (including any Equity Interests owned by any CFC in another CFC) shall be required to be pledged or otherwise included in the Collateral and (2) not more than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.9562(c)(2) in any CFC shall be required under the Loan Documents to be pledged or otherwise included in the Collateral.

8.14       Termination of Security Interest. (a) Upon the Payment in Full of the Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)         If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement to a Person that is not a Grantor, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably requested by such Grantor for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor (other than Holdings) shall be released from its obligations hereunder in the event that all the Equity Interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement to a Person that is not a Grantor; provided that the Borrower shall have delivered to the Collateral Agent, at least seven (7) Business Days (or such shorter period as the Collateral Agent may agree in writing) prior to the date of the proposed release (or such shorter time as the Collateral Agent may agree), a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and the Specified Hedge Agreements. All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.14(b) shall be without recourse to, or warranty by, the Collateral Agent.

(c)         Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

8.15       WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SPECIFIED HEDGE AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

8.16       Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case be, if at any time payments and performance of the Obligations or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.17       Regulatory Matters. Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that certain of its rights, remedies and powers under this Agreement (including, without limitation, the right to receive cash dividends in respect of the Pledged Equity Interests and to exercise any voting or corporate rights with respect to the Pledged Securities) and certain actions required of the Grantors hereunder may, in each case, be subject to the Compliance Agreement, the VLT Contract or any applicable laws, rules and regulations of the Gaming/Racing Authorities, including Gaming/Racing Laws (as clarified by the Division Clarification Agreement with respect to Gaming/Racing Laws in Rhode Island) or Liquor Laws, and only to the extent that any required notifications or approvals (including prior notifications or approvals) are provided to or obtained from the requisite Gaming/Racing Authorities and Liquor Authorities. The Collateral Agent agrees (to the extent not inconsistent with the internal policies of the Collateral Agent in the opinion of counsel to the Collateral Agent or any applicable legal or regulatory restrictions) to cooperate with the applicable Gaming/Racing Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over each Grantor, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming/Racing Authorities or Liquor Authorities relating to the Collateral Agent, any Grantor or the Loan Documents or Specified Hedge Agreements. Notwithstanding any other provision of this Agreement, each Grantor expressly authorizes the Collateral Agent and the other Secured Parties to cooperate with the applicable Gaming/Racing Authorities and Liquor Authorities as described above. The parties acknowledge that after the occurrence and during the continuance of an Event of Default, the provisions of this Section 8.17 shall not be for the benefit of any Grantor.

8.18       The Collateral Agent. Deutsche Bank AG New York Branch has been appointed Collateral Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor collateral agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor administrative agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

TWIN RIVER MANAGEMENT GROUP, INC.,
a Delaware corporation,
as Grantor

By:
Name:
Title:

TWIN RIVER WORLDWIDE HOLDINGS, INC.,
a Delaware corporation,
as Grantor

By:
Name:
Title:

UTGR, INC., a Delaware corporation, as Grantor

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

JAMLAND, LLC,
a Delaware limited liability company

By:
Name:
Title:

PREMIER FINANCE BILOXI CORP.,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

Schedule 4.04

Required Filings and Other Actions Required to Perfect Security Interests

1.   Filing of UCC-1 financing statements in the following jurisdictions.

Name of Grantor	Filing Jurisdiction(s)
[_____________]

Schedule 4.05

Organizational Information

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Principal Place of Business and Organizational Identification Number of each Grantor:

Chief Executive
Office/Principal
	Type of	Jurisdiction of	Place of	Organization
Full Legal Name	Organization	Organization	Business	I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business since November 5, 2010:

Name of Grantor	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Principal Place of Business and Corporate Structure since November 5, 2010:

Full Legal Name	Date of Change	Description of Change

(D)	Security Agreements entered into by another Person pursuant to which any Grantor is found as debtor within past five years which have not been terminated:

Name of Grantor	Description of Agreement

Schedule 4.06(a)

Location of Inventory and Equipment

Name of Grantor	Location of Inventory and Equipment
[______________]

Schedule 4.06(b)

Inventory, Goods and Equipment in Possession of Issuer of Negotiable Document

Schedule 4.08(a)

Description of Pledged Equity Instruments

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Partnership Interests:

Pledged Trust Interests:

Schedule 4.08(b)

Description of Pledged Debt Instruments

Pledged Debt Securities:

Pledged Notes:

Schedule 4.08(c)

Description of Pledged Accounts

Pledged Security Entitlements:

Securities Accounts:

Commodity Accounts:

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Schedule 4.10(a)

Intellectual Property

(A)	Copyrights (registered and applied for)

(B)	Patents (registered and applied for)

(C)	Trademarks or Service Marks (registered and applied for)

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

(D)	Intellectual Property Exceptions

Schedule 4.10(c)

Licenses, Etc.

(A)	IP Licenses

(B)	License Exceptions

Schedule 4.10(e)

Intellectual Property Actions and Proceedings

Schedule 4.11

Letter of Credit Rights

Schedule 4.12

Commercial Tort Claims

Schedule 4.13(a)

Material Agreements

Name of Grantor	Material Agreements

Schedule 4.13(b)

Material Agreements Exceptions

Schedule 8.02

Notice Addresses of Guarantors

Exhibit A

to Guarantee and Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [_____] (as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement dated as of July 10, 2014 (as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

SECTION 2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL

SECTION 2.1 Grant of Security. Each Grantor hereby pledges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a continuing lien on, all of the following property, in each case, wherever located and whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of such Grantor’s Obligations:

(i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, certification marks, collective marks, logos, designs and other source or business identifiers, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule A, (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) general intangibles of a like nature, (v) the right to sue or otherwise recover for past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit, and (vi) all other rights accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, (i) in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application to register a Trademark in the U.S. Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such “intent-to-use” application under federal law and (ii) this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, Excluded Collateral; provided however, that Proceeds and rights to Proceeds of Excluded Collateral shall not be so excluded and shall constitute part of the Collateral (unless itself constituting Excluded Collateral).

SECTION 3. GUARANTEE AND COLLATERAL AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

DEUTSCHE BANK AG NEW YORK
BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Jurisdiction	Mark	Serial No.	Filing Date	Registration No.	Registration Date	Owner Name

Exhibit B

to Guarantee and Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________] (as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement dated as of July 10, 2014 (as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION. 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

SECTION 2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL

SECTION 2.1 Grant of Security. Each Grantor hereby pledges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a continuing lien on, all of the following property, in each case, wherever located and whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of such Grantor’s Obligations:

(i) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof, including any of the foregoing listed in Schedule A, (ii) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule A, (iii) all rights to, and to obtain, any reissues or extensions of the foregoing, (iv) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, (v) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, and (vi) all other rights accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, Excluded Collateral; provided however, that Proceeds and rights to Proceeds of Excluded Collateral shall not be so excluded and shall constitute part of the Collateral (unless itself constituting Excluded Collateral).

SECTION 3. GUARANTEE AND COLLATERAL AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

DEUTSCHE BANK AG NEW YORK
BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Jurisdiction	Title	Application No.	Filing Date	Patent No.	Issue Date	Owner Name

Exhibit C to Guarantee and Collateral
Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________] (as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement dated as of July 10, 2014 (as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

SECTION 2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL

SECTION 2.1 Grant of Security. Each Grantor hereby pledges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a continuing lien on, all of the following property, in each case, wherever located and whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of such Grantor’s Obligations:

(i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including the registered copyrights and applications listed in Schedule A), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue or otherwise recover for past, present and future infringements or other violations of any of the foregoing and (iii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit, and (iv) all other rights accruing thereunder or pertaining thereto throughout the world; and

(ii) any and all agreements, licenses and covenants providing for the granting of any exclusive right to such Grantor in or to any registered Copyright including, without limitation, each agreement required to be listed in Schedule A attached hereto, and the right to sue or otherwise recover for past, present and future infringement or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, Excluded Collateral; provided however, that Proceeds and rights to Proceeds of Excluded Collateral shall not be so excluded and shall constitute part of the Collateral (unless itself constituting Excluded Collateral).

SECTION 3. GUARANTEE AND COLLATERAL AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Jurisdiction	Title	Application No.	Filing Date	Registration No.	Registration Date	Owner Name

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

Exhibit D to

Guarantee and Collateral Agreement

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [__________] (this “Control Agreement”) among [__________], a [__________] (the “Pledgor”), Deutsche Bank AG New York Branch, in its capacity as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties and [__________], a [__________] (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement, dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation, TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation, the Lenders from time to time party thereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders, as the Collateral Agent and as Issuing Bank, and the other banks, other financial institutions and entities party thereto. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Registered Ownership of Securities. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [__________] of the Issuer (the “Pledged Securities”) and the Issuer shall not change the registered owner of the Pledged Securities without the prior written consent of the Collateral Agent.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Securities, the Issuer shall comply with such instructions without further consent by the Pledgor or any other Person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agent:

(a)       it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other person relating to the Pledged Securities pursuant to which it has agreed to comply with instructions issued by such other person;

(b)       it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof;

(c)       except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Securities, the Issuer does not know of any claim to, or interest in, the Pledged Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Securities, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof; and

(d)       this Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements. In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Securities.

Section 7. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

Section 8. Indemnification of Issuer. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Control Agreement and the compliance in good faith of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s gross negligence, bad faith or willful misconduct and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all losses, claims, damages, liabilities and related expenses, including reasonable documented counsel fees, charges and disbursements (other than the allocated costs of internal counsel) arising out of the terms of this Control Agreement or the compliance in good faith of the Issuer with the terms hereof; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith or willful misconduct of the Issuer.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[__________]
[__________]
Attention: [__________]
Fax: [__________]

Collateral Agent:	DEUTSCHE BANK AG NEW YORK BRANCH
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256 Attention: Sara Pelton
Fax: (904) 779-3080

Issuer:	[__________]
[__________]
Attention: [__________] Fax: [__________]

Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Securities have been terminated pursuant to the terms of the Guarantee and Collateral Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the termination of the Collateral Agent’s security interest in the Pledged Securities pursuant to the terms of the Guarantee and Collateral Agreement. The termination of this Control Agreement shall not terminate the Pledged Securities or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Securities.

Section 11. Counterparts. This Control Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Control Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Control Agreement.

[__________],
as Pledgor

By:
Name:
Title:

[__________],
as Issuer

By:
Name:
Title:
DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit A to

Uncertificated Securities Control Agreement

[Letterhead of Deutsche Bank AG New York Branch]

[Date]

[Name and Address of Issuer]

Attention:

Re: Termination of Control Agreement

Ladies and Gentlemen:

You are hereby notified that the Uncertificated Securities Control Agreement, dated as of [__________] (the “Control Agreement”) among you, [__________] (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to the Control Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Securities (as defined in the Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Securities, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,
DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Annex 1 to

Guarantee and Collateral Agreement

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT dated as of [___________], 20[__] (this “Assumption Agreement”), made by [______________________], a [_______________] (the “Additional Grantor”), in favor of Deutsche Bank AG New York Branch, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement (as defined below), and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). Capitalized terms not defined herein shall have the meaning assigned to such terms in such Credit Agreement or if not defined therein, in the Guarantee and Collateral Agreement (as defined below).

WITNESSETH:

WHEREAS, Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the Lenders, as Collateral Agent, and as Issuing Bank, and the other banks, other financial institutions and entities party thereto have entered into that certain Credit Agreement, dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain Subsidiaries of the Borrower (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement dated as of July 10, 2014 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement; NOW, THEREFORE, IT IS AGREED:

1.       Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The information set forth in Annex 1-A is hereby added to the information set forth in Schedules [_____]11 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein.

Without limiting the foregoing, (a) the Additional Grantor hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) of the Obligations, provided, however, that the Obligations Guaranteed by the Additional Grantor under this Section 1 shall not include any Excluded Swap Obligations of the Additional Grantor, and (b) the Additional Grantor hereby pledges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a continuing lien on, all of the Collateral of the Additional Grantor, including all of Additional Grantor’s right, title and interest in each of the items listed in clauses (a) through (w) of Section 3.01 of the Guarantee and Collateral Agreement, wherever located and whether now owned or existing or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of Additional Grantor’s Obligations (provided, however, the Obligations secured by the Collateral granted by the Additional Grantor under this Section 1 shall not include any Excluded Swap Obligations of the Additional Grantor).

11       Refer to each Schedule which needs to be supplemented.

2.       GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its authorized officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

Annex 1-A to

Assumption Agreement

AMENDED SCHEDULES

Annex 2 to

Guarantee and Collateral Agreement

FORM OF DESIGNATION NOTICE

DESIGNATION NOTICE, dated as of ________________, 20__ (this “Designation Notice”), made by ______________________________, a ______________ (the “Qualified Counterparty”), in favor of Deutsche Bank AG New York Branch, as Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the Lenders, as Collateral Agent, and as Issuing Bank, and the other banks, other financial institutions and entities party thereto have entered into that certain Credit Agreement, dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain Subsidiaries of the Borrower have entered into the Guarantee and Collateral Agreement dated as of July 10, 2014 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, in connection with the Guarantee and Collateral Agreement, the Borrower and the Qualified Counterparty are permitted to designate the Hedge Agreement described herein as a “Specified Hedge Agreement” under the Credit Agreement and the Guarantee and Collateral Agreement;

WHEREAS, the Credit Agreement and the Guarantee and Collateral Agreement require that the Borrower and the Qualified Counterparty deliver this Designation Notice to the Collateral Agent; and

WHEREAS, the Qualified Counterparty has agreed to execute and deliver this Designated Notice in order to become a Qualified Counterparty and Secured Party under the Guarantee and Collateral Agreement and the other Loan Documents; NOW, THEREFORE, IT IS AGREED:

1.       Designation and Agreement. The Borrower and the Qualified Counterparty hereby designate that the Hedge Agreement described on Schedule 1 hereto to be a “Specified Hedge Agreement” and hereby represent and warrant to the Agents that such Hedge Agreement satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Designation Notice, the Qualified Counterparty, as provided in Section 8.05 of the Guarantee and Collateral Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a Qualified Counterparty or a Secured Party thereunder and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Designation Notice, (b) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto (including accepting the liens on, holding and enforcing the Collateral), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Qualified Counterparty or Secured Party. Without limiting the foregoing, the Qualified Counterparty agrees to indemnify each Agent as contemplated by Section 9.05(c) of the Credit Agreement with respect to any action taken by it in respect of the Collateral or any breach by it of this Designation Notice or the Loan Documents and, with respect to all other matters covered by Section 9.05(c) of the Credit Agreement which relate to the Collateral, agrees to undertake a portion of the liability of the Lenders thereunder (without relieving the Lenders of their obligations) determined based on net termination liability (if any) of the Borrower to the Qualified Counterparty under the applicable Specified Hedge Agreement.

2.       GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition, the provisions of Section 8.01, 8.02, 8.07, 8.08, 8.11, 8.15 and 8.16 of the Guarantee and Collateral Agreement are incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned has caused this Designation Notice to be duly executed and delivered as of the date first above written.

[ ]
By:
Name:
Title:

Schedule 1 to

Designation Notice

DESCRIPTION OF HEDGE AGREEMENT

FORM OF MORTGAGE

[attached]

FORM OF OPEN-END MORTGAGE TO SECURE PRESENT

AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34

APN(s): APLAT 42, LOTS 24, 25, 41, 48 &
50 (Parcel 1); APLAT 42, LOT 30 (Parcel 2);
and APLAT 42, Lot 29 (Parcel 3).

RECORDING REQUESTED BY:
Latham & Watkins LLP

AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP
885 Third Avenue, Suite 100
New York, New York 10022-4802
Attn: Corrie Peach Johnson, Legal Assistant

Re: UTGR, INC.

Location: 100 Twin River Road, Lincoln,
Rhode Island 02865

Municipality: Town of Lincoln

County: Providence

State: Rhode Island

Space above this line for recorder’s use only

FORM OF OPEN-END MORTGAGE TO SECURE PRESENT AND FUTURE LOANS

UNDER CHAPTER 25 OF TITLE 34 MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This OPEN-END MORTGAGE TO SECURE PRESENT AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of July 10, 2014 (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from UTGR, INC. a Delaware corporation, with an address at 100 Twin River Road, Lincoln, Rhode Island 02865 (“Mortgagor”), to DEUTSCHE BANK AG NEW YORK BRANCH, with an address at Deutsche Bank, 5022 Gate Parkway, Suite 200, 32256 Jacksonville, Florida, in its capacity as Collateral Agent (as hereinafter defined) for the benefit of the Secured Parties (under and as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation, as borrower (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”), and as Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”) and to that certain Guarantee and Collateral Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Guarantee”), entered into by and among the Borrower, Holdings, Mortgagor, certain other subsidiaries of the Borrower, and the Collateral Agent pursuant to which Mortgagor guarantees full and timely performance of all of the Borrower’s Obligations (as defined below);

WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Specified Hedge Agreements with one or more Qualified Counterparties (each, as defined in the Guarantee);

WHEREAS, Mortgagor is the wholly owned subsidiary of Borrower, as a result of which Mortgagor is a direct or indirect beneficiary of the Loans and other accommodations of Lenders and Qualified Counterparties as set forth in the Credit Agreement and may receive advances therefrom, whether or not Mortgagor is a party to the Credit Agreement; and

WHEREAS, in consideration of the making of the Loan and other accommodations of Lenders and Qualified Counterparties as set forth in the Credit Agreement and the Specified Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Loan Document (as defined in the Credit Agreement) and each of the Specified Hedge Agreements, to secure Mortgagor’s obligations under the Guarantee, the other Loan Documents and the Specified Hedge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

I.             DEFINITIONS

A. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Guarantee (as applicable). In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means (i) all obligations and liabilities of every nature of the Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Specified Hedge Agreement together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), payments for early termination of a Specified Hedge Agreement, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagee, any Lender or Qualified Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Mortgage.

“Loans” shall have the meaning ascribed to it in the Credit Agreement.

“Liens” shall have the meaning ascribed to it in the Credit Agreement.

“Mortgaged Property” means all of Mortgagor’s interest in (i) the real property more particularly described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) to the extent permitted by, or not prohibited by, the Gaming/Racing Laws and other applicable laws and/or by the Regulatory Agreement, all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements and the Improvements, regardless of whether or not the same constitutes real property or fixtures in the State of Rhode Island (the “Fixtures”); (iv) to the extent permitted by, or not prohibited by, the Gaming/Racing Laws and other applicable laws and/or by the Regulatory Agreement, all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to or placed upon the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Premises and/or any other item set forth in this definition of “Mortgaged Property” (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Premises and/or the Fixtures, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Premises and/or the Fixtures (the “Rents”), (viii) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Premises and/or the Fixtures (the “Property Agreements”); (ix) to the extent mortgageable or assignable all rights including water rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Mortgagor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiii) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding anything contained herein to the contrary, in no event shall the Mortgaged Property include any Excluded Collateral (provided that any proceeds of Excluded Collateral shall not be so excluded and shall constitute Mortgaged Property hereunder (except to the extent that such proceeds or rights to such proceeds independently constitute Excluded Collateral)).

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of the Mortgagor under the Guarantee (including, without limitation, the obligation to guarantee the repayment of the Indebtedness of the Borrower under the Credit Agreement) and any other Loan Documents, including, without limitation, the "Obligations" (as defined in the Credit Agreement) and payment of any and all other indebtedness now or hereafter owing by the Mortgagor to Mortgagee, evidenced by promissory note or notes or agreement or agreements signed by Mortgagor, whether or not otherwise secured. The Obligations secured by this Mortgage may include future advances which will be advanced from time to time and after the date hereof in connection with the Loans evidenced by the Credit Agreement and may include readvances of sums repaid, provided, however, that the aggregate principal amount of the Loans at any one time outstanding shall not exceed One Billion Two Hundred and Ninety Million Dollars ($1,290,000,000).

“Permitted Liens” means Liens permitted under Section 6.02 of the Credit Agreement.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

B. Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

II.	GRANT

To secure in part the full and timely payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations and the full and timely performance of the Obligations, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY, WITH MORTGAGE COVENANTS and grants a security interest to Mortgagee, its heirs, successors and assigns, in the Mortgaged Property, TO HAVE AND TO HOLD all of the Mortgaged Property unto and, for the use and benefit of Mortgagee, its heirs, successors and assigns in fee simple for so long as any of the Obligations remain outstanding, upon the terms and conditions contained herein, and Mortgagor does hereby bind itself, its heirs, successors and assigns to WARRANT AND DEFEND (i) the title to the Mortgaged Property unto Mortgagee and its heirs, successors and assigns, subject only to Permitted Liens and (ii) the validity and priority of the Liens of this Mortgage, subject only to Permitted Liens, in each case against the claims of all Persons whomsoever, for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein.

III.	WARRANTIES, REPRESENTATIONS AND COVENANTS

A.       Title. Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property having first priority except as otherwise permitted under the Credit Agreement.

B.       Lien Status. Mortgagor shall preserve and protect the priority of the lien and security interest created under this Mortgage and the other Loan Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

C.       Payment and Performance. Mortgagor shall pay the Obligations when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed as required under the Loan Documents.

D.       Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Loan Document party thereto are incorporated herein by reference and, together with covenants in this Section III(D), shall be covenants running with the land.

E.       Condemnation Awards and Insurance Proceeds. Except as otherwise stated in the Credit Agreement, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

F.       Taxes. Mortgagor shall indemnify Mortgagee for Taxes (including mortgage taxes and Taxes arising as a result of any Change in Law) as set forth in the Credit Agreement.

G.       Reduction Of Secured Amount. In the event that the amount secured by the Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

H.       Prohibited Transfers. Except as expressly permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Mortgaged Property.

IV.	DEFAULT AND FORECLOSURE

A.       Remedies. This Mortgage is upon the STATUTORY CONDITION, and upon the further condition that all covenants of Mortgagor contained in this Mortgage, the Loan Documents and/or any other documents evidencing the Obligations, shall be kept and performed, and for any breach of said STATUTORY CONDITION or further condition, Mortgagee shall have the STATUTORY POWER OF SALE. Said STATUTORY CONDITION and STATUTORY POWER OF SALE, as well as the MORTGAGE COVENANTS contained in the granting clause of this Mortgage, are those contained in the General Laws of the State of Rhode Island, 1956, Reenactment of 2011, as amended. Provided further however, to the extent permitted by law, publication, pursuant to said STATUTORY POWER OF SALE, of notice of the time and place of sale may, in Mortgagee’s sole discretion, be made by publishing the same at least once each week for three (3) successive weeks in a public newspaper published daily in the City of Providence, Rhode Island and not as otherwise provided in said STATUTORY POWER OF SALE. It is expressly understood and agreed to by Mortgagor and Mortgagee that the power of sale contained in this Mortgage shall, in the event that the Mortgaged Property is comprised of separate lots or parcels of land, survive the foreclosure of any portion of the Mortgaged Property and may be exercised on different occasions to separately foreclose each and every lot or parcel of land comprising the Mortgaged Property until all of the Mortgaged Property has been foreclosed in accordance with applicable law and the terms of this Mortgage. If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (b) to the fullest extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by STATUTORY POWER OF SALE described in this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser , and to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e) to the fullest extent permitted by applicable law, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity. For the avoidance of doubt, the power of sale contained in this Mortgage, and all other rights, remedies and recourses contained in this Section IV(A) are subject to Section XI(M) below.

B.       Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

C.       Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

D.       Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

E.       Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Borrower waives the statutory right of redemption and equity of redemption.

F.       Discontinuance of Proceedings. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

G.       Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the terms of the Credit Agreement.

H.       Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to compliance with Gaming/Racing Laws and other applicable law, and with the Regulatory Agreement, any purchaser at a foreclosure sale upon full payment of the foreclosure bid price will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

I.       Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section IV(I), or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

J.       No Mortgagee in Possession. To the fullest extent permitted by applicable law and decisional law, neither the enforcement of any of the remedies under this Section IV(J), the assignment of the Rents and Leases under Section V, the security interests under Section VI, nor any other remedies afforded to Mortgagee or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

V.	ASSIGNMENT OF RENTS AND LEASES

A.       Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

B.       Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

C.       Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

VI.	SECURITY AGREEMENT

A.       Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards (in each case excluding vehicles and other property that is subject to certificate of title). To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property (in each case excluding vehicles and other property that is subject to certificate of title) to secure the payment and performance in full of the Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

B.       Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is set forth in the first paragraph hereof.

C.       Fixture Filing. Part of the Mortgaged Property and the items of personal property collateral described in Section VI(A) above is or may become Fixtures. It is intended that, as to such fixtures, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of recording of this Mortgage for record with the Records of Land Evidence of the Town of Lincoln in the State of Rhode Island. The information in this Section is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code in effect in Rhode Island, for a mortgage instrument to be filed as a financing statement pursuant to R.I. G.L. §6A-9-502. For the purposes of said statute, (i) Mortgagor is the “Debtor” and its name and mailing address are set forth on page 1 of this Mortgage and (ii) Mortgagee is “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are as set forth on page 1 of this Mortgage. A statement describing the portion of the Mortgaged Property and the items of personal property collateral described in Section VI(A) above comprising goods or other personal property that may now be or hereafter become Fixtures hereby secured is set forth in the granting clause hereof. The record owner of the Premises is Mortgagor.

VII.	ATTORNEY-IN-FACT

To the fullest extent permitted by the Gaming/Racing Laws and other applicable law, and the Regulatory Agreement, Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the definition of Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section VII.

VIII.	MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, Qualified Counterparties. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Required Lenders, or (b) after payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations (excluding obligations under Specified Hedge Agreements) the holders of a majority of the aggregate notional amount (or, with respect to any Specified Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Specified Hedge Agreement) under all Specified Hedge Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section VIII, each Qualified Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Qualified Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Qualified Counterparties in accordance with the terms of this Section VIII. Mortgagee shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Collateral Agent under the terms of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

IX.	TERMINATION AND RELEASE

Upon payment and performance in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations, subject to and in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor’s expense, shall release or discharge the liens and security interests created by this Mortgage.

X.	LOCAL LAW PROVISIONS

A.       Future Advances; Rhode Island Open-End Mortgage Provisions. This Mortgage permits and secures any and all current and future advances to Mortgagor evidenced by (or pursuant to) any one or more of the following: the Credit Agreement and any other document evidencing the Obligations, such other note or notes as may be signed by Mortgagor payable to Mortgagee and such other agreement(s) as may be entered into by the Mortgagor with Mortgagee, and signed by Mortgagor. The unpaid principal balance of indebtedness secured under this Mortgage shall at no time exceed One Billion Two Hundred and Ninety Million Dollars ($1,290,000,000). Mortgagee will accept notices pursuant to Sections 34-25-10(b) and 34-25-11 of the General Laws of the State of Rhode Island at the address set forth on page one of this Mortgage.

XI.	MISCELLANEOUS

A.       Notices. Any notice and other communication required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Credit Agreement to the address set forth therein.

B.       Governing Law. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

C.       Severability. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

D.       Credit Agreement. In the event of any conflict or inconsistency with the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control. E. Time of Essence. Time is of the essence of this Mortgage.

F.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION XI(F) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

G.       Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

H.       No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions. No failure or delay on the part of Mortgagee or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

I.       Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any Indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such Indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

J.       Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

K.       Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

L.       Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

M.       Gaming Law. All rights, remedies and powers provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate or conflict with (i) any applicable provision of Gaming/Racing Laws or other applicable law or (ii) any applicable provision of the Regulatory Agreement, and all provisions of this Mortgage are intended to be subject to all applicable mandatory provisions of Gaming/Racing Laws and other applicable law and the Regulatory Agreement which may be controlling and to be limited to the extent necessary so that they will not render this Mortgage invalid or unenforceable, in whole or in part.

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

UTGR, INC., a Delaware corporation

By:
Name:
Title:

STATE OF ______________________

COUNTY OF ____________________

In _________________________, on this _______ day of _________, 2014, before me personally appeared ____________________, ________________________ of UTGR, Inc., a Delaware corporation, proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, or personal knowledge of the undersigned, to be the party executing the foregoing instrument and he/she acknowledged said instrument, by him/her executed to be his/her free act and deed, in said capacity, and the free act and deed of UTGR, Inc.

Notary Public

Printed Name:

My Commission Expires:

EXHIBIT A TO MORTGAGE Legal Description of Premises All of those certain lots or parcels of land, together with all buildings and improvements thereon, located in the Town of Lincoln, County of Providence, State of Rhode Island, bounded and described as follows: Parcel 1 – AP 42/Lots 24, 25, 41, 48, 50 That certain tract or parcel of land situated on the southerly side of Twin River Road and on the Westerly side of Old Louisquisset Pike (so-called), in the Town of Lincoln, County of Providence, State of Rhode Island, bounded and described as follows: Beginning at a point in the westerly line of Old Louisquisset pike, said point being the northeasterly corner of land now or lately of Blackstone Valley Gas and Electric Company and is the southeasterly corner of the within described parcel; thence running westerly bounding southerly on said Blackstone Valley Gas and Electric Company land a distance of one hundred fifty (150) feet to a point; thence turning and running southerly bounding easterly on last named land a distance of seventy-five (75) feet to land now or lately James and Paul Cimini; thence turning and running westerly bounding southerly in part on last named land and in part on Paul Street to land now or lately of The Narragansett Electric Company, thence running northwesterly bounding southwesterly on last named land a distance of one thousand five hundred sixty (1,560) feet, more or less, to a point for an angle; thence turning and running northerly bounding westerly on said last named land to Twin River Road; thence turning and running easterly bounding northerly on Twin River Road to land now or lately of Limerock Fire District, Inc.; thence turning and running southerly bounding easterly on last named land a distance of one hundred fifty (150) feet to a point; thence turning and running easterly bounding northerly on last named land a distance of one hundred fifty (150) feet to land now or lately of Elaine A. Cardarelli; thence turning and running southerly bounding easterly on last named land to a point; thence turning and running easterly bounding northerly on last named land to Old Louisquisset Pike; thence turning and running southerly bounding easterly on Old Louisquisset Pike to land now or lately of Paul R. and Irene M. Trudeau; thence turning and running westerly bounding southerly on last named land to a point; thence turning and running southerly bounding easterly on last named land a distance of one hundred eighteen (118) feet to a point; thence turning and running easterly bounding northerly on last named land to now or lately William R. and Louisa A. McKenzie; thence turning and running southerly bounding easterly on last named land a distance of one hundred sixteen and 8/100 (116.08) feet to a point; thence turning and running easterly bounding northerly on last named land to Old Louisquisset Pike; thence turning and running southerly bounding easterly on Old Louisquisset Pike to said Blackstone Valley Gas and Electric Company land and the point and place of beginning. Excepting from the above-described parcel any portion thereof taken by the State of Rhode Island for the widening of Louisquisset Pike and/or Twin River Road. Also excepting From The Above-Described Parcel that certain property consisting of approximately nine thousand three hundred ninety-five (9,395) linear feet of interceptor sewer line and appurtenances within the Town of Lincoln as conveyed to the Narragansett Bay Commission by Quitclaim Deed recorded November 29, 2001 in Book 804 at Page 301 in the Lincoln Land Evidence Records. Also excepting From The Above-Described Parcel that certain lot or parcel of land, with any and all buildings and improvements thereon, described in that certain deed from Lincoln Park, Inc. to Lime Rock Fire District, Inc. dated February 11, 2004 and recorded February 11, 2004 and recorded February 13, 2004 at 9:16 A.M. in Book 1110 at Page 249 in the Lincoln Land Evidence Records and as shown on that certain plan of land filed as Subdivision Map 375 in said Land Evidence Records. Also excepting From The Above-Described Parcel any portion thereof conveyed to the State of Rhode Island and Providence Plantations, acting by and through the Rhode Island Department of Transportation by Warranty Deed dated October 19, 2007 and recorded in Book 1497 at Page 101 in the Lincoln Land Evidence Records and shown on Rl Highway Plat No. 765A and filed as Condemnation Map 184 recorded in said Land Evidence Records. Together with the benefit of those certain easements more particularly described in that Grant of Easement from the State of Rhode Island, acting by and through the Rhode Island Department of Transportation, to UTGR, Inc. recorded in Book 1497 at Page 113 in the Lincoln Land Evidence Records. That certain tract or parcel of land situated on the westerly side of Louisquisset Pike, in the Town of Lincoln, County of Providence , State of Rhode Island, bounded and described as follows: Beginning at a point in the westerly line of Louisquisset Pike at the northerly corner of land now or lately of Alice St. Martin and the northeasterly corner of the premises herein described, and running thence southerly along the westerly line of said Pike bounding easterly thereon 107 feet, more or less, to a point in said line of said Pike just 11 feet northerly from a granite state highway bound at Station 29+04. 63; thence turning and running westerly at an interior angle of 69°24'00" bounding southerly on land now or lately or Burrillville Racing Association 246.82 feet to a corner; thence turning an interior angle of 85° 01'00" and running northerly bounding westerly in said Burrillville Racing Association land 116.08 feet to the southerly line of said St.Martin land; thence turning and running easterly along a stone wall, and bounding northerly on said last named land 207 feet, more or less, to Louisquisset Pike and the point or place of beginning. Together with the right to use a right-of-way, for all highway purposes, as more particularly set forth in Book 246 at Page 486 in the Lincoln Land Evidence Records. Excepting From The Above-Described Parcel any portion thereof taken by the State of Rhode Island for the widening of Louisquisset Pike. Also Excepting From The Above-Described Parcel that certain property consisting of approximately nine thousand three hundred ninety-five (9,395) linear feet of interceptor sewer line and appurtenances within the Town of Lincoln as conveyed to the Narragansett Bay Commission by Quitclaim Deed recorded November 29, 2001 in Book 804 at Page 301 in the Lincoln Land Evidence Records. That certain tract or parcel of land situated in the Town of Lincoln, County of Providence, State of Rhode Island, bounded and described as follows: Beginning at the southeasterly corner of the within described parcel at a drill hole in a rock on the westerly side of Louisquisset Pike; said point being a boundary between the Comstock Farm and the premises herein described; thence N 29°9'W along the face of the wall on the westerly side of said Pike one hundred ninety-six and 35/100 (196.35) feet to a corner; thence turning an interior angle of 102°9’ and running S 73°W bounding northerly on land now or lately of N.D. Langevin two hundred seventy (270) feet to a drill hole in a rock corner, thence turning an interior angle of 90° running S 17° E bounding westerly on said Langevin land one hundred eighteen (118) feet to a point in a wall between said Langevin land and Comstock for a corner; thence turning an interior angle of 103°30’ E and running N 86°30’ E along the center of a dividing wall between said Langevin land and Comstock Farm three hundred twenty and 6/10 (320.06) feet to the drill hole in the rock on the westerly side of said Pike to the point of beginning. Excepting From The Above-Described Parcel any portion thereof taken by the State of Rhode Island for widening of Louisquisset Pike. Also Excepting From The Above-Described Parcel that certain property consisting of approximately nine thousand three hundred ninety-five (9,395) linear feet of interceptor sewer line and appurtenances within the Town of Lincoln as conveyed to the Narragansett Bay Commission by Quitclaim Deed recorded November 29, 2001 in Book 804 at Page 301 in the Lincoln Land Evidence Records. Meaning and intending to describe the same premises conveyed by Bargain and Sale Deed recorded in Book 1266 at Page 173. FOR REFERENCE ONLY. Twin River Road & Old Louisquisset Pike. Lincoln, Rhode Island APLAT: 42 LOTS: 24, 25, 41, 48, 50, 30 & 29. The Land referred to above is further bounded and described as follows: That certain parcel of land, situated south of Twin River Road and westerly of Louisquiset Pike, in the Town of Lincoln, Providence County, the State of Rhode Island and Providence Plantations and shown on that plan entitled, "ALTA/ACSM Land Title Survey, Twin River Casino, 100 Twin River Road Lincoln, Rhode Island" By DiPrete Engineering, dated April 3, 2013 and being more particularly described as follows: Beginning at an Axle found on the westerly highway line of said Louisquiset Pike (Rhode Island Highway Plat 53), said point being the southeasterly corner of land now or formerly of ASC Properties, LLC (AP 42 Lot 28), also being a northeasterly corner of the herein described parcel; Thence along said westerly highway line the following eight (8) courses: 1. S 42° 45’ 37” E, a distance of 139.34 feet. 2. S 41° 44' 07" E, a distance of 209.84 feet to a point of curvature; 3. Along a curve to the left, with a radius of 3644.59 feet, a central angle of 03°10'09", a chord bearing of S 43° 19' 12" E, a chord distance of 201.57 feet and an arc distance of 201.60 feet to a point of tangency; 4. S 44° 54' 17" E, a distance of 564.54 feet to a point of curvature; 5. Along a curve to the right, with a radius of 914 75 feet, a central angle of 23°54'20" a chord bearing of S 32° 57' 07" E, a chord distance of 378 90 feet and an arc distance of 381.66 feet to a point of tangency; 6. S 20° 59' 57" E, a distance of 468.01 feet to concrete bound found; 7. Along a curve to the left, with a radius of 1734.12 feet, a central angle of 06°43'00", a chord bearing of S

 24° 21' 27" E, a chord distance of 203.17 feet and an arc distance of 203.29 feet to a point of tangency; 8. S 27° 42’ 57" E, a distance of 317.17 feet to a concrete bound found at the northeasterly corner of land now or formerly of The Narragansett Electric Company (AP 42 Lot 53); Thence the following two (2) courses bounded southerly and easterly by said lot 53: 1. S 59° 11’ 30” W, a distance of 150.00 feet; 2. S 27° 56' 28" E, a distance of 75.00 feet to land now or formerly of Paul Cimini (AP 42 Lot 22) Thence S 59° 01’ 35" W, bounded southerly in part by said Lot 22 and in part by other land now or formerly of Paul Cimini (AP 42 Lot 23), a distance of 2163.12 feet to an iron rod found at other land now or formerly of The Narragansett Electric Company (AP 42 Lot 7), being also the most southerly corner of the herein described parcel: Thence the following two (2) courses bounded southwesterly and southwesterly by said Lot 7, being also the westerly lines of the herein described parcel: 1. N 62° 35’ 30” W, a distance of 1560.00 feet; 2. N 20° 22' 32" W, a distance of 1827.10 feet to a point of non tangency on the southerly highway line of Twin River Road (Rhode Island Highway Plat 765 & 765A) Thence along said southerly highway line the following eleven (11) courses: 1. Along a curve to the right, with a radius of 1390.44 feet, a central angle of 36°45'56", a chord bearing of N 60° 23' 36" E, a chord distance of 876.99 feet and an arc distance of 892.22 feet to a point of tangency; 2. N 78° 46’ 34” E, a distance of 274.59 feet; 3. S 87° 26’ 37” E, a distance of 126.53 feet; 4. S 46° 25’ 36” E, a distance of 63.99 feet; 5. S 09° 44’ 38” E, a distance of 151.76 feet; 6. N 81° 07’ 40” E, a distance of 121.85 feet; 7. N 08° 55’ 41” W, a distance of 67.14 feet; 8. N 24° 45’ 31” E, a distance of 135.34 feet; 9. N 59° 38’ 44” E, a distance of 202.75 feet to a point of non tangency; 10. Along a curve to the left, with a radius of 3174.42 feet, a central angle of 08°09'28?, a chord bearing of N 71° 51' 03" E, a chord distance of 451.59 feet and an arc distance of 451.97 feet to a point of non tangency; 11. N 64° 06’ 31" E, a distance of 62.29 feet to an iron rod found at land now or formerly of Lime Rock Fire District (AP 42 Lot 49);

  Thence the following two (2) courses bounded northeasterly and northwesterly by said Lot 49: 2. S 22° 14' 30" E a distance of 138.91 feet to an iron rod found; 2. N 67° 45’ 30” E, a distance of 200.00 feet to a point in the westerly line of said ASC Properties, LLC (AP 42 Lot 28) Thence the following two (2) courses bounded northeasterly and northwesterly by said Lot 28: 1. S 33° 14' 30" E a distance of 20.00 feet; 2. N 61° 36' 35" E, a distance of 330.60 feet to the point of beginning. Said parcel contains 190.85 Acres of land, according to the plan referenced herein.

EXHIBIT A TO MORTGAGE

Legal Description of Premises

All of those certain lots or parcels of land, together with all buildings and improvements thereon, located in the Town of Lincoln, County of Providence, State of Rhode Island, bounded and described as follows:

Parcel 1 -AP 42/Lots 24, 25, 41 , 48, 50

That certain tract or parcel of land situated on the southerly side of Twin River Road and on the Westerly side of Old Louisquisset Pike (so-called), in the Town of Lincoln, County of Providence, State of Rhode Island, bounded and described as follows:

Beginning at a point in the westerly line of Old Louisquisset pike, said point being the northeasterly corner of land now or lately of Blackstone Valley Gas and Electric Company and is the southeasterly corner of the within described parcel; thence running westerly bounding southerly on said Blackstone Valley Gas and Electric Company land a distance of one hundred fifty (150) feet to a point; thence turning and running southerly bounding easterly on last named land a distance of seventy-five (75) feet to land now or lately James and Paul Cimini; thence turning and running westerly bounding southerly in part on last named land and in part on Paul Street to land now or lately of The Narragansett Electric Company, thence running northwesterly bounding southwesterly on last named land a distance of one thousand five hundred sixty (1,560) feet, more or less, to a point for an angle; thence turning and running northerly bounding westerly on said last named land to Twin River Road; thence turning and running easterly bounding northerly on Twin River Road to land now or lately of Limerock Fire District, Inc.; thence turning and running southerly bounding easterly on last named land a distance of one hundred fifty (150) feet to a point; thence turning and running easterly bounding northerly on last named land a distance of one hundred fifty (150) feet to land now or lately of Elaine A. Cardarelli; thence turning and running southerly bounding easterly on last named land to a point; thence turning and running easterly bounding northerly on last named land to Old Louisquisset Pike; thence turning and running southerly bounding easterly on Old Louisquisset Pike to land now or lately of Paul R. and Irene M. Trudeau; thence turning and running westerly bounding southerly on last named land to a point; thence turning and running southerly bounding easterly on last named land a distance of one hundred eighteen (118) feet to a point; thence turning and running easterly bounding northerly on last named land to now or lately William R. and Louisa A. McKenzie; thence turning and running southerly bounding easterly on last named land a distance of one hundred sixteen and 8/100 (116.08) feet to a point; thence turning and running easterly bounding northerly on last named land to Old Louisquisset Pike; thence turning and running southerly bounding easterly on Old Louisquisset Pike to said Blackstone Valley Gas and Electric Company land and the point and place of beginning.

Excepting from the above-described parcel any portion thereof taken by the State of Rhode Island for the widening of Louisquisset Pike and/or Twin River Road.

Also excepting From The Above-Described Parcel that certain property consisting of approximately nine thousand three hundred ninety-five (9,395) linear feet of interceptor sewer line and appurtenances within the Town of Lincoln as conveyed to the Narragansett Bay Commission by Quitclaim Deed recorded November 29, 2001 in Book 804 at Page 301 in the Lincoln Land Evidence Records.

Also excepting From The Above-Described Parcel that certain lot or parcel of land, with any and all buildings and improvements thereon, described in that certain deed from Lincoln Park, Inc. to Lime Rock Fire District, Inc. dated February 11, 2004 and recorded February 11, 2004 and recorded February 13, 2004 at 9: 16 A.M. in Book 1110 at Page 249 in the Lincoln Land Evidence Records and as shown on that certain plan of land filed as Subdivision Map 375 in said Land Evidence Records.

Also excepting From The Above-Described Parcel any portion thereof conveyed to the State of Rhode Island and Providence Plantations, acting by and through the Rhode Island Department of Transportation by Warranty Deed dated October 19, 2007 and recorded in Book 1497 at Page 101 in the Lincoln Land Evidence Records and shown on RI Highway Plat No. 765A and filed as Condemnation Map 184 recorded in said Land Evidence Records.

Together with the benefit of those certain easements more particularly described in that Grant of Easement from the State of Rhode Island, acting by and through the Rhode Island Department of Transportation, to UTGR, Inc. recorded in Book 1497 at Page 113 in the Lincoln Land Evidence Records.

Parcel 2 -AP 42/Lot 30

That certain tract or parcel of land situated on the westerly side of Louisquisset Pike, in the Town of Lincoln, County of Providence , State of Rhode Island, bounded and described as follows:

Beginning at a point in the westerly line of Louisquisset Pike at the northerly corner of land now or lately of Alice St. Martin and the northeasterly corner of the premises herein described, and running thence southerly along the westerly line of said Pike bounding easterly thereon 107 feet, more or less, to a point in said line of said Pike just 11 feet northerly from a granite state highway bound at Station 29+04.63; thence turning and running westerly at an interior angle of 69°24'00" bounding southerly on land now or lately or Burrillville Racing Association 246.82 feet to a corner; thence turning an interior angle of 85° 01 '00" and running northerly bounding westerly in said Burrillville Racing Association land 116.08 feet to the southerly line of said St.Martin land; thence turning and running easterly along a stone wall, and bounding northerly on said last named land 207 feet, more or less, to Louisquisset Pike and the point or place of beginning.

Together with the right to use a right-of-way, for all highway purposes, as more particularly set forth in Book 246 at Page 486 in the Lincoln Land Evidence Records.

Excepting From The Above-Described Parcel any portion thereof taken by the State of Rhode Island for the widening of Louisquisset Pike.

Also Excepting From The Above-Described Parcel that certain property consisting of approximately nine thousand three hundred ninety-five (9,395) linear feet of interceptor sewer line and appurtenances within the Town of Lincoln as conveyed to the Narragansett Bay Commission by Quitclaim Deed recorded November 29, 2001 in Book 804 at Page 301 in the Lincoln Land Evidence Records.

Parcel 3 -AP 42/Lot 29

That certain tract or parcel of land situated in the Town of Lincoln, County of Providence, State of Rhode Island, bounded and described as follows: Beginning at the southeasterly corner of the within described parcel at a drill hole in a rock on the westerly side of Louisquisset Pike; said point being a boundary between the Comstock Farm and the premises herein described: thence N 29"9'W along the face of the wall on the westerly side of said Pike one hundred ninety-six and 35/100 (196.35) feet to a corner; thence turning an interior angle of 102°9' and running S 73°W bounding northerly on land now or lately of N.D. Langevin two hundred seventy (270) feet to a drill hole in a rock corner, thence turning an interior angle of 90° running S 17° E bounding westerly on said Langevin land one hundred eighteen (118) feet to a point in a wall between said Langevin land and Comstock for a corner; thence turning an interior angle of 103°30' E and running N 86°30' E along the center of a dividing wall between said Langevin land and Comstock Farm three hundred twenty and 6/10 (320.06) feet to the drill hole in the rock on the westerly side of said Pike to the point of beginning.

Excepting From The Above-Described Parcel any portion thereof taken by the State of Rhode Island for widening of Louisquisset Pike.

Also Excepting From The Above-Described Parcel that certain property consisting of approximately nine thousand three hundred ninety-five (9,395) linear feet of interceptor sewer line and appurtenances within the Town of Lincoln as conveyed to the Narragansett Bay Commission by Quitclaim Deed recorded November 29, 2001 in Book 804 at Page 301 in the Lincoln Land Evidence Records.

Meaning and intending to describe the same premises conveyed by Bargain and Sale Deed recorded in Book 1266 at Page 173.

FOR REFERENCE ONLY:

Twin River Road & Old Louisquisset Pike Lincoln, Rhode Island APLAT: 42 LOTS: 24, 25, 41, 48, 50, 30 & 29.

The Land referred to above is further bounded and described as follows:

That certain parcel of land, situated south of Twin River Road and westerly of Louisquiset Pike, in the Town of Lincoln, Providence County, the State of Rhode Island and Providence Plantations and shown on that plan entitled, "ALTA/ACSM Land Title Survey, Twin River Casino, 100 Twin River Road Lincoln, Rhode Island" By DiPrete Engineering, dated April 3. 2013 and being more particularly described as follows:

Beginning at an Axle found on the westerly highway line of said Louisquiset Pike (Rhode Island Highway Plat 53), said point being the southeasterly corner of land now or formerly of ASC Properties, LLC (AP 42 Lot 28), also being a northeasterly corner of the herein described parcel;

Thence along said westerly highway line the following eight (8) courses:

1.     S 42° 45' 37" E, a distance of 139.34 feet;

2.     S 41 ° 44' 07'' E, a distance of 209.84 feet to a point of curvature;

3.     Along a curve to the left, with a radius of 3644.59 feet, a central angle of 03°10'09", a chord bearing of S 43° 19' 12" E, a chord distance of 201.57 feet and an arc distance of 201.60 feet to a point of tangency;

4.     S 44" 54' 17" E, a distance of 564.54 feet to a point of curvature;

5.     Along a curve to the right, with a radius of 914.75 feet, a central angle of 23°54'20" a chord bearing of S 32° 57' 07" E, a chord distance of 378.90 feet and an arc distance of 381.66 feet to a point of tangency;

6.     S 20° 59' 57" E, a distance of 468.01 feet to concrete bound found;

7.     Along a curve to the left, with a radius of 1734.12 feet, a central angle of 06°43'00", a chord bearing of S24° 21' 27" E, a chord distance of 203.17 feet and an arc distance of 203.29 feet to a point of tangency;

8. S 27° 42' 57" E, a distance of 317.17 feet to a concrete bound found at the northeasterly corner of land now or formerly of The Narragansett Electric Company (AP 42 Lot 53);

Thence the following two (2) courses bounded southerly and easterly by said lot 53:

1.     S 59° 11' 30" W, a distance of 150.00 feet;

2.     S 27° 56' 28" E, a distance of 75.00 feet to land now or formerly of Paul Cimini (AP 42 Lot 22)

Thence S 59° 01' 35" W, bounded southerly in part by said Lot 22 and in part by other land now or formerly of Paul Cimini (AP 42 Lot 23), a distance of 2163.12 feet to an iron rod found at other land now or formerly of The Narragansett Electric Company (AP 42 Lot 7), being also the most southerly corner of the herein described parcel:

Thence the following two (2) courses bounded southwesterly and southwesterly by said Lot 7, being also the westerly lines of the herein described parcel:

1.     N 62° 35' 30" W, a distance of 1560.00 feet;

2.     N 20° 22' 32" W, a distance of 1827.10 feet to a point of non tangency on the southerly highway line of Twin River Road (Rhode Island Highway Plat 765 & 765A)

Thence along said southerly highway line the following eleven (11) courses:

1     Along a curve to the right, with a radius of 1390.44 feet, a central angle of 36°45'56", a chord bearing of N 60° 23' 36" E, a chord distance of 876.99 feet and an arc distance of 892.22 feet to a point of tangency;

2     N 78° 46' 34" E, a distance of 274.59 feet;

3     S 87° 26' 37" E, a distance of 126.53 feet;

4     S 46° 25' 36" E, a distance of 63.99 feet;

5     S 09° 44' 38" E, a distance of 151.76 feet;

6     N 81v 07' 40" E, a distance of 121.85 feet;

7     N 08° 55' 41" W, a distance of67.14 feet;

8     N 24° 45' 31" E, a distance of 135.34 feet;

9     N 59° 38' 44" E. a distance of 202. 75 feet to a point of non tangency;

10.  0. Along a curve to the left, with a radius of 3174.42 feet, a central angle of 08°09'28?, a chord bearing of N 71 ° 51' 03" E, a chord distance of 451.59 feet and an arc distance of 451.97 feet to a point of non tangency;

11   N 64° 06' 31" E, a distance of62.29 feet to an iron rod found at land now or formerly of Lime Rock Fire District (AP 42 Lot 49);

Thence the following two (2) courses bounded northeasterly and northwesterly by said Lot 49:

1.     S 22° 14' 30" E, a distance of 138.91 feet to an iron rod found;

2.     N 67° 45' 30'' E, a distance of 200.00 feet to a point in the westerly line of said ASC Properties, LLC (AP 42 Lot 28)

Thence the following two (2) courses bounded northeasterly and northwesterly by said Lot 28:

1.     S 22° 14' 30" E, a distance of 20.00 feet;

2.	N 61 ° 36' 35" E, a distance of 330.60 feet to the point of beginning. Said parcel contains 190.85 Acres of land, according to the plan referenced herein.

Instrument Prepared By:	After Recording Return To:
Balch & Bingham LLP	Latham & Watkins LLP
Attn: Jennifer West Signs, MSB #7115	885 Third Avenue, Suite 100
1310 25th Avenue	New York, New York 10022-4802
Gulfport, MS 39501	Attn: Corrie Peach Johnson, Legal Assistant
(228) 864-9900	(212) 906-####

FORM OF FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

GRANTOR:

Premier Entertainment Biloxi LLC c/o
Twin River Management Group, Inc.
100 Twin River Road
Lincoln, Rhode Island 02865
Attn: Craig Eaton, Senior Vice President & General Counsel

Telephone: 401-475-8414

TRUSTEE:	Fidelity National Title Insurance Company c/o First National Financial Title Services, LLC 3237 Satellite Blvd, Bldg 300, Suite 450 Duluth, Georgia 30096 Telephone: (678) 475-2572

BENEFICIARY:	Deutsche Bank AG New York Branch, Collateral Agent 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attn: Sara Pelton Telephone: (904) 271-2886

INDEXING INSTRUCTIONS:	Biloxi Section Blocks 100, 130 & 130.5, 2nd J.D. Harrison County, MS

This Deed of Trust secures a line of credit and is entitled to the protections of Mississippi Code §891-49. This Deed of Trust also serves as a fixture filing pursuant to Mississippi Code §75-9-502.

FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND LEASES AND FIXTURE FILING

This FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of July 10, 2014 (as it may be amended, supplemented or otherwise modified from time to time, this “Deed of Trust”), by and from PREMIER ENTERTAINMENT BILOXI LLC, “Grantor”), a Delaware limited liability company, with an address at c/o Twin River Management Group, Inc., 100 Twin River Road, Lincoln, Rhode island 02865, in favor of FIDELITY NATIONAL TITLE INSURANCE COMPANY ("Trustee") for the benefit of DEUTSCHE BANK AG NEW YORK BRANCH, with an address at Deutsche Bank, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, in its capacity as Collateral Agent (as hereinafter defined) for the benefit of the Secured Parties (under and as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns, “Beneficiary”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation, as borrower (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”), and as Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”) and to that certain Guarantee and Collateral Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Guarantee”), entered into by and among the Borrower, Holdings, Grantor, certain other subsidiaries of the Borrower, and the Collateral Agent pursuant to which Grantor guarantees full and timely performance of all of the Borrower’s Obligations (as defined below);

WHEREAS, subject to the terms and conditions of the Credit Agreement, Grantor may enter into one or more Specified Hedge Agreements with one or more Qualified Counterparties (each, as defined in the Guarantee);

WHEREAS, Grantor is the holder of the fee estate in and to all of the real property located in the County of Harrison and the State of Mississippi (the “State”), described in Exhibit A attached hereto and made a part hereof;

WHEREAS, Grantor is the holder of leasehold title in and to all of the real property located in the County of Harrison and the State of Mississippi, described in Exhibit B-1 attached hereto and made a part hereof, pursuant to that certain Lease and Air Rights Agreement, dated as of November 18, 2003, by and between City of Biloxi, Mississippi, as lessor (“Biloxi Lessor”), and Grantor, as lessee (together with any and all modifications, renewals, extensions, and substitutions of the foregoing, the “Biloxi Lease”), and recorded in Book 413, Page 202 with the Chancery Clerk of Harrison County, Mississippi, which Premises, as defined below, forms a portion of the Mortgaged Property described below;

WHEREAS, Grantor is the holder of leasehold title in and to all of the real property located in the County of Harrison and the State, described in Exhibit B-2 attached hereto and made a part hereof, pursuant to that certain Public Trust Tidelands Lease, dated as of October 27, 2003, by and between the State, as lessor (“Tidelands Lessor” and together with the Biloxi Lessor, collectively, the “Lessor”), and Grantor (as successor in interest by merger with Premier Entertainment LLC), as lessee (together with any and all modifications, renewals, extensions, and substitutions of the foregoing, the “Tidelands Lease” and together with the Biloxi Lease, collectively, the “Pledged Leases”), and recorded in Book 410, Page 107 with the Chancery Clerk of Harrison County, Mississippi, which Premises, as defined below, forms a portion of the Mortgaged Property described below;

WHEREAS, Grantor is the wholly owned subsidiary of Borrower, as a result of which Grantor is a direct or indirect beneficiary of the Loans and other accommodations of Lenders and Qualified Counterparties as set forth in the Credit Agreement and may receive advances therefrom, whether or not Grantor is a party to the Credit Agreement; and

WHEREAS, in consideration of the making of the Loan and other accommodations of Lenders and Qualified Counterparties as set forth in the Credit Agreement and the Specified Hedge Agreements, respectively, Grantor has agreed, subject to the terms and conditions hereof, each other Loan Document (as defined in the Credit Agreement) and each of the Specified Hedge Agreements, to secure Grantor’s obligations under the Guarantee, the other Loan Documents and the Specified Hedge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Beneficiary and Grantor agree as follows:

I.	DEFINITIONS

A. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Guarantee (as applicable). In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means (i) all obligations and liabilities of every nature of the Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Specified Hedge Agreement together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), payments for early termination of a Specified Hedge Agreement, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Beneficiary, any Lender or Qualified Counterparty as a preference, fraudulent transfer or otherwise, and (ii) all obligations of every nature of Grantor now or hereafter existing under this Deed of Trust.

“Loans” shall have the meaning ascribed to it in the Credit Agreement.

“Liens” shall have the meaning ascribed to it in the Credit Agreement.

“Mortgaged Property” means all of Grantor’s interest in (i) the real property more particularly described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Grantor (the “Owned Real Property”); (ii) Grantor’s leasehold interests created by each Pledged Lease with respect to the leased real property described in Exhibits B -1 and B-2 ( the “Leased Real Property”, and together with the Owned Real Property, the “Land”), and any non-disturbance, attornment and recognition agreement benefiting Grantor with respect to each Pledged Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Grantor as tenant under each Pledged Lease (including all rights of Grantor to either treat such Pledged Lease as terminated or elect to retain certain rights under each Pledged Lease, each pursuant to Section 365(h)(1)(A) of the Bankruptcy Code (a “365(h) Election”)), or any other state or deferral insolvency, reorganization, moratorium or similar law for the relief of debtors (a “Bankruptcy Law”), or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto, and all books and records that contain records of payments of rent or security made under each Pledged Lease and all of Grantor’s claims and rights to the payment of damages that may arise from the applicable Lessor’s failure to perform under such Pledged Lease, or rejection of such Pledged Lease under any Bankruptcy Law (a “Lease Damage Claim”), Beneficiary having the right, at any time and from time to time, to notify each Lessor of the rights of Beneficiary hereunder; (iii) all assignments, modifications, extensions and renewals of each Pledged Lease and all credits, deposits, options, privileges and rights of Grantor as tenant under each Pledged Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend each Pledged Lease for a succeeding term or terms; (iv) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (v) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements and the Improvements, regardless of whether or not the same constitutes real property or fixtures in the State of Mississippi (the “Fixtures”); (vi) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to or placed upon the Premises (the “Personalty”); (vii) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Premises and/or any other item set forth in this definition of “Mortgaged Property” (the “Deposit Accounts”); (viii) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Grantor) a possessory interest in, or the right to use, all or any part of the Premises and/or the Fixtures, together with all related security and other deposits subject to depositors’ rights and requirements of law (the “Leases”); (ix) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Premises and/or the Fixtures (the “Rents”), (x) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Premises and/or the Fixtures (the “Property Agreements”); (xi) to the extent mortgageable or assignable all rights including all water rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (xii) all property tax refunds payable to Grantor (the “Tax Refunds”); (xiii) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xiv) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”); and (xv) all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding anything contained herein to the contrary, in no event shall the Mortgaged Property include any Excluded Collateral (provided that any proceeds of Excluded Collateral shall not be so excluded and shall constitute Mortgaged Property hereunder (except to the extent that such proceeds or rights to such proceeds independently constitute Excluded Collateral)).

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of the Grantor under the Guarantee (including, without limitation, the obligation to guarantee the repayment of the Indebtedness of the Borrower under the Credit Agreement) and any other Loan Documents, including, without limitation, the "Obligations" (as defined in the Credit Agreement) and payment of any and all other indebtedness now or hereafter owing by the Grantor to Beneficiary, evidenced by promissory note or notes or agreement or agreements signed by Grantor, whether or not otherwise secured. The Obligations secured by this Deed of Trust may include future advances which will be advanced from time to time and after the date hereof in connection with the Loans evidenced by the Credit Agreement and may include readvances of sums repaid, provided, however, that the maximum principal balance, including future advances, secured hereby shall not exceed One Billion Two Hundred and Ninety Million Dollars ($1,290,000,000).

“Permitted Liens” means Liens permitted under Section 6.02 of the Credit Agreement.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

B. Interpretation. References to “Sections” shall be to Sections of this Deed of Trust unless otherwise specifically provided. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose or be given any substantive effect. The rules of construction set forth in the Credit Agreement shall be applicable to this Deed of Trust mutatis mutandis. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

II.	GRANT

To secure in part the full and timely payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations and the full and timely performance of the Obligations, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby MORTGAGE, GIVE, GRANT, BARGAIN, SELL, TRANSFER, WARRANT, PLEDGE, ASSIGN and CONVEY to Trustee, in trust forever, WITH POWER OF SALE, for the use and benefit of Beneficiary, the Mortgaged Property, TO HAVE AND TO HOLD all of the Mortgaged Property unto and, for the use and benefit of Beneficiary, its heirs, successors and assigns for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein, and Grantor does hereby bind itself, its heirs, successors and assigns to WARRANT AND DEFEND (i) the title to the Mortgaged Property unto Beneficiary and its heirs, successors and assigns, subject only to Permitted Liens and (ii) the validity and priority of the Liens of this Deed of Trust, subject only to Permitted Liens, in each case against the claims of all Persons whomsoever, for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein. The maturity date of the Obligations is July 10, 2020 (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 2.24 of the Credit Agreement and accepted by such Lender).

III.	WARRANTIES, REPRESENTATIONS AND COVENANTS

A.       Title. Grantor represents and warrants to Beneficiary that except for the Permitted Liens, (a) other than the Leased Real Property, Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, (b) Grantor holds a leasehold interest in the Leased Real Property free and clear of any liens, claims or interests and (c) this Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property having first priority except as otherwise permitted under the Credit Agreement.

B.       Lien Status. Grantor shall preserve and protect the priority of the lien and security interest created under this Deed of Trust and the other Loan Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

C.       Payment and Performance. Grantor shall pay the Obligations when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed as required under the Loan Documents.

D.       Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Grantor” shall refer to the parties named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary. In addition, all of the covenants of Grantor in any Loan Document are incorporated herein by reference and, together with covenants in this Section III.D., shall be covenants running with the land.

E.       Condemnation Awards and Insurance Proceeds. Except as otherwise stated in the Credit Agreement, Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Credit Agreement.

F.       Taxes. Grantor shall indemnify Beneficiary for Taxes (including mortgage taxes and Taxes arising as a result of any Change in Law) as set forth in the Credit Agreement.

G.       Reduction Of Secured Amount. In the event that the amount secured by the Deed of Trust is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

H.       Prohibited Transfers. Except as expressly permitted by the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, sell, lease or convey all or any part of the Mortgaged Property.

IV.	DEFAULT AND FORECLOSURE

A.       Remedies. If an Event of Default has occurred and is continuing, Beneficiary may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable; (b) to the fullest extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or through a public trustee foreclosure sale through the Trustee in the manner provided by statute, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by applicable law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary shall credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e) to the fullest extent permitted by applicable law, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

B.       Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

C.       Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

D.       Release of and Resort to Collateral. Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

E.       Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Borrower waives the statutory right of redemption and equity of redemption.

F.       Discontinuance of Proceedings. If Beneficiary or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or the Lenders shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary or the Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

G.       Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in accordance with the terms of the Credit Agreement.

H.       Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

I.       Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section IV.I., or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust. Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary or the Lenders in respect thereof, by litigation or otherwise.

J.       No Beneficiary in Possession. Neither the enforcement of any of the remedies under this Section IV.J., the assignment of the Rents and Leases under Section V, the security interests under Section VI, nor any other remedies afforded to Beneficiary or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary or any Lender to be deemed or construed to be a Beneficiary in possession of the Mortgaged Property, to obligate Beneficiary or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

V.	ASSIGNMENT OF RENTS AND LEASES

A.       Assignment. In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

B.       Perfection Upon Recordation. Grantor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

C.       Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

VI.	SECURITY AGREEMENT

A.       Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards (in each case excluding vehicles and other property that is subject to certificate of title). To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property (in each case excluding vehicles and other property that is subject to certificate of title) to secure the payment and performance in full of the Obligations subject to the Permitted Liens, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

B.        Financing Statements. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor’s chief executive offices are set forth in the first paragraph hereof.

C.        Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

VII.	ATTORNEY-IN-FACT

Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; provided, (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be added to and included in the definition of Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (iv) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section VII.

VIII.	BENEFICIARY AS AGENT

Beneficiary has been appointed to act as Beneficiary hereunder by Lenders and, by their acceptance of the benefits hereof, Qualified Counterparties. Beneficiary shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Deed of Trust and the Credit Agreement; provided, Beneficiary shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Required Lenders, or (b) after payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations (excluding obligations under Specified Hedge Agreements) the holders of a majority of the aggregate notional amount (or, with respect to any Specified Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Specified Hedge Agreement) under all Specified Hedge Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section VIII, each Qualified Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Qualified Counterparty that all rights and remedies hereunder may be exercised solely by Beneficiary for the benefit of Lenders and Qualified Counterparties in accordance with the terms of this Section VIII. Beneficiary shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust; removal of Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Beneficiary under this Deed of Trust; and appointment of a successor Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Collateral Agent under the terms of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary under this Deed of Trust shall promptly (i) transfer to such successor Beneficiary all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Beneficiary under this Deed of Trust, and (ii) execute and deliver to such successor Beneficiary such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the security interests created hereunder, whereupon such retiring or removed Beneficiary shall be discharged from its duties and obligations under this Deed of Trust thereafter accruing. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary hereunder.

IX.	TERMINATION AND RELEASE

Upon payment and performance in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations, subject to and in accordance with the terms and provisions of the Credit Agreement, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

X.	LEASEHOLD PROVISIONS.

A.        Grantor represents, warrants and agrees as follows:

(i)         Grantor owns the entire tenant’s interest under each Pledged Lease and has the right under each Pledged Lease to execute this Deed of Trust.

(ii)        Except for this Deed of Trust or other assignments in favor of Beneficiary, Grantor has not executed any assignment or pledge of any Pledged Lease or of Grantor’s right, title and interest in the same.

(iii)        Without limiting the generality of Section VII hereof, Grantor specifically acknowledges Beneficiary’s right, while any default by Grantor under any Pledged Lease remains uncured, to perform the defaulted obligations and take all other actions which Beneficiary deems necessary to protect its interests with respect thereto, and Grantor hereby irrevocably appoints Beneficiary its true and lawful attorney in fact (which appointment is irrevocable and coupled with an interest) in its name or otherwise to execute all documents, and perform all other acts, which Beneficiary reasonably deems necessary to preserve its or Grantor’s rights with respect to such Pledged Lease.

(iv)       Grantor shall promptly notify Beneficiary of any written request that either party to any Pledged Lease makes for arbitration pursuant to such Pledged Lease and the guidelines of the institution of any such arbitration. Grantor shall promptly deliver to Beneficiary a copy of the arbitrators’ written determination in each such arbitration. Beneficiary may participate in any such arbitration in such manner as Beneficiary shall determine appropriate following an Event of Default and during the continuance thereof, to the exclusion of Grantor if so determined by Beneficiary in its reasonable discretion.

(v)        Grantor shall not subordinate any Pledged Lease to any mortgage or other encumbrance of, or lien on, any interest in the Land without the prior written consent of Beneficiary. Any such prohibited subordination without such consent shall, at Beneficiary’s option, be void.

(vi)       All material subleases expressly permitted under the Credit Agreement to be entered into by Grantor with respect to all or any portion of the Mortgaged Property (and all existing subleases modified by Grantor) shall provide that such subleases are subordinate to the lien of this Deed of Trust and any modifications of this Deed of Trust and the obligations secured hereby and that, if Beneficiary forecloses under this Deed of Trust or enters into a new lease with any Lessor pursuant to Section XI.G. hereof, the subtenant shall attorn to Beneficiary or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of any such Pledged Lease.

(vii)       Promptly upon demand by Beneficiary, Grantor shall use reasonable efforts to obtain from each Lessor and furnish to Beneficiary an estoppel certificate of each Lessor stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

(viii)     Grantor shall exercise any option or right to renew or extend the term of each Pledged Lease prior to the date of termination of any such option or right, shall give immediate written notice thereof to Beneficiary, and shall execute, deliver and record any documents requested by Beneficiary to evidence the lien of this Deed of Trust on such extended or renewed lease term unless such Pledged Lease is not renewed or extended as expressly permitted pursuant to the Credit Agreement. If Grantor fails to exercise any such option or right as required herein, Beneficiary may exercise the option or right as Grantor’s agent and attorney in fact pursuant to this Deed of Trust, or in Beneficiary’s own name or in the name of and on behalf of a nominee of Beneficiary, as Beneficiary chooses in its sole and absolute discretion; provided, however, if Grantor shall fail to exercise any option or right to renew or extend the term of any Pledged Lease, Grantor shall give Beneficiary reasonable prior notice. Beneficiary shall thereafter provide Grantor prior written notice of such action(s), or if Beneficiary reasonably determines that providing such prior written notice is not feasible, then substantially concurrent written notice of such action(s).

(ix)       As security for the Obligations, Grantor hereby assigns to Beneficiary a security interest in all prepaid rents and security deposits and all other security which any Lessor holds for the performance of Grantor’s obligations under the applicable Pledged Lease.

(x)         To the extent permitted by law, the price payable by Grantor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Deed of Trust shall include all rents and other amounts paid and other sums advanced by Beneficiary on behalf of Grantor as lessee under the Pledged Leases.

(xi)       Grantor’s obligations under this Deed of Trust are independent of and in addition to Grantor’s obligations under any Pledged Lease. Nothing in this Deed of Trust shall be construed to require Grantor or Beneficiary to take or omit to take any action that would cause a default under any Pledged Lease.

B.         Treatment of Lease in Bankruptcy.

(i)          If any Lessor rejects or disaffirms, or seeks or purports to reject or disaffirm, the applicable Pledged Lease pursuant to any Bankruptcy Law, then Grantor shall not exercise the 365(h) Election except as otherwise provided in this Deed of Trust. To the extent permitted by law, Grantor shall not suffer or permit the termination of any Pledged Lease by exercise of the 365(h) Election or otherwise without Beneficiary's prior written consent. Grantor acknowledges that because each Pledged Lease is a primary element of Beneficiary’s security for the Obligations secured hereunder, it is not anticipated that Beneficiary would consent to termination of such Pledged Lease. If Grantor makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.

(ii)         To the extent permissible under law, Grantor hereby assigns to Beneficiary the right to make the 365(h) Election with respect to each Pledged Lease until the Obligations secured hereunder have been satisfied in full. Grantor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Beneficiary may use at any time to protect and preserve Beneficiary's other rights and interests under this Deed of Trust. Grantor further acknowledges that exercise of the 365(h) Election in favor of terminating any Pledged Lease would constitute waste prohibited by this Deed of Trust. Grantor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Grantor under each Pledged Lease, and is not a property interest that Grantor can separate from the Pledged Lease as to which it arises. Therefore, Grantor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under any Pledged Lease shall not be deemed to constitute Beneficiary's taking or sale of the Land (or any element thereof) and shall not entitle Grantor to any credit against the Obligations secured hereunder or otherwise impair Beneficiary’s remedies.

(iii)       Grantor acknowledges that if the 365(h) Election is exercised in favor of Grantor’s remaining in possession under any Pledged Lease, then Grantor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Deed of Trust.

C.          Rejection of Lease by Lessor. If any Lessor rejects or disaffirms the applicable Pledged Lease or purports or seeks to disaffirm such Pledged Lease pursuant to any Bankruptcy Law, then, to the extent permissible under law:

(i)          Grantor shall remain in possession of the Land demised under such Pledged Lease and shall perform all acts necessary for Grantor to remain in such possession for the unexpired term of such Pledged Lease (including all renewals), whether the then existing terms and provisions of such Pledged Lease require such acts or otherwise; and

(ii)         All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically, to the extent permitted by law, to all of Grantor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Grantor's rights to remain in possession of the Land.

D.         Assignment of Claims to Beneficiary. Grantor shall notify Beneficiary promptly (i) upon learning of any Lessor’s rejection of the applicable Pledged Lease pursuant to any Bankruptcy Law or (ii) in the event that Grantor sends any notice of default to any Lessor pursuant to the terms of the applicable Pledged Lease. Grantor unconditionally assigns, transfers, and sets over to Beneficiary any and all Lease Damage Claims. This assignment constitutes a present, irrevocable, and unconditional assignment of all Lease Damage Claims, and shall continue in effect until this Deed of Trust is released or terminated in accordance with Section IX hereof.

E.          Offset by Grantor. If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code or any other similar Bankruptcy Law, Grantor seeks to offset against any rent under any Pledged Lease the amount of any Lease Damage Claim, then Grantor shall notify Beneficiary of its intent to do so at least twenty (20) days before effecting such offset. Such notice shall set forth the amounts proposed to be so offset and the basis for such offset. If Beneficiary reasonably objects to all or any part of such offset, then Grantor shall not effect any offset of the amounts to which Beneficiary reasonably objects. If Beneficiary approves such offset, then Grantor may effect such offset as set forth in Grantor's notice. Neither Beneficiary's failure to object, nor any objection or other communication between Beneficiary and Grantor that relates to such offset, shall constitute Beneficiary's approval of any such offset. Grantor shall indemnify Beneficiary against any offset against the rent reserved in any Pledged Lease.

F.          Grantor’s Acquisition of Interest in Leased Parcel. If Grantor acquires the fee or any other interest in any Land or Improvements originally subject to any Pledged Lease, then, such acquired interest shall immediately become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as if Grantor now owned it and as if this Deed of Trust specifically described it, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument. In the event of any such acquisition, the fee and leasehold interests in such Land or Improvements, unless Beneficiary elects otherwise in writing, remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

G.          New Lease Issued to Agent. If any Pledged Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision of such Pledged Lease, Beneficiary or its designee shall acquire from the applicable Lessor a new lease of the relevant leased premises, then Grantor shall have no right, title or interest in or to such new lease or the estate created thereby.

XI.	LOCAL LAW PROVISIONS

In the event of any conflict between the provisions of this Section XI and those set forth elsewhere in this Deed of Trust, the following provisions shall control:

A. If an Event of Default has occurred and is continuing, Trustee shall, if so requested by the Beneficiary, sell the Mortgaged Property conveyed, or a sufficiency thereof, to satisfy the Obligations at public outcry to the highest bidder for cash. Sale of the Mortgaged Property shall be advertised for at least three consecutive weeks preceding the sale in a newspaper published in the county where the Mortgaged Property is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original debtors in this Deed of Trust. Grantor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972 as amended, if any, as far as this section restricts the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the property herein conveyed as a whole, regardless of how it is described. Grantor further waives any and all personal exemptions to which the Grantor may be entitled under State and/or federal law. If the Mortgaged Property is situated in two or more counties, or in two judicial districts of the same county, Trustee shall have full power to select in which county, or judicial district, the sale of the property is to be made, newspaper advertisement published and notice of sale posted, and Trustee’s selection shall be binding upon Grantor, Borrower, Beneficiary, and Lenders. Should Beneficiary be a corporation, other duly organized entity, or an unincorporated association, then any officer or other duly authorized representative thereof may declare an Event of Default and request Trustee to sell the Mortgaged Property. Beneficiary shall have the same right to purchase the Mortgaged Property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust.

B. The Obligations include, without limitation, credit extended to Borrower by Lenders in the form of Closing Date Term Loans in an aggregate principal amount not in excess of $480,000,000 and Revolving Loans from time to time prior to the Revolving Credit Maturity Date of July 10, 2019, in an aggregate principal amount at any time outstanding not in excess of $40,000,000, Letters of Credit issued by the Issuing Bank in an aggregate face amount at any time outstanding not in excess of $20,000,000, and Increase Revolving Credit Commitments, Increase Closing Date Term Loans and Incremental Term Loans in an aggregate amount not in excess of $125,000,000. The Obligations bear interest at variable rates as specified in the Credit Agreement.

XII.	MISCELLANEOUS

A.       Notices. Any notice and other communication required or permitted to be given under this Deed of Trust shall be given in accordance with the notice provisions of the Credit Agreement to the address set forth therein.

B.       Governing Law. THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF GRANTOR AND BENEFICIARY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

C.       Severability. In case any provision in or obligation under this Deed of Trust shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

D.       Credit Agreement. In the event of any conflict or inconsistency with the terms of this Deed of Trust and the terms of the Credit Agreement, the Credit Agreement shall control. E. Time of Essence. Time is of the essence of this Deed of Trust.

F.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION XII.F. AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

G.       Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

H.       No Waiver. Any failure by Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions. No failure or delay on the part of Beneficiary or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Deed of Trust and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

I.       Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any Indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such Indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

J.       Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

K.       Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

L.       Counterparts. This Deed of Trust is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

M.           Gaming Law. All rights, remedies and powers provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Gaming/Racing Laws, licensing and suitability requirements, and all provisions of this Deed of Trust are intended to be subject to all applicable mandatory provisions of Gaming/Racing Laws which may be controlling and to be limited to the extent necessary so that they will not render this Deed of Trust invalid or unenforceable, in whole or in part.

XIII.	RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO TRUSTEE

Notwithstanding anything to the contrary in this Deed of Trust, Grantor and Beneficiary agree as follows.

A.           Exercise of Remedies by Trustee. To the extent that this Deed of Trust or applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Section IV hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary’s behalf in accordance with applicable law of the State. In connection therewith, Trustee: (i) shall not exercise, or waive the exercise of, any Beneficiary’s remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary’s request, and (ii) shall exercise, or waive the exercise of, any or all of Beneficiary’s remedies at Beneficiary’s request, and in accordance with Beneficiary’s directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary’s request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

B.           Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Grantor to reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary’s liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Grantor, pursuant to this Deed of Trust, appoints Beneficiary as Grantor’s attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Grantor’s behalf without joinder or confirmation by the other.

C.           Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary’s behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

D.           Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee’s entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

E.           Confirmation of Transfer and Succession. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

F.           Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

G.           Endorsement and Execution of Documents. Upon Beneficiary’s written request, Trustee shall, without liability or notice to Grantor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Loan Documents. Grantor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Grantor’s behalf and in Grantor’s name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Grantor.

H.            Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

I.           No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

J.           Terms of Trustee’s Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

(i)           Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

(ii)          Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

(iii)         Grantor shall reimburse Trustee, as part of the Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising out of any Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee’s administering and executing the trust created by this Deed of Trust and performing Trustee’s duties and exercising Trustee’s powers under this Deed of Trust.

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of _________, 2014, within my jurisdiction, the within named ___________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that he/she executed the same in his/her representative capacity, and that by his/her signature on the instrument, and as the act and deed of the person or entity upon behalf of which he/she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

NOTARY PUBLIC

EXHIBIT A TO
DEED OF TRUST

Legal Description of Owned Real Property

The land situated in the county of Harrison County, Second Judicial District State of Mississippi described below:

PARCEL 1

Fee Simple Interest

BEGIN at the northwest corner of Mariners Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run Easterly along the south right of way line of West Beach Boulevard and along a curve to the left (having a radius of 2,323.00 feet, an internal angle of 9 degrees 20 minutes 27 seconds and subtended by a chord of 378.30 feet along a bearing of South 88 degrees 53 minutes 47 seconds East) for 378.72 feet; thence run South 00 degrees 34 minutes 42 seconds East for 25.84 feet; thence run North 89 degrees 25 minutes 18 seconds East for 16.00 feet; thence run South 00 degrees 42 minutes 33 seconds East for 143.27 feet; thence run West for 394.64 feet; thence run North 00 degrees 31 minutes 32 seconds West for 176.25 feet; back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100.

PARCEL 2

Fee Simple Interest

BEGIN at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 101.78 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 00 degrees 32 minutes 09 seconds West for 387.04 feet to the south right of way line of West Beach Boulevard; thence run South 83 degrees 25 minutes 27 seconds East along said right of way line for 98.37 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi.

PARCEL 3

Fee Simple Interest

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 387.04 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 92.63 feet; thence run North 00 degrees 32 minutes 09 seconds West for 395.33 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 82 degrees 14 minutes 40 seconds East along said right of way line for 101.07 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County, 2nd Judicial District, Mississippi.

PARCEL 4

Fee Simple Interest

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along said south right of way line for 101.07 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 395.33 feet; thence run South 89 degrees 20 minutes 48 seconds West for 107.38 feet; thence run North 00 degrees 42 minutes 02 seconds West for 415.84 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 79 degrees 57 minutes 09 seconds East along said right of way line for 110.45 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi.

PARCEL 5

Fee Simple Interest

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House. in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an “X” scribed in concrete for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 42 minutes 02 seconds East for 415.84 feet to an “X” scribed in concrete; thence run South 89 degrees 20 minutes 48 seconds West for 20.98 feet to an “X” scribed in concrete; thence run North 42 degrees 47 minutes 11 seconds West for 127.48 feet to a nail set in a wooden bulkhead; thence run North 00 degrees 27 minutes 42 seconds West for 343.52 feet to an “X” scribed in concrete on the south right of way line of U.S. Highway 90; thence run South 78 degrees 42 minutes 32 seconds East along the south right of way line of U.S. Highway 90 for 107.33 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi.

PARCEL 6

Fee Simple Interest

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an “X” scribed in concrete; thence run North 78 degrees 42 minutes 32 seconds West along said south right of way line for 107.33 feet to and for the  POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 27 minutes 42 seconds East for 343.52 feet; thence run North 42 degrees 47 minutes 11 seconds West for 7.38 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run North 00 degrees 32 minutes 57 seconds West for 248.40 feet to a point on the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 76 degrees 47 minutes 55 seconds East along the south right of way line of U.S. Highway 90 for 148.95 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi.

EXHIBIT B-1 TO

DEED OF TRUST

Legal Description of Biloxi Leased Real Property

PARCEL L1

(Existing Lameuse Street)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement.

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

BEGIN at an iron rod at the northeast corner of Harbor View Condominiums as per the map or plat thereof on file in Plat Book 9 at Page 9 on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the east line of said Harbor View Condominiums for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 89 degrees 51 minutes 31 seconds East for 35.92 feet; thence run North 00 degrees 22 minutes 56 seconds West for 234.78 feet to a point on the south right of way line of Beach Boulevard (U.S. Highway 90); thence run North 83 degrees 51 minutes 05 seconds West along said south right of way for 40.44 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Blocks 100 and 130, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

PARCEL L2

(“Lameuse Street Parking Area”)

Leasehold Interest.

BEGIN at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet; thence run West for 21.29 feet to the east right of way line of Lameuse Street; thence run North 00 degrees 22 minutes 56 seconds West along said east right of way line for 178.50 to the south right of way line of Beach Boulevard (U.S. Highway 90); thence run Easterly along said south right of way line and along a non-tangential curve to the left (having a radius of 2323.00 feet, an internal angle of 00 degrees 31 minutes 03 seconds and being subtended by a chord distance of 20.98 feet along a bearing of South 83 degrees 50 minutes 55 seconds East) for 20.98 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi

PARCEL L3

(“Existing East-West Service Road”)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run West for 21.29 feet; thence run South 00 degrees 22 minutes 56 seconds East for 56.28 feet; thence run South 89 degrees 56 minutes 41 seconds East for 420.11 feet; thence run South 49 degrees 00 minutes 58 seconds East for 15.62 feet; thence run North 88 degrees 36 minutes 21 seconds East for 14.73 feet; thence run North 00 degrees 33 minutes 17 seconds West for 55.93 feet; thence run South 89 degrees 46 minutes 41 seconds West for 68.44 feet; thence run South 00 degrees 36 minutes 03 seconds East for 20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 31.66 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

PARCEL L4

(“East-West Service Road”)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement.

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run East for 394.64 feet; thence run South 00 degrees 42 minutes 33 seconds East for 10.75 feet; thence run South 89 degrees 46 minutes 41 seconds West for 38.03 feet; thence run South 00 degrees 36 minutes 03 seconds East for 20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 31.66 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

PARCEL L6

(“Lameuse Street Extension”)

Non-exclusive Easement.

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet; thence run West for 21.29 feet; thence run South 00 degrees 22 minutes 56 seconds East for 56.28 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 89 degrees 56 minutes 41 seconds East for 16.57 feet; thence run South 00 degrees 28 minutes 40 seconds East for 165.94 feet; thence run South 43 degrees 48 minutes 30 seconds East for 45.54 feet; thence run South 00 degrees 22 minutes 16 seconds East for 80.74 feet; thence run North 89 degrees 52 minutes 45 seconds West for 70.46 feet; thence run South 00 degrees 42 minutes 50 seconds East for 111.52 feet; thence run South 89 degrees 07 minutes 28 seconds West for 12.17 feet; thence run North 00 degrees 29 minutes 01 second West for 250.29 feet; thence run North 01 degree 44 minutes 55 seconds West for 16.59 feet; thence run North 83 degrees 11 minutes 02 seconds West for 1.20 feet; thence run North 00 degrees 23 minutes 59 seconds West for 124.18 feet; thence run South 89 degrees 51 minutes 31 seconds East for 35.92 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Blocks 100 and 130, Biloxi, Harrison County Second Judicial District, Mississippi.

EXHIBIT B-2 TO

DEED OF TRUST

Legal Description of Tidelands Leased Real Property

PARCEL L9

Public Trust Tidelands Leasehold Interest.

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet; thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 1.16 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 89 degrees 00 minutes 06 seconds West for 100.62 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 220.99 feet; thence run North 42 degrees 47 minutes 11 seconds West for 134.86 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run South 00 degrees 32 minutes 57 seconds East for 559.19 feet to the north line of the Biloxi Channel; thence run South 88 degrees 06 minutes 44 seconds East along said north line of the Biloxi Channel for 559.07 feet; thence run North 00 degrees 23 minutes 25 seconds West for 346.84 feet back to the POINT OF BEGINNING.

Instrument Prepared By:	After Recording Return To:
Balch & Bingham LLP	Latham & Watkins LLP
Attn: Jennifer West Signs, MSB #7115	885 Third Avenue, Suite 100
1310 25th Avenue	New York, New York 10022-4802
Gulfport, MS 39501	Attn: Corrie Peach Johnson, Legal Assistant
(228) 864-9900	(212) 906-####

FORM OF DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND

LEASES AND FIXTURE FILING

GRANTOR:	Jamland, LLC c/o Twin River Management Group, Inc. 100 Twin River Road Lincoln, Rhode Island 02865 Attn: Craig Eaton, Senior Vice President & General Counsel Telephone: (401) 475-8414

TRUSTEE:	Fidelity National Title Insurance Company C/O First National Financial Title Services, LLC 3237 Satellite Blvd, Bldg 300, Suite 450 Duluth, Georgia 30096 Telephone: (678) 475-2572
BENEFICIARY:	Deutsche Bank AG New York Branch, Collateral Agent 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attn: Sara Pelton Telephone: (904) 271-2886

INDEXING INSTRUCTIONS:	Part of Biloxi City Section Blocks 100, 128, 129, 130, and 130.5

This Deed of Trust secures a line of credit and is entitled to the protections of Mississippi Code §89-1-49. This Deed of Trust also serves as a fixture filing pursuant to Mississippi Code §75-9-502.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND

LEASES AND FIXTURE FILING

This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of July 10, 2014 (as it may be amended, supplemented or otherwise modified from time to time, this “Deed of Trust”), by and from JAMLAND, LLC, “Grantor”), a Delaware limited liability company, with an address at c/o Twin River Management Group, Inc., 100 Twin River Road, Lincoln, Rhode Island 02865, in favor of FIDELITY NATIONAL TITLE INSURANCE COMPANY ("Trustee") for the benefit of DEUTSCHE BANK AG NEW YORK BRANCH, with an address at Deutsche Bank, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, in its capacity as Collateral Agent (as hereinafter defined) for the benefit of the Secured Parties (under and as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns, “Beneficiary”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation, as borrower (the “Borrower”),WIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”), and as Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”) and to that certain Guarantee and Collateral Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Guarantee”), entered into by and among the Borrower, Holdings, Grantor, certain other subsidiaries of the Borrower, and the Collateral Agent pursuant to which Grantor guarantees full and timely performance of all of the Borrower’s Obligations (as defined below);

WHEREAS, subject to the terms and conditions of the Credit Agreement, Grantor may enter into one or more Specified Hedge Agreements with one or more Qualified Counterparties (each, as defined in the Guarantee);

WHEREAS, Grantor is the wholly owned subsidiary of Borrower, as a result of which Grantor is a direct or indirect beneficiary of the Loans and other accommodations of Lenders and Qualified Counterparties as set forth in the Credit Agreement and may receive advances therefrom, whether or not Grantor is a party to the Credit Agreement; and

WHEREAS, in consideration of the making of the Loan and other accommodations of Lenders and Qualified Counterparties as set forth in the Credit Agreement and the Specified Hedge Agreements, respectively, Grantor has agreed, subject to the terms and conditions hereof, each other Loan Document (as defined in the Credit Agreement) and each of the Specified Hedge Agreements, to secure Grantor’s obligations under the Guarantee, the other Loan Documents and the Specified Hedge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Beneficiary and Grantor agree as follows:

I.	DEFINITIONS

A. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Guarantee (as applicable). In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means (i) all obligations and liabilities of every nature of the Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Specified Hedge Agreement together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), payments for early termination of a Specified Hedge Agreement, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Beneficiary, any Lender or Qualified Counterparty as a preference, fraudulent transfer or otherwise, and (ii) all obligations of every nature of Grantor now or hereafter existing under this Deed of Trust.

“Loans” shall have the meaning ascribed to it in the Credit Agreement.

“Liens” shall have the meaning ascribed to it in the Credit Agreement.

“Mortgaged Property” means all of Grantor’s interest in (i) the real property more particularly described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Grantor (the “Land”); (ii) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements and the Improvements, regardless of whether or not the same constitutes real property or fixtures in the State of Mississippi (the “Fixtures”); (iv) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to or placed upon the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Premises and/or any other item set forth in this definition of “Mortgaged Property” (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Grantor) a possessory interest in, or the right to use, all or any part of the Premises and/or the Fixtures, together with all related security and other deposits subject to depositors’ rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Premises and/or the Fixtures (the “Rents”), (viii) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Premises and/or the Fixtures (the “Property Agreements”); (ix) to the extent mortgageable or assignable all rights including all water rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Grantor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”); and (xiii) all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding anything contained herein to the contrary, in no event shall the Mortgaged Property include any Excluded Collateral (provided that any proceeds of Excluded Collateral shall not be so excluded and shall constitute Mortgaged Property hereunder (except to the extent that such proceeds or rights to such proceeds independently constitute Excluded Collateral)).

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of the Grantor under the Guarantee (including, without limitation, the obligation to guarantee the repayment of the Indebtedness of the Borrower under the Credit Agreement) and any other Loan Documents, including, without limitation, the "Obligations" (as defined in the Credit Agreement) and payment of any and all other indebtedness now or hereafter owing by the Grantor to Beneficiary, evidenced by promissory note or notes or agreement or agreements signed by Grantor, whether or not otherwise secured. The Obligations secured by this Deed of Trust may include future advances which will be advanced from time to time and after the date hereof in connection with the Loans evidenced by the Credit Agreement and may include readvances of sums repaid, provided, however, that the maximum principal balance, including future advances, secured hereby shall not exceed One Billion Two Hundred and Ninety Million Dollars ($1,290,000,000).

“Permitted Liens” means Liens permitted under Section 6.02 of the Credit Agreement.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

B.           Interpretation. References to “Sections” shall be to Sections of this Deed of Trust unless otherwise specifically provided. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose or be given any substantive effect. The rules of construction set forth in the Credit Agreement shall be applicable to this Deed of Trust mutatis mutandis. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

II.	GRANT

To secure in part the full and timely payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations and the full and timely performance of the Obligations, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby MORTGAGE, GIVE, GRANT, BARGAIN, SELL, TRANSFER, WARRANT, PLEDGE, ASSIGN and CONVEY to Trustee, in trust forever, WITH POWER OF SALE, for the use and benefit of Beneficiary, the Mortgaged Property, TO HAVE AND TO HOLD all of the Mortgaged Property unto and, for the use and benefit of Beneficiary, its heirs, successors and assigns in fee simple for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein, and Grantor does hereby bind itself, its heirs, successors and assigns to WARRANT AND DEFEND (i) the title to the Mortgaged Property unto Beneficiary and its heirs, successors and assigns, subject only to Permitted Liens and (ii) the validity and priority of the Liens of this Deed of Trust, subject only to Permitted Liens, in each case against the claims of all Persons whomsoever, for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein. The maturity date of the Obligations is July 10, 2020 (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 2.24 of the Credit Agreement and accepted by such Lender).

III.	WARRANTIES, REPRESENTATIONS AND COVENANTS

A.           Title. Grantor represents and warrants to Beneficiary that except for the Permitted Liens, (a) Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property having first priority except as otherwise permitted under the Credit Agreement.

B.           Lien Status. Grantor shall preserve and protect the priority of the lien and security interest created under this Deed of Trust and the other Loan Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

C.           Payment and Performance. Grantor shall pay the Obligations when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed as required under the Loan Documents.

D.           Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Grantor” shall refer to the parties named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary. In addition, all of the covenants of Grantor in any Loan Document are incorporated herein by reference and, together with covenants in this Section III.D., shall be covenants running with the land.

E.           Condemnation Awards and Insurance Proceeds. Except as otherwise stated in the Credit Agreement, Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Credit Agreement.

F.            Taxes. Grantor shall indemnify Beneficiary for Taxes (including mortgage taxes and Taxes arising as a result of any Change in Law) as set forth in the Credit Agreement.

G.           Reduction Of Secured Amount. In the event that the amount secured by the Deed of Trust is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

H.           Prohibited Transfers. Except as expressly permitted by the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, sell, lease or convey all or any part of the Mortgaged Property.

IV.	DEFAULT AND FORECLOSURE

A.           Remedies. If an Event of Default has occurred and is continuing, Beneficiary may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable; (b) to the fullest extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or through a public trustee foreclosure sale through the Trustee in the manner provided by statute, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by applicable law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary shall credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e) to the fullest extent permitted by applicable law, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

B.           Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

C.           Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

D.           Release of and Resort to Collateral. Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

E.           Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Borrower waives the statutory right of redemption and equity of redemption.

F.           Discontinuance of Proceedings. If Beneficiary or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or the Lenders shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary or the Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

G.           Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in accordance with the terms of the Credit Agreement.

H.            Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

I.           Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section IV.I., or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust. Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary or the Lenders in respect thereof, by litigation or otherwise.

J.           No Beneficiary in Possession. Neither the enforcement of any of the remedies under this Section IV.J., the assignment of the Rents and Leases under Section V, the security interests under Section VI, nor any other remedies afforded to Beneficiary or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary or any Lender to be deemed or construed to be a Beneficiary in possession of the Mortgaged Property, to obligate Beneficiary or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

V.	ASSIGNMENT OF RENTS AND LEASES

A.            Assignment. In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

B.           Perfection Upon Recordation. Grantor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

C.           Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

VI.	SECURITY AGREEMENT

A.           Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards (in each case excluding vehicles and other property that is subject to certificate of title). To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property (in each case excluding vehicles and other property that is subject to certificate of title) to secure the payment and performance in full of the Obligations subject to the Permitted Liens, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

B.           Financing Statements. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor’s chief executive offices are set forth in the first paragraph hereof.

C.           Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

VII.	ATTORNEY-IN-FACT

Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; provided, (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be added to and included in the definition of Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (iv) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section VII.

VIII.	BENEFICIARY AS AGENT

Beneficiary has been appointed to act as Beneficiary hereunder by Lenders and, by their acceptance of the benefits hereof, Qualified Counterparties. Beneficiary shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Deed of Trust and the Credit Agreement; provided, Beneficiary shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Required Lenders, or (b) after payment in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations (excluding obligations under Specified Hedge Agreements) the holders of a majority of the aggregate notional amount (or, with respect to any Specified Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Specified Hedge Agreement) under all Specified Hedge Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section VIII, each Qualified Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Qualified Counterparty that all rights and remedies hereunder may be exercised solely by Beneficiary for the benefit of Lenders and Qualified Counterparties in accordance with the terms of this Section VIII. Beneficiary shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust; removal of Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Beneficiary under this Deed of Trust; and appointment of a successor Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Collateral Agent under the terms of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary under this Deed of Trust shall promptly (i) transfer to such successor Beneficiary all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Beneficiary under this Deed of Trust, and (ii) execute and deliver to such successor Beneficiary such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the security interests created hereunder, whereupon such retiring or removed Beneficiary shall be discharged from its duties and obligations under this Deed of Trust thereafter accruing. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary hereunder.

IX.	TERMINATION AND RELEASE

Upon payment and performance in full (as defined in Section 1.02 of the Credit Agreement) of the Obligations, subject to and in accordance with the terms and provisions of the Credit Agreement, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

X.	RESERVED.

XI.	LOCAL LAW PROVISIONS

In the event of any conflict between the provisions of this Section XI and those set forth elsewhere in this Deed of Trust, the following provisions shall control:

A.           If an Event of Default has occurred and is continuing, Trustee shall, if so requested by the Beneficiary, sell the Mortgaged Property conveyed, or a sufficiency thereof, to satisfy the Obligations at public outcry to the highest bidder for cash. Sale of the Mortgaged Property shall be advertised for at least three consecutive weeks preceding the sale in a newspaper published in the county where the Mortgaged Property is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original debtors in this Deed of Trust. Grantor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972 as amended, if any, as far as this section restricts the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the property herein conveyed as a whole, regardless of how it is described. Grantor further waives any and all personal exemptions to which the Grantor may be entitled under State and/or federal law. If the Mortgaged Property is situated in two or more counties, or in two judicial districts of the same county, Trustee shall have full power to select in which county, or judicial district, the sale of the property is to be made, newspaper advertisement published and notice of sale posted, and Trustee’s selection shall be binding upon Grantor, Borrower, Beneficiary, and Lenders. Should Beneficiary be a corporation, other duly organized entity, or an unincorporated association, then any officer or other duly authorized representative thereof may declare an Event of Default and request Trustee to sell the Mortgaged Property. Beneficiary shall have the same right to purchase the Mortgaged Property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust.

B.           The Obligations include, without limitation, credit extended to Borrower by Lenders in the form of Closing Date Term Loans in an aggregate principal amount not in excess of $480,000,000 and Revolving Loans from time to time prior to the Revolving Credit Maturity Date of July 10, 2019, in an aggregate principal amount at any time outstanding not in excess of $40,000,000, Letters of Credit issued by the Issuing Bank in an aggregate face amount at any time outstanding not in excess of $20,000,000, and Increase Revolving Credit Commitments, Increase Closing Date Term Loans and Incremental Term Loans in an aggregate amount not in excess of $125,000,000. The Obligations bear interest at variable rates as specified in the Credit Agreement.

XII.	MISCELLANEOUS

A.           Notices. Any notice and other communication required or permitted to be given under this Deed of Trust shall be given in accordance with the notice provisions of the Credit Agreement to the address set forth therein.

B.           Governing Law. THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF GRANTOR AND BENEFICIARY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

C.           Severability. In case any provision in or obligation under this Deed of Trust shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

D.           Credit Agreement. In the event of any conflict or inconsistency with the terms of this Deed of Trust and the terms of the Credit Agreement, the Credit Agreement shall control. E. Time of Essence. Time is of the essence of this Deed of Trust.

E.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION XII.F. AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

A.           Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

B.           No Waiver. Any failure by Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions. No failure or delay on the part of Beneficiary or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Deed of Trust and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

C.           Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any Indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such Indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

D.           Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

E.           Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

F.           Counterparts. This Deed of Trust is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

G.           Gaming Law. All rights, remedies and powers provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Gaming/Racing Laws, licensing and suitability requirements, and all provisions of this Deed of Trust are intended to be subject to all applicable mandatory provisions of Gaming/Racing Laws which may be controlling and to be limited to the extent necessary so that they will not render this Deed of Trust invalid or unenforceable, in whole or in part.

XIII.	RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO TRUSTEE

Notwithstanding anything to the contrary in this Deed of Trust, Grantor and Beneficiary agree as follows.

A.           Exercise of Remedies by Trustee. To the extent that this Deed of Trust or applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Section IV hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary’s behalf in accordance with applicable law of the State. In connection therewith, Trustee: (i) shall not exercise, or waive the exercise of, any Beneficiary’s remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary’s request, and (ii) shall exercise, or waive the exercise of, any or all of Beneficiary’s remedies at Beneficiary’s request, and in accordance with Beneficiary’s directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary’s request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

B.           Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Grantor to reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary’s liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Grantor, pursuant to this Deed of Trust, appoints Beneficiary as Grantor’s attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Grantor’s behalf without joinder or confirmation by the other.

C.           Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary’s behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

D.           Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee’s entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

E.           Confirmation of Transfer and Succession. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

F.           Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

G.            Endorsement and Execution of Documents. Upon Beneficiary’s written request, Trustee shall, without liability or notice to Grantor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Loan Documents. Grantor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Grantor’s behalf and in Grantor’s name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Grantor.

H.           Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

I.            No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

J.           Terms of Trustee’s Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

(i)            Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

(ii)           Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

(iii)           Grantor shall reimburse Trustee, as part of the Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising out of any Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee’s administering and executing the trust created by this Deed of Trust and performing Trustee’s duties and exercising Trustee’s powers under this Deed of Trust.

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

JAMLAND, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of _________, 2014, within my jurisdiction, the within named __________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that he/she executed the same in his/her representative capacity, and that by his/her signature on the instrument, and as the act and deed of the person or entity upon behalf of which he/she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

NOTARY PUBLIC

EXHIBIT A TO

DEED OF TRUST

Legal Description of Land

The Land situated in the county of Harrison County, Second Judicial District State of Mississippi described below:

Beginning at a point on U.S. Highway 90, South Easement and the center line extension of Magnolia Street, City of Biloxi, County of Harrison, State of Mississippi, thence running Westerly North 75 degrees 30’ 25” West a distance of 257.5 feet along Highway 90, thence running South 01 degree 05’ 25” East, a distance of 252.69 feet to the seawall, thence running Easterly along the seawall South 76 degrees 14’ 25” East a distance of 253.9 feet, thence running Northerly N 00 degrees 29’ 48” West, a distance of 248.47 feet to the Point of Beginning.

The above described property is further described as bordered on North by Highway 90, on the East by the Tennaco Property, on the West by the Byrd Property, and South by the Mississippi Sound.

ALSO FORMERLY DESCRIBED AS:

PARCEL 1:

Commencing at a point on U.S. Highway 90, South Easement and the center line extension of Magnolia Street, City of Biloxi, Second Judicial District, Harrison County, Mississippi and run N 75 degrees 30’ 25” W along said South Easement a distance of 240.12 feet to the Point-of-Beginning.

From said Point-of-Beginning run S 01 degrees 07’ 59” E along the Northern projection of the West building wall of the Windjammer Condominium and along the West building wall and the Southern projection of said West building wall a distance of 296.7 feet to a point on the shore line of the Mississippi Sound, thence Southwesterly along said shore line a distance of 17.7 feet, more or less, to a point that lies S 72 degrees 08’ 57” W a distance of 17.68 feet from the last mentioned point, thence run N 01 degrees 05’ 25” W a distance of 306.5 feet to a PK nail on the aforementioned South Easement, thence run S 75 degrees 30’ 25” E along said South Easement a distance of 17.35 feet to the Point-of-Beginning.

PARCEL 2:

Commencing at a point on U.S. Highway 90, South Easement and the center line extension of Magnolia Street, City of Biloxi, Second Judicial District, Harrison County, Mississippi and run N 75 degrees 30’ 25” W along said South Easement a distance of 15.20 feet to the Point-of Beginning.

From said Point-of-Beginning run S 01 degrees 05’ 14” E along the Northern projection of the East building wall of the Windjammer Condominium and along the East building wall and the Southern projection of said East building wall a distance of 265.5 feet to a point on the shore line of the Mississippi Sound. Thence northwesterly and southwesterly along said shore line a distance of 222 feet, more or less, to a point that lies N 83 degrees 21’ 10” W of a distance of 218.33 feet from the last mentioned point, thence run N 01 degrees 07’ 59” W along the Southern projection of the West building wall of the Windjammer Condominium and along the Northern projection of said West building wall a distance of 296.7 feet to a point on said South easement, thence run S 75 degrees 30’ 25” E along said South easement a distance of 224.92 feet to the Point-of-Beginning.

PARCEL 3:

Beginning at a point on U.S. Highway 90, South Easement and the center line extension of Magnolia Street, City of Biloxi, Second Judicial District, Harrison County, Mississippi, and run S 00 degrees 29’ 48” E a distance of 264.6 feet to a point on the shore line of the Mississippi Sound. Thence northwesterly along said shore line a distance of 12.3 feet, more or less, to a point that lies N 76 degrees 14’ 35” W a distance of 12.32 feet from the last mentioned point, thence run N 01 degrees 05’ 14” W along the Southern projection of the East building wall of the Windjammer Condominium along the East building wall and along the Northern projection thereof a distance of 265.5 feet to a point on the South Easement of said U.S. Highway 90. Thence run S 75 degrees 30’ 25” E along said South Easement a distance of 15.20 feet to the Point-of-Beginning.

TOGETHER WITH any and all right, title and interest of Jamland, LLC, in and to any property lying south of the seawall.

TOGETHER WITH any and all right, title and interest of Jamland, LLC, in and to the following described property.

Commencing at a point on U.S. Highway 90, South Easement, and the center line extension of Magnolia Street, City of Biloxi, County of Harrison, State of Mississippi, thence running Westerly N 75 degrees 30’ 25” W a distance of 257.5 feet along Highway 90, thence running S 01 degrees 05’ 25” E a distance of 252.69 feet to the seawall for a point of beginning, thence run Easterly along the seawall S 76 degrees 14’ 25” E a distance of 253.9 feet run thence S 00 degrees 29’ 48” W to the mean high tide line of the Gulf of Mexico, thence running Westerly along the mean high tide line of the Gulf of Mexico, to a point which is S 01 degrees 05’ 25” E of the point of beginning, run thence N 01 degrees 05’ 25” W to the point of beginning, including all littoral, or riparian rights appurtenant thereto.

Exhibit F

to the Credit Agreement

FORM OF AFFILIATE SUBORDINATION AGREEMENT

AFFILIATE SUBORDINATION AGREEMENT, dated as of July 10, 2014 (this “Agreement”), among the subordinated lenders listed on Schedule 1 hereto (each a “Subordinated Lender” and collectively, the “Subordinated Lenders”), TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Company”), and each Subsidiary listed on Schedule 2 hereto (together with the Company, each a “Subordinated Borrower” and collectively, the “Subordinated Borrowers”) and Deutsche Bank AG New York Branch, in its capacity as the Administrative Agent (as defined below) under the Credit Agreement (as defined below) for the benefit of the Lenders.

Reference is made to the Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Twin River Worldwide Holdings, Inc., the Lenders from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All references to articles, sections, exhibits and schedules shall be deemed references to articles and sections of, and exhibits and schedules to, this Agreement, unless the context shall otherwise require.

The ability under the Credit Agreement of any Subordinated Borrower to incur Indebtedness to any Subordinated Lender is conditioned upon the execution and delivery by such Subordinated Lender and each Subordinated Borrower of an agreement in the form hereof pursuant to which such Subordinated Lender agrees to subordinate its rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Lenders (as defined below) under the Credit Agreement, all on the terms set forth herein.

Accordingly, each Subordinated Lender, each Subordinated Borrower and the Administrative Agent, on behalf of itself and each Senior Lender (and each of their respective successors or assigns), hereby agrees as follows:

SECTION 1. Subordination. (a) Each Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks and each other Secured Party (each, as defined in the Credit Agreement and collectively, the “Senior Lenders”) in respect of the Obligations (as defined in the Credit Agreement, the “Senior Obligations”). For purposes hereof, the “Subordinated Obligations” means all obligations of each Subordinated Borrower to each Subordinated Lender in respect of loans, advances, extensions of credit or other Indebtedness, including in respect of principal, premium (if any), interest (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest F-1 is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect thereof.

(b)           Each Subordinated Borrower and each Subordinated Lender agrees (in each case solely with respect to the Subordinated Obligations in respect of which it is the obligor or obligee, as the case may be, and solely with respect to each Subordinated Borrower or Subordinated Lender that is its counterparty on such Subordinated Obligations) that no payment (whether directly, by purchase, redemption, exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Subordinated Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of any Subordinated Lender at any time when an Event of Default as defined under the Credit Agreement has occurred and is continuing and the Borrower has received a written notice from the Administrative Agent prohibiting any further payment in respect of the Subordinated Obligations so long as any such Event of Default is continuing (provided that such notice shall not be required to be given (and no such payment may be made) if the Event of Default is of the type set forth in clauses (b), (c), (g) or (h) of Article 7 of the Credit Agreement), in each case without the prior written consent of the Administrative Agent. For the avoidance of doubt, so long as no Event of Default has occurred and is continuing and subject to paragraph (c) below, the Subordinated Borrower may make, and the Subordinated Lender may receive, payments from time to time in respect of the Subordinated Obligations without restriction.

(c)           Upon any distribution of the assets of any Subordinated Borrower in connection with or upon any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower not expressly permitted under Section 6.05 of the Credit Agreement, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Subordinated Borrower, or otherwise:

(i)           the Senior Lenders shall first be entitled to receive payment in full (as defined in Section 1.02 of the Credit Agreement) of the Senior Obligations (whenever arising) before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of such Subordinated Borrower, whether of principal, interest, fees or otherwise; and

(ii)           any payment by, or on behalf of, or distribution of the assets of, such Subordinated Borrower of any kind or character on account of the Subordinated Obligations, whether in cash, securities, property or otherwise, to which any Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian, liquidating trustee or any other Person) directly to the Administrative Agent, for the benefit of the Senior Lenders, payable in accordance with the terms of the Credit Agreement, until the unconditional, payment in full (as defined in Section 1.02 of the Credit Agreement) of the Senior Obligations.

(d)           Upon the occurrence and during the continuance of an Event of Default, each Subordinated Lender agrees not to, without the prior written consent of the Administrative Agent, ask, demand, sue for or take or receive from any Subordinated Borrower, in cash, securities, property or otherwise, or by setoff, purchase, redemption (including, without limitation, from or by way of collateral) or otherwise, payment of all or any part of the Subordinated Obligations and agrees, upon the occurrence and during the continuance of an Event of Default, that in connection with any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or similar law (A) the Administrative Agent is irrevocably authorized and empowered (in its own name or in the name of such Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 1(c)(ii) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other Lien securing payment of such Subordinated Obligations) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights, remedies, benefits or interests of the Senior Lenders and (B) such Subordinated Lender shall duly and promptly take such action as the Administrative Agent may request to (x) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (y) execute and deliver to the Administrative Agent such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the applicable Subordinated Obligations and (z) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations. A copy of this Agreement may be filed with any court as evidence of each Senior Lender’s right, power and authority hereunder.

(e)           In the event that any payment by, or on behalf of, or distribution of the assets of, any Subordinated Borrower in respect of Subordinated Obligations of any kind or character, whether in cash, securities, property or otherwise, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of any Subordinated Lender or any affiliate thereof at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held by such Subordinated Lender or its affiliate in trust (segregated from other property of such Subordinated Lender or affiliate) for the benefit of, and shall forthwith be paid over to, the Administrative Agent, for the benefit of the Senior Lenders, payable in accordance with the terms of the Credit Agreement, until the payment in full (as defined in Section 1.02 of the Credit Agreement) of the Senior Obligations.

(f)           Subject to the payment in full (as defined in Section 1.02 of the Credit Agreement) of the Senior Obligations, each applicable Subordinated Lender in respect of Subordinated Obligations shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities, property or otherwise of each applicable Subordinated Borrower applicable to the Senior Obligations, and, as between and among a Subordinated Borrower, its creditors (other than the Senior Lenders) and the applicable Subordinated Lenders, no such payment or distribution made to the Senior Lenders by virtue of this Agreement that otherwise would have been made to any applicable Subordinated Lender shall be deemed to be a payment by the applicable Subordinated Borrower on account of the Subordinated Obligations, it being understood that the provisions of this Section 1(f) are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Senior Lenders.

(g)           Without the prior written consent of the Administrative Agent, no Subordinated Borrower shall give, or permit to be given, and shall cause each of its subsidiaries not to give or permit to be given, and no Subordinated Lender shall receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any cash, securities, property or other assets, whether now existing or hereafter acquired, of any Subordinated Borrower or any subsidiary of any Subordinated Borrower or (ii) any Guarantee, of any nature whatsoever, by any Subordinated Borrower or any subsidiary of any Subordinated Borrower, of any Subordinated Obligations other than any Guarantee subordinated to the Senior Obligations on terms substantially identical to (and no less favorable in any significant respect to the Senior Lenders than) those hereof. Each Subordinated Lender agrees that all the proceeds of any such security or Guarantee shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.

(h)           Each Subordinated Lender and each Subordinated Borrower agrees that all Subordinated Obligations, if evidenced by a promissory note pursuant to Section 6.04(c) of the Credit Agreement, will be evidenced solely by a single promissory note in the form attached hereto as Annex 1, and that such promissory note and any and all instruments now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement, dated as of July 10, 2014, among the Subordinated Lenders, the Subordinated Borrowers and Deutsche Bank AG New York Branch, in its capacity as Administrative Agent under the Credit Agreement, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

(i)           Each Subordinated Lender agrees that, except for claims submitted in any proceeding contemplated by Section 1(d), it will not take any action to cause any Subordinated Obligations to become payable prior to their scheduled maturity (which, in the case of any demand notes, shall be the date demand is made thereunder) or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then expressly prohibited by this Agreement, and each Subordinated Lender further agrees not to file, or to join with any other creditors of any Subordinated Borrower in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of such Subordinated Borrower or any other marshalling of the assets and liabilities of such Subordinated Borrower (provided that this prohibition shall in no event be construed so as to limit any Subordinated Lender’s right to cause any Subordinated Obligations to become payable prior to their scheduled maturity if all the Commitments under the Credit Agreement have forthwith been terminated and all the outstanding Loans under the Credit Agreement have been declared forthwith due and payable prior to their scheduled maturity date). Each Subordinated Lender further agrees, to the fullest extent permitted under applicable law, that it will not cause any Subordinated Borrower to file any such petition, commence any such proceeding or make any such assignment referred to above until payment in full (as defined in Section 1.02 of the Credit Agreement) of the Senior Obligations.

(j)           The obligations of each Subordinated Lender and each Subordinated Borrower hereunder shall be reinstated in the event that all or any part of any payment to any Senior Lender is rescinded or recovered directly or indirectly from any Senior Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Senior Obligations for all purposes under this Agreement.

(k)           The parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute (the “Bankruptcy Code”), which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Subordinated Borrower will include the Subordinated Borrower as a debtor-in-possession and any receiver or trustee for the Subordinated Borrower in an Insolvency or Liquidation Proceeding. For purposes of this Section 1(k), “Insolvency or Liquidation Proceeding” shall mean:

(i)           any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Subordinated Borrower;

(ii)           any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Subordinated Borrower or with respect to a material portion of its assets;

(iii)           any liquidation, dissolution, reorganization or winding up of the Subordinated Borrower whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(iv)           any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Subordinated Borrower.

SECTION 2. Waivers and Consents. (a) Each Subordinated Lender waives the right to compel that the Collateral or any other assets or property of any Subordinated Borrower or any of its subsidiaries or the assets or property of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations. Each Subordinated Lender expressly waives the right to require the Senior Lenders to proceed against any Subordinated Borrower, any of its subsidiaries, the Collateral, any other assets or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Lender’s power which such Subordinated Lender cannot pursue, notwithstanding that the failure of any Senior Lender to do so may thereby prejudice such Subordinated Lender. Each Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Lenders reduced by (i) any Senior Lender’s delay in proceeding against or enforcing any remedy against any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person, (ii) any Senior Lender releasing any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any other guarantor of the Senior Obligations or any other Person from all or any part of the Senior Obligations or (iii) the discharge of any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender. Any Senior Lender’s vote to accept or reject any plan of reorganization relating to any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person, or any Senior Lender’s receipt on account of the Senior Obligations, other than the unconditional, final and irrevocable payment in full in cash thereof, of any cash, securities, property or other assets distributed in any bankruptcy, reorganization, insolvency or similar proceeding, shall not discharge, exonerate, or reduce the obligations of any Subordinated Lender hereunder to the Senior Lenders.

(b)           Each Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Senior Lenders, even though that election of remedies, including, without limitation, any non-judicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement or contribution against any Subordinated Borrower or any other guarantor of the Senior Obligations or any other Person. To the extent permitted by applicable law, each Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Subordinated Borrower or any other guarantor of the Senior Obligations or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or non-judicial foreclosure of real property or personal property Collateral for the Senior Obligations.

(c)           Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by any Senior Lender may be rescinded in whole or in part by such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the applicable Subordinated Borrower, any of its subsidiaries or any other guarantor or any other party upon or for any part thereof, or any Collateral or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, replaced, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lenders, in each case without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements of the Subordinated Lenders provided for herein.

(d)           Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Subordinated Borrower in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Subordinated Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations. Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 3. Transfers. Each Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other Person (a “Transferee”), other than another Subordinated Lender bound by the provisions of this Agreement, or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless (a) such action is made expressly subject to this Agreement and (b) the Transferee, expressly acknowledges to the Administrative Agent, by a writing in form and substance reasonably satisfactory to the Administrative Agent, the subordination and other agreements provided for herein and in such writing agrees to be bound by all of the terms of this Agreement, including, without limitation, this Section 3, as if such Person were a Subordinated Lender.

SECTION 4. Senior Obligations Unconditional. All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lenders and the Subordinated Borrowers hereunder, shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(c)           any exchange, release or non-perfection of any Lien in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Guarantee of any of the Senior Obligations;

(d)           any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations or any other Person in respect of the Senior Obligations, or of the Subordinated Lender, any Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations or any other Person in respect of this Agreement; or

(e)           any refinancing, replacement or substitution of the Senior Obligations or any portion thereof regardless of whether the terms and conditions thereof are less beneficial to the Subordinated Borrower.

SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Loan Documents or Specified Hedge Agreements or any transaction relating to the Collateral. None of the Senior Lenders nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations, any Subordinated Lender or any other person or to take any other action whatsoever with regard to any documents relating to any assets or property securing the Senior Obligations, including, without limitation, the Guarantee and Collateral Agreement, or any part thereof.

(b)           To the extent permitted by applicable law, each Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshal assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of the Loan Documents. The Senior Lenders are under no duty or obligation, and each Subordinated Lender hereby waives, to the extent permitted by applicable law, any right it may have to compel the Senior Lenders, to pursue any Subordinated Borrower, any of its subsidiaries, any guarantor or other person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral.

(c)           Each Subordinated Lender hereby waives, to the extent permitted by applicable law, any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by the Senior Lenders relating to the operation or financial condition of any Subordinated Borrower, any of its subsidiaries or any guarantor of the Senior Obligations, or their respective businesses. Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Subordinated Borrower’s results of operations, condition (financial or otherwise) and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations or their respective results of operations, condition (financial or otherwise) or business.

(d)           The Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

SECTION 6. Further Assurances. Each Subordinated Lender and each Subordinated Borrower, at their own expense and at any time from time to time, upon the written request of the Administrative Agent shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining, preserving or extending the full benefits of this Agreement and of the rights, powers, remedies, benefits and interests of the Senior Lenders herein granted.

SECTION 7. Expenses; Indemnification. Each Subordinated Borrower shall pay, reimburse, indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Issuing Banks and each other Senior Lender from and against any and all losses, claims, actions, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, in connection with or with respect to matters arising out of or related to this Agreement in accordance with the terms of Section 9.05 of the Credit Agreement, the provisions of which are incorporated herein and made applicable to the Subordinated Borrowers and this Agreement, mutatis mutandis.

SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders, on the one hand, and the Subordinated Lenders and the Subordinated Borrowers, on the other hand, and no other person shall have any right, remedy, benefit or other interest under this Agreement.

SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until payment in full (as defined in Section 1.02 of the Credit Agreement) of the Senior Obligations.

SECTION 10. Notices. All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 9.01 of the Credit Agreement and, in the case of each Subsidiary Guarantor, to the address set forth on Schedule 3 hereto.

SECTION 11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 13. Integration. This Agreement represents the agreement of the Subordinated Borrowers, the Subordinated Lenders and the Senior Lenders with respect to the subject matter hereof and there are no promises or representations by any Subordinated Borrower, any Subordinated Lender or the Senior Lenders relative to the subject matter hereof not reflected herein.

SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each affected Subordinated Borrower and each affected Subordinated Lender; provided that any provision of this Agreement may be waived by the Senior Lenders in a letter or agreement executed by the Required Lenders, or by the Administrative Agent with the written consent of the Required Lenders, and each affected Subordinated Lender.

(b)           No failure or delay of the Administrative Agent, the Collateral Agent, any Issuing Bank or any other Senior Lender in exercising any right, power, remedy, benefit or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy, benefit or privilege, or any abandonment or discontinuance of steps to enforce such right, power, remedy, benefit or privilege, preclude any other or further exercise thereof or the exercise of any other right, power, remedy, benefit or privilege.

(c)           The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and each other Senior Lender herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies that any of them would otherwise have.

SECTION 15. Section Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 16. Successors and Assigns. (a) This Agreement shall be binding upon the successors and assigns of each of the Subordinated Borrowers and each of the Subordinated Lenders and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Issuing Banks and each other Senior Lender and their respective successors and assigns.

(b)           Notwithstanding the provisions of Section 16(a) above, nothing herein shall be construed to limit or relieve the obligations of any Subordinated Lender pursuant to Section 3, and no Subordinated Lender shall assign its obligations hereunder to any person (except as otherwise specifically permitted under Section 3); any such assignment other than as specifically permitted under Section 3 shall be void.

SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process.

(a)       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

(b)           Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Banks or each other Senior Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Subordinated Lender or its respective properties in the courts of any jurisdiction.

(c)           Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement or the Credit Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

SECTION 19. Additional Subordinated Lenders. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument substantially in the form of Annex 2 attached hereto, such Subsidiary shall become a Subordinated Lender and a Subordinated Borrower hereunder with the same force and effect as if originally named as a Subordinated Lender and a Subordinated Borrower herein. The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender or Subordinated Borrower hereunder. The rights and obligations of each Subordinated Borrower and each Subordinated Lender herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender and any Subordinated Borrower as a party to this Agreement.

SECTION 20. Conflicts. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

TWIN RIVER MANAGEMENT GROUP, INC.,
a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

UTGR, INC., a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

JAMLAND, LLC,
a Delaware limited liability company,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

PREMIER FINANCE BILOXI CORP.,
a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 3 to

Affiliate Subordination Agreement

SUBORDINATED LENDERS

Twin River Management Group, Inc.

UTGR, Inc.

Premier Entertainment Biloxi LLC

Jamland, LLC

Premier Finance Biloxi Corp.

Schedule 2 to

Affiliate Subordination Agreement

SUBORDINATED BORROWERS

Twin River Management Group, Inc.

UTGR, Inc.

Premier Entertainment Biloxi LLC

Jamland, LLC

Premier Finance Biloxi Corp.

Schedule 3 to

Affiliate Subordination Agreement

NOTICE ADDRESSES

c/o Twin River Worldwide Holdings, Inc.

100 Twin River Road

Lincoln, RI 02865

Attention: Craig Eaton

Fax: 401-727-4770

Annex 1 to the

Affiliate Subordination Agreement

INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number:	1

Dated: [______], 2014

FOR VALUE RECEIVED, TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Company”), and each of its subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (this “Promissory Note”) promises to pay such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation, the Lenders from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as the Collateral Agent for the Secured Parties and as an Issuing Bank.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable on the last day of each month commencing after the date hereof or at such other times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Credit Agreement and each other Loan Document to which such Payee is a party. Each Payor acknowledges and agrees that the Collateral Agent and the other Secured Parties may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement, dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Affiliate Subordination Agreement”), among the Subordinated Lenders (as defined in the Affiliate Subordination Agreement), the Subordinated Borrowers (as defined in the Affiliate Subordination Agreement) and the Administrative Agent, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

Notwithstanding anything to the contrary contained herein, in any other agreement or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member and (ii) without the written consent of the Administrative Agent, shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

From time to time after the date hereof, additional subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Promissory Note by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Promissory Note.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

TWIN RIVER MANAGEMENT GROUP, INC.,
a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

UTGR, INC., a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

JAMLAND, LLC,
a Delaware limited liability company,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

PREMIER FINANCE BILOXI CORP.,
a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule A

TRANSACTIONS

ON

INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid on This Date	Outstanding Principal Balance from Payor to Payee on This Date	Notation Made By

ENDORSEMENT

Dated: _____________, _________

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ___________________________________________ all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated July 10, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Promissory Note”), made by Twin River Management Group, Inc. and its subsidiaries or any other person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Promissory Note.

The initial undersigned shall be the Group Members party to the Affiliate Subordination Agreement on the date of the Promissory Note. From time to time after the date thereof, additional subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

[Remainder of page intentionally left blank]

TWIN RIVER MANAGEMENT GROUP, INC.,
a Delaware corporation, as Subordinated
Lender and Subordinated
Borrower,

By:
Name:
Title:

UTGR, INC., a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

JAMLAND, LLC,
a Delaware limited liability company,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

PREMIER FINANCE BILOXI CORP.,
a Delaware corporation,
as Subordinated Lender and Subordinated
Borrower,

By:
Name:
Title:

Annex 2 to the

Affiliate Subordination Agreement

SUPPLEMENT NO. [__] dated as of [________], 20[__] (this “Supplement”), to the Affiliate Subordination Agreement dated as of July 10, 2014 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Affiliate Subordination Agreement”), among the subordinated lenders named therein (the “Subordinated Lenders”), the subordinated borrowers named therein (the “Subordinated Borrowers”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Senior Lenders.

A.           Reference is made to the Affiliate Subordination Agreement.

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Affiliate Subordination Agreement.

C.           Each of the Subordinated Lenders and each of the Subordinated Borrowers have entered into the Affiliate Subordination Agreement in order to induce the Senior Lenders to make Loans and other extensions of credit under the Credit Agreement. Section 19 of the Affiliate Subordination Agreement provides that subsidiaries of the Borrower may become Subordinated Lenders and Subordinated Borrowers under the Affiliate Subordination Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subordinated Party”) is executing this Supplement to become a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement in accordance with the terms of the Credit Agreement as consideration for Loans and Letters of Credit previously made or issued or to be made or issued under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subordinated Party agree as follows:

SECTION 1. In accordance with Section 19 of the Affiliate Subordination Agreement, the New Subordinated Party by its signature below becomes a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Lender and a Subordinated Borrower and the New Subordinated Party hereby agrees to all the terms and provisions of the Affiliate Subordination Agreement applicable to it as a Subordinated Lender and a Subordinated Borrower thereunder. Each reference to a “Subordinated Lender” or a “Subordinated Borrower” in the Affiliate Subordination Agreement shall be deemed to include the New Subordinated Party. The Affiliate Subordination Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subordinated Party hereby represents and warrants to the Administrative Agent and the other Senior Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Party and the Administrative Agent.

SECTION 4. Except as expressly supplemented hereby, the Affiliate Subordination Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

SECTION 6. In the event that any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Affiliate Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Affiliate Subordination Agreement. All communications and notices hereunder to the New Subordinated Party shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Subordinated Party and the Administrative Agent have duly executed this Supplement to the Affiliate Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED PARTY],
as New Subordinated Party

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH
as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-1

to the Credit Agreement

FORM OF OPINION OF JONES DAY LLP

July 10, 2014

To the Lenders and the Administrative Agent and Collateral Agent Referred to Below

c/o Deutsche Bank AG New York Branch

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Re: Twin River Management Group, Inc.

Ladies/Gentlemen:

We have acted as special New York counsel for Twin River Management Group, Inc., a Delaware corporation (the “Company”), UTGR, Inc., a Delaware corporation (“UTGR”), Premier Entertainment Biloxi LLC, a Delaware limited liability company (“Premier”), Premier Finance Biloxi Corp., a Delaware corporation (“Premier Finance”), Jamland, LLC, a Delaware limited liability company (“Jamland”, and, together with UTGR, Premier and Premier Finance, the “Subsidiary Guarantors”), and Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), in connection with the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among the Company, Holdings, the financial institutions listed on the signature pages thereof (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, the “Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). The Company, the Subsidiary Guarantors and Holdings are sometimes referred to herein individually as a “Transaction Party” and collectively as the “Transaction Parties.” This opinion letter is delivered to you pursuant to Section 4.02(a)(i) of the Financing Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Financing Agreement. The Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof, is referred to herein as the “NY UCC.” The Uniform Commercial Code, as amended and in effect in the State of Delaware on the date hereof, is referred to herein as the “DE UCC.” The NY UCC and the DE UCC are referred to herein, collectively, as the “UCC.” With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, the following:

(1)	an executed copy of the Financing Agreement;

G-1-1

To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(2)	an executed copy of the Guarantee and Collateral Agreement, dated as of the date hereof (the “Security Agreement”), among the Transaction Parties and the Collateral Agent;

(3)	an executed copy of the Affiliate Subordination Agreement, dated as of the date hereof (the “Affiliate Subordination Agreement”), among the Transaction Parties and the Collateral Agent;

(4)	an executed copy of the Open-End Mortgage to Secure Present and Future Loans Under Chapter 25 of Title 34 Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof (the “Rhode Island Mortgage”), by UTGR in favor of the Collateral Agent;

(5)	an executed copy of each of (i) the Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof, by Jamland to Fidelity National Title Insurance Company for the benefit of the Collateral Agent and (ii) Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof, by Premier in favor of Fidelity National Title Insurance Company for the benefit of the Collateral Agent (collectively, the “Mississippi Mortgages” and, together with the Rhode Island Mortgage, the “Mortgages”);

(6)	an executed copy of the Deposit Account Control Agreement, dated as of the date hereof (the “Borrower Deposit Account Control Agreement”), among the Company, RBS Citizens, National Association (the “RBS Depositary Bank”) and the Collateral Agent;

(7)	an executed copy of the Deposit Account Control Agreement, dated as of the date hereof (the “Holdings Deposit Account Control Agreement”), among Holdings, the RBS Depositary Bank and the Collateral Agent;

(8)	an executed copy of the Deposit Account Control Agreement, dated as of the date hereof (the “UTGR Deposit Account Control Agreement” and, together with the Borrower Deposit Account Control Agreement and the Holdings Deposit Account Control Agreement, each an “RBS Deposit Account Control Agreement” and collectively, the “RBS Deposit Account Control Agreements”), among UTGR, the RBS Depositary Bank and the Collateral Agent;

(9)	an executed copy of the Deposit Account Control Agreement, dated as of the date hereof (the “Peoples Deposit Account Control Agreement” and, together with the RBS Deposit Account Control Agreements, each a “Deposit Account Control Agreement” and collectively, the “Deposit Account Control Agreements”), among Premier, The Peoples Bank Biloxi, Mississippi (the “Peoples Depositary Bank” and, together with the RBS Depositary Bank, each a “Depositary Bank” and collectively, the “Depositary Banks”) and the Collateral Agent;

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(10)	an executed copy of the Trademark Security Agreement, dated as of the date hereof, among UTGR, Premier and the Collateral Agent;

(11)	an executed copy of the Environmental Indemnity Agreement, dated as of the date hereof (the “Environmental Indemnity Agreement”), among the Company, UTGR and Premier in favor of the Administrative Agent;

(12)	the Officer’s Certificate of each Transaction Party delivered to us in connection with this opinion letter, a copy of which is attached hereto as Exhibits A-1 through A-6 (as to each such Transaction Party, the “Officer’s Certificate” and, collectively, the “Officer’s Certificates”);

(13)	unfiled copies of financing statements respectively naming each Transaction Party as debtor and the Collateral Agent as secured party (the “Delaware Financing Statements”), a copy of each of which is attached hereto as Exhibit B, which Delaware Financing Statements we understand will be filed in the office of the Secretary of State of the State of Delaware (such office, the “Delaware Filing Office”);

(14)	copies of (i) the Certificate of Incorporation or Certificate of Formation, as applicable, as amended, as applicable, of each of Premier, Premier Finance and Jamland certified by the Secretary of State of the State of Delaware on May 30, 2014, (ii) the Amended and Restated Certificates of Incorporation of Holdings, certified by the Secretary of State of the State of Delaware on July [8], 2014 and (iii) the Certificates of Amendment of Certificates of Incorporation of each of the Company and UTGR to be filed with the Delaware Secretary of State, and, in each case, certified by an officer of the applicable Transaction Party as being complete and correct and in full force and effect as of the date hereof; and

(15)	copies of certificates, each dated July [8], 2014, of the Secretary of State of the State of Delaware as to the existence and good standing of each Transaction Party in the State of Delaware as of such date.

The documents referred to in items (1) through (11) above, inclusive, are referred to herein collectively as the “Documents” and the documents referred to in items (2) and (6) through (10) above are referred to herein collectively as the “Collateral Documents.” Each of the organizational documents described in item (14) above is referred to herein as a “Certified Organizational Document” and each of the good standing certificates described in item (15) above is referred to herein as a “Good Standing Certificate.” In addition, as used herein, “security interest” means “security interest” (as defined in Section 1-201(37) of the NY UCC).

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Transaction Parties and others. In connection with the opinions expressed in the first sentence of paragraph (a) below, we have relied solely upon the Good Standing Certificates as to the factual matters and legal conclusions set forth therein. With respect to the opinions expressed in clauses (ii) and (iv)(A) of paragraph (b) below, our opinions are limited to only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents and, as noted below, we express no opinion as to, or as to the effect, if any, on our opinions of, any Gaming/Racing Laws.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(a)          Each Transaction Party is a corporation or limited liability company, as applicable, existing in good standing under the laws of the State of Delaware. Each Transaction Party has the corporate or limited liability company, as applicable, power and authority to enter into and to incur and perform its obligations under the Documents to which it is a party.

(b)          The execution and delivery by each Transaction Party of the Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder, and the granting by each Transaction Party of the security interests and liens provided for in the Collateral Documents and, with respect to UTGR, Premier and Jamland, the Mortgages, (i) have been authorized by all necessary corporate or limited liability company, as applicable, action by, such Transaction Party, (ii) do not require under present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America or under the Delaware General Corporation Law (the “DGCL”) or the Delaware Limited Liability Company Act (“DLLCA”) any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the State of New York or the United States of America or the State of Delaware pursuant to any provision of the DGCL or the DLLCA that has not been made or obtained except to perfect security interests, if any, granted by such Transaction Party thereunder and pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto and filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof, (iii) do not contravene any provision of the Certificate of Incorporation or By-laws of such Transaction Party, (iv) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America applicable to such Transaction Party or its property or the DGCL or DLLCA or (B) any agreement binding upon such Transaction Party or its property that is listed on Annex I to the Officer's Certificate thereof or any court decree or order binding upon such Transaction Party or its property that is listed on Annex II to the Officer's Certificate thereof (this opinion being limited in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation) and (v) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon such Transaction Party or its properties that is listed on Annex I to the Officer's Certificate thereof other than any security interests or liens created by the Documents and any other security interests or liens in favor of the Collateral Agent or the Lenders arising under any of the Documents or applicable law.

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(c)          Each Document has been duly executed and delivered on behalf of each Transaction Party signatory thereto, and each Document (other than the Mortgages) constitutes a valid and binding obligation of each Transaction Party signatory thereto, enforceable against such Transaction Party in accordance with its terms.

(d)          The borrowings by the Company under the Financing Agreement and the application of the proceeds thereof as provided in the Financing Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Margin Regulations”).No Transaction Party is required to register as an “investment company” (under, and as defined in, the Investment Company Act of 1940, as amended.

(f)          The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement), as security for the Obligations, a security interest in each Transaction Party’s rights in the Collateral (as defined in the Security Agreement) to which Article 9 of the NY UCC is applicable (the “Article 9 Collateral”).

(g)          Each of the Delaware Financing Statements is in proper form for filing in the

Delaware Filing Office. Upon the effective filing of the Delaware Financing Statements with the Delaware Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing an initial financing statement with the Delaware Filing Office under the DE UCC.

(h)          The Security Agreement, together with physical delivery of that portion of the Article 9 Collateral consisting of the “instruments” (as defined in the NY UCC) identified on Schedule 4.08(b) to the Security Agreement to the Collateral Agent, creates in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, a perfected security interest under the NY UCC in the applicable Transaction Party’s rights in such instruments while such instruments are located in the State of New York and in the possession of the Collateral Agent.

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(i)          The Security Agreement, together with physical delivery of the certificates representing the shares of Pledged Stock (as defined in the Security Agreement) identified on Schedule 4.08(a) to the Security Agreement (the “Pledged Securities”) to the Collateral Agent, creates in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, a perfected security interest under the NY UCC in the applicable Transaction Party’s rights in the Pledged Securities while the Pledged Securities are located in the State of New York and in the possession of the Collateral Agent. Assuming the Collateral Agent and each of the Lenders so acquires its security interest in the Pledged Securities, by delivery thereof in the State of New York, without “notice of any adverse claims” (all within the meaning of the NY UCC) and that each Pledged Security is either in bearer form or in registered form, registered in the name of, or effectively indorsed to, the Collateral Agent as such or effectively indorsed in blank, the Collateral Agent will acquire its security interest in the Pledged Securities free of adverse claims (within the meaning of the NY UCC).

(j)          (i) the Security Agreement and the RBS Deposit Account Control Agreements together create in favor of the Collateral Agent, as security for the Obligations, a perfected security interest in the applicable Transaction Party’s rights in the applicable “Account” (as defined in the RBS Deposit Account Control Agreement for such Transaction Party) and (ii) the Security Agreement and the Peoples Deposit Account Control Agreement together create in favor of the Collateral Agent, as security for the Obligations, a perfected security interest in Premier’s rights in the “Deposit Accounts” (as defined in the Peoples Deposit Account Control Agreement).

The opinions set forth above are subject to the following qualifications and limitations:

(A)         Our opinions in paragraph (c) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, or affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against the Transaction Parties party thereto of the Documents as a whole and the Documents contain adequate provisions for the practical realization of the principal benefits provided by the Documents, in each case subject to (A) the other qualifications contained in this opinion letter and (B) the requirements for the (I) consent of Rhode Island governmental agencies and authorities to transfers of equity in the Borrower or UTGR (the “RI Consent”) as and to the extent specified in the Certified Organizational Document for the Borrower and UTGR and (II) consent of the Mississippi Gaming Commission to transfers and pledges of equity in Premier.

(B)         We express no opinion as to the enforceability of any provision in the Documents:

(i)          providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy thereunder (including without limitation any self-help or taking-possession remedy), except in compliance with the NY UCC and other applicable laws;

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(ii)         establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the NY UCC or of any of the rights or duties referred to in Section 9-603 of the NY UCC;

(iii)        relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

(iv)        providing that any person or entity may exercise set-off rights other than with notice and otherwise in accordance with and pursuant to applicable law;

(v)         relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations;

(vi)        waiving any rights to trial by jury;

(vi)        purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States federal courts to adjudicate any matter;

(vii)       purporting to create a trust or other fiduciary relationship;

(viii)      specifying that provisions thereof may be waived or amended only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Documents;

(ix)         providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;

(x)          providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Section 9-401 or Sections 9-406 through 9-409 of the NY UCC; or

(xi)         providing for liquidated damages, make-whole or other prepayment premiums or similar payments, default interest rates, late charges or other economic remedies to the extent a court were to determine that any such economic remedy is not reasonable and therefore constitutes a penalty.

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(C)         Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

(i)          provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii)         may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D)         We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Transaction Party under any of the Documents to the extent limited by Sections 1-102(3), 9-602 or 9-624 of the NY UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under Section 9-602 or 9-624 of the NY UCC or other provisions of applicable law (including judicial decisions).

(E)         Our opinions in paragraphs (f) through (j) above are subject to the following assumptions, qualifications and limitations:

(i)          Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of the UCC.

(ii)         We express no opinion as to the nature or extent of the rights, or the power to transfer rights, of any Transaction Party in, or title of any Transaction Party to, any collateral under any of the Documents, or property purporting to constitute such collateral, or the value, validity or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Transaction Party has sufficient rights in, or power to transfer rights in, all such collateral or purported collateral for the security interests provided for under the Documents to attach.

(iii)        Other than as expressly noted in paragraph (i) above, we express no opinion as to the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents. Other than as expressly noted in paragraphs (g) through (j) above, we express no opinion as to the perfection of, and other than as expressly noted in paragraphs (f), (h), (i) and (j) above, we express no opinion as to the creation, validity or enforceability of, any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents. We express no opinion as to the creation, validity or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents in any commercial tort claims.

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(iv)        In the case of property that becomes collateral under the Documents after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case.

(v)         We express no opinion as to the enforceability of the security interests under the Documents in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the NY UCC.

(vi)        We call to your attention that Article 9 of the DE UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of financing statements under the DE UCC in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral, all as provided in the respective UCC.

(vii)       We call to your attention that an obligor (as defined in the NY UCC) other than a debtor may have rights under Part 6 of Article 9 of the NY UCC.

(viii)      With respect to our opinions above as to the perfection of a security interest in the Article 9 Collateral through the filing of a financing statement, we express no opinion with respect to the perfection of any such security interest in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, or property described in Section 9-311(a) of any UCC (including, without limitation, property subject to a certificate-of-title statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.

(ix)         We express no opinion as to the effectiveness of a description of collateral in the Security Agreement as “all the debtor's assets” or “all the debtor's personal property” or words to similar effect for purposes of Section 9-203 of the NY UCC.

(x)          We have assumed that each Transaction Party is organized solely under the laws of the state identified as such Transaction Party’s jurisdiction of organization in the Certified Organizational Document of and Good Standing Certificate for such Transaction Party.

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(xi)         We express no opinion with respect to the priority of the security interest of the Collateral Agent in the Pledged Securities against any of the following: (1) any claims or liens that arise by operation of law and any other claims or liens not created under Article 9 of the Uniform Commercial Code or (2) any claim or lien in favor of the United States of America or any state or other political subdivision thereof or any agency or instrumentality of any of the foregoing. The opinions set forth in paragraph (j) above are subject to the following additional assumptions, qualifications and limitations:

(i)          We call to your attention that under the NY UCC actions taken by the Depositary Banks or the Collateral Agent (including amending any agreement relating to any Deposit Account or Account (each as defined in the applicable Deposit Account Control Agreement) in a manner that either (1) eliminates or changes the basis for the Collateral Agent’s “control” over any Deposit Account or Account (each as defined in the applicable Deposit Account Control Agreement), (2) changes the identity of the Depositary Bank's customer with respect to any Deposit Account or Account (as defined in the applicable Deposit Account Control Agreement), or (3) changes the law governing any Deposit Account or Account (each as defined in the applicable Deposit Account Control Agreement) may adversely affect the security interest of the Collateral Agent, and we express no opinion as to the effect of any of the foregoing on the opinions expressed herein.

(ii)         We have assumed that each Account (as defined in the applicable RBS Deposit Account Control Agreement) and each Deposit Account (as defined in the Peoples Deposit Account Control Agreement) has been established and will be maintained in the manner set forth herein and in each of the applicable Deposit Account Control Agreements (including, without limitation, as to the identity of the Depositary Bank's customer) and each is and will remain a “deposit account” within the meaning of the NY UCC.

(G)         To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Documents (other than the Transaction Parties) have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties and (ii) the Voting Trust Agreement, dated as of the date hereof, among Holdings, the Company and the “Voting Trustees” (as defined therein) party thereto has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of the parties thereto.

(H)         For purposes of the opinions set forth in paragraph (d) above, we have assumed that neither the Administrative Agent nor any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Documents) pursuant to which any extensions of credit to any Transaction Party are directly or indirectly secured by “margin stock” (as defined under the Margin Regulations).

(I)         We express no opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law.

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To the Lenders and the Administrative Agent and Collateral Agent

July 10, 2014

(J)         We express no opinion with respect to the application of any Gaming/Racing Laws to any of the transactions contemplated by the Documents or to the execution and delivery or performance by the parties thereto of their obligations thereunder, or with respect to the compliance by any Transaction Party with any Gaming/Racing Laws. We have, with your permission, relied on and assumed the effectiveness of the DBR Letter Agreement, the Division Clarification Agreement and the approval by the Mississippi Gaming Commission obtained as a condition to closing under Section 4.02 of the Credit Agreement.

(K)         The opinions expressed herein are limited to (i) the federal laws of the United States of America and the laws of the State of New York, (ii) to the extent relevant to the opinions expressed in paragraphs (a), (b) and (c) above, the DGCL and DLLCA, and (iii) to the extent noted below, the DE UCC, in each case as currently in effect. Our opinions in paragraphs (f), (h) and [(j)] above are limited to Article 9 of the NY UCC, our opinions in paragraph (g) above are limited to Article 9 of the DE UCC and our opinions in paragraph (i) above are limited to Articles 8 and 9 of the NY UCC, and therefore those opinion paragraphs do not address (i) laws of jurisdictions other than New York and Delaware, and laws of New York and Delaware except for Articles 8 and 9 of the NY UCC and Article 9 of the DE UCC, (ii) collateral of a type not subject to Article 9 of the NY UCC and Article 9 of the DE UCC, and (iii) under the choice of law rules of the NY UCC and the DE UCC with respect to the law governing perfection and priority of security interests, and, to the extent applicable, under Section 8-110 of the NY UCC, what law governs perfection and/or priority of the security interests granted in the collateral covered by this opinion letter.

Our opinions as to any matters governed by the DE UCC are based solely upon our review of the DE UCC as published in the Secured Transactions Guide No. 1142, dated July 1, 2014, without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publication.

(L)         Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

(M)         The opinions expressed herein are solely for the benefit of the addressees hereof and your assignees referred to below in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any name or for any purpose by any other person or entity. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the Loans under the Financing Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Financing Agreement, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

G-1-11

Exhibit A-1

TWIN RIVER MANAGEMENT GROUP, INC.

OFFICER’S CERTIFICATE

July 10, 2014

The undersigned officer of Twin River Management Group, Inc., a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among the Company, Twin River Worldwide Holdings, Inc. as holdings, the financial institutions listed on the signature pages thereof and Deutsche Bank AG New York Branch as administrative agent for the lenders and collateral agent for the secured parties and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: gaming, hospitality and leisure. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certified Organizational Document or by-laws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies) except to Gaming/Racing Laws (as defined in the Financing Agreement).

G-1-12

To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of incorporation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certified Organizational Document and by-laws.

The Documents have been entered into with the other parties, including shareholders of Holdings or any of their respective affiliates, in the ordinary course of business by the Company at an arm's length-basis which does not impair the interests of any other shareholders of Holdings.

Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

G-1-13

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereof.

Name: Craig L. Eaton
Title. Senior Vice President

G-1-14

Annex I

Agreements

Regulatory Agreement

DBR/Division Letter Agreement

G-1-15

Annex II

Orders

None.

G-1-16

Exhibit A-2

TWIN RIVER WORLDWIDE HOLDINGS, INC.

OFFICER’S CERTIFICATE

July 10, 2014

The undersigned officer of Twin River Worldwide Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among the Company, Twin River Management Group, Inc. as borrower, the financial institutions listed on the signature pages thereof and Deutsche Bank AG New York Branch as administrative agent for the lenders and collateral agent for the secured parties and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: gaming, hospitality and leisure. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certified Organizational Document or by-laws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies) except to Gaming/Racing Laws (as defined in the Financing Agreement).

G-1-17

To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of incorporation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certified Organizational Document and by-laws.

The Documents have been entered into with the other parties, including shareholders of Holdings or any of their respective affiliates, in the ordinary course of business by the Company at an arm's length-basis which does not impair the interests of any other shareholders of Holdings.

Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

G-1-18

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereof.

Name: Craig L. Eaton
Title. Senior Vice President

G-1-19

Annex I

Agreements

1.          Regulatory Agreement

2.          DBR/Division Letter Agreement

G-1-20

Annex II

Orders

None.

G-1-21

Exhibit A-3

UTGR, INC.

OFFICER’S CERTIFICATE

July 10, 2014

The undersigned officer of UTGR, Inc., a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the guarantee by the Company of the obligations under the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among Twin River Management Group, Inc. as borrower, Twin River Worldwide Holdings, Inc. as holdings, the financial institutions listed on the signature pages thereof and Deutsche Bank AG New York Branch as administrative agent for the lenders and collateral agent for the secured parties and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

G-1-22

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: gaming, hospitality and leisure. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certified Organizational Document or by-laws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies) except to Gaming/Racing Laws (as defined in the Financing Agreement). The Company’s obligations under the Documents are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the Company’s business.

To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of incorporation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certified Organizational Document and by-laws.

The Documents have been entered into with the other parties, including shareholders of Holdings or any of their respective affiliates, in the ordinary course of business by the Company at an arm's length-basis which does not impair the interests of any other shareholders of Holdings.

Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

G-1-23

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereof.

Name: Craig L. Eaton
Title. Senior Vice President

G-1-24

Annex I

Agreements

1.          Regulatory Agreement

2.          DBR/Division Letter Agreement

G-1-25

Annex II

Orders

None.

G-1-26

Exhibit A-4

PREMIER ENTERTAINMENT BILOXI LLC

OFFICER’S CERTIFICATE

July 10, 2014

The undersigned officer of Premier Entertainment Biloxi LLC a Delaware limited liability company (the “Company”), hereby certifies, as of the date hereof in connection with the guarantee by the Company of the obligations under the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among Twin River Management Group, Inc. as borrower, Twin River Worldwide Holdings, Inc. as holdings, the financial institutions listed on the signatures thereof and Deutsche Bank AG New York Branch as administrative agent for the lenders and collateral agent for the secured parties and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

G-1-27

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: gaming, hospitality and leisure. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certified Organizational Document or limited liability company agreement or operating agreement, as applicable, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies) except to Gaming/Racing Laws (as defined in the Financing Agreement). The Company’s obligations under the Documents are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the Company’s business.

To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of formation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certified Organizational Document and operating agreement.

The Documents have been entered into with the other parties, including shareholders of Holdings or any of their respective affiliates, in the ordinary course of business by the Company at an arm's length-basis which does not impair the interests of any other shareholders of Holdings.

Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

G-1-28

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereof.

Name: [_______________]
Title. [_______________]

G-1-29

Annex I

Agreements

1.	Loan Agreement, dated as of April 1, 2012, by and between Mississippi Business Finance Corporation and Premier Entertainment Biloxi LLC, as amended by that certain First Amendment to Loan Agreement, dated as of July 10, 2014.

2.	License Agreement dated as of May 15, 2003 between Premier Entertainment Biloxi LLC and Hard Rock Hotel Licensing, Inc., a Florida corporation, as the same has been amended or modified from time to time, and the Consent, dated as of March 27, 2014, by and among Hard Rock Hotel Licensing, Inc., Premier Entertainment Biloxi LLC and Twin River Management Group, Inc.

3.	Regulatory Agreement

4.	DBR/Division Letter Agreement

G-1-30

Annex II

Orders

None.

G-1-31

Exhibit A-5

PREMIER FINANCE BILOXI CORP.

OFFICER’S CERTIFICATE

July 10, 2014

The undersigned officer of Premier Finance Biloxi Corp., a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the guarantee by the Company of the obligations under the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among Twin River Management Group, Inc. as borrower, Twin River Worldwide Holdings, Inc. as holdings, the financial institutions listed on the signature pages thereof and Deutsche Bank AG New York Branch as administrative agent for the lenders and collateral agent for the secured parties and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

G-1-32

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: gaming, hospitality and leisure. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certified Organizational Document or by-laws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies) except to Gaming/Racing Laws (as defined in the Financing Agreement). The Company’s obligations under the Documents are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the Company’s business

To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of incorporation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certified Organizational Document and by-laws.

The Documents have been entered into with the other parties, including shareholders of Holdings or any of their respective affiliates, in the ordinary course of business by the Company at an arm's length-basis which does not impair the interests of any other shareholders of Holdings.

Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

G-1-33

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereof.

Name: [_______________]
Title. [_______________]

G-1-34

Annex I

Agreements

1.          Regulatory Agreement

2.          DBR/Division Letter Agreement

G-1-35

Annex II

Orders

None.

G-1-36

Exhibit A-6

JAMLAND, LLC

OFFICER’S CERTIFICATE

July 10, 2014

The undersigned officer of Jamland, LLC a Delaware limited liability company (the “Company”), hereby certifies, as of the date hereof in connection with the guarantee by the Company of the obligations under the Credit Agreement, dated as of July 10, 2014 (the “Financing Agreement”), among Twin River Management Group, Inc. as borrower, Twin River Worldwide Holdings, Inc. as holdings, the financial institutions listed on the signature pages thereof and Deutsche Bank AG New York Branch as administrative agent for the lenders and collateral agent for the secured parties and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Financing Agreement or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

G-1-37

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: gaming, hospitality and leisure. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certified Organizational Document or limited liability company agreement or operating agreement, as applicable, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies) except to Gaming/Racing Laws (as defined in the Financing Agreement). The Company’s obligations under the Documents are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the Company’s business.

To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of formation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certified Organizational Document and operating agreement.

The Documents have been entered into with the other parties, including shareholders of Holdings or any of their respective affiliates, in the ordinary course of business by the Company at an arm's length-basis which does not impair the interests of any other shareholders of Holdings.

Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereof.

Name: [_______________]
Title. [_______________]

G-1-38

Annex I

Agreements

Regulatory Agreement

DBR/Division Letter Agreement

G-1-39

Annex II

Orders

None.

G-1-40

Exhibit B

Delaware Financing Statements

(see attached)

G-1-41

Exhibit G-2
to the Credit Agreement

FORM OF HINCKLEY ALLEN OPINION DATED JULY 7, 2014

FOR DISCUSSION PURPOSES ONLY

July 10, 2014

DEUTSCHE BANK AG NEW YORK BRANCH

as Administrative Agent and Collateral Agent and

The Lenders Party to the Credit

Agreement Referred to Below

Ladies and Gentlemen:

We have acted as special counsel in the State of Rhode Island (the “State”) to UTGR, INC., a Delaware corporation (the “Mortgagor”) in connection with the execution and delivery of that certain Credit Agreement dated as of July 10, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the several Lenders from time to time party thereto and otherwise party thereto from time to time, DEUTSCHE BANK SECURITIES INC. (“DBS”), Joint Lead Bookrunner and Joint Lead Arranger, CREDIT SUISSE SECURITIES (USA) LLC (“CSS”), as Joint Lead Bookrunner and Joint Lead Arranger, JEFFERIES FINANCE LLC (“Jefferies”), as Joint Lead Bookrunner and Joint Lead Arranger, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity the “Collateral Agent”), DBS, as Syndication Agent and CSS, as Documentation Agent.

This opinion letter is provided to you at the request of the Mortgagor, the Borrower and Holdings and with their consent. Capitalized terms used herein but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement. References in this opinion letter to the “UCC” shall mean Article 9 of the Uniform Commercial Code as in effect in the State on the date hereof.

For the purpose of rendering the opinions contained herein, we have reviewed final forms of the following documents:

(i)       the Credit Agreement; and

(ii)       the Open-End Mortgage to Secure Present and Future Loans Under Chapter 25 of Title 34 Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing (the “Mortgage”), to be executed by the Mortgagor in favor of the Collateral Agent for the benefit of the Secured Parties, which Mortgage will encumber the Mortgaged Property (as defined in the Mortgage) to be recorded with the Records of Land Evidence of the Town of Lincoln in the State (the “Real Estate Filing Office”).

G-2-1

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

In addition, we have made such investigations of law, as we have deemed necessary or advisable, in connection with this opinion.

In addition to our review of the Credit Agreement and the Mortgage, we have also reviewed a Certificate from the Secretary of State of the State with respect to the Mortgagor’s registration to transact business in the State (the “Mortgagor RI Registration Certificate”), certified by the Secretary of State of the State on July 7, 2014, a copy of which is attached hereto as Exhibit A.

In addition, we have relied upon information (including, without limitation, statements and clarifications having the effect of legal conclusions) in certificates or other documents issued or published by the Secretary of State of the State and other government officials, offices or agencies including DBR and the Division concerning the status of the Mortgagor, the Borrower and Holdings, and matters relating to the Transactions including the Regulatory Agreement, the VLT Contract and the DBR/Division Letter Agreement (the “Public Authority Documents”), which we reasonably believe to be an appropriate source for the information provided, without (1) investigation, or (2) analysis of any underlying data supporting information contained in any letter, certificate or other document. In addition, we have relied upon factual representations made by the Mortgagor in the Loan Documents and in the opinion certificate executed by a designated officer of each of the Borrower, Holdings and the Mortgagor attached hereto as Exhibit B, and specifically as Exhibits B-1, B-2 and B-3 (the “Mortgagor’s Opinion Certificates”).

In reliance on and subject to all of the foregoing and subject also to the exceptions, qualifications and assumptions set forth below, we are of the opinion that:

1.       The recording of the Mortgage with the Real Estate Filing Office is the only filing or recording necessary in the State to give constructive notice of the mortgage lien and the security interest in Fixtures (as defined in the Mortgage) granted by the Mortgagor pursuant to the Mortgage to third parties. Except as qualified below, no authorizations or approvals of, and no filings with, any governmental or regulatory authority of the State are necessary for the execution, delivery or performance of the Mortgage by the Mortgagor. We wish to point out however that (i) the General Laws of Rhode Island, Section 34-26-7 generally provides that no mortgage may be foreclosed more than fifty (50) years after the date of recording unless an extension of the mortgage, or an acknowledgment by affidavit that the mortgage is not satisfied, is recorded within the last ten (10) years of the end of such fifty (50) year period and (ii) filings with and approvals of governmental or regulatory authorities of the State would be required in connection with a foreclosure of the Mortgage.

2.       The Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms.

G-2-2

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

3.       The execution and delivery by the Mortgagor of the Mortgage, the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated thereby do not conflict with or violate any State law, rule, regulation or ordinance applicable to the Mortgagor, including without limitation, the Gaming/Racing Laws of the State, as clarified by the DBR/Division Letter Agreement, or conflict with or cause a default under the Regulatory Agreement, as clarified by the DBR/Division Letter Agreement, or the VLT Contract. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority in the State, including, without limitation, any Gaming/Racing Authority in State, is required to authorize or permit under applicable laws the execution, delivery and performance by Mortgagor of the Mortgage, the Credit Agreement and the other Loan Documents to which it is a party except for authorizations, consents, approvals, orders, licenses or permits, or filings, registrations or qualifications that have been obtained, taken, given or made.

4.       You have also asked us to examine the issue as to whether a Rhode Island court (or a federal court applying Rhode Island law), if asked to enforce the Loan Documents would honor the choice of law contained in certain of the Loan Documents and (except with respect to the creation, perfection, priority and enforcement of liens and security interests created pursuant to the Mortgage) apply the domestic law of the State of New York (particularly, the law relating to usury) in determining their validity and enforceability.

The Supreme Court of the State has been called upon to make choice-of-law decisions in a number of cases where the validity and enforceability of contracts has been an issue. In a few very early cases there is some indication that in order to be enforceable in the State, the contract in question had to be valid where made and not in violation of the law of the State. See, Case v. Dodge, 18 R.I. 661, 29 A. 785 (1894); Brown v. Browning, 15 R.I. 422, 7 A. 403 (1886). In a more recent case the Court intimated that it might consider adopting a "significant contacts" approach similar to the one adopted for tort cases. See, A.C. Beals Co. v. R.I. Hospital, 110 R.I. 275, 292 A.2d 865 (1972). However, the strong weight of Rhode Island authority is that the validity of a contract is to be determined by the law of the place where it is made and a contract is valid where made and enforceable in the State unless such enforcement would be against State public policy. See, Beals, supra; Winward v. Lincoln, 23 R.I. 476, 51 Atl. 106 (1902); Brown, supra; Perry v. Mount Hope Iron Co., 15 R.I. 380, 5 Atl. 632 (1886); Hunt v. Jones, 12 R.I. 265 (1879); General Acc. Ins. Co. of America v. Budget Rent A Car System, Inc., C.A. No. 94-5616 (R.I.Super. 1999).

The Supreme Court of the State, in Owens v. Hagenbeck-Wallace Shows, 58 R.I. 162, 192 Atl. 158 (1937), acknowledged the right of the parties to a contract to choose the law governing obligations thereunder; however, that choice was held to be "limited to the selection or stipulation by them of the law of the jurisdiction which has a real relation to the contract." 58 R.I. at 174, 192 Atl. at 164; see also Hasbro, Inc. v. Mikohn Gaming Corp., 2006 U.S. Dist. LEXIS 52641 (D.R.I. July 17, 2006). Other considerations cited by the Court in Owens, supra, with respect to the validity of a choice of law made by the parties include their acting in good faith and without the purpose of evading the law of the place of making. Additionally, the Court noted stipulations as to governing law would not be given effect if contrary to public policy of the State.

G-2-3

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

In a more recent case, the Supreme Court of the State has applied the reasoning found in Owens in order to validate a choice of law provision that was contained in certain financing documents notwithstanding the fact that the transaction arguably may have violated the Rhode Island Usury Statute. Sheer Asset Mgmt. Partners v. Lauro Thin Films, Inc., 731 A.2d 708 (R.I. 1999). The Court acknowledged that Rhode Island law generally recognizes the right of the parties to choose which jurisdiction's law shall apply but it reaffirmed that this right is limited to selection of a jurisdiction which has a significant relation to the transaction. See, McBurney v. The GM Card, 869 A.2d 586, 589 (R.I. 2005) and Terrace Group v. Vermont Castings, Inc., 753 A.2d 350, 353 (R.I. 2000). However, “the procedural law of the forum state applies even if a foreign state’s substantive law is applicable.” See McBurney, at 589 and Terrace, at 353; Oyola v. Burgos, 864 A.2d 624, 626-27 n.2 (R.I. 2005) (quoting Israel v. Nat’l Board of Young Men’s Christian Ass’n, 117 R.I. 614, 620, 369 A.2d 646, 650 (1977)). In Sheer Asset, the Court stated "we will not interfere with the agreement of two commercial entities to designate a particular jurisdiction to govern the transaction, so long as that jurisdiction has a real relation to the contract.” 731 A.2d at 710. See also, Governor & Co. of the Bank v. Wasserman, 928 F. Supp. 2d 400, at 406 (D.R.I. Mar 5, 2013) (quoting Sheer Asset and finding Rhode Island public policy not undermined when sophisticated borrower and lender negotiated a choice of law provision). The Court relied on the fact that the lender was a Connecticut corporation to furnish a sufficient basis for finding a real relation to the contract. The Court further referenced the Restatement (Second) Conflict of Laws and indicated that "[a]mong those jurisdictions in which there is a reasonable basis for choosing the law of that jurisdiction are: (1) a place of performance of one of the parties; (2) the domicile of one of the parties; or (3) the principal place of business of a party." Id. (citing Restatement (Second) Conflict of Laws §187(2)(a), cmt. f at 567).

The "public policy" exception that may exist for usury to the general rule that the parties may designate the applicable law as long as it has a reasonable relation to the transaction was not discussed at all in the Sheer Asset case. The absence of any discussion of this issue may imply that the Court does not consider that, at least in a commercial context, there is any such public policy exception for usury in the State. Nonetheless, in the absence of any express statement by the Court, it still cannot be confidently asserted that such an exception does not exist. Three factors suggest that the public policy underlying the usury law of the State are significant. With certain exceptions, the usurious contract and the mortgage security therefor are void and all payments both of principal and interest may be recovered by the borrower. (R.I.G.L. Section 626-4). See Sheehan v. Richardson, 315 B.R. 226, 240, 242 (D.R.I. 2004). The second is that there is a criminal penalty for willful and knowing violation of the Usury Statute of imprisonment for not more than five years (R.I.G.L. Section 6-26-3) and violation of the Usury Statute has, in one recent case, been construed to also violate the Rhode Island Racketeer Influenced and Corrupt Organizations statute (R.I.G.L. Section 7-15-1(d) (1985)). See Sheehan. The third is that the Rhode Island General Assembly has considered removing the usury limitation's application to commercial loans but has not done so, electing instead to insert the alternate usury rate provision now found in R.I.G.L. Section 6-26-2(b) and to create an exemption for loans to a commercial entity if (a) such loan is in excess of One Million Dollars ($1,000,000) and (b) is not secured by a mortgage against the principal residence of a borrower, provided that such commercial entity has first obtained a pro forma methods analysis performed by a certified public accountant licensed in the State indicating that such loan is capable of being repaid (R.I.G.L. Section 6-26-2(e)).

G-2-4

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

In an unreported lower court decision, authored by a former member of the Supreme Court of the State, a loan transacted through the mail between a Kentucky lender and a Rhode Island resident was held to be subject to the usury laws of the State.

Fairfax Family Fund, Inc. v. Garrett, C.A. No. 75 442 (1976). The court stated (at p.5):

Although, it may be the general rule that the parties may select either the law of the place of making or the place of performing a contract as that which is applicable in determining the validity of such contract and in interpretation of its terms, it would also seem to be the fixed public policy of the State of Rhode Island to root out and penalize by every method at its disposal the making of usurious contracts to the disadvantage of Rhode Island citizens.

The Court continued (at pp. 6 and 7):

The entire purpose of the usury statutes is to protect the unwary borrower against the result of his own imprudence. The Court is of the opinion that the choice of law by the parties in this instance is meaningless, because the plaintiff is just such a party as Rhode Island law would have protected against her own improvidence.

It is not clear whether the outcome of this decision would have been different had the transaction involved a sophisticated commercial borrower represented by legal counsel. In such a transaction, the policy considerations discussed by the court are less compelling. We believe there is a substantial possibility that the Supreme Court of the State, if confronted with the issue, would find the need to protect unwary borrowers outweighed by the need for certainty in commercial transactions and on this basis decline to adhere to Fairfax in such a context. In the instant case, we have been advised that neither the Borrower, Holdings, the Mortgagor, nor the Administrative Agent, the Collateral Agent or Lenders, are a Rhode Island limited liability company, partnership or corporation, the Credit Agreement and the other Loan Documents were negotiated and consummated in New York, the Obligations are payable in New York and the proceeds of the Loans will be advanced in New York. We have further been advised that the Credit Agreement and the transactions contemplated thereby are sophisticated commercial transactions which have been extensively negotiated among the parties thereto, all of whom are of relatively equal bargaining power and there are no oppressive circumstances surrounding or inducing the entry into such transaction or the making of the Loan Documents by the Mortgagor.

G-2-5

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

We have also been advised that the only contacts with the State are that the Mortgagor is a Delaware corporation qualified to transact business in Rhode Island and that property located in the State comprises a portion of the collateral for the Loans.

Based on the foregoing, we are of the following opinion with respect to choice of law:

The weight of reported cases in the State would seem to favor, in general, the designation by the parties of New York law to govern the Loan Documents and certain provisions of the Loan Documents (except with respect to the creation, perfection, priority and enforcement of liens and security interests created pursuant to the Mortgage) as that state, as we have been instructed to assume, has appropriate and natural contacts which constitute a significant, real and reasonable relation or basis for the Loans. However, we are also of the opinion that the Usury Statute may be considered to express a compelling public policy of the State and a recent Superior Court case in the State, though it did not discuss or decide a choice of law question, emphasized the compelling public policy component in its analysis of the Usury Statute. (NV One, LLC v. Potomac Realty Capital, LLC, 2011 R.I. Super. LEXIS 162 (2011). Although in the absence of a definitive ruling by the Supreme Court of the State in a reported case, the result is not free from doubt and cannot be guaranteed or assured by us, we are of the opinion that, based upon the significant contacts with the State of New York which we have been instructed to assume exist, a court of competent jurisdiction in the State would likely hold, in a properly presented case, that New York law governs the Credit Agreement and the provisions of the Loan Documents that have been so designated by the parties, but the result is not free from doubt and cannot be assured by us.

5.       The Mortgage is in proper form for recording and creates a valid security interest in favor of the Collateral Agent in the personal property covered by the UCC (other than a security interest in the Excluded Opinion Collateral as hereinafter defined) as security for the payment and performance of the Obligations (as defined in the Mortgage).

6.       The Mortgage is in proper form and sufficient to constitute a valid and effective financing statement filed as a fixture filing with respect to the property described in the Mortgage which constitutes goods that are or are to become Fixtures (as defined in the Mortgage) related to the Premises (as defined in the Mortgage) in accordance with Section 6A-9502 of the UCC. The recording of the Mortgage with the Real Estate Filing Office is the only filing or recording necessary to perfect the security interest granted by Mortgagor pursuant to the Mortgage in the Fixtures. Upon due execution and delivery of the Mortgage, the mortgage lien and such security interest will be created and upon the recordation of the Mortgage in the Real Estate Filing Office, such security interest in the Fixtures will be perfected. The Mortgage will constitute a valid mortgage lien of record in favor of the Collateral Agent (acting for the benefit of the Secured Parties) securing the Obligations on all of the Mortgagor’s right, title and interest in the Mortgaged Property, including Fixtures, to the extent the same constitutes real property (the “Real Property”). No documents or instruments other than the recording of the Mortgage with the Real Estate Filing Office need to be recorded, registered or filed in any public office in the State in order to provide constructive notice of the Mortgage or to constitute a valid mortgage lien on the Real Property and a perfected security interest in the Fixtures or for the validity or enforceability of the Mortgage; provided that, the availability of certain remedies thereunder, including conveyance of title to the Real Property pursuant to the statutory power of sale contained in the Mortgage is subject to the compliance by the Collateral Agent (acting for the benefit of the Secured Parties) and/or any Secured Party who will acquire an ownership interest in the Mortgaged Property with: (A) the terms and conditions of the Regulatory Agreement, as clarified by the DBR/Division Letter Agreement, (B) the Gaming/Racing Laws, as clarified by the DBR/Division Letter Agreement, (C) the VLT Contract and (D) the Certificates of Incorporation, as amended, of each of the Mortgagor, Holdings and the Borrower, to permit the Collateral Agent (acting for the benefit of the Secured Parties) to enforce its remedies under the Mortgage for the benefit of the Secured Parties. (For the avoidance of doubt, the opinion expressed in opinion paragraph 2 hereof is subject in all respects to the immediately preceding proviso of this opinion paragraph 6.)

G-2-6

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

7.       Except for a nominal and statutory recording fee to be paid to the Real Estate Filing Office, no recording, filing, privilege or other tax must be paid by any of the Mortgagor, the Collateral Agent (acting for the benefit of the Secured Parties) in connection with the execution, delivery, and recordation of the Mortgage.

8.       Assuming that the law of the State were to apply to the Loans, despite the choice of law contained in the Loan Documents, R.I.G.L. Section 6-26-2 et seq. (General Laws of Rhode Island, 1956, Reenactment of 2001, as amended) (the "Usury Statute") provides that, with certain exceptions, every contract made in violation of the provisions of the Usury Statute and every mortgage, pledge, deposit or assignment made or given as security for the performance of such a contract is void (R.I.G.L. Section 6-26-4).

Subject to certain exceptions not relevant here, R.I.G.L. Section 6-26-2(a) (General Laws of Rhode Island 1956, Reenactment of 2001, as amended) provides that no person, partnership, association or corporation may:

"... directly or indirectly, reserve, charge, or take interest on a loan, whether before or after maturity, at a rate which shall exceed the greater of twenty-one percent (21%) per annum or the alternate rate specified in subsection (b) of this section of the unpaid principal balance of the net proceeds of the loan not compounded, nor taken in advance, nor added on to the amount of the loan." (emphasis added)

The "alternate rate" is defined as follows:

(b) The alternate rate means the rate per annum which is equal to nine percentage points (9%) plus an index which is the domestic prime rate as published in the Money Rates section of The Wall Street Journal on the last business day of each month preceding the later of the date of the debtor’s agreement or the date on which the interest rate is redetermined in accordance with the terms of the debtor’s agreement. If the Wall Street Journal ceases publication of the prime rate, the director of business regulation shall designate a substantially equivalent index. In the event an index is published as a range of rates, then the lowest rate shall be the index.

G-2-7

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

A number of provisions in the Credit Agreement (e.g., provisions relating to fees and expenses, prepayment penalties, default rates, late charges and provisions with respect to attorney's fees, etc.) could bear on the usury calculation. Because the determination involves several issues that cannot be resolved at this time, we can express no unqualified opinion as to whether or not the Loans are usurious under the law of the State. We can, however, advise you that as long as interest on the obligations that are evidenced or secured by the Loan Documents, together with any other payments deemed to be interest under the laws of the State, are not directly or indirectly reserved, charged or taken, whether before or after maturity, at a rate that is in excess of the greater of (i) 21% per annum or (ii) the alternate rate specified in R.I.G.L. Section 6-262(b) referred to above, the Credit Agreement and the other Loan Documents will not violate applicable laws of the State pertaining to usury.

9.       You have asked us whether the Administrative Agent, the Collateral Agent (acting for the benefit of the Secured Parties), the Lenders or any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto (collectively, the “Applicable Entities,” it being understood that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral), are required (i) to be qualified to transact business, file any designation for service of process, file any reports or pay any taxes in the State or any subdivision thereof or (ii) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State, in each case, solely by reason of the execution and delivery of any of the Loan Documents or by reason of the participation in any of the transactions under or contemplated by the Loan Documents including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. Section 7-1.2-1401(a) of the Rhode Island General Laws (“R.I.G.L.”) provides, inter alia, that:

“No foreign corporation has the right to transact business in this state until it has procured a certificate of authority to do so from the secretary of state.” R.I.G.L. Section 7-1.2-1401(b) provides, however, that a foreign corporation shall not be considered to be transacting business in the State by reason of carrying on in the State, any one or more of certain activities listed in said section, four of which are as follows:

(1)	Maintaining or defending any action or suit or any administrative or arbitration proceeding, or effecting the settlement of the suit or the settlement of claims or disputes [R.I.G.L. Section 7-1.2-1401(b)(1)];

(2)	Creating, as borrower or lender, or acquiring indebtedness or mortgages or other security interests in real or personal property [R.I.G.L. Section 7-1.2-1401(b)(7)];

(3)	Securing or collecting debts or enforcing any rights in property securing the debts [R.I.G.L. Section 7-1.2-1401(b)(8)]; and

G-2-8

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(4)	Conducting an isolated transaction completed within a period of thirty (30) days and not in the course of a number of repeated transactions of like nature [R.I.G.L. Section 7-1.2-1401(b)(10)].

Assuming that an Applicable Entity falls into one or more of the above exceptions, it is our opinion that such Applicable Entity will not be required to qualify to transact business under the business corporation act of the State solely as a result of the execution and delivery or acceptance of the Mortgage or the other Loan Documents or by reason of the Applicable Entity’s participation therein, including, without limitation, the making of the Loans, and the making and receipt of any payments pursuant thereto, so long as the Applicable Entity does not (i) seek to exercise judicial rights or remedies with respect to the Mortgage (other than to the extent permissible without qualification under the business corporation act of the State) or (ii) acquire or operate the Mortgaged Property as a result of the exercise of non-judicial rights or remedies with respect to the Mortgage. We wish to point out however, that if remedies conferred by the Mortgage are exercised to acquire or operate the Mortgaged Property, whether judicial or non-judicial in nature, in addition to any qualification or registration requirements referred to above, the Applicable Entities or any purchaser of the Mortgaged Property would, prior to such acquisition or operation of the Mortgaged Property, be required to fully comply with the Gaming/Racing Laws and be subject to the terms and provisions of the Regulatory Agreement, the VLT Contract, the DBR/Division Letter Agreement and the Certificates of Incorporation, as amended, of each of the Mortgagor, Holdings and the Borrower and any other requirements imposed by DBR and the Division.

As to consequences resulting from the failure of a foreign corporation to register to transact business in the State, if an entity that is required to register as a foreign corporation transacting business in the State fails to do so, the Superior Court of the State has jurisdiction to enjoin its activities in the State (R.I.G.L. Section 7-1.2-1418(d)). Other consequences are that the entity transacting business in the State without having registered to transact business in the State cannot maintain any action, suit or proceeding in any court in the State until it has registered (R.I.G.L. Section 7-1.2-1418(a)). A foreign corporation that has not registered appoints the Secretary of State of the State as its agent for service of process, notice, or demand with respect to claims for relief or causes of action (R.I.G.L. Section 7-1.2-1410(b)). R.I.G.L. Section 7-1.2-1418(b) provides however that "the failure of a foreign corporation to obtain a certificate of authority to transact business in this state does not impair the validity of any contract or act of the corporation . . . ". Accordingly, any Applicable Entity’s failure to obtain a certificate of authority to transact business in the State from the Secretary of State of the State would not, subject to compliance with the Gaming/Racing Laws, the Regulatory Agreement, the VLT Contract and the DBR/Division Letter Agreement, impair the validity or enforceability (as against the Mortgagor) of the Mortgage with respect to the exercise of non-judicial remedies. The exercise of judicial remedies would require that such party obtain a certificate of authority to transact business in the State (as well as comply with the Gaming/Racing Laws, the Regulatory Agreement, the VLT Contract and the DBR/Division Letter Agreement).

G-2-9

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

10.     The foreclosure of the Mortgage to be recorded in the Real Estate Filing Office in connection with the exercise of any other remedy under the Mortgage, will not in any manner restrict, affect or impair the liability of the Mortgagor with respect to the Obligations secured thereby or the Collateral Agent’s (acting for the benefit of the Secured Parties) rights or remedies to effectuate the foreclosure or enforcement of any other security interest or liens securing the Obligations, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of such Mortgage, the exercise of the power of sale contained in the Mortgage or as a result of any other remedy. We wish to point out however, that if remedies conferred by the Mortgage, whether judicial or non-judicial in nature, are exercised to acquire or operate the Mortgaged Property, in addition to any qualification or registration requirements referred to in opinion paragraph 9 above, the Applicable Entities or any purchaser of the Mortgaged Property would, prior to such acquisition or operation of the Mortgaged Property, be required to fully comply with the Gaming/Racing Laws and be subject to the terms and conditions of the Regulatory Agreement, the VLT Contract and the DBR/Division Letter Agreement.

11.     The Mortgage contains the terms and provisions necessary to enable the Collateral Agent, following a default under the Mortgage, to exercise the remedies which are customarily available to a mortgage lienholder in the State.

12.     The priority of the lien of the Mortgage in favor of the Collateral Agent (acting for the benefit of the Secured Parties) related to all advances or extensions of credit secured by the Mortgage and made on or before the date on which the Mortgage is recorded or filed in the Real Estate Filing Office will be determined by the date of such recording. The priority of the lien of the Mortgage related to each advance or extension of credit secured by the Mortgage and granted after the date on which the Mortgage is so recorded will be determined in accordance with the provisions of R.I.G.L. §34-25-10 relating to priority, as such priority determination may be affected by the Collateral Agent’s (acting for the benefit of the Secured Parties) receipt of written notice from subsequent lienholders or the lack thereof and the Lenders’ making obligatory advances or non-obligatory advances as such terms and provisions are described in R.I.G.L. §34-25-10 which states:

“(a)	The mortgage deed and the rights established therein, shall, to the extent of the loans secured thereby, and interest, taxes, insurance premiums and other obligations as secured thereby, have full priority over all mortgages, liens and encumbrances which have not been recorded prior to the recording of the mortgage deed except as otherwise hereinafter provided.

G-2-10

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(b)	If, after the recording of the mortgage deed, any writ of attachment attaching the real estate mortgaged under the mortgage deed or any execution against the real estate or any notice of lis pendens affecting the real estate or any subsequent mortgage or lien against such real estate be recorded in the records of the city or town, any optional or nonobligatory advances secured by the mortgage deed which are made by the mortgagee after receipt of written notice by the mortgagee at the address provided for such purpose in the mortgage deed, shall not have priority over the lien of the writ of attachment, execution, lis pendens or subsequent mortgage or lien, except that any obligatory advances which the mortgagee agreed to make by agreement entered into with mortgagor prior to receipt of written notice and any taxes, insurance premiums and obligations of the mortgagor as the mortgagee has agreed, or which the mortgagor has given the mortgagee the right, to pay in connection with the mortgage deed, shall continue to have priority over the writ of attachment, execution, lis pendens, or subsequent mortgage or lien. For the purposes of this chapter, an “obligator [sic] advance” is defined as any advance or [sic] principal which the mortgagee is obligated to make, absent the occurrence of an event of default under the mortgage or any corresponding loan agreement or notes, on or before a specified date or time or upon application therefor by the mortgagor or other obligor whose indebtedness is secured by the mortgage.”

13.     The priority of the lien of the Mortgage will not be affected by (a) any prepayment of a portion of the Loans, or (b) any increase in or reduction of the outstanding amount of the Loans from time to time, so long as the maximum principal amount of the indebtedness secured by the Mortgage does not exceed the maximum amount of principal indebtedness secured as set forth in the Mortgage.

14.     Based on the Mortgagor RI Registration Certificate, the Mortgagor is duly registered to transact business in the State as a foreign corporation under the laws of the State.

In our examination of the Credit Agreement and the Mortgage and the other Loan Documents, we have assumed the due authorization, execution and delivery of each of the Credit Agreement, the Mortgage and each of the other Loan Documents and other documents described in the Mortgage by all parties thereto.

In addition, we have assumed, without investigation, that:

(a)       The Mortgagor has or will have the power to transfer rights (to the extent necessary to grant a security interest) in the Mortgaged Property, including Fixtures existing on the date hereof and has, or will have, the power to transfer rights (to such extent) in property which becomes Mortgaged Property, including Fixtures after the date hereof.

(b)       All parties to the Loan Documents (and all other documents referenced therein), are duly organized, validly existing and in good standing under the laws of their respective states of organization, and the Mortgagor has all requisite power and authority to own and operate the Real Property, to carry on the business which it is now conducting, to enter into the Loan Documents (and all other documents referenced therein) and to carry out the respective terms thereof.

G-2-11

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(c)       All necessary action has been taken to authorize the execution, delivery and performance of the Loan Documents (and all other documents referenced therein) by all parties thereto, and the parties executing the Loan Documents (and all other documents referenced therein) on behalf of all parties thereto have each been duly authorized to execute and deliver all such documents.

(d)       The Loan Documents (and all other documents referenced therein) have been duly executed and delivered by all of the parties thereto and the Loan Documents (and all other documents referenced therein) which are governed by the laws of a jurisdiction other than the State are legal, binding and enforceable against the parties thereto in accordance with their terms (other than the Mortgage) under the laws of such governing jurisdiction.

(e)       All natural persons who are involved on behalf of the Loan Parties, the Lenders or other parties have sufficient legal capacity to enter into and perform their respective obligations under the Loan Documents or to carry out their role in them.

(f)       The performance by the parties of their respective obligations under the Loan Documents (and all other documents referenced therein) do not contravene or conflict with, except with respect to the matters set forth in opinion paragraph 3 hereof, (i) any law, rule or regulation of any jurisdiction other than the State or any subdivision thereof, (ii) any law of the State of particular application to such parties by virtue of the specific nature of their respective businesses or activities, including but not limited to the Gaming/Racing Laws or (iii) any judgment, order or decree of any court or regulatory body applicable to the parties or by which the parties may be bound, including the Regulatory Agreement, the VLT Contract, the DBR/Division Letter Agreement.

(g)       The Mortgagor holds the requisite title and rights to any property involved in the Loan Documents.

(h)       Each party to the Loan Documents, other than the Mortgagor with respect to the Mortgage, has satisfied those legal requirements (other than the laws of the State) that are applicable to it to the extent necessary to make the Loan Documents (and all other documents referenced therein) enforceable against it.

(i)       Subject to opinion paragraph 10 hereof, the Administrative Agent, the Collateral Agent and the other Secured Parties have complied with all legal requirements pertaining to their respective status as such status relates to their rights to enforce the Loan Documents (and all other documents referenced therein) against the Parties.

(j)       Each document submitted to us for review is accurate and complete; each such document that is an original is authentic; each such document that is a copy conforms to an authentic original; all exhibits, annexes and schedules have been properly affixed to the Mortgage and all blanks have been properly completed as agreed upon, and none of the foregoing contain anything that would in any way alter any of our opinions set forth above; all signatures on each such document are genuine; and, in the case of the Mortgage with respect to which we have only examined an unexecuted copy, such Mortgage has been duly executed, acknowledged and delivered by the appropriate party.

G-2-12

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(k)       There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

(l)       The conduct of the parties to the Loan Documents has complied with any requirement of good faith, fair dealing and conscionability.

(m)       The Administrative Agent, the Collateral Agent and the other Secured Parties and any agent or nominee acting for the Administrative Agent, the Collateral Agent and the other Secured Parties in connection with the Loan Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created by the Loan Documents.

(n)       There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Loan Documents.

(o)       The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the State has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

(p)       The Administrative Agent, the Collateral Agent and the other Secured Parties or any agent or nominee of the Administrative Agent, the Collateral Agent or the other Secured Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Loan Documents (or any of the other documents referenced therein).

(q)       Value has been given by the Administrative Agent, the Collateral Agent and the other Secured Parties to the Mortgagor and the Mortgagor has rights in the Collateral.

(r)       The Mortgage will be duly recorded or filed and properly indexed in the Real Estate Filing Office and all applicable fees will have been paid.

(s)       The portions of the collateral described in the Mortgage which consist of goods that are or are to become fixtures are and will be located on the land that is described in the Mortgage.

(t)       The Real Property intended to be covered by the Mortgage is located wholly within the Town of Lincoln in the State.

G-2-13

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

(v)	The metes and bounds legal description of the Land (as defined in the Mortgage) attached to the Mortgage, “closes” and includes an accurate reference to the street address and the Town Tax Assessor’s plat and lot number for the Land.

(w)	The Administrative Agent, the Collateral Agent and/or the other Secured Parties or any successors and assigns seeking to exercise remedies under the Mortgage, including, without limitation, the statutory power of sale, are the owner/holder of the Obligations secured by the Mortgage at the time of the exercise of such remedies.

(x)	The Regulatory Agreement and the DBR/Division Letter Agreement are each duly authorized, valid, and binding on the DBR and the Division, and enforceable.

Our opinions expressed above are subject to the following qualifications:

(1)       Our security interest opinions in opinion paragraphs 1, 5 and 6 above, as they relate to personal property under the UCC, are subject to the qualification that the security interest, and perfection and continuation of perfection of the security interest of the Collateral Agent in proceeds of Collateral, are limited to the extent set forth in Section 6A-9-315 of the UCC.

(2)       Our opinions expressed above are limited to the law of the State, and we do not express any opinion herein concerning any other law.

(3)       The security interest opinions in opinion paragraphs 1, 5 and 6 above, as they relate to personal property, are limited to Article 9 of the UCC only and as to the security interest opinions, as they relate to personal property, in opinion paragraphs 1, 5 and 6 of this opinion letter, do not address (i) the laws of jurisdictions other than the State or any laws of the State other than Article 9 of the UCC, or (ii) collateral of a type not subject to Article 9 of the UCC, or (iii) security interests in property created by virtue of an after-acquired clause in a security agreement which is not effective under 6A-9-204(b) of the UCC.

(4)       On February 18, 2014, the Rhode Island Supreme Court in a case of first impression held that usury savings clauses in commercial loan documents or loan contracts are unenforceable in Rhode Island on public policy grounds. NV One, LLC v: Potomac Realty Capital, LLC, Appeal No. 2012-262, 2014 R.I. LEXIS 17 (R.I. Feb. 18, 2014). To the extent that any of the Loan Documents contain a usury savings clause, such a clause is unenforceable under Rhode Island law, and to the extent that Rhode Island law is applied to any of the Loan Documents, such usury savings clause would not be enforceable.

G-2-14

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(5)       We express no opinion with respect to:

(i)       the effect of any provision of the Loan Documents which are intended to establish any standard other than a standard set forth in the UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to notice, the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities; or

(ii)       the priority of any mortgage or security interest, except for our opinion as to the operation of the State’s mortgage priority rules generally set forth in opinion paragraph 12; or

(iii)       whether the property and interests described in the Mortgage are the property and interests intended to be covered thereby; or

(iv)       the effectiveness of the Mortgage to create a security interest with respect to indebtedness other than the Obligations (as such term is defined in the Mortgage); or

(v)        the perfection of any security interest in motor vehicles; or

(vi)       the perfection of any security interest granted by any party other than the Mortgagor with respect to Fixtures; we wish to point out that with respect to that portion of the collateral described in the Mortgage consisting of personal property (other than Fixtures) and other than the Excluded Opinion Collateral (as hereinafter defined) and which are of a type in which a security interest may be perfected by filing a UCC financing statement, the proper place to file a UCC-1 financing statement is in the office specified by the laws of the State of Delaware, in which state the Mortgagor is “located” (as defined in R.I.G.L. Section 6A-9307(e) of the UCC); or

(vii)       the enforceability of any provision which purports to insulate the mortgagee/assignee from liability resulting from collecting rents from tenants of the Real Property by providing that prior to entry or taking possession, the mortgagee shall not be deemed a mortgagee-in-possession or incur any liability; or

(viii)       (A) the rights and remedies available to any Governmental Authority of the State upon the occurrence of any violation or contravention by any of the parties to the Loan Documents of the Gaming/Racing Laws, as clarified by the DBR/Division Letter Agreement, and/or the Regulatory Agreement, as clarified by the DBR/Division Letter Agreement, and/or the VLT Contract or (B) Administrative Agent’s, Collateral Agent’s, Secured Parties’ or any successors’ or assigns’ compliance status with respect to the Gaming/Racing Laws, as clarified by the DBR/Division Letter Agreement, and/or the Regulatory Agreement, as clarified by the DBR/Division Letter Agreement, and/or the VLT Contract, to permit Administrative Agent’s, Collateral Agent’s or Secured Parties’ exercise of remedies to effect a change of ownership of the Mortgaged Property or to lawfully perform or cause to be performed the business operations of the Mortgagor.

G-2-15

Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

(6)       This opinion deals only with the specific legal issues explicitly addressed herein and no opinion is implied or may be inferred beyond the opinions expressly stated. In particular, no opinions are given with respect to other laws (e.g., the Fair Labor Standards Act or land use laws and regulations and subdivision regulations) which may affect the remedies available to the Administrative Agent, the Collateral Agent and the other Secured Parties in the event of a default. Without limiting the generality of the foregoing sentence, no opinion is expressed herein with respect to compliance with any laws, regulations, or rules relating to zoning; building occupancy; land use; the environment; energy; criminal conduct or crimes; intellectual property (such as patents, copyrights, trademarks, or servicemarks); tax; securities; safety; labor; workers’ compensation; hazardous waste; franchising; or fiduciary duties of shareholders, members, directors, managers, officers, or other equivalent person.

(7)       The opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally. This exception includes the Federal Bankruptcy Code; all other Federal and the State bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally (and not just creditors of specific types of debtors); the State and Federal fraudulent transfer and conveyance laws; and judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.

(8)       The opinions expressed above are subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

(a)       governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)       affording equitable defenses (for example, waiver, laches and estoppel) against a party seeking enforcement;

(c)       requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)       requiring reasonableness in the performance and enforcement of a contract by the party seeking its enforcement;

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Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(e)       requiring consideration of the materiality of (i) the breach by the Parties and (ii) the consequences of such breach;

(f)       requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g)       affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

(9)       The opinions expressed above are subject to the effect of the application of generally applicable rules of law that:

(a)       limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

(b)       provide that forum selection clauses in contracts are not necessarily binding on the courts;

(c)       limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)       limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(e)       relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(f)       limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for that party’s own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

(g)       may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(h)       govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

(i)       may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; or

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Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

(j)       further limit or render unenforceable certain of the remedial provisions of the Mortgage, but in our opinion such laws and interpretations do not, subject to the other qualifications contained in this opinion, make the remedies generally afforded by the Mortgage inadequate for the practical realization of the principal benefits purported to be provided by such remedies (except for: (A) the economic consequence of procedural or other delay and (B) the ineffectiveness of certain remedies contained in the Mortgage due to compliance requirements of the Administrative Agent, the Collateral Agent and/or the other Secured Parties with respect to Gaming/Racing Laws, the Regulatory Agreement and the DBR/Division Letter Agreement).

(10)       No opinions are expressed as to the enforceability of self-help remedies provided for in the Mortgage (other than the right to take possession of collateral under Section 6A-9-609 of the UCC), if any, or as to the enforceability of any provisions in the Mortgage that:

(a)       restrict access to courts or to legal or equitable remedies;

(b)       provide evidentiary standards for suits or proceedings to enforce the Mortgage;

(c)       waive procedural, judicial or substantive rights such as rights to notice, right to a jury trial, statutes of limitations, and marshalling of assets;

(d)       grant powers of attorney or authority to execute documents or to act by power of attorney on behalf of the Administrative Agent and/ or the Lenders;

(e)       provide that remedies are cumulative;

(f)       provide that decisions by a party are conclusive; or

(g)       grant or limit the rights of third parties.

(11)       The opinion expressed in opinion paragraph 6 above with respect to the perfection of the security interest in the collateral consisting of Fixtures described in the Mortgage is subject to the following additional qualifications (all statutory references, e.g., 6A-9-515, refer to provisions contained in the UCC):

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Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

(a)       the effectiveness of financing statements generally lapses five years from the date of filing unless a continuation statement is filed within six months prior to such termination in accordance with Section 6A-9-515, however, we wish to point out that under Section 6A-9-515(g), a record of a mortgage that is effective as a financing statement filed as a fixture filing under Section 6A-9-502(c) remains effective as a financing statement filed as a fixture filing until the mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the real property;

(b)       Section 6A-9-507(c) provides that if the debtor so changes its name that a filed financing statement becomes seriously misleading under Section 6A-9-506, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after such change unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed before the expiration of that period;

(c)       if the difference between the name of an original debtor and a new debtor that acquires an interest in the collateral of the original debtor causes a filed financing statement naming the original debtor to become seriously misleading under Section 6A-9-506, (A) Section 6A-9-508(b) provides that (i) the filing is effective to perfect a security interest in collateral acquired by the new debtor before and within the four months after the new debtor acquires such an interest, and (ii) the filing is not effective to perfect a security interest in collateral acquired more than four months after the new debtor acquires such an interest unless an initial financing statement providing the name of the new debtor is filed before the expiration of that time and (B) Section 507(c)(2) provides that the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after such change unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed within four months after the change;

(d)       if collateral is transferred to a person that thereby becomes a debtor and such person is located in another jurisdiction as a result of a change in corporate structure of a debtor, Section 6A-9-316 requires that a new financing statement be filed in such new jurisdiction within one year after such transfer of collateral to continue perfection of the security interest;

(e)       if collateral is acquired by the debtor subject to a security interest created by another person that was perfected at the time of such transfer, under Section 6A-9-325 the security interest in such collateral granted by the debtor may be subordinate to the security interest in such collateral granted by such other person;

(f)       if the location of a debtor changes to a jurisdiction in which a financing statement has not been filed, Section 6A-9-316 requires that a new financing statement be filed in such new jurisdiction within four months after such change to continue perfection of the security interest;

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Deutsche Bank AG New York Branch,

as Administrative Agent and Collateral Agent

July 10, 2014

(g)       under certain circumstances described in Section 6A-9-315, perfection of, and the rights of a secured party to enforce a security interest in, proceeds of collateral may be limited;

(h)       under certain circumstances, including those described in Sections 6A-9-320 (Buyer of goods), 6A-9-323 (Future advances), 6A-9-330 (Priority of purchaser of chattel paper or instrument), and 6A-9-331 (Priority of rights of purchasers of instruments, documents, and securities under other chapters; priority of interests in financial assets and security entitlements under chapter 8), purchasers of collateral may take such collateral free of a perfected security interest;

(i)       Section 552 of the United States Bankruptcy Code (11 U.S.C. §552) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien resulting from any security agreement entered into by the debtor before the commencement of the case; and

(j)       None of the personal property collateral consists, or will consist, of any of the following (the “Excluded Opinion Collateral”): letter of credit rights, farm products, timber to be cut or as-extracted collateral (consisting of oil, gas, minerals, or accounts resulting from the sale thereof), any property represented by a certificate of title, any property subject to a federal law, regulation or treaty that preempts the filing requirements of the UCC (including without limitation, copyrights, trademarks, service marks, and patents), commercial tort claims, deposit accounts, money; any property consisting of a debtor’s rights under or subject to any rule of law, statute or regulation, or contract, permit, license, franchise or other agreement (i) where applicable law prohibits the assignment or transfer of, or creation, attachment or perfection of a security interest in any such rights, or (ii) containing any term, that prohibits, restricts, or requires the consent of any person to the assignment or transfer of, or creation, attachment, or perfection of, a security interest in any such rights, and such prohibition or restriction has not been waived by, or such consent obtained from such person.

With respect to references herein to "our actual knowledge" or words of similar import, such references mean the actual knowledge which those attorneys employed by Hinckley, Allen & Snyder LLP who have participated directly in the specific transaction to which this opinion relates have obtained from their review of the Loan Documents and their other actual knowledge of such matters.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of you who may rely on this opinion letter at any future time should seek advice of your counsel as to the proper application of this opinion letter at such time.

G-2-20

Deutsche Bank AG New York Branch, as

Administrative Agent and Collateral Agent

July 10, 2014

We are qualified to practice law in the State, and do not express any opinion herein concerning the law of any jurisdiction other than the State. The foregoing opinions may be relied upon only by the Administrative Agent, the Collateral Agent and the Lenders party to the Credit Agreement from time to time and their successors and/or assigns, participants and in connection with a securitization, rating agencies, and by no other person or entity.

Very truly yours,

G-2-21

EXHIBIT A

Mortgagor RI Registration Certificate

G-2-22

EXHIBIT B

Mortgagor’s Opinion Certificates

(see attached)

G-2-23

EXHIBIT B-1

OPINION CERTIFICATE

I, Craig Eaton, do hereby certify to HINCKLEY, ALLEN & SNYDER LLP that I am the Senior Vice President and General Counsel of TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), and do further certify the following in connection with the Credit Agreement (the “Credit Agreement”) dated as of the date hereof by and among the Borrower, TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the several Lenders from time to time party thereto, DEUTSCHE BANK SECURITIES INC. (“DBS”), as Joint Lead Bookrunner and Joint Lead Arranger, CREDIT SUISSE SECURITIES (USA) LLC (“CSS”), as Joint Lead Bookrunner and Joint Lead Arranger, JEFFERIES FINANCE LLC (“Jefferies”), as Joint Lead Bookrunner and Joint Lead Arranger, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent (the “Administrative Agent”), DBS, as Syndication Agent and CSS, as Documentation Agent, and the other Loan Documents, as such term is defined in the Credit Agreement and referenced in the legal opinion to which this Opinion Certificate is attached (collectively, together with the Credit Agreement, the “Loan Documents”):

1.	The representations and warranties of the Borrower contained in the Loan Documents to which the Borrower is a party are true and correct on and as of this date as well as on and as of the date such representations and warranties are given in the applicable Loan Document.

2.	Hinckley, Allen & Snyder LLP shall be entitled, without limitation, to rely on this certificate in rendering its opinion to the Administrative Agent, Collateral Agent and the Lenders in connection with the Loan Documents.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this certificate to be delivered as of the 10th day of July, 2014.

TWIN RIVER MANAGEMENT GROUP, INC.

By:
	Name:	Craig Eaton
	Title:	Senior Vice President and General
Counsel

G-2-24

EXHIBIT B-2

OPINION CERTIFICATE

I, Craig Eaton, do hereby certify to HINCKLEY, ALLEN & SNYDER LLP that I am the Senior Vice President and General Counsel of TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), and do further certify the following in connection with the Credit Agreement (the “Credit Agreement”) dated as of the date hereof by and among Holdings, TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), the several Lenders from time to time party thereto, DEUTSCHE BANK SECURITIES INC. (“DBS”), as Joint Lead Bookrunner and Joint Lead Arranger, CREDIT SUISSE SECURITIES (USA) LLC (“CSS”), as Joint Lead Bookrunner and Joint Lead Arranger, JEFFERIES FINANCE LLC (“Jefferies”), as Joint Lead Bookrunner and Joint Lead Arranger, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent (the “Administrative Agent”), DBS, as Syndication Agent and CSS, as Documentation Agent, and the other Loan Documents, as such term is defined in the Credit Agreement and referenced in the legal opinion to which this Opinion Certificate is attached (collectively, together with the Credit Agreement, the “Loan Documents”):

3.	The representations and warranties of Holdings contained in the Loan Documents to which Holdings is a party are true and correct on and as of this date as well as on and as of the date such representations and warranties are given in the applicable Loan Document.

4.	Hinckley, Allen & Snyder LLP shall be entitled, without limitation, to rely on this certificate in rendering its opinion to the Administrative Agent, Collateral Agent and the Lenders in connection with the Loan Documents.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this certificate to be delivered as of the 10th day of July, 2014.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:
Name:	Craig Eaton
Title:	Senior Vice President and
General Counsel

G-2-25

EXHIBIT B-3

OPINION CERTIFICATE

I, Craig Eaton, do hereby certify to HINCKLEY, ALLEN & SNYDER LLP that I am the Senior Vice President and General Counsel of UTGR, INC., a Delaware corporation (the “Mortgagor”), and do further certify the following in connection with the Credit Agreement (the “Credit Agreement”) dated as of the date hereof by and among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the several Lenders from time to time party thereto, DEUTSCHE BANK SECURITIES INC. (“DBS”), as Joint Lead Bookrunner and Joint Lead Arranger, CREDIT SUISSE SECURITIES (USA) LLC (“CSS”), as Joint Lead Bookrunner and Joint Lead Arranger, JEFFERIES FINANCE LLC (“Jefferies”), as Joint Lead Bookrunner and Joint Lead Arranger, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent (the “Administrative Agent”), DBS, as Syndication Agent and CSS, as Documentation Agent, and the other Loan Documents, as such term is defined in the Credit Agreement and referenced in the legal opinion to which this Opinion Certificate is attached (collectively, together with the Credit Agreement, the “Loan Documents”):

5.	The representations and warranties of the Mortgagor contained in the Loan Documents to which the Mortgagor is a party are true and correct on and as of this date as well as on and as of the date such representations and warranties are given in the applicable Loan Document.

6.	Hinckley, Allen & Snyder LLP shall be entitled, without limitation, to rely on this certificate in rendering its opinion to the Administrative Agent, Collateral Agent and the Lenders in connection with the Loan Documents.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this certificate to be delivered as of the 10th day of July, 2014.

UTGR, INC.

By:
Name:	Craig Eaton
Title:	Senior Vice President and
General Counsel

G-2-26

Exhibit G-3
to the Credit Agreement

FORM OF OPINION OF BALCH & BINGHAM LLP

June __, 2014

Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent for the Lenders listed on Schedule A

Re:	Credit Agreement, dated as of __________ ___, 2014 (the “Credit Agreement”), by and among Twin River Management Group, Inc., as Borrower (“Borrower”), Twin River Worldwide Holdings, Inc., as Holdings (“Holdings”), the Lenders party thereto from time to time (collectively, the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent, (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”) and as an Issuing Bank.

Ladies and Gentlemen:

We have acted as Mississippi (the “State”) counsel for Premier Entertainment Biloxi LLC, a Delaware limited liability company (“Premier”), Jamland, LLC, a Delaware limited liability company (“Jamland”), and Premier Finance Biloxi Corp., a Delaware corporation (“Premier Finance”), in connection with the Loans. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In rendering the opinions expressed below, we have examined the original, or copies certified or otherwise authenticated to our satisfaction, of the documents set forth below and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions. Except as otherwise noted, all of the following documents are dated as of the date hereof.

1.	the Credit Agreement;

2.	the Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of __________ ___, 2014, by and among Jamland, as Grantor, Fidelity National Insurance Company, as Trustee, and the Collateral Agent, as Beneficiary (the “Jamland Mortgage”);

3.	the Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of __________ ___, 2014, by and among Premier, as Grantor, Fidelity National Insurance Company, as Trustee, and the Collateral Agent, as Beneficiary (the “Premier Mortgage” and, collectively with the Jamland Mortgage, the “Mortgages”);

G-3-1

4.	the Guarantee and Collateral Agreement, dated as of the date hereof, made by Borrower, Holdings, UTGR, Inc., a Delaware corporation (“UTGR”), Premier, Jamland, and Premier Finance, in favor of Collateral Agent;

5.	certificate of authority to conduct business in the State of Mississippi issued to Premier by the Office of the Mississippi Secretary of State on ________, 2014;

6.	certificate of authority to conduct business in the State of Mississippi issued to Jamland by the Office of the Mississippi Secretary of State on ________, 2014; and

7.	certificate of authority to conduct business in the State of Mississippi issued to Premier Finance by the Office of the Mississippi Secretary of State on ________, 2014.

The documents listed as items 1 through 4 above are sometimes collectively referred to herein as the “Documents”.

Premier, Jamland and Premier Finance are herein sometimes collectively referred to as the “Mississippi Loan Parties”. For purposes of this letter, the term “Mississippi Gaming Laws” means and refers only to the Mississippi Gaming Control Act, codified at Miss. Code Ann. §§7576-1, et seq., and the regulations of the Mississippi Gaming Commission promulgated thereunder.

ASSUMPTIONS

For purposes of this opinion, we have, with your permission, assumed without independent investigation that:

(i)       We have assumed, without investigation, (a) the genuineness of all documents, instruments and certificates and the signatures thereon not signed in our presence; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft; (c) the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies; (d) that the representations and warranties of all parties contained in the Documents and all certificates of governmental officials and officers and other representatives of the Mississippi Loan Parties are true and correct as to factual matters on the date hereof; (e) the due authorization, execution and delivery of the Documents by all parties thereto and beneficiaries thereof; (f) to the extent the Documents designate the law of a state or jurisdiction other than the State as the governing law, the Documents constitute the valid, legal and binding obligation of the parties thereto enforceable against each such party in accordance with the terms thereof under the laws of such state or jurisdiction; and (g) that the Documents have been physically delivered to an authorized representative of the Administrative Agent and have been executed and delivered by the Mississippi Loan Parties in a manner that complies with the laws of the State of New York and of any other jurisdiction applicable thereto (other than the State). Except as we have expressly opined herein in opinion paragraph 21, we have assumed that (x) other than the Mississippi Loan Parties with respect to qualification in the State, each of the parties to the Documents is duly and validly organized, existing and (if required) qualified to do business and in good standing under the laws of the jurisdiction of their organization and in all other jurisdictions where they are doing business; and (y) that, with respect to the Documents and all other documents examined by us in connection with this opinion, all parties thereto have all requisite power and authority to perform their obligations and agreements thereunder, enforce their rights and privileges therein and to consummate the transactions contemplated thereby.

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(ii)        We have assumed the choice of law in the Mortgages is not for the purpose of evading the usury or similar laws of any jurisdiction.

(iii)       We have assumed that Jamland, Premier, and any other debtors now have, or, with respect to any after-acquired assets, properties, rights and interests, will have, rights in the collateral and other assets, properties, rights and interests subject to, or purportedly subject to, any mortgage, security interest, assignment, lien, pledge or similar interest under the Mortgages (including all rights in such assets, properties, rights and interests purported to be held thereby), and all such collateral and other property exist and are correctly and adequately described in the Mortgages. We have assumed further that all real property, fixtures and tangible personal property constituting collateral under the Mortgages are and will be located at all times entirely in Second Judicial District of Harrison County, Mississippi, as indicated in the Mortgages and that all fixtures constituting collateral are located on the land described in the Mortgages.

(iv)       We have assumed that the names and addresses for Jamland, Premier, and any other debtors appearing in the Mortgages constitute correct and complete names and mailing addresses, respectively, for Jamland, Premier, and any other debtors, and the address for the Collateral Agent appearing in the Mortgages constitutes a correct and complete address of the Collateral Agent from which information concerning the security interests evidenced thereunder may be obtained.

(v)        We have assumed that the Administrative Agent and each of the Lenders have given value under and in connection with the grant of the security interests in the Mortgaged Properties.

(vi)       We have assumed that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of any of the Documents with respect to the transactions contemplated thereby.

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(vii)      We have assumed that all documents and agreements incorporated in the Documents by reference are valid, legal and binding obligations of the parties thereto enforceable in accordance with their terms.

(viii)     We have assumed that the Collateral Agent has not acted in a manner inconsistent with any security interest granted under the Documents and has not released, modified or terminated any such security interest, and there exists no agreement postponing the time of attachment of any such security interest.

(ix)       We have assumed that the proceeds of the Loans have been and will be used for business or commercial purposes and not for personal, family, household or agricultural purposes.

(x)        We have assumed that the execution, delivery and performance of the Documents by the parties thereto do not contravene, or constitute a default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument which is binding upon any of such parties, or the organizational documents of any party.

(xi)       We have assumed that Jamland and Premier have the right to convey the interests in the personal property that each purports to convey.

(xii)       We have assumed that the execution, delivery and performance of the Documents and the consummation of the transactions contemplated by the Documents (a) do not require any consent, authorization, approval or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any rules or regulations promulgated in connection therewith; (b) do not violate or result in a violation of Regulations G, K, T, V, or X of the Board of Governors of the Federal Reserve System; and (c) are not prohibited by and do not require any consent, authorization, approval or filing pursuant to the Investment Company Act of 1940, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations promulgated in connection with any of the foregoing.

(xiii)     We have assumed that the Mississippi Loan Parties and the shareholders and members of each (a) are not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order number 13224, 66 Federal Register 49079 (September 25, 2001) (the “Order”); (b) are not listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of the OFAC or any other applicable requirements contained in any enabling legislation or other executive orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively in this Section called the “Orders”); (c) are not engaged in activities prohibited in the Orders; or (d) have not been convicted, pleaded nolo contendre, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

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OPINIONS

Based upon the foregoing, we are of the opinion that:

1.       The Jamland Mortgage constitutes the legal, valid and binding obligations of Jamland, enforceable against Jamland in accordance with its terms. In addition to the other qualifications, limitations and exceptions set forth elsewhere herein, this opinion paragraph 1 is subject to the further qualification that while certain remedies, waivers and other provisions contained in the Jamland Mortgage may not be enforceable, such unenforceability will not render the Jamland Mortgage invalid as a whole or preclude the foreclosure or, if you elect to pursue, the non-judicial foreclosure (i.e. pursuant to the power of sale as specified in the Jamland Mortgage), in accordance with the procedures prescribed by applicable law and subject to any requirements under the terms of the Jamland Mortgage, of Jamland’s right, title and interest in and to the Mortgaged Property constituting real property.

2.       The Premier Mortgage constitutes the legal, valid and binding obligations of Premier, enforceable against Premier in accordance with its terms. In addition to the other qualifications, limitations and exceptions set forth elsewhere herein, this opinion paragraph 2 is subject to the further qualification that while certain remedies, waivers and other provisions contained in the Premier Mortgage may not be enforceable, such unenforceability will not render the Premier Mortgage invalid as a whole or preclude the foreclosure or, if you elect to pursue, the non-judicial foreclosure (i.e. pursuant to the power of sale as specified in the Premier Mortgage), in accordance with the procedures prescribed by applicable law and subject to any requirements under the terms of the Premier Mortgage, of Premier’s right, title and interest in and to the Mortgaged Property constituting real property.

3.       If properly presented with the issue, a State or Federal court in the State applying Mississippi choice of law rules should enforce the choice of law provisions contained in the Documents except (i) to the extent the application of such law would contravene the public policy of the State, provided, subject to all assumptions, qualifications and exceptions set forth in this opinion, we know of no such public policy of the State which would be so contravened, and (ii) we express no opinion with respect to which jurisdiction's laws would govern (a) procedural matters, (b) the maximum amount of interest which may be charged or collected under the Mortgages, (c) to the extent that Section 9-301 of the Uniform Commercial Code as in effect in the State (the “Mississippi UCC”) or similar provision of another state’s law is applicable, the perfection (and the effect of non-perfection) or priority of any mortgages, liens, pledges, assignments and security interests in property to which the Mississippi UCC or similar provision of another state’s law applies or interests in property to which the Mississippi UCC or similar provision of another state’s law applies, (d) any appointment of a receiver or the exercise of procedural remedies12, or (e) matters relating to the organization and operation of corporations, trusts, limited liability companies, partnerships or similar entities. In this regard, the amounts to be received by Secured Parties as interest under the Credit Agreement and the other Documents constitute lawful interest under the laws of the State and are neither usurious nor illegal.

12 MISSISSIPPI APPLIES ITS OWN LAW TO PROCEDURAL REMEDIES. GENERALLY, THIS IS LIMITED TO “STATUTES OF LIMITATIONS, AWARDS OF ATTORNEY'S FEES

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4.       Each Mortgage to be recorded in the land records in the Office of the Chancery Clerk of Harrison County, Mississippi, Second Judicial District (the “Clerk’s Office”) creates a valid security interest in favor of the Collateral Agent in the Mortgaged Property (as defined in such Mortgage) to the extent the Mississippi UCC is applicable thereto (the “UCC Collateral”), as security for the payment or performance of the Obligations (as defined in such Mortgage).

5.       The Mortgages to be recorded in the Clerk’s Office are in forms satisfactory for recording the same as mortgages and fixture filings. The recording of the Mortgages in the Clerk’s Office is the only recording or filing necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by Jamland and Premier pursuant to the applicable Mortgage in the real property and fixtures covered thereby. Upon the execution and delivery of such Mortgages, such liens and security interests shall be created and upon the recording and filing of the Mortgages as aforesaid, such liens and security interests shall be perfected. No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the applicable Mortgage or to perfect such liens and security interests or for the validity or enforceability of the Mortgages or to permit Secured Parties to enforce their rights thereunder in the courts of the State, except as may be required pursuant to (i) Section 25 of the Public Trust Tidelands Lease dated October 27, 2003, as amended, by and between the State, as lessor, and Premier, as lessee, as referenced in the Premier Mortgage, requiring that Collateral Agent promptly provide certain notice of the Premier Mortgage to the State, and (ii) Exhibit I of the Lease and Air Rights Agreement dated November 18, 2003, by and between the City of Biloxi, Mississippi, as lessor, and Premier, as lessee, as referenced in the Premier Mortgage, requiring that Collateral Agent provide certain notice of the Premier Mortgage to the City of Biloxi, Mississippi, in order to receive the additional leasehold mortgagee rights set forth therein.

6.       No recording, filing, privilege or other tax must be paid to the State in connection with the execution, delivery, recordation or enforcement of the Mortgages, except for nominal filing or recording fees of Clerk’s Office.

7.       The Loans, as made, will not violate any applicable usury laws of the State, or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loans.

8.       It is not necessary for the Administrative Agent, the Collateral Agent or the other Secured Parties to qualify to do business in the State solely to make the Loans, issue the letters of credit and enter into the Specified Hedge Agreements contemplated by the Loan

AND AWARDS OF PREJUDGMENT INTEREST,” BUT BROADLY APPLIES TO ANY REMEDY THAT IS PROCEDURAL IN NATURE. ZURICH AM. INS. CO. V. GOODWIN, 920 SO. 2D 427 (MISS. 2006).

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Documents and enforce the provisions of the Documents. The making of the Loans and enforcement of the provisions of the Documents will not result in the imposition upon the Administrative Agent, the Collateral Agent or the other Secured Parties of any taxes of the State, or any subdivision thereof in which the applicable Mortgaged Properties are located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes that the Administrative Agent, the Collateral Agent or the other Secured Parties, if and when it becomes the actual and record owner of such Mortgaged Properties, by reason of power of sale or foreclosure under the Mortgages or by deed in lieu of foreclosure, would be required to pay. The Administrative Agent, the Collateral Agent and the other Secured Parties are not in violation of any banking law of the State solely on the basis of carrying out the transactions contemplated by the Documents.

There is exemption from income taxation for certain foreign lenders pursuant to Section 27-7-23(d) of the Mississippi Code of 1972, as amended, for interest income received or accrued on loans secured by real property located in the State. To the extent that the Mortgaged Properties include personal property, the exemption technically may not apply under a strict interpretation. We limit our opinion on exemption to the specific exemption provided by the above referenced statute.

We further advise you of the following: In at least one instance in the past, the Mississippi Department of Revenue (the “Department of Revenue”) applied a broad interpretation to the Finance Company Privilege Tax Law as codified in Sections 27-21-1 through 27-21-19 of the Mississippi Code of 1972. The aforesaid law levies a statewide privilege tax on any lender other than a national or state bank lending money secured by a lien on any tangible personal property and certain specifically listed items located in the State. The tax is one-fourth of one percentage of the total indebtedness secured by tangible property located in the State and is payable annually. If any lender fails to pay the tax, access to the courts of the State is denied. The Department of Revenue has taken the position that the tax is due without regard to traditional “doing business” issues and the making of any loan secured by personal property located in the State is sufficient nexus for imposition of the tax and control of access to the courts.

9.       The foreclosure of the Mortgages to be recorded in the State, exercise of the Collateral Agent’s power of sale, or exercise of any other remedy provided in the Mortgages will not in any manner restrict, affect or impair the liability of Jamland or Premier with respect to the indebtedness secured by the applicable Mortgage or the rights and remedies of the Collateral Agent with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of such Mortgages, exercise of such power of sale or as a result of the exercise of any other remedy; provided, however, that any foreclosure sale or other remedy is executed in a commercially reasonable manner, that Borrower, Jamland and Premier are given fair credit by the Collateral Agent for a commercially reasonable value of the Mortgaged Properties, and that any claim of deficiency arising from the disposition of UCC Collateral would be subject to the provisions of Sections 75-9-601 through 75-9-628 of the Mississippi UCC.

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10.       Based on our experience, each Mortgage contains the terms and provisions necessary to enable the Collateral Agent, following a default under such Mortgage, to exercise the remedies that are customarily available to a lienholder under the laws of the State; provided, however, that the notices of the Premier Mortgage to lessors required as set forth in opinion paragraph 5 hereinabove are given.

11.       The Mississippi Loan Parties are qualified to transact business in the State.

12.       The execution, delivery and performance by each Mississippi Loan Party of the Documents to which each is a party do not violate any requirement of any laws, statutes, rules and regulations of the State applicable to such party (including any Mississippi Gaming Laws).

13.       No authorization, approval or consent by, and no notice to or filing with, any Mississippi governmental authority is required for (i) the execution and delivery by each of the Mississippi Loan Parties of the Documents to which it is a party, (ii) the payment or performance of any Mississippi Loan Party’s obligations under the Documents, or (iii) the creation by each of the Mississippi Loan Parties of the security interests purported to be created by the Documents, except for (x) filings which are necessary to perfect the liens and security interests granted under the Documents, (y) certain approvals of the Mississippi Gaming Commission already obtained subject to the terms and conditions of those approvals and (z) the consent of the Mississippi Secretary of State and the City of Biloxi, Mississippi, to the assignment of, and encumbrance on, the leasehold interests included in the Mortgaged Properties already obtained subject to the terms and conditions of those consents.

14.       The approvals described in the preceding opinion paragraph 13 required from the Mississippi Gaming Commission under the Mississippi Gaming Laws have been obtained subject to routine post-closing filings, such as filing copies of the executed Documents with the Mississippi Gaming Commission. The terms and conditions of those approvals are set forth in the letter from the Executive Director of the Mississippi Gaming Commission dated May 15, 2014, a copy of which is attached to this letter as Exhibit A.

Further, we note that additional filings with, or approvals of, the Mississippi Gaming Commission may be required if contingent events contemplated in the Documents in fact occur in the future, such as if any of the Mississippi Loan Parties seeks to incur additional indebtedness under the Documents, or if the Documents are hereafter amended or revised in any manner.

15.       Premier possesses a gaming license for its gaming facility issued by the Mississippi Gaming Commission, and such license, subject to the terms and conditions thereof, is in full force and effect.

16.       To our knowledge, there are no proceedings brought by the Mississippi Gaming Commission currently pending, or overtly threatened in writing, that seek to (i) suspend, modify or revoke the gaming license of Premier or (ii) otherwise discipline Premier, or any of its members or officers.

17.       Premier has all authorizations, approvals, and consents required under the Mississippi Gaming Control Act to (i) own or lease (as applicable) its assets or properties and (ii) conduct its gaming business, subject to the terms and conditions of its gaming license.

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18.       To our knowledge, Premier is the only direct or indirect subsidiary of Borrower that conducts licensed gaming activities in the State.

19.       Ownership (i) by Borrower of the equity of Premier, and (ii) by Premier of the equity of Jamland and Premier Finance does not violate the Mississippi Gaming Control Act.

20.       Assuming the consistent application by the Mississippi Gaming Commission of its current policy and practice, neither the Administrative Agent, the Collateral Agent nor any other Secured Party (as defined in the Guarantee and Collateral Agreement) is required to be qualified or found suitable under the Mississippi Gaming Laws in connection with the execution and delivery by Borrower and the Mississippi Loan Parties of the Documents to which they are a party and the performance by Borrower and the Mississippi Loan Parties of their obligations thereunder.

21.       Neither any Agent (for purposes of this opinion paragraph 21, as defined in the Credit Agreement) nor any Lender is required to qualify to do business as a foreign corporation in the State solely by reason of the execution and delivery of the Documents, the extensions of credit under the Credit Agreement and the acquisition and retention of the Liens (as defined in the Credit Agreement) created and perfected under the Documents.

EXCEPTIONS

Our opinions expressed above are subject to the following qualifications, limitations and assumptions in addition to those set forth elsewhere herein:

(i)       We express no opinion regarding any provision of the Mortgages which purport (a) to permit any party to sell or otherwise dispose of any collateral subject thereto, or enforce any other remedy thereunder, except in compliance with applicable law, or (b) to vary or change by agreement any provision of applicable law which may not, by the terms of applicable law, be varied or changed by agreement.

(ii)       We express no opinion with respect to the title or other rights of the Mississippi Loan Parties or any other person to any collateral or property covered by the Mortgages. Except as set forth in opinion paragraphs 4 and 5 above, we express no opinion regarding the creation or perfection (or the effect of non-perfection) of any security interest, mortgage, lien, assignment or pledge. Without limiting the foregoing, we express no opinion regarding any security interests arising or deemed to arise under any subordination or similar agreements or the consequences of failing to perfect any such security interests. We express no opinion regarding the priority of any security interest, mortgage, lien, assignment or pledge or regarding continuation of perfection or any manner in which a security interest, deed of trust, lien, assignment or pledge or the perfection thereof may be lost, terminated or otherwise affected or the exercise of any rights or remedies which require the approval of or notification to any governmental authority. No opinion is expressed herein regarding any matter relating or pertaining to any security interest or the perfection of any security interest, any conflicting security interest (or the proper place to search for the same), assignment, mortgage, license, lien and/or pledge of, in or with respect to:

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(a)       any accounts or receivables that are or will be due from the United States, from any state of the United States, from any agency or department of the United States or of any state or from any other government or agency or department thereof;

(b)       except with respect to real estate and interests therein, any property or interests in property excluded from Article 9 of the Mississippi UCC under the provisions thereof or otherwise not governed by said Article 9 of the Mississippi UCC or with respect to which creation or enforcement is governed by the laws (including the conflict of laws rules) of any state or jurisdiction other than the State (including, without limitation, the United States and/or any foreign country) or the perfection and effect of perfection or non-perfection is governed by the laws (including the conflict of laws rules) of any state or jurisdiction other than the State (including, without limitation, the United States and/or any foreign country);

(c)       any property or interests in property including, without limitation, contracts, agreements or other instruments (or of any rights of the Mississippi Loan Parties or any other person thereunder) that contain provisions (or are subject to laws or decisions) that prohibit or impose conditions upon the granting of an assignment, security interest, pledge or similar transfer of such property, contracts, agreements or instruments (or the Mississippi Loan Parties or any other person’s rights thereunder), except to the extent, if any, that such provisions are ineffective under Sections 9406, 9-407, 9-408, or 9-409 of the Mississippi UCC (to the extent applicable);

(d)       any interest in property which is or will constitute or consist of equipment or goods used in farming operations, perishable agricultural commodities or any inventory of food or other products derived therefrom, farm products, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, crops growing or to be grown, sand, gravel, minerals, mining rights or the like (including oil and gas), or accounts resulting from the sale thereof, consumer goods, timber, timber to be cut, insurance policies or any proceeds thereof or rights thereunder, aircraft, vessels, money, cash or cash equivalents, commercial tort claims, railroad equipment, beneficial interests in a trust or a decedent’s estate, letter of credit rights, consigned goods, inventory and equipment which are the subject of any documents of title, accessions, products, or any property which is or is to be installed in or affixed to or become a part of a product or mass with other goods, to the extent such property is not a fixture; or

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(e)       any security interest granted by a “broker,” “securities intermediary” or “commodities intermediary” in investment property.

(iii)       We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the Mississippi UCC) of collateral is governed and restricted by Section 75-9-315 of the Mississippi UCC.

(iv)       We express no opinion regarding the perfection of any security interest, mortgage, assignment, lien, pledge or other rights in or with respect to (a) any automobiles, trucks or other motor vehicles or any mobile homes, manufactured homes or trailers, or (b) any other property subject to a certificate of title or other similar registration, recordation, filing or certification.

(v)       We express no opinion regarding any security interest that is or purports to be a security interest in a security interest.

(vi)       We express no opinion regarding the existence, adequacy, payment or receipt of consideration (all of which we assume for purposes of the opinions expressed herein).

(vii)       We express no opinion with respect to any provision of any of the Mortgages constituting or relating to (a) waivers, (b) the availability of “self-help” remedies, (c) the occurrence of an event of default upon certain acts of bankruptcy, insolvency or receivership, (d) penalties or forfeitures, (e) unreasonable restraints on alienation or any restrictions rendered ineffective by Mississippi UCC Sections 9-404, 9-405, or 9-406, (f) remedies for defaults under the Documents which are determined by a court to arise from the Mississippi Loan Parties’ or any other person’s compliance with applicable law or which are determined by a court to be non-material or without substantial adverse effect upon the rights of any person or the ability of the Mississippi Loan Parties to perform its material obligations, (g) subrogation, or (h) rights or remedies granted to any person which are in contravention of, or which modify such person’s standard of care, or the right of the Mississippi Loan Parties or any other person to receive notice or any other right prescribed by the Mississippi UCC, as adopted and in effect from time to time, or other applicable law.

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(viii)       We express no opinion regarding any provision of the Documents (a) relating to indemnities, powers of attorney, releases from liability, exculpation, severability, subordination or setoff, (b) which purports to restrict, or to deny effect to, oral amendments, consents, waivers, releases or similar defenses, (c) which permits, or purports to permit, any person to seek or obtain specific performance or to select or enforce multiple or inconsistent remedies, (d) specifying or indicating that a lender, creditor or other person may apply funds to indebtedness in its discretion or in such order as it may elect or providing for application of funds to principal or charges prior to the application thereof to interest, (e) regarding the appointment or powers of, borrowings by or advances to a receiver or the operation of or the exercise of any rights with respect to any collateral prior to default and foreclosure or other disposition in accordance with applicable law, (f) providing for late charges or an interest rate after a default greater than the rate applicable prior to such time or any provision which provides for interest on interest (including past due interest, fees and charges) or interest following judgment to the extent any of the same comprise an unenforceable penalty or are unconscionable, (g) regarding the granting of rights and interests in property not yet in existence or which is not adequately described, (h) purporting to waive or establish trial by jury, venue, jurisdiction or standards for service of process, (i) regarding any consent to relief from or waiver of the benefits of a bankruptcy stay, (j) regarding marshalling of assets, (k) regarding the priority on distribution of any person’s assets, (l) purporting to render assignments or obligations absolute or unconditional, to permit a person to fail to comply with applicable law or to disclaim or restrict liability for actions taken in reliance upon advice of counsel or for negligence or other wrongful acts, (m) regarding the characterization of property as realty or personalty, (n) regarding assumption or allocation of risks, (o) providing for the assignment of permits, licenses or other rights and approvals issued by governmental officials, boards or authorities, (p) other than included in the opinions set forth herein, regarding conflict of law or choice of law, (q) purporting to prevent the merger of estates or interest in real property, (r) purporting to bind or encumber persons and/or the property of persons who are not parties to the Mortgages, (s) purporting to indemnify or exculpate any party against the consequences of its own negligence, gross negligence, breach of contract, recklessness, willful misconduct, fraud or illegal conduct, or (t) as they relate to the effect of course of dealing, course of performance or the like that could modify the terms of an agreement or the respective rights or obligations of the parties under such agreement.

(ix)       We express no opinion regarding, and our opinions expressed herein are subject to, the “Blue Sky” and securities laws, rules and regulations of the State and of the United States.

(x)       We express no opinion regarding compliance with, or the effect of non-compliance with, laws, rules and regulations relating to (a) bulk sales or bulk transfers and (b) zoning, platting of land and/or land use matters.

(xi)       We express no opinion regarding any arbitration, mediation or alternative dispute resolution provisions of the Mortgages.

(xii)       We express no opinion as to whether the Mortgages secure indebtedness, including future advances or obligations, in excess of those amounts allowable as Obligations under the Credit Agreement.

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(xiii)       We have not reviewed any documents except the Documents and we express no opinion as to the effect of the terms present in the Mortgages to the extent that such terms used therein are defined in any other documents, or to the extent that any other document may modify or affect the terms of the Documents.

(xiv)       We express no opinion as to any provision providing for the payment of interest at the “highest lawful rate” or similar language.

(xv)       The Documents and foregoing opinions are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, general assignment for the benefit of creditors laws and similar laws of general application affecting the rights and remedies of creditors and Lenders, equitable principles and the discretion of any court before which any proceeding relating thereto may be brought; (b) standards of good faith, conscionability, fair dealing and reasonableness; and (c) the discretion of a court or other body to limit or restrict the enforcement of the Documents, or certain provisions thereof, on the basis of public policy.

(xvi)       The opinions expressed herein are limited to the generally applicable laws of the State and applicable federal laws, and we express no opinion as to the laws of any other jurisdiction, including the laws of the United States and applicable federal laws. We express no opinion as to the laws of any county, municipality or other political subdivision of the State or any other state.

(xvii)       We express no opinion as to the validity, enforceability or lawfulness of any provision in any Document granting a secured party the right to possess, manage or operate any Mortgaged Properties, the Collateral or any other encumbered property located in the State without prior Mississippi Gaming Commission authorization or to have a receiver appointed without prior Mississippi Gaming Commission authorization.

(xviii)       Premier is subject to the Mississippi Gaming Laws. The enforceability of the remedies provided under the Documents, and any transfer of any pledged securities of Premier, are subject to compliance with the applicable Mississippi Gaming Laws, which require, without limitation, the prior approval of the Mississippi Gaming Commission for the enforceability of the remedies provided under the Documents and/or any transfer of any securities, and failure to comply with such Mississippi Gaming Laws may, pursuant thereto, result in fines, the revocation of the gaming license of Premier, and/or the avoidance of any purported transfer of any securities of Premier. In particular, the acquisition, disposition or operation of the encumbered properties and property interests (including, without limitation, the casino, any gaming devices or the securities of Premier) by the Collateral Agent or the other Secured Parties or any other person will require approvals of, and filings with, the Mississippi Gaming Commission under the Mississippi Gaming Laws, which requirements may limit the number of potential bidders, delay and reduce the realization on such property or otherwise limit the practical value of realizing on such property. We express no opinion regarding the necessity of any further authorization, approval, consent or other action by, or notice to or filing with, the Mississippi Gaming Commission in the event that the Collateral Agent or any other party seeks to exercise any remedy under the Documents or applicable law which would permit the enforcing party to operate or participate in Premier’s business, receive any revenue generated or assets owned by Premier, exercise control over the affairs of Premier, or vote or otherwise exercise any of the attributes traditionally associated with the ownership of any equity interests. You should also be aware that the granting of liens in favor of the Collateral Agent encumbering additional properties or property interest of Premier may require additional approvals of, and filings with, the Mississippi Gaming Commission under the Mississippi Gaming Laws.

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(xix)       Except as expressly stated above, we express no opinion as to the Mississippi Loan Parties’ operation of their respective business, including, but not limited to, the operation of the Mortgaged Properties, the Collateral or any other encumbered property.

(xx)       The recipients of this opinion understand and acknowledge that notwithstanding the opinions expressly stated above, the parties to, and the transactions contemplated by, the Documents and the suitability of Premier to conduct gaming operations remains subject to continuing review by the Mississippi Gaming Commission, and the Mississippi Loan Parties may be subject from time to time to proceedings and investigations. In particular, we do not express an opinion or imply that any gaming license, registration or finding of suitability held by Premier or another Person associated therewith will continue in effect.

(xxi)       No opinion is expressed herein as to the effect of any future acts of the parties, or the Mississippi Gaming Commission, or any additional approvals or consents that may hereafter be requested by the Mississippi Gaming Commission or any changes in existing law.

(xxii)       You should be aware that the Mississippi Gaming Commission retains broad discretion to require any person, directly or indirectly involved with a gaming licensee, including, without limitation, a lender or holder of indebtedness of a gaming licensee, to apply for a license, registration or finding of suitability and to be found suitable in order to become or continue to be involved with a gaming licensee. In this regard, we express no opinion as to whether the Mississippi Gaming Commission may require any of the Administrative Agent or the Lenders to obtain a license, register or obtain a finding of suitability under the Mississippi Gaming Laws and, if it does, whether the Mississippi Gaming Commission will find any of the Administrative Agent or the Lenders suitable to be involved with a gaming licensee. However, the current policy and practice of the Mississippi Gaming Commission is to exercise its discretion in a manner so as to not require a gaming licensee's lender(s) to file an application for finding of suitability or undergo investigation associated therewith solely on the basis of entering into a debt transaction with a gaming licensee.

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Whenever a statement herein is qualified by the phrase “to our knowledge” or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions described herein do not have actual knowledge of the inaccuracy of such statement; however, unless otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Mississippi Loan Parties.

This opinion may only be relied upon by the Administrative Agent, the Collateral Agent and the other Lenders and their respective successors and assigns, and is solely for their benefit in connection with the transactions contemplated by the Documents and may not be relied upon by the Administrative Agent, the Collateral Agent or any other Lenders or any of their respective successors or assigns for any other purpose without prior written consent.

Subject to the foregoing, this opinion may not be relied upon in any manner for any other purpose, or quoted from or otherwise referred to in any document or report and may not be furnished to or relied upon by any other person or entity or in any other opinion of any other persons, including any counsel or accountant, for any purpose, without our prior written consent. This opinion is an expression of professional judgment regarding the legal matters addressed and not a guaranty that a court will reach any particular result. This opinion is limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. This opinion is as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the facts, circumstances or law which may hereafter occur.

Very truly yours,

BALCH & BINGHAM LLP

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Exhibit H

to Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

Pursuant to Section 5.04(d) of that certain Credit Agreement, dated as of July 10, 2014 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank, the undersigned hereby certifies that he or she is the [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] of the Borrower, and certifies in such capacity, and not in his or her individual capacity, as follows:

1.          No Event of Default or Default has occurred during or at the end of the accounting period covered by the attached financial statements or as of the date of this compliance certificate (this “Certificate”), except as set forth in a separate attachment, if any, to this Certificate, specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto;

2.          The financial statements delivered with this Certificate in accordance with Section [5.04(a)] [5.04(b)] of the Credit Agreement have been prepared in accordance with GAAP consistently applied (subject in the case of the interim statements to normal year-end audit adjustments and the absence of footnotes) and present fairly the financial condition and results of operations of Holdings, the Borrower and its Restricted Subsidiaries on a consolidated and consolidating basis as of the dates and for the periods to which they relate;

3.          Annexes A and B hereto contain a correct calculation of each of the financial covenants contained in Section[s] 6.10 [and 6.11]13 of the Credit Agreement and a correct calculation of Consolidated EBITDA.

[Insert only for Certificates delivered with financials required under 5.04(a) of the Credit Agreement:

4.          Annex C hereto contains a correct calculation of Excess Cash Flow.]

[13]	Insert as applicable. See Section 6.11 of the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Financial Officers as of the date and year first above written.

TWIN RIVER MANAGEMENT GROUP, INC.,
a Delaware corporation,

By:
Name:
Title:

Annex A
to Compliance Certificate

FOR THE FISCAL [QUARTER][YEAR] ENDING [________], 20[__]

Covenant 6.10

Capital Expenditures

Without duplication, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiary Guarantors that are (or should be) set forth in a consolidated balance sheet of the Borrower for the test period prepared in accordance with GAAP			$___________

Plus:	Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and the Subsidiary Guarantors during the test period		$___________

Less:

	(a)	any such expenditure made to restore, substitute, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation	$___________

	(b)	payments made with the Net Cash Proceeds of Asset Sales in accordance with the definition of Net Cash Proceeds	$___________

	(c)	contemporaneous exchanges or trade-ins of equipment or inventory (to the extent of the fair market value of any such exchanged or traded-in equipment or inventory)	$___________

	(d)	expenditures made in connection with safety and other legal and regulatory requirements	$___________

Capital Expenditures (Total)			$___________

Capital Expenditure maximum during the test period (including a carry forward of $__________ (the amount of unused permitted Capital Expenditures from the immediately preceding fiscal year)) [14]	$___________

In compliance	Yes/No

[14]	Notwithstanding such increases in the limit on Capital Expenditures, Capital Expenditures of the Borrower and its Subsidiary Guarantors shall not exceed (a) $15,000,000 for the fiscal year ending December 31, 2015, (b) $18,000,000 for the fiscal year ending December 31, 2016 and (c) $21,000,000 for the fiscal year ending December 31, 2017, and for each subsequent fiscal year.

Covenant 6.11

Maximum Leverage Ratio

Total Debt (constituting the total Indebtedness of Holdings, the Borrower and the Subsidiary Guarantors at the test date)	$___________

Consolidated EBITDA (as calculated on Annex B) for the period of four consecutive fiscal quarters most recently ended on or prior to the test date	$___________

Total Leverage Ratio (Total Debt to Consolidated EBITDA)	$___________

Maximum Leverage Ratio for the test period[15]	___________

In compliance	Yes/No/N/A

NOTE: In the event of any conflict between the terms of this annex and the Credit Agreement, the Credit Agreement shall control, and any annex attached to an executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed Compliance Certificate.

[15]	See Section 6.11 of the Credit Agreement. This covenant shall only apply as of the last day of any test period in which the aggregate Revolving Credit Exposure of all Lenders exceeds 20% of the aggregate Revolving Credit Commitments at such time.

Annex B

to Compliance Certificate

Calculation of Consolidated EBITDA

Consolidated Net Income for the test period	$___________

Plus, in each case only to the extent already deducted (and not added back) in computing such Consolidated Net Income, and in each case determined on a consolidated basis in accordance with GAAP, and without duplication:

(a)	total provision for taxes based on income or profits, including federal, foreign, state, franchise and similar taxes (including excise taxes imposed by any jurisdiction in the nature of income or franchise taxes), of Holdings, the Borrower and the Subsidiary Guarantors for such period	$___________

(b)	Consolidated Interest Expense of Holdings, the Borrower and the Subsidiary Guarantors for the test period	$___________

(c)	depreciation and amortization (including amortization of intangibles and amortization and write-off of financing costs)	$___________

(d)	non-cash impairment charges of Holdings, the Borrower and the Subsidiary Guarantors	$___________

(e)	any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards	$___________

(f)	loss on sale of assets not in the ordinary course of business and any extraordinary, unusual or non-recurring expenses or losses; provided that the aggregate amount added pursuant to this clause (f) shall not exceed $10,000,000 in any consecutive twelve (12)-month period	$___________

(g)	professional fees paid to consultants to assist the Loan Parties to preserve tax refunds resulting from prior net operating losses	$___________

(h)	charges related to Hedging Agreements	$___________

(i)	fees and expenses relating to the Transactions	$___________

(j)	fees and expenses incurred and payable to the Administrative Agent	$___________

Minus, without duplication, and in each case determined on a consolidated basis in accordance with GAAP:

(k)	to the extent included in computing Consolidated Net Income, extraordinary gains and non-recurring gains	$___________

(l)	non-cash income increasing Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice (and, notwithstanding the foregoing reference to “past practice”, in accordance with GAAP) and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, but only to the extent such accrual or reserve was not added back to Consolidated Net Income in calculating Consolidated EBITDA in a prior period	$___________

(m)	interest income except to the extent deducted in determining Interest Expense	$___________

Consolidated EBITDA	(Total)	$___________

For purposes of calculating Consolidated EBITDA for the test period, (i) to the extent any noncash charge specifically added back to Consolidated EBITDA in a prior period pursuant to any clause of this Annex B becomes a cash charge, a deduction in the amount of such cash charge (without duplication of any other deduction of the same amount) from Consolidated EBITDA shall be made to the full extent of such cash charge, during the period in which such non-cash charge becomes a cash charge, (ii) to the extent all or any portion of the income of any Person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period, any amounts set forth in the preceding clauses (a) through (m) that are attributable to such Person shall not be included for purposes of this Annex B for such period or portion thereof, (iii) Consolidated EBITDA of (x) any Person or line of business sold or otherwise disposed of by Holdings, the Borrower or any Subsidiary Guarantor and (y) any Subsidiary Guarantor which was designated as an Unrestricted Subsidiary during such period in accordance with Section 5.09 of the Credit Agreement, shall in each case be excluded for such period (as if the consummation of such sale or other disposition or such designation as an Unrestricted Subsidiary and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period) and (iv) any non-cash gains or losses resulting from changes in the valuation of the contingent value rights issued pursuant to the CVR Agreement shall be excluded for purposes of determining Consolidated EBITDA.

For purposes of determining the Leverage Ratio as of or for the periods ended on June 30, 2014, September 30, 2014 and December 31, 2014, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended September 30, 2013, $35,666,000, (ii) for the fiscal quarter ended December 31, 2013, $30,288,000 and (iii) for the fiscal quarter ended March 31, 2014, $[__________].

NOTE: In the event of any conflict between the terms of this annex and the Credit Agreement, the Credit Agreement shall control, and any annex attached to an executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed Compliance Certificate.

Annex C

to Compliance Certificate

Calculation of Excess Cash Flow

Consolidated EBITDA (as calculated on Annex B) for the relevant fiscal year	$___________

Plus, for the relevant fiscal year of the Borrower, in each case, for Holdings, the Borrower and the Subsidiary Guarantors, without duplication:

(a)	reductions to noncash working capital for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year)	$___________

(b)	to the extent received in Cash, interest income	$___________

(c)	to the extent received in Cash, any extraordinary income or gains and non-recurring income or gains	$___________

Minus, for the relevant fiscal year of the Borrower, in each case, for Holdings, the Borrower and the Subsidiary Guarantors, without duplication:

(a)	the amount of any Taxes payable in cash with respect to the relevant fiscal year	$___________

(b)	Consolidated Interest Expense for the relevant fiscal year paid in cash (as calculated on Annex D)	$___________

(c)	Capital Expenditures for maintenance, repair or refurbishment made in cash in accordance with Section 6.10 of the Credit Agreement during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA	$___________

(d)	permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13 of the Credit Agreement) made in cash during the relevant fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness	$___________

(e)	additions to noncash working capital for the relevant fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year)	$___________

(f)	any pre-opening expenses, extraordinary, unusual or nonrecurring expenses or losses, in each case, to the extent paid in Cash and added back to Consolidated Net Income in determining Consolidated EBITDA	$___________

(g)	Restricted Payments made in accordance with Section 6.06(a)(iv) of the Credit Agreement	$___________

(h)	Investments in the Colorado Subsidiaries in an amount not to exceed $20,000,000 in the aggregate during the term of the Credit Agreement made in accordance with Sections 6.04(l)(ii) and (m) of the Credit Agreement for expenses in connection with the Colorado gaming amendment referendum	$___________

(i)	to the extent paid in Cash, the amounts added to Consolidated Net Income in accordance with clauses (g), (h), (i) and (j) of the calculation of Consolidated EBITDA (as calculated on Annex B)	$___________

Excess Cash Flow (Total)		$___________

For purposes of calculating Excess Cash Flow for the fiscal year ended December 31, 2014, each of the foregoing components shall not be calculated for such full fiscal year of the Borrower but instead shall be calculated for the period commencing July 1, 2014 and ending on December 31, 2014.

NOTE: In the event of any conflict between the terms of this annex and the Credit Agreement, the Credit Agreement shall control, and any annex attached to an executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed Compliance Certificate.

Annex D

to Compliance Certificate

Calculation of Consolidated Interest Expense

(a)	The interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Holdings, the Borrower and the Subsidiary Guarantors for the test period, determined on a consolidated basis in accordance with GAAP (including, for the avoidance of doubt, all commissions, discounts and other fees and charges owed in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP)	$___________

Plus:

(b)	any interest accrued during the test period in respect of Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP	$___________

Consolidated Interest Expense (Total)	$___________

For purposes of calculating Consolidated Interest Expense, interest expense shall be determined after giving effect to any net payments made or received by Holdings, the Borrower or any Subsidiary Guarantor with respect to interest rate Hedging Agreements but shall exclude any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations in respect of Hedging Agreements or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133. For the avoidance of doubt, interest income shall not be considered when determining Consolidated Interest Expense.

NOTE: In the event of any conflict between the terms of this annex and the Credit Agreement, the Credit Agreement shall control, and any annex attached to an executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed Compliance Certificate.

Exhibit I

to the Credit Agreement

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as Issuing Bank.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in any of the three (3) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as Issuing Bank.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in any of the three (3) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as Issuing Bank.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (x) an IRS Form W-8BEN or (y) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the three (3) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as Issuing Bank.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (x) an IRS Form W-8BEN or (y) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in any of the three (3) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

Exhibit J

to the Credit Agreement

FORM OF TERM NOTE

TWIN RIVER MANAGEMENT GROUP, INC.16

$_____________________[17]	New York, New York
__________, 20__

FOR VALUE RECEIVED, Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), promises to pay to __________________18 (“Payee”) or its registered assigns the principal amount of _________________19 ($[___________________________________])1. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

The Borrower also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the interest rates and at the times as provided in that certain Credit Agreement dated as of July 10, 2014, among the Borrower, Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank (said Credit Agreement, as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of the Borrower’s Closing Date Term Notes issued pursuant to the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the place as shall be designated in accordance with the Credit Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, the Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

16 Note: This form shall incorporate changes as reasonably required by the Administrative Agent to reflect the terms of the Incremental Term Loans to which it applies, if applicable.

17 Insert amount of Lender’s Term Loan in numbers.

18 Insert Lender’s name in capital letters.

19 Insert amount of Lender’s Term Loan in words.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of the Borrower as provided in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency as provided herein and in the Credit Agreement.

The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

Twin River Management Group, Inc.

By:
Name:
Title:

TRANSACTIONS

ON

TERM NOTE

Outstanding
	Type of	Amount of	Amount of	Principal
	Loan Made	Loan Made	Principal Paid	Balance	Notation
Date	This Date	This Date	This Date	This Date	Made By

Exhibit K

to the Credit Agreement

FORM OF REVOLVING NOTE

TWIN RIVER MANAGEMENT GROUP, INC.

$_____________________[20]	New York, New York
__________, 20__

FOR VALUE RECEIVED, Twin River Management Group, Inc., a Delaware corporation (the “Borrower”), promises to pay to ________________21 (“Payee”) or its registered assigns the lesser of (x) _______________________22 ($[____________________])1 and (y) the unpaid principal amount of all advances made by Payee to the Borrower as Revolving Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the interest rates and at the times provided in that certain Credit Agreement dated as of July 10, 2014, among the Borrower, Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank (said Credit Agreement, as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of the Borrower’s Revolving Notes issued pursuant to the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the place as shall be designated in accordance with the Credit Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, the Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

20 Insert amount of Lender’s Revolving Credit Commitment in numbers.

21 Insert Lender’s name in capital letters.

22 Insert amount of Lender’s Revolving Credit Commitment in words.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of the Borrower as provided in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency as provided herein and in the Credit Agreement.

The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

Twin River Management Group, Inc.

By:
Name:
Title:

TRANSACTIONS

ON

REVOLVING NOTE

Outstanding
	Type of	Amount of	Amount of	Principal
	Loan Made	Loan Made	Principal Paid	Balance	Notation
Date	This Date	This Date	This Date	This Date	Made By

Exhibit L

to the Credit Agreement

FORM OF NOTICE OF ISSUANCE/AMENDMENT

Reference is made to that certain Credit Agreement dated as of [_________], 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Twin River Management Group, Inc., a Delaware corporation (“Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.22(b) of the Credit Agreement, the Borrower desires [a standby Letter of Credit to be issued by [_______________________]23 in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of $[___,___,___]][Letter of Credit #_________ to be [amended][extended][renewed] in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”)].

Attached hereto for each such Letter of Credit are the following:

(a)          the stated amount of such Letter of Credit;

(b)          the name and address of the beneficiary;

(c)          the expiration date;

(d)          either (i) the purpose and nature of the requested Letter of Credit or (ii) the nature of the proposed amendment; and

(e)          either (i) the documents to be presented by the beneficiary in case of any drawing thereunder and the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder or (ii) a description of the proposed terms and conditions of such amendment.

The Borrower hereby certifies that:

(i)          after issuing such [amendment/renewal/extension of such] Letter of Credit on the Credit Date, (i) the L/C Exposure shall not exceed $20,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment;

23 Insert name of Issuing Bank to issue the requested Letter of Credit

(ii)         the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Credit Date with the same effect as though made on and as of the Credit Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect; and

(iii)        as of such Credit Date, after giving effect to the [issuance] [amendment/renewal/extension] contemplated hereby, no Event of Default or Default will have occurred and be continuing.

[SIGNATURE PAGE FOLLOWS]

Date

TWIN RIVER MANAGEMENT
GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit M

to the Credit Agreement

FORM OF NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Credit Agreement dated as of July 10, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), among Twin River Management Group, Inc., a Delaware corporation (“Borrower”), Twin River Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Collateral Agent for the Secured Parties and as an Issuing Bank, this represents Borrower’s request to convert or continue Loans as follows:

1.	Date of conversion/continuation: __________________, _______

2.	Amount of Loans being converted/continued: $___________________

3.	Class and Series of Loans being converted/continued: ________________

4.	Nature of conversion/continuation:

[   ] a. Conversion of ABR Loans to Eurodollar Loans

[   ] b. Conversion of Eurodollar Loans to ABR Loans

[   ] c. Continuation of Eurodollar Loans as such

5.	If Loans are being continued as or converted to Eurodollar Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: _______________ month(s)[1]

In the case of a conversion to or continuation of Eurodollar Loans, the Borrower certifies that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED: ____________________

TWIN RIVER MANAGEMENT GROUP, INC.

By:
Name:
Title:

[1]	Such Interest Period may be either a one, two, three or six month period (or, in the sole discretion of the Administrative Agent, a period shorter than one month).

M-1

Exhibit N

to the Credit Agreement

FORM OF CONSENT TO

COLLATERAL ASSIGNMENT OF

HARD ROCK AGREEMENTS

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, Hard Rock Hotel Licensing, Inc. and Hard Rock Cafe International (STP), Inc. (collectively, the “Licensors”) hereby consent to the pledge, assignment and grant (the “Collateral Assignment”) made by Premier Entertainment Biloxi LLC, a Delaware limited liability company (the “Company”), to Deutsche Bank AG New York Branch, as collateral agent in such capacity, including any successor thereto, the “Collateral Agent”), of all of the Company’s right, title and interest in and to each of the agreements identified on Schedule A attached hereto and made a part hereof (as the same may be amended, modified or supplemented, as permitted, from time to time, the “Contracts”) and all Proceeds (as such term is defined in Section 9-102(a)(64) of the New York Uniform Commercial Code) thereof, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) of the Company’s Obligations, pursuant to that certain Collateral and Guaranty Agreement, dated as of July 10, 2014 (as amended or modified from time to time, the “Collateral Agreement”) between the Company, the other grantors party thereto, and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings assigned by that certain Credit Agreement, dated as of July 10, 2014 (as amended or modified from time to time, the “Loan Agreement”), by and among Twin River Management Group, Inc., a Delaware corporation, Twin River Worldwide Holdings, Inc., a Delaware corporation, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto.

The Licensors consent, in accordance with the terms and conditions hereinafter set forth, in all respects to the pledge, assignment and granting of a security interest to the Collateral Agent of (i) all of the Company's right, title and interest in, to and under (a) the Contracts pursuant to the Collateral Agreement and (b) the Project (as defined in the License Agreement set forth on Schedule A) pursuant to one or more mortgages, and (ii) the shares of capital stock and/or membership interests in Licensee, its subsidiaries and its parent companies pursuant to the Collateral Agreement, and acknowledge the right of the Collateral Agent or any designee of the Collateral Agent, in the exercise of the Collateral Agent's rights and remedies under the Collateral Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Company under the Contracts and to exercise its rights under such mortgages. For the avoidance of doubt, such pledge, assignment and granting of a security interest pursuant to the Collateral Agreement and such mortgages shall not be subject to the provisions of Section 16 of the License Agreement.

The Licensors agree that the Collateral Agent does not assume any of the Company’s obligations, liabilities or duties under the Contracts, including, but not limited to, any indemnification or other payment obligations (and the Collateral Agent shall not be liable or responsible for any of the foregoing) merely by the execution and delivery of this Consent to Collateral Assignment of Hard Rock Agreements (this “Agreement”).

The Licensors acknowledge that no assignment of the Contracts or any interest therein (collaterally or otherwise) has been made, other than to Collateral Agent.

Nothing contained herein or in the Collateral Agreement shall be construed so as to affect the rights of the Licensors, or either of them, to pursue any claims or to assert any rights or defense which they may have involving any of the Contracts.

Notwithstanding anything to the contrary contained in the Collateral Agreement or this Agreement, the Collateral Agent shall not exercise its rights under this Agreement or the Collateral Agreement until the occurrence and only during the continuance of an Event of Default under and pursuant to the Loan Agreement (after the expiration of any applicable cure period, if any). Upon the occurrence of any such Event of Default, the Collateral Agent may, at its option upon prior written notice to the Licensors, and subject to the Licensors’ rights under the Contracts, exercise any or all of Collateral Agent’s rights granted under the Collateral Assignment and this Agreement, in each case subject to the provisions of Section 24 of the License Agreement set forth on Schedule A; provided that, in the event that the Collateral Agent desires to exercise its rights under the Collateral Assignment and either (A) take beneficial ownership of the Project or Licensee and actual possession (whether itself or through a managing agent acting on its behalf) of the Project (as defined in the License Agreement set forth on Schedule A) through the exercise of its rights under the Collateral Agreement and/or applicable law, (B) obtain title to the Project or the shares of capital stock and/or membership interests in Licensee, directly or indirectly, or (C) sell the same (in foreclosure or by similar legal means) to a Purchaser (as defined in the License Agreement set forth on Schedule A), each of the following conditions precedent must be satisfied as conditions to the consummation of any of the events referred to in clauses (A), (B) or (C) above:

(i)          all of the Licensee’s accrued monetary obligations to the Licensors shall have been satisfied and no uncured default of any such obligations shall exist;

(ii)         upon expiration of the applicable cure periods set forth in Section 24(D) of the License Agreement set forth on Schedule A, (a) all of the Licensee’s non-monetary obligations to the Licensors shall have been satisfied and (b) no default of any such obligations shall exist;

(iii)        the Purchaser shall have entered into a written assumption agreement (conditioned upon such Person succeeding to the Licensee’s interest in the License Agreement set forth on Schedule A), in a form reasonably satisfactory to the Licensors, assuming and agreeing to discharge all of the Licensee’s obligations under such License Agreement arising from and after such assumption as hereinafter provided;

(iv)        in connection with its foreclosure of the Collateral Assignment, the Collateral Agent shall simultaneously conclude its foreclosure of all or substantially all (subject to Section 24(H) of the License Agreement set forth on Schedule A) other collateral consisting of the Project, including, but not limited to, its interest under all mortgages of the Project and the Collateral Assignment of the Contracts;

(v)         the Purchaser shall expressly assume the Company’s obligations under the Contracts set forth on Schedule A); and

(vi)        the Collateral Agent shall reimburse the Licensors for all of their costs and expenses incurred in connection with the Collateral Assignment and the foreclosure of the Collateral Assignment.

The terms and conditions of Section 24 of the License Agreement set forth on Schedule A, titled, “Secured Party Rights”, a copy of which is attached hereto as Annex A, are incorporated herein by this reference as if set forth in the text of this Agreement; provided, however, (a) it is understood and agreed that the Collateral Agent constitutes a Secured Party for purposes of such section and (b) the term “Licensor” as used in the License Agreement shall be replaced with “Licensors”.

Neither the Collateral Agreement nor this Agreement shall cause, result in or in any way be deemed a subordination of the Licensors’ rights under the Contracts to the rights of the Collateral Agent. Without limiting the foregoing, the fees and rentals payable to the Licensors under the Contracts shall not be subordinate to any amounts payable by the Company to the Collateral Agent, nor shall this Agreement or the Collateral Agreement determine the priority of any payments by the Company.

The Collateral Agent shall not amend or modify the Collateral Agreement in any manner adverse to the Licensors’ rights under this Agreement or the Contracts without the prior written consent of the Licensors, which consent may be withheld in Licensors’ sole discretion.

Notwithstanding any provision herein to the contrary, at all times during the term of this Agreement, the licensee under the License Agreement set forth on Schedule A, the lessee under the Memorabilia Lease set forth on Schedule A, the landlord under the Lease Agreement (Café), the landlord under the Lease Agreement (Retail Store), and the owner of the Project shall at all times be the same Person or an entity controlled by such Person.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same instrument. Fax signatures hereto shall be deemed as legally effective as a signed original. The parties agree that time is of the essence regarding the subject matter of this Agreement. Any notice(s) to be provided herein shall be sent pursuant to the terms of the Notice Section in the License Agreement set forth on Schedule A attached hereto.

This Agreement shall be binding upon and inure to the benefit of the permitted assigns or successors in interest of the Collateral Agent, the Company and each Licensor.

This Agreement shall be effective as of the date hereof and shall not terminate (nor shall Licensors be released, relieved or discharged from this Agreement) until Payment in Full of the Obligations (as defined in the Loan Agreement).

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law or choice of law principles.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to Collateral Assignment of Hard Rock Agreements to be duly executed this ___ day of ______, 2014.

COLLATERAL AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

THE COMPANY:

PREMIER ENTERTAINMENT BILOXI LLC

By:
Name:
Title:

THE LICENSORS:

HARD ROCK HOTEL LICENSING, INC.

By:
Name:
Title:

HARD ROCK CAFE INTERNATIONAL (STP), INC.

By:
Name:
Title:

SCHEDULE A

TO

COLLATERAL ASSIGNMENT OF

HARD ROCK AGREEMENTS

1.	License Agreement dated as of May 15, 2003 between the Company and Hard Rock Hotel Licensing, Inc., a Florida corporation, as the same has been and may hereafter be amended or modified from time to time.

2.	Memorabilia Lease dated as of May 15, 2003 between the Company and Hard Rock Café International (STP), Inc., a New York corporation, as the same has been and may hereafter be amended or modified from time to time.

3.	Sales and Lead Generation Agreement dated June 16, 2011 between the Company and Hard Rock Hotel Licensing, Inc., a Florida corporation, as the same has been and may hereafter be amended or modified from time to time.

4.	Hard Rock Rewards Program Letter Agreement dated September 17, 2012 between the Company and Hard Rock Hotel Licensing, Inc., a Florida corporation, as the same has been and may hereafter be amended or modified from time to time.

5.	Reservation Services Agreement dated _________, 2007 (undated) between Hard Rock Cafe International (USA), Inc. and the Company, as the same has been and may hereafter be amended or modified from time to time.

ANNEX A — SECTION 24 OF LICENSE AGREEMENT

[Attached]

Exhibit O-1
to the Credit Agreement

FORM OF SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (“Agreement”) is made as of July 10, 2014 (the “Effective Date”) by and among DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent under the Credit Agreement (as defined below) (together with its successors and assigns from time to time in such capacities, “Agent”), PREMIER ENTERTAINMENT BILOXI LLC, a Delaware limited liability company (“Landlord”), and HARD ROCK CAFÉ INTERNATIONAL (STP), INC., a New York corporation (“Tenant”).

RECITALS

A.           Twin River Management Group, Inc., as borrower (the “Borrower”), Twin River Worldwide Holdings, Inc., the lenders from time to time party thereto (the “Lenders”), Agent and various other agents, have entered into that certain Credit Agreement, dated as of the date hereof, providing for the making of certain loans and extensions of credit (the “Loans”) to the Borrower (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B.           The Loans are being advanced in connection with the acquisition by Twin River Management Group, Inc., a Delaware corporation (“Buyer”), of 100% of the membership interests in Landlord.

C.           In connection with the execution and delivery of the Credit Agreement, and as required under the terms of the Credit Agreement, the Landlord has executed and delivered that certain Guarantee and Collateral Agreement, dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time the “Collateral Agreement”) whereby the Landlord has jointly and severally guaranteed the full and prompt payment and performance when due of all obligations, indebtedness and liabilities of the Borrower under or with respect to the Credit Agreement and other documents as more fully described in the Collateral Agreement;

D.           In order to satisfy a condition precedent to the extensions of credit to the Borrower contained in the Credit Agreement, and to secure the Landlord’s obligations under the Collateral Agreement, the Landlord executed and delivered that certain Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of ________________, 2014, recorded on ________________, 2014, at Deed of Trust Book No. ___, Page No. ___, in the Official Records of the County Recorder of Harrison County, Mississippi (together with all amendments, increases, renewals, modifications, consolidations, spreaders, combinations, supplements, replacements, substitutions, and extensions, either current or future, referred to hereafter as the “Deed of Trust”) granting to Agent a first lien on that certain real property (the “Premises”) described in Exhibit A attached hereto, together with the improvements thereon and assigning all leases, rents, issues and profits from the Premises (collectively, the “Property”). The Deed of Trust, the Credit Agreement, the Collateral Agreement, the Security Documents (as defined in the Credit Agreement), and other documents executed in connection with it are hereafter collectively referred to as the “Financing Documents.”

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E.           Tenant and Landlord entered into that certain Lease Agreement (Café), dated as of December 30, 2003, as amended by the Letter Agreement dated August 1, 2005, the Letter Agreement dated December 3, 2007, and the Amendment to Café Lease dated September 28, 2012 (as so amended and as it may subsequently be amended and/or modified, the “Lease”), for a portion of the Premises. The Lease creates a leasehold estate in favor of Tenant for space (the “Leased Premises”) located on the Premises.

F.           The Lenders are making the Loans to, and other credit advances for the account of, Borrower in reliance, among other things, upon the agreements set forth herein and it is to the mutual benefit of all the parties hereto that the Loans and other credit advances to Borrower be made.

G.           Landlord, Tenant and Agent are willing to agree and covenant that the Lease shall be subject and subordinate to the Deed of Trust as more particularly hereinafter set forth.

AGREEMENT

TO CONFIRM their understanding concerning the legal effect of the Deed of Trust and the Lease, in consideration of the mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Landlord and Tenant, intending to be legally bound, agree and covenant as follows:

1.           Representations and Warranties. Tenant warrants and represents as of the date hereof to Agent, Landlord and Buyer that (a) the “Commencement Date” of the Lease is July 7, 2007, (b) there are no known defaults on the part of Landlord or Tenant or events or occurrences that, with the giving of notice, the passage of time, or both, would constitute such a default, (c) the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Leased Premises, (d) no rental payable under the Lease has been paid more than one (1) month in advance of its due date, (e) the Lease is in full force and effect and (f) as of the Effective Date, Tenant has no charge, defense, lien, claim, counterclaim, offset or setoff under the Lease or against any amounts payable thereunder.

2.           Tenant Subordination.

2.1           Subject to the provisions of this Agreement, the Deed of Trust shall constitute a lien or charge on the Premises that is prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it; by this Agreement, the Lease, the leasehold estate created by it, together with all rights and privileges of Tenant under it, is subordinated, at all times, to the lien or charge of the Deed of Trust in favor of Agent.

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2.2           By executing this Agreement, Tenant subordinates the Lease and Tenant’s interest under it to the lien right and security title and to all advances or payments made, or to be made, under the Deed of Trust or the other Financing Documents and to any renewals, extensions, modifications or replacements thereof, including any increases therein or supplements thereto.

3.           Non-disturbance.

3.1           Despite Tenant’s subordination under Section 2, and subject to the termination provisions set forth in Section 5, Tenant’s peaceful and quiet possession of the Leased Premises shall not be disturbed and Tenant’s rights and privileges under the Lease shall not be diminished, modified, enlarged or otherwise affected during the term of the Lease, as extended, by Agent’s exercise of its rights or remedies under the Deed of Trust (subject to the provisions of Section 5 or otherwise), provided that Tenant:

(a)          is not in default in the payment of the rent or additional rent or in the performance of any of the other material terms, covenants, or conditions of the Lease that Tenant is required to perform (beyond any period given Tenant under the Lease to cure such default); and

(b)          has not canceled or terminated the Lease (without regard to whether Landlord or Tenant is then in default under the Lease), nor surrendered the Leased Premises.

3.2           If (a) Agent or any Successor Landlord (as hereinafter defined) shall acquire title to, and possession of, the Leased Premises on foreclosure in an action in which Agent shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease (without regard to whether Landlord or Tenant is then in default under the Lease), nor surrendered the Leased Premises at the time Agent or such Successor Landlord shall so acquire title to, and possession of, the Leased Premises, Agent or such Successor Landlord and Tenant shall enter into a new lease on the same terms and conditions as were contained in the Lease, except that:

(a)          Agent or Successor Landlord shall have no obligations or liabilities to Tenant under any such new lease beyond those of Landlord (or its predecessorin-interest) as were contained in the Lease; and

(b)          The expiration date of any new lease shall coincide with the original expiration date of the Lease, together with any remaining extension options.

3.3           Tenant shall not be named or joined in any foreclosure, trustee’s sale, or other proceeding to enforce the Deed of Trust unless such joinder shall be legally required to perfect the foreclosure, trustee’s sale, or other proceeding.

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3.4           Notwithstanding any provision in this Agreement to the contrary, but subject to Section 5, simultaneously with acquiring the Landlord’s interest under the Lease (whether by foreclosure, deed in lieu of foreclosure or otherwise), the Agent or any Successor Landlord, as the case may be, shall (a) abide by the provisions of the Lease, (b) expressly and unconditionally assume in writing all obligations of Landlord under the Lease that arise or are to be performed from and after the date of such assumption, (c) cure all monetary defaults such that the aggregate amount of outstanding monetary defaults (after such cure) is not more than the sum of all rental payments made by Tenant during the six (6) month period immediately preceding the date upon which the Agent or the Successor Landlord, as the case may be, acquires the Landlord’s interest under the Lease (the remaining uncured monetary default being subject to a right of set-off against future rents due under the Lease), and (d) agree in writing to cure all nonmonetary defaults of Landlord under the Lease reasonably capable of cure within a reasonable period after acquiring the Landlord’s interest under the Lease.

4.           Attornment.

4.1           If Agent shall succeed to Landlord’s interest in the Premises by foreclosure of the Deed of Trust, by deed in lieu of foreclosure, or in any other manner, Tenant shall attorn to any Successor Landlord (as defined below) and so long as Tenant is not in default pursuant to the terms, covenants and conditions of the Lease beyond any applicable notice and/or cure periods specifically provided for in the Lease, the Lease shall continue, in accordance with its terms, between Tenant and Agent or such other Successor Landlord for the balance of its term with the same force and effect as if Successor Landlord were the Landlord under the Lease, except as otherwise expressly provided in this Agreement. Tenant shall be deemed to have full and complete attornment to, and to have established direct privity between Tenant and any of the following, after the same has satisfied all of the requirements of Section 3.4(a) through (d) hereof as of the date of such transfer of the Landlord’s interest in the Lease (each a, “Successor Landlord”):

(a)          Agent when in possession of the Premises;

(b)          a receiver appointed in any action or proceeding to foreclose the Deed of Trust;

(c)          any party acquiring title to the Premises, including any transferee acquiring title to the Premises by foreclosure of the Deed of Trust, deed in lieu of foreclosure or otherwise by, through or relating to the enforcement of, the Deed of Trust;

(d)          any successor to Landlord; or (e) any successor to Agent.

4.2           Tenant’s attornment is self-operating, and it shall continue to be effective without execution of any further instrument by any of the parties to this Agreement or the Lease. Agent agrees to give Tenant written notice if Agent has succeeded to the interest of Landlord under the Lease. Subject to Section 5, the terms of the Lease are incorporated into this Agreement by reference.

4.3           If the interests of Landlord under the Lease are transferred by foreclosure of the Deed of Trust, deed in lieu of foreclosure, or otherwise, to a party other than Agent, in consideration of, and as condition precedent to, Tenant’s agreement to attorn to any such Successor Landlord, Successor Landlord shall comply with the requirements of Section 3.4(a) through (d) hereof as of the date such transfer of the Landlord’s interest in the Lease.

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5.          Agent as Landlord. If Agent or any other Successor Landlord shall succeed to the interest of Landlord under the Lease (any such successor (including the Agent), a “Successor”), Successor shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from the date of Successor’s succession to Landlord’s interest under the Lease, have the same remedies against Successor for breach of the Lease that Tenant would have had under the Lease against Landlord; provided, however, that despite anything to the contrary in this Agreement or the Lease, any Successor shall not be:

(a)          except as otherwise provided herein, liable for any act or omission of any previous landlord (including Landlord), provided that the foregoing shall not be construed to limit Tenant’s right to possession of the Leased Premises for the entire term of the Lease, as extended, on the terms and conditions of the Lease;

(b)          liable for any security deposit not actually received by Successor Landlord, or bound by any rent or additional rent that Tenant may have paid for more than one (1) month in advance to any previous landlord (including Landlord);

(c)          bound by any obligations to repair, replace, rebuild or restore the Premises, the Leased Premises, or any portion of them, in the event of damage by fire or other casualty, or in the event of partial condemnation, in each case, occurring prior to the date a Successor succeeds to the interest of Landlord under the Lease, if such Successor elects not to undertake or complete such repair, replacement, rebuilding or restoration by giving notice to Tenant within thirty (30) days after such Successor succeeds to the interest of Landlord under the Lease; provided, however, if any Successor so elects, then Tenant may, as its sole remedy against such Successor, terminate the Lease by providing notice thereof to such Successor within fifteen (15) days after such Successor gives written notice of such election to Tenant, and in the event Tenant terminates the Lease in the manner set forth above, then such Successor shall pay to Tenant, within thirty (30) days after such Successor receives an invoice from Tenant, an amount equal to the difference of: (i) the unamortized amount of any Tenant Improvement Costs (as defined in the Lease) based on straight line amortization over the Initial Term (as defined in the Lease) as of the date of termination, less (ii) the amount of any insurance proceeds or condemnation award paid or payable to Tenant with respect to the value of Tenant Improvements (as defined in the Lease). The right of Successor to elect not to repair, replace, rebuild or restore the Premises, the Leased Premises, or any portion of them in the event of damage by fire or other casualty or in the event of partial condemnation shall not apply if such fire, other casualty or partial condemnation impacts five percent (5%) or less (measured by based on total square footage) of the Leased Premises, and impacts five percent (5%) or less (measured by the total square footage) of the Premises;

(d)          subject to any credits, offsets, defenses, claims, counterclaims or demands that Tenant might have against any prior landlord (including, without limitation, the Landlord); or

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(e)          bound by any amendment or modification of the Lease made without the written consent of Agent.

6.            Notice of Default; Right To Cure.

6.1           In the event Tenant gives written notice to Landlord of a breach of its obligations under the Lease, Tenant shall forthwith furnish a copy of such notice to Agent.

6.2           In the event that Landlord receives notice from Tenant of a breach by Landlord of any of its monetary obligations under the Lease, and such breach is not cured by Landlord pursuant to the provisions of the Lease, Tenant shall not terminate the Lease in connection with such default except as provided in this Section 6.2 (but shall be entitled to avail itself of all other remedies provided to Tenant under the Lease), and Tenant shall, in addition to the notice provided in Section 6.1 hereof, give written notice of the monetary failure to cure on the part of Landlord to Agent at the expiration of the period within which Landlord may cure as set forth in the Lease. Then, Agent may proceed to cure any such failure within sixty (60) days after receipt of the additional notice herein set forth. If Agent fails to cure such monetary default within such sixty (60) day period, Tenant shall be entitled to exercise all rights and remedies for such monetary default as provided in the Lease (including, but not limited to, the right to terminate the Lease), without the necessity to provide any further notice or cure period whatsoever.

6.3           In the event that Landlord receives notice from Tenant of a non-monetary breach by Landlord of any of its obligations under the Lease, and such breach is not cured by Landlord pursuant to the provisions of the Lease, Tenant shall not terminate the Lease in connection with such default except as provided in this Section 6.3 (but shall be entitled to avail itself of all other remedies provided to Tenant under the Lease), and Tenant shall, in addition to the notice provided in Section 6.1 hereof, give notice of the failure to cure on the part of Landlord to Agent at the expiration of the period within which Landlord may cure as set forth in the Lease (“Tenant’s Notice”). Thereafter, Agent may, by providing written notice of its intention to cure any such non-monetary default to Tenant within sixty (60) days after receipt of the Tenant’s Notice, proceed to cure any such non-monetary default. In the event Agent elects to proceed to cure such non-monetary default, Agent shall complete such cure within sixty (60) days after the date of receipt of the Tenant’s Notice; provided, however, if: (a) the non-monetary default cannot reasonably be cured within such sixty (60) day period; (b) Agent diligently commences cure of such non-monetary default within such sixty (60) day period; and (c) after commencing efforts to cure such non-monetary default, diligently and in good faith pursues same to completion, then such sixty (60) day period shall be extended to a reasonable amount of time (not to exceed one hundred (100) total days from the Tenant’s Notice) to cure such nonmonetary default; provided, further, if:

(a)          after exercising Agent’s commercially reasonable efforts to cure such default, including, but not limited to, by seeking appointment of a receiver, exercising legal self-help rights, or obtaining access to the property by other commercially reasonable means to cure such default, as a result of the nature of such default, such default is not reasonably susceptible of being cured without Agent obtaining possession of the Project by institution of a foreclosure proceeding (any such default, a “Possessory Defaults”);

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(b)          unless it is enjoined or stayed, Agent takes steps to acquire or sell Landlord’s interest in the Premises by foreclosure or other appropriate means and diligently prosecutes the same to completion; and

(c)          before the expiration of such sixty (60) day period, Agent provides notice of such Possessory Default to Tenant, an explanation of the efforts undertaken by Agent to cure such default without first instituting foreclosure proceedings and the reasons such efforts failed;

then such sixty (60) day cure period shall be extended for such reasonable amount of time (not to exceed eighteen (18) total months from the Tenant’s Notice) to obtain possession of the Premises and cure such non-monetary default, so long as Agent continues to pursue such cure with reasonable diligence. If Agent fails to cure such non-monetary default within such sixty (60) day period (as extended as permitted in the previous sentence, if applicable), Tenant shall be entitled to exercise all rights and remedies for such non-monetary default as provided herein (including, but not limited to, termination of the Lease), without the necessity to provide any further notice or cure period whatsoever. Agent shall not be required to continue such foreclosure proceeding after the default has been cured, and if the default shall be cured and Agent shall discontinue such foreclosure proceedings, the Lease shall continue in full force and effect as if Landlord had timely cured the default under the Lease.

6.4           Except as expressly provided in Section 6.3 with respect to extension of the cure periods, the commencement and/or prosecution of foreclosure proceedings shall not be deemed to abate, toll, extend or otherwise modify the cure rights of Agent set forth in this Section 6.

6.5           It is expressly understood that Agent’s right to cure any such default or claim shall not be deemed to create any obligation for Agent to cure or to undertake the elimination of any such default or claim.

7.          Assignment of Rents. If Landlord defaults in its performance of the terms of the Financing Documents, Tenant agrees to recognize the assignment of leases and rents made by Landlord to Agent under the Deed of Trust and shall pay to Agent, as assignee, from the time Agent gives Tenant notice that Landlord is in default under the terms of the Financing Documents, the rents under the Lease, but only those rents that are due or that become due under the terms of the Lease after notice by Agent. Payments of rents to Agent by Tenant under the assignment of leases and rents and Landlord’s default shall continue until the first of the following occurs:

(a)          No further rent is due or payable under the Lease;

(b)          Agent gives Tenant notice that Landlord’s default under the Financing Documents has been cured and instructs Tenant that the rents shall thereafter be payable to Landlord; or

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(c)          The lien of the Deed of Trust has been foreclosed and the purchaser at the foreclosure sale (whether Agent or Successor Landlord) gives Tenant notice of the foreclosure sale. On giving notice, the purchaser shall succeed to Landlord’s interests under the Lease, after which time the rents and other benefits due Landlord under the Lease shall be payable to the purchaser as the owner of the Premises.

8.          Tenant’s Reliance. When complying with the provisions of Section 7, Tenant shall be entitled to rely on the notices given by Agent under Section 7, and Landlord and Agent each, jointly and severally, agrees to release, relieve, protect and indemnify Tenant from and against any and all loss, claim, damage, or liability (including reasonable attorney’s fees) arising out of Tenant’s compliance with such notice.

Tenant shall be entitled to full credit under the Lease for any rents paid to Agent in accordance with Section 7 to the same extent as if such rents were paid directly to Landlord. Any dispute between Agent and Landlord as to the existence of a default by Landlord under the terms of the Deed of Trust, the extent or nature of such default, or Agent’s right to foreclosure of the Deed of Trust, shall be dealt with and adjusted solely between Agent and Landlord, and Tenant shall not be made a party to any such dispute (unless required by law).

9.          Agent’s Status. Nothing in this Agreement shall be construed to be an agreement by Agent to perform any covenant of Landlord under the Lease nor shall it deem Agent as Landlord under the Lease, unless and until it obtains title to the Premises by power of sale, judicial foreclosure, or deed in lieu of foreclosure, obtains possession of the Premises under the terms of the Deed of Trust or expressly agrees to perform such covenant in a writing duly executed by Agent after the date hereof. Notwithstanding the foregoing, if Agent exercises its rights provided in Section 6 hereof to cure a breach by Landlord, Agent shall be subject to the obligations of Landlord to indemnify Tenant as set forth in the Lease, but solely with respect to the activities undertaken by Agent in order to cure such breach.

10.         Termination of Lease. Notwithstanding any other provision of this Agreement or the Lease, if both (i) the Premises are conveyed by judicial or non-judicial foreclosure, conveyance in lieu of foreclosure or otherwise by, through or relating to the enforcement of, the Deed of Trust, and (ii) the rights of the licensee under the License Agreement (as defined in the Lease), the lessee under the Memorabilia Lease (as defined in the Lease), and the landlord under the Retail Store Lease (as defined in the Lease) shall not so transfer, then the Lease shall automatically terminate simultaneously with the transfer of the Premises without the necessity of any further action by either party to the Lease.

11.         Special Covenants. Subject to the requirements of the License Agreement, if Agent acquires title to the Premises, Tenant agrees that Agent shall have the right at any time in connection with the sale or other transfer of the Premises to assign the Lease or Agent’s rights under it to any person or entity, and that Agent, its officers, directors, shareholders, agents, and employees shall be released from any further liability under the Lease arising after the date of such transfer, provided that the assignee of Agent’s interest assumes Agent’s obligations under the Lease, in writing, from the date of such transfer.

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12.         Additional Rights and Obligations.

12.1         For the avoidance of doubt, in the event Agent exercises its rights under this Agreement and the Deed of Trust to foreclose on the Premises:

(a)          upon commencement of foreclosure proceedings by Agent, Landlord hereby releases Tenant of and from any and all claims against Tenant and its officers, directors, shareholder, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances, arising from or related to this Agreement; and

(b)          Landlord shall remain liable for all of the obligations to Tenant in connection with the Premises prior to the effective date of the transfer of its interest in the Lease.

13.         Notice. All notices required by this Agreement shall be given in writing and shall be deemed to have been duly given for all purposes when:

(a)          deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid); or

(b)          deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne.

Each notice must be directed to the party to receive it at its address stated below or at such other address as may be substituted by notice given as provided in this section.

The addresses are:

Agent:	Deutsche Bank AG New York Branch
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Sara Pelton

Copy to:	Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Attention: Sony Ben-Moshe, Esquire

Tenant:	Hard Rock Café International (STP), Inc.
6100 Old Park Lane
Orlando, Florida 32835
Attention: Jay A. Wolszezak, Esquire
Vice President and General Counsel

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Copy to:	Baker Hostetler
SunTrust Center
Suite 2300
200 South Orange Avenue
Orlando, Florida 32801
Attention: Alberto Bustamante, Esquire

Copies of notices sent to the parties’ attorneys or other parties are courtesy copies, and failure to provide such copies shall not affect the effectiveness of a notice given hereunder.

14.         Miscellaneous Provisions.

14.1         Anything herein or in the Lease to the contrary notwithstanding, in the event that Agent or any purchaser shall acquire title to the Property and become a Successor Landlord, such Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord’s then interest, if any, in the Property and Tenant shall look exclusively to such interest, if any, of Successor Landlord in the Property for the payment and discharge of any obligation imposed upon Agent hereunder or upon Successor Landlord under the Lease, and Successor Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

14.2         This Agreement shall inure to the benefit of and be binding upon Tenant and any successor or assignee of Tenant which pursuant to the provisions of the Lease is entitled to succeed to Tenant’s interest therein without consent of Landlord, but not to any other successor or assignee unless such successor or assignee has been previously approved by Agent. This Agreement shall inure to the benefit of and be binding upon Agent and its successors and assigns, including any person or entity which shall become the owner of the Property by reason of a foreclosure of the Deed of Trust or acceptance of a deed in lieu of foreclosure or otherwise. The representations of Tenant set forth in Section 1 hereto are made for the benefit of Buyer and its successors and assigns.

14.3         This Agreement may not be modified orally; it may be modified only by an agreement in writing signed by the parties or their successors-in-interest. This Agreement shall inure to the benefit of and bind the parties and their successors and assignees.

14.4         The captions contained in this Agreement are for convenience only and in no way limit or alter the terms and conditions of the Agreement.

14.5         This Agreement has been executed under and shall be construed, governed, and enforced, in accordance with the laws of the State of Mississippi except to the extent that Mississippi law is preempted by the U.S. federal law. The invalidity or unenforceability of one or more provisions of this Agreement does not affect the validity or enforceability of any other provisions.

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14.6         Agent, Landlord and Tenant agree that one (1) copy of the Agreement will be recorded.

14.7         This Agreement shall be the entire and only agreement concerning subordination of the Lease and the leasehold estate created by it, together with all rights and privileges of Tenant under it, to the lien or charge of the Deed of Trust and shall supersede and cancel, to the extent that it would affect priority between the Lease and the Deed of Trust, any previous subordination agreements, including provisions, if any, contained in the Lease that provide for the subordination of the Lease and the leasehold estate created by it to a deed of trust or mortgage. This Agreement supersedes any inconsistent provision of the Lease.

14.8         Tenant acknowledges that this Agreement satisfies any requirement in the Lease that Landlord obtain a non-disturbance agreement for Tenant’s benefit.

14.9         If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute said notice to Tenant of the existence of the Deed of Trust.

14.10       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which copies, taken together, shall constitute but one and same instrument. Signature and acknowledgement pages may be detached from the copies and attached to a single copy of this Agreement to physically form one original document, which may be recorded without an attached copy of the Lease.

14.11       If any legal action or proceeding is commenced to interpret or enforce the terms of this Agreement or obligations arising out of it, or to recover damages for the breach of the Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the non-prevailing party or parties all reasonable attorney fees, costs, and expenses it has incurred.

14.12       Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) “shall,” “will,” “must,” “agrees,” and covenants” are each mandatory; (d) “may” is permissive; (e) “or” is not exclusive; and (f) “includes” and “including” are not limiting.

14.13       Nothing contained in this Agreement shall in any way impair or affect the rights of the Agent against the Borrower or the Landlord arising under the Deed of Trust or the other Financing Documents.

15.         Additional Provisions.

15.1         Notwithstanding any provision herein or in any of the other Financing Documents to the contrary, the licensee under the License Agreement, the landlord under the Lease and the owner of the Premises shall at all times be the same person or entity.

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15.2         This Agreement constitutes a subordination of the Lease to the lien of the Deed of Trust only and not to the terms and conditions contained therein. Except as otherwise specifically provided herein, nothing in this Agreement or any other Financing Documents shall be deemed to amend, modify, abridge or alter any of the terms and conditions of the Lease.

15.3         If the Agent or any Successor Landlord or any Successor fails to make a payment to the Tenant on or before the date specified herein for such person or entity to make such payment, Tenant shall be entitled to a lien against the Premises in the amount of such payment, together with interest at the maximum rate permitted by law accruing from the date such payment is due until the date paid. The lien granted herein shall not be subject to extinguishment by foreclosure or reforeclosure by Agent or any Successor Landlord or Successor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Executed on the date first above written.

AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH,
as the Agent

By:
Name:
Title:

By:
Name:
Title:

Subordination, Nondisturbance, and Attornment Agreement (Café Lease)

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TENANT:

HARD ROCK CAFÉ INTERNATIONAL (STP),
INC., a New York corporation

By:
Name:
Title:

Subordination, Nondisturbance, and Attornment Agreement (Café Lease)

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LANDLORD:

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company

By:
Name:
Title:

Solely as a beneficiary of the representations made by Tenant in Section 1 hereof:

BUYER:

TWIN RIVER MANAGEMENT GROUP,
INC., a Delaware corporation

By:
Name:
Title:

Subordination, Nondisturbance, and Attornment Agreement (Café Lease)

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ACKNOWLEDGEMENT

State of New York	)
) ss.:
County of ________	)

On the ___ day of ________in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My commission expires:	[Notary Seal]

State of New York	)
) ss.:
County of ________	)

On the ___ day of ________in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My commission expires:	[Notary Seal]

Subordination, Nondisturbance, and Attornment Agreement (Café Lease)

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ACKNOWLEDGEMENT

STATE OF _________________

COUNTY OF ______________

Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of ____________, 2014, within my jurisdiction, the within named ____________________, who acknowledged that he/she is ____________________________ of Hard Rock Café International (STP), Inc., a New York corporation, and that for and on behalf of the said corporation, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My commission expires:

Subordination, Nondisturbance, and Attornment Agreement (Café Lease)

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ACKNOWLEDGEMENT

STATE OF __________________

COUNTY OF ________________

Personally appeared before me, the undersigned authority in and for the said county and state, on this _______________, 2014, within my jurisdiction the within named ______________________________, who acknowledged that he/she is ______________________________ of Premier Entertainment Biloxi LLC, a Delaware limited liability company (successors in interest by merger with Premier Entertainment, LLC, a Mississippi limited company), and that for and on behalf of the said company, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said company so to do.

NOTARY PUBLIC

My commission expires:

STATE OF __________________

COUNTY OF ________________

Personally appeared before me, the undersigned authority in and for the said county and state, on this _______________, 2014, within my jurisdiction the within named ______________________________, who acknowledged that he/she is ______________________________ of Twin River Management Group Inc., a Delaware corporation, and that for and on behalf of the said corporation, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My commission expires:

Subordination, Nondisturbance, and Attornment Agreement (Café Lease)

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EXHIBIT A

PARCEL 1

Fee Simple Interest

BEGIN at the northwest corner of Mariners Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run Easterly along the south right of way line of West Beach Boulevard and along a curve to the left (having a radius of 2,323.00 feet, an internal angle of 9 degrees 20 minutes 27 seconds and subtended by a chord of 378.30 feet along a bearing of South 88 degrees 53 minutes 47 seconds East) for 378.72 feet; thence run South 00 degrees 34 minutes 42 seconds East for 25.84 feet; thence run North 89 degrees 25 minutes 18 seconds East for 16.00 feet; thence run South 00 degrees 42 minutes 33 seconds East for 143.27 feet; thence run West for 394.64 feet; thence run North 00 degrees 31 minutes 32 seconds West for 176.25 feet; back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100.

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PARCEL 2

Fee Simple Interest

BEGIN at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 101.78 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 00 degrees 32 minutes 09 seconds West for 387.04 feet to the south right of way line of West Beach Boulevard; thence run South 83 degrees 25 minutes 27 seconds East along said right of way line for 98.37 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi.

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PARCEL 3

Fee Simple Interest

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 387.04 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 92.63 feet; thence run North 00 degrees 32 minutes 09 seconds West for 395.33 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 82 degrees 14 minutes 40 seconds East along said right of way line for 101.07 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County, 2nd Judicial District, Mississippi.

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PARCEL 4

Fee Simple Interest

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along said south right of way line for 101.07 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 395.33 feet; thence run South 89 degrees 20 minutes 48 seconds West for 107.38 feet; thence run North 00 degrees 42 minutes 02 seconds West for 415.84 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 79 degrees 57 minutes 09 seconds East along said right of way line for 110.45 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi.

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PARCEL 5

Fee Simple Interest

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House. in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an “X” scribed in concrete for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 42 minutes 02 seconds East for 415.84 feet to an “X” scribed in concrete; thence run South 89 degrees 20 minutes 48 seconds West for 20.98 feet to an “X” scribed in concrete; thence run North 42 degrees 47 minutes 11 seconds West for 127.48 feet to a nail set in a wooden bulkhead; thence run North 00 degrees 27 minutes 42 seconds West for 343.52 feet to an “X” scribed in concrete on the south right of way line of U.S. Highway 90; thence run South 78 degrees 42 minutes 32 seconds East along the south right of way line of U.S. Highway 90 for 107.33 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi.

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PARCEL 6

Fee Simple Interest

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an “X” scribed in concrete; thence run North 78 degrees 42 minutes 32 seconds West along said south right of way line for 107.33 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 27 minutes 42 seconds East for 343.52 feet; thence run North 42 degrees 47 minutes 11 seconds West for 7.38 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run North 00 degrees 32 minutes 57 seconds West for 248.40 feet to a point on the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 76 degrees 47 minutes 55 seconds East along the south right of way line of U.S. Highway 90 for 148.95 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi.

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PARCEL L1

(Existing Lameuse Street)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

BEGIN at an iron rod at the northeast corner of Harbor View Condominiums as per the map or plat thereof on file in Plat Book 9 at Page 9 on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the east line of said Harbor View Condominiums for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 89 degrees 51 minutes 31 seconds East for 35.92 feet; thence run North 00 degrees 22 minutes 56 seconds West for 234.78 feet to a point on the south right of way line of Beach Boulevard (U.S. Highway 90); thence run North 83 degrees 51 minutes 05 seconds West along said south right of way for 40.44 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Blocks 100 and 130, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

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PARCEL L2

(“Lameuse Street Parking Area”)

Leasehold Interest

BEGIN at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet; thence run West for 21.29 feet to the east right of way line of Lameuse Street; thence run North 00 degrees 22 minutes 56 seconds West along said east right of way line for 178.50 to the south right of way line of Beach Boulevard (U.S. Highway 90); thence run Easterly along said south right of way line and along a non-tangential curve to the left (having a radius of 2323.00 feet, an internal angle of 00 degrees 31 minutes 03 seconds and being subtended by a chord distance of 20.98 feet along a bearing of South 83 degrees 50 minutes 55 seconds East) for 20.98 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi

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PARCEL L3

(“Existing East-West Service Road”)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run West for 21.29 feet; thence run South 00 degrees 22 minutes 56 seconds East for 56.28 feet; thence run South 89 degrees 56 minutes 41 seconds East for 420.11 feet; thence run South 49 degrees 00 minutes 58 seconds East for 15.62 feet; thence run North 88 degrees 36 minutes 21 seconds East for 14.73 feet; thence run North 00 degrees 33 minutes 17 seconds West for 55.93 feet; thence run South 89 degrees 46 minutes 41 seconds West for 68.44 feet; thence run South 00 degrees 36 minutes 03 seconds East for 20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 31.66 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi.

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GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

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PARCEL L4

(“East-West Service Road”)

Leasehold Interest in Airspace with Ground Support Structures and
Non-exclusive Easement

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run East for 394.64 feet; thence run South 00 degrees 42 minutes 33 seconds East for 10.75 feet; thence run South 89 degrees 46 minutes 41 seconds West for 38.03 feet; thence run South 00 degrees 36 minutes 03 seconds East for 20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 31.66 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

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PARCEL L6

(“Lameuse Street Extension”)

Non-exclusive Easement

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet; thence run West for 21.29 feet; thence run South 00 degrees 22 minutes 56 seconds East for 56.28 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 89 degrees 56 minutes 41 seconds East for 16.57 feet; thence run South 00 degrees 28 minutes 40 seconds East for 165.94 feet; thence run South 43 degrees 48 minutes 30 seconds East for 45.54 feet; thence run South 00 degrees 22 minutes 16 seconds East for 80.74 feet; thence run North 89 degrees 52 minutes 45 seconds West for 70.46 feet; thence run South 00 degrees 42 minutes 50 seconds East for 111.52 feet; thence run South 89 degrees 07 minutes 28 seconds West for 12.17 feet; thence run North 00 degrees 29 minutes 01 second West for 250.29 feet; thence run North 01 degree 44 minutes 55 seconds West for 16.59 feet; thence run North 83 degrees 11 minutes 02 seconds West for 1.20 feet; thence run North 00 degrees 23 minutes 59 seconds West for 124.18 feet; thence run South 89 degrees 51 minutes 31 seconds East for 35.92 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Blocks 100 and 130, Biloxi, Harrison County Second Judicial District, Mississippi.

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PARCEL L9

Public Trust Tidelands Leasehold Interest.

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet; thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 1.16 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 89 degrees 00 minutes 06 seconds West for 100.62 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 220.99 feet; thence run North 42 degrees 47 minutes 11 seconds West for 134.86 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run South 00 degrees 32 minutes 57 seconds East for 559.19 feet to the north line of the Biloxi Channel; thence run South 88 degrees 06 minutes 44 seconds East along said north line of the Biloxi Channel for 559.07 feet; thence run North 00 degrees 23 minutes 25 seconds West for 346.84 feet back to the POINT OF BEGINNING.

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Exhibit O-2

to the Credit Agreement

FORM OF SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (“Agreement”) is made as of July 10, 2014 (the “Effective Date”) by and among DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent under the Credit Agreement (as defined below) (together with its successors and assigns from time to time in such capacities, “Agent”), PREMIER ENTERTAINMENT BILOXI LLC, a Delaware limited liability company (“Landlord”), and HARD ROCK CAFÉ INTERNATIONAL (STP), INC., a New York corporation (“Tenant”).

RECITALS

A.           Twin River Management Group, Inc., as borrower (the “Borrower”), Twin River Worldwide Holdings, Inc., the lenders from time to time party thereto (the “Lenders”), Agent and various other agents, have entered into that certain Credit Agreement, dated as of the date hereof, providing for the making of certain loans and extensions of credit (the “Loans”) to the Borrower (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B.            The Loans are being advanced in connection with the acquisition by Twin River Management Group, Inc., a Delaware corporation (“Buyer”), of 100% of the membership interests in Landlord.

C.            In connection with the execution and delivery of the Credit Agreement, and as required under the terms of the Credit Agreement, the Landlord has executed and delivered that certain Guarantee and Collateral Agreement, dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time the “Collateral Agreement”) whereby the Landlord has jointly and severally guaranteed the full and prompt payment and performance when due of all obligations, indebtedness and liabilities of the Borrower under or with respect to the Credit Agreement and other documents as more fully described in the Collateral Agreement;

D.           In order to satisfy a condition precedent to the extensions of credit to the Borrower contained in the Credit Agreement, and to secure the Landlord’s obligations under the Collateral Agreement, the Landlord executed and delivered that certain Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof, recorded on ________________, 2014, at Deed of Trust Book No. ___, Page No. ___, in the Official Records of the County Recorder of Harrison County, Mississippi (together with all amendments, increases, renewals, modifications, consolidations, spreaders, combinations, supplements, replacements, substitutions, and extensions, either current or future, referred to hereafter as the “Deed of Trust”) granting to Agent a first lien on that certain real property (the “Premises”) described in Exhibit A attached hereto, together with the improvements thereon and assigning all leases, rents, issues and profits from the Premises (collectively, the “Property”). The Deed of Trust, the Credit Agreement, the Collateral Agreement, the Security Documents (as defined in the Credit Agreement), and other documents executed in connection with it are hereafter collectively referred to as the “Financing Documents.”

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E.            Tenant and Landlord entered into that certain Lease Agreement (Retail Store), dated as of December 30, 2003 (as it may subsequently be amended and/or modified, the “Lease”), for a portion of the Premises. The Lease creates a leasehold estate in favor of Tenant for space (the “Leased Premises”) located on the Premises.

F.            The Lenders are making the Loans to, and other credit advances for the account of, Borrower in reliance, among other things, upon the agreements set forth herein and it is to the mutual benefit of all the parties hereto that the Loans and other credit advances to Borrower be made.

G.            Landlord, Tenant and Agent are willing to agree and covenant that the Lease shall be subject and subordinate to the Deed of Trust as more particularly hereinafter set forth.

AGREEMENT

TO CONFIRM their understanding concerning the legal effect of the Deed of Trust and the Lease, in consideration of the mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Landlord and Tenant, intending to be legally bound, agree and covenant as follows:

1.            Representations and Warranties. Tenant warrants and represents as of the date hereof to Agent, Landlord and Buyer that (a) the “Commencement Date” of the Lease is July 7, 2007, (b) there are no known defaults on the part of Landlord or Tenant or events or occurrences that, with the giving of notice, the passage of time, or both, would constitute such a default, (c) the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Leased Premises, (d) no rental payable under the Lease has been paid more than one (1) month in advance of its due date, (e) the Lease is in full force and effect and (f) as of the Effective Date, Tenant has no charge, defense, lien, claim, counterclaim, offset or setoff under the Lease or against any amounts payable thereunder.

2.            Tenant Subordination.

2.1           Subject to the provisions of this Agreement, the Deed of Trust shall constitute a lien or charge on the Premises that is prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it; by this Agreement, the Lease, the leasehold estate created by it, together with all rights and privileges of Tenant under it, is subordinated, at all times, to the lien or charge of the Deed of Trust in favor of Agent.

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2.2           By executing this Agreement, Tenant subordinates the Lease and Tenant’s interest under it to the lien right and security title and to all advances or payments made, or to be made, under the Deed of Trust or the other Financing Documents and to any renewals, extensions, modifications or replacements thereof, including any increases therein or supplements thereto.

3.            Nondisturbance.

3.1           Despite Tenant’s subordination under Section 2, and subject to the termination provisions set forth in Section 5, Tenant’s peaceful and quiet possession of the Leased Premises shall not be disturbed and Tenant’s rights and privileges under the Lease shall not be diminished, modified, enlarged or otherwise affected during the term of the Lease, as extended, by Agent’s exercise of its rights or remedies under the Deed of Trust (subject to the provisions of Section 5 or otherwise), provided that Tenant:

(a)          is not in default in the payment of the rent or additional rent or in the performance of any of the other material terms, covenants, or conditions of the Lease that Tenant is required to perform (beyond any period given Tenant under the Lease to cure such default); and

(b)          has not canceled or terminated the Lease (without regard to whether Landlord or Tenant is then in default under the Lease), nor surrendered the Leased Premises.

3.2           If (a) Agent or any Successor Landlord (as hereinafter defined) shall acquire title to, and possession of, the Leased Premises on foreclosure in an action in which Agent shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease (without regard to whether Landlord or Tenant is then in default under the Lease), nor surrendered the Leased Premises at the time Agent or such Successor Landlord shall so acquire title to, and possession of, the Leased Premises, Agent or such Successor Landlord and Tenant shall enter into a new lease on the same terms and conditions as were contained in the Lease, except that:

(a)          Agent or Successor Landlord shall have no obligations or liabilities to Tenant under any such new lease beyond those of Landlord (or its predecessorin-interest) as were contained in the Lease; and

(b)          The expiration date of any new lease shall coincide with the original expiration date of the Lease, together with any remaining extension options.

3.3           Tenant shall not be named or joined in any foreclosure, trustee’s sale, or other proceeding to enforce the Deed of Trust unless such joinder shall be legally required to perfect the foreclosure, trustee’s sale, or other proceeding.

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3.4           Notwithstanding any provision in this Agreement to the contrary, but subject to Section 5, simultaneously with acquiring the Landlord’s interest under the Lease (whether by foreclosure, deed in lieu of foreclosure or otherwise), the Agent or any Successor Landlord, as the case may be, shall (a) abide by the provisions of the Lease, (b) expressly and unconditionally assume in writing all obligations of Landlord under the Lease that arise or are to be performed from and after the date of such assumption, (c) cure all monetary defaults such that the aggregate amount of outstanding monetary defaults (after such cure) is not more than the sum of all rental payments made by Tenant during the six (6) month period immediately preceding the date upon which the Agent or the Successor Landlord, as the case may be, acquires the Landlord’s interest under the Lease (the remaining uncured monetary default being subject to a right of set-off against future rents due under the Lease), and (d) agree in writing to cure all nonmonetary defaults of Landlord under the Lease reasonably capable of cure within a reasonable period after acquiring the Landlord’s interest under the Lease.

4.           Attornment.

4.1           If Agent shall succeed to Landlord’s interest in the Premises byforeclosure of the Deed of Trust, by deed in lieu of foreclosure, or in any other manner, Tenant shall attorn to any Successor Landlord (as defined below) and so long as Tenant is not in default pursuant to the terms, covenants and conditions of the Lease beyond any applicable notice and/or cure periods specifically provided for in the Lease, the Lease shall continue, in accordance with its terms, between Tenant and Agent or such other Successor Landlord for the balance of its term with the same force and effect as if Successor Landlord were the Landlord under the Lease, except as otherwise expressly provided in this Agreement. Tenant shall be deemed to have full and complete attornment to, and to have established direct privity between Tenant and any of the following, after the same has satisfied all of the requirements of Section 3.4(a) through (d) hereof as of the date of such transfer of the Landlord’s interest in the Lease (each a, “Successor Landlord”):

(a)          Agent when in possession of the Premises;

(b)          a receiver appointed in any action or proceeding to foreclose the Deed of Trust;

(c)          any party acquiring title to the Premises, including any transferee acquiring title to the Premises by foreclosure of the Deed of Trust, deed in lieu of foreclosure or otherwise by, through or relating to the enforcement of, the Deed of Trust;

(d)          any successor to Landlord; or

(e)          any successor to Agent.

4.2           Tenant’s attornment is self-operating, and it shall continue to be effective without execution of any further instrument by any of the parties to this Agreement or the Lease. Agent agrees to give Tenant written notice if Agent has succeeded to the interest of Landlord under the Lease. Subject to Section 5, the terms of the Lease are incorporated into this Agreement by reference.

4.3           If the interests of Landlord under the Lease are transferred by foreclosure of the Deed of Trust, deed in lieu of foreclosure, or otherwise, to a party other than Agent, in consideration of, and as condition precedent to, Tenant’s agreement to attorn to any such Successor Landlord, Successor Landlord shall comply with the requirements of Section 3.4(a) through (d) hereof as of the date such transfer of the Landlord’s interest in the Lease.

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5.           Agent as Landlord. If Agent or any other Successor Landlord shall succeed to the interest of Landlord under the Lease (any such successor (including the Agent), a “Successor”), Successor shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from the date of Successor’s succession to Landlord’s interest under the Lease, have the same remedies against Successor for breach of the Lease that Tenant would have had under the Lease against Landlord; provided, however, that despite anything to the contrary in this Agreement or the Lease, any Successor shall not be:

(a)          except as otherwise provided herein, liable for any act or omission of any previous landlord (including Landlord), provided that the foregoing shall not be construed to limit Tenant’s right to possession of the Leased Premises for the entire term of the Lease, as extended, on the terms and conditions of the Lease;

(b)          liable for any security deposit not actually received by Successor Landlord, or bound by any rent or additional rent that Tenant may have paid for more than one (1) month in advance to any previous landlord (including Landlord);

(c)          bound by any obligations to repair, replace, rebuild or restore the Premises, the Leased Premises, or any portion of them, in the event of damage by fire or other casualty, or in the event of partial condemnation, in each case, occurring prior to the date a Successor succeeds to the interest of Landlord under the Lease, if such Successor elects not to undertake or complete such repair, replacement, rebuilding or restoration by giving notice to Tenant within thirty (30) days after such Successor succeeds to the interest of Landlord under the Lease; provided, however, if any Successor so elects, then Tenant may, as its sole remedy against such Successor, terminate the Lease by providing notice thereof to such Successor within fifteen (15) days after such Successor gives written notice of such election to Tenant, and in the event Tenant terminates the Lease in the manner set forth above, then such Successor shall pay to Tenant, within thirty (30) days after such Successor receives an invoice from Tenant, an amount equal to the difference of: (i) the unamortized amount of any Tenant Improvement Costs (as defined in the Lease) based on straight line amortization over the Initial Term (as defined in the Lease) as of the date of termination, less (ii) the amount of any insurance proceeds or condemnation award paid or payable to Tenant with respect to the value of Tenant Improvements (as defined in the Lease). The right of Successor to elect not to repair, replace, rebuild or restore the Premises, the Leased Premises, or any portion of them in the event of damage by fire or other casualty or in the event of partial condemnation shall not apply if such fire, other casualty or partial condemnation impacts five percent (5%) or less (measured by based on total square footage) of the Leased Premises, and impacts five percent (5%) or less (measured by the total square footage) of the Premises;

(d)          subject to any credits, offsets, defenses, claims, counterclaims or demands that Tenant might have against any prior landlord (including, without limitation, the Landlord); or

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(e)          bound by any amendment or modification of the Lease made without the written consent of Agent.

6.           Notice of Default; Right To Cure.

6.1           In the event Tenant gives written notice to Landlord of a breach of its obligations under the Lease, Tenant shall forthwith furnish a copy of such notice to Agent.

6.2           In the event that Landlord receives notice from Tenant of a breach by Landlord of any of its monetary obligations under the Lease, and such breach is not cured by Landlord pursuant to the provisions of the Lease, Tenant shall not terminate the Lease in connection with such default except as provided in this Section 6.2 (but shall be entitled to avail itself of all other remedies provided to Tenant under the Lease), and Tenant shall, in addition to the notice provided in Section 6.1 hereof, give written notice of the monetary failure to cure on the part of Landlord to Agent at the expiration of the period within which Landlord may cure as set forth in the Lease. Then, Agent may proceed to cure any such failure within sixty (60) days after receipt of the additional notice herein set forth. If Agent fails to cure such monetary default within such sixty (60) day period, Tenant shall be entitled to exercise all rights and remedies for such monetary default as provided in the Lease (including, but not limited to, the right to terminate the Lease), without the necessity to provide any further notice or cure period whatsoever.

6.3           In the event that Landlord receives notice from Tenant of a non-monetary breach by Landlord of any of its obligations under the Lease, and such breach is not cured by Landlord pursuant to the provisions of the Lease, Tenant shall not terminate the Lease in connection with such default except as provided in this Section 6.3 (but shall be entitled to avail itself of all other remedies provided to Tenant under the Lease), and Tenant shall, in addition to the notice provided in Section 6.1 hereof, give notice of the failure to cure on the part of Landlord to Agent at the expiration of the period within which Landlord may cure as set forth in the Lease (“Tenant’s Notice”). Thereafter, Agent may, by providing written notice of its intention to cure any such non-monetary default to Tenant within sixty (60) days after receipt of the Tenant’s Notice, proceed to cure any such non-monetary default. In the event Agent elects to proceed to cure such non-monetary default, Agent shall complete such cure within sixty (60) days after the date of receipt of the Tenant’s Notice; provided, however, if: (a) the non-monetary default cannot reasonably be cured within such sixty (60) day period; (b) Agent diligently commences cure of such non-monetary default within such sixty (60) day period; and (c) after commencing efforts to cure such non-monetary default, diligently and in good faith pursues same to completion, then such sixty (60) day period shall be extended to a reasonable amount of time (not to exceed one hundred (100) total days from the Tenant’s Notice) to cure such nonmonetary default; provided, further, if:

(a)          after exercising Agent’s commercially reasonable efforts to cure such default, including, but not limited to, by seeking appointment of a receiver, exercising legal self-help rights, or obtaining access to the property by other commercially reasonable means to cure such default, as a result of the nature of such default, such default is not reasonably susceptible of being cured without Agent obtaining possession of the Project by institution of a foreclosure proceeding (any such default, a “Possessory Defaults”);

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(b)          unless it is enjoined or stayed, Agent takes steps to acquire or sell Landlord’s interest in the Premises by foreclosure or other appropriate means and diligently prosecutes the same to completion; and

(c)          before the expiration of such sixty (60) day period, Agent provides notice of such Possessory Default to Tenant, an explanation of the efforts undertaken by Agent to cure such default without first instituting foreclosure proceedings and the reasons such efforts failed;

then such sixty (60) day cure period shall be extended for such reasonable amount of time (not to exceed eighteen (18) total months from the Tenant’s Notice) to obtain possession of the Premises and cure such non-monetary default, so long as Agent continues to pursue such cure with reasonable diligence. If Agent fails to cure such non-monetary default within such sixty (60) day period (as extended as permitted in the previous sentence, if applicable), Tenant shall be entitled to exercise all rights and remedies for such non-monetary default as provided herein (including, but not limited to, termination of the Lease), without the necessity to provide any further notice or cure period whatsoever. Agent shall not be required to continue such foreclosure proceeding after the default has been cured, and if the default shall be cured and Agent shall discontinue such foreclosure proceedings, the Lease shall continue in full force and effect as if Landlord had timely cured the default under the Lease.

6.4           Except as expressly provided in Section 6.3 with respect to extension of the cure periods, the commencement and/or prosecution of foreclosure proceedings shall not be deemed to abate, toll, extend or otherwise modify the cure rights of Agent set forth in this Section 6.

6.5           It is expressly understood that Agent’s right to cure any such default or claim shall not be deemed to create any obligation for Agent to cure or to undertake the elimination of any such default or claim.

7.          Assignment of Rents. If Landlord defaults in its performance of the terms of the Financing Documents, Tenant agrees to recognize the assignment of leases and rents made by Landlord to Agent under the Deed of Trust and shall pay to Agent, as assignee, from the time Agent gives Tenant notice that Landlord is in default under the terms of the Financing Documents, the rents under the Lease, but only those rents that are due or that become due under the terms of the Lease after notice by Agent. Payments of rents to Agent by Tenant under the assignment of leases and rents and Landlord’s default shall continue until the first of the following occurs:

(a)          No further rent is due or payable under the Lease;

(b)          Agent gives Tenant notice that Landlord’s default under the Financing Documents has been cured and instructs Tenant that the rents shall thereafter be payable to Landlord; or

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(c)          The lien of the Deed of Trust has been foreclosed and the purchaser at the foreclosure sale (whether Agent or Successor Landlord) gives Tenant notice of the foreclosure sale. On giving notice, the purchaser shall succeed to Landlord’s interests under the Lease, after which time the rents and other benefits due Landlord under the Lease shall be payable to the purchaser as the owner of the Premises.

8.          Tenant’s Reliance. When complying with the provisions of Section 7, Tenant shall be entitled to rely on the notices given by Agent under Section 7, and Landlord and Agent each, jointly and severally, agrees to release, relieve, protect and indemnify Tenant from and against any and all loss, claim, damage, or liability (including reasonable attorney’s fees) arising out of Tenant’s compliance with such notice.

Tenant shall be entitled to full credit under the Lease for any rents paid to Agent in accordance with Section 7 to the same extent as if such rents were paid directly to Landlord. Any dispute between Agent and Landlord as to the existence of a default by Landlord under the terms of the Deed of Trust, the extent or nature of such default, or Agent’s right to foreclosure of the Deed of Trust, shall be dealt with and adjusted solely between Agent and Landlord, and Tenant shall not be made a party to any such dispute (unless required by law).

9.          Agent’s Status. Nothing in this Agreement shall be construed to be an agreement by Agent to perform any covenant of Landlord under the Lease nor shall it deem Agent as Landlord under the Lease, unless and until it obtains title to the Premises by power of sale, judicial foreclosure, or deed in lieu of foreclosure, obtains possession of the Premises under the terms of the Deed of Trust or expressly agrees to perform such covenant in a writing duly executed by Agent after the date hereof. Notwithstanding the foregoing, if Agent exercises its rights provided in Section 6 hereof to cure a breach by Landlord, Agent shall be subject to the obligations of Landlord to indemnify Tenant as set forth in the Lease, but solely with respect to the activities undertaken by Agent in order to cure such breach.

10.         Termination of Lease. Notwithstanding any other provision of this Agreement or the Lease, if both (i) the Premises are conveyed by judicial or non-judicial foreclosure, conveyance in lieu of foreclosure or otherwise by, through or relating to the enforcement of, the Deed of Trust, and (ii) the rights of the licensee under the License Agreement (as defined in the Lease), the lessee under the Memorabilia Lease (as defined in the Lease), and the landlord under the Cafe Lease (as defined in the Lease) shall not so transfer, then the Lease shall automatically terminate simultaneously with the transfer of the Premises without the necessity of any further action by either party to the Lease.

11.         Special Covenants. Subject to the requirements of the License Agreement, if Agent acquires title to the Premises, Tenant agrees that Agent shall have the right at any time in connection with the sale or other transfer of the Premises to assign the Lease or Agent’s rights under it to any person or entity, and that Agent, its officers, directors, shareholders, agents, and employees shall be released from any further liability under the Lease arising after the date of such transfer, provided that the assignee of Agent’s interest assumes Agent’s obligations under the Lease, in writing, from the date of such transfer.

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12.         Additional Rights and Obligations.

12.1         For the avoidance of doubt, in the event Agent exercises its rights under this Agreement and the Deed of Trust to foreclose on the Premises:

(a)          upon commencement of foreclosure proceedings by Agent, Landlord hereby releases Tenant of and from any and all claims against Tenant and its officers, directors, shareholder, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances, arising from or related to this Agreement; and

(b)          Landlord shall remain liable for all of the obligations to Tenant in connection with the Premises prior to the effective date of the transfer of its interest in the Lease.

13.         Notice. All notices required by this Agreement shall be given in writing and shall be deemed to have been duly given for all purposes when:

(a)          deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid); or

(b)          deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne.

Each notice must be directed to the party to receive it at its address stated below or at such other address as may be substituted by notice given as provided in this section.

The addresses are:

Agent:	Deutsche Bank AG New York Branch
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Sara Pelton

Copy to:	Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Attention: Sony Ben-Moshe, Esquire

Tenant:	Hard Rock Café International (STP), Inc.
6100 Old Park Lane
Orlando, Florida 32835
Attention: Jay A. Wolszezak, Esquire
Vice President and General Counsel

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Copy to:	Baker Hostetler
SunTrust Center
Suite 2300
200 South Orange Avenue
Orlando, Florida 32801
Attention: Alberto Bustamante, Esquire

Copies of notices sent to the parties’ attorneys or other parties are courtesy copies, and failure to provide such copies shall not affect the effectiveness of a notice given hereunder.

14.         Miscellaneous Provisions.

14.1         Anything herein or in the Lease to the contrary notwithstanding, in the event that Agent or any purchaser shall acquire title to the Property and become a Successor Landlord, such Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord’s then interest, if any, in the Property and Tenant shall look exclusively to such interest, if any, of Successor Landlord in the Property for the payment and discharge of any obligation imposed upon Agent hereunder or upon Successor Landlord under the Lease, and Successor Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

14.2         This Agreement shall inure to the benefit of and be binding upon Tenant and any successor or assignee of Tenant which pursuant to the provisions of the Lease is entitled to succeed to Tenant’s interest therein without consent of Landlord, but not to any other successor or assignee unless such successor or assignee has been previously approved by Agent. This Agreement shall inure to the benefit of and be binding upon Agent and its successors and assigns, including any person or entity which shall become the owner of the Property by reason of a foreclosure of the Deed of Trust or acceptance of a deed in lieu of foreclosure or otherwise. The representations of Tenant set forth in Section 1 hereto are made for the benefit of Buyer and its successors and assigns.

14.3         This Agreement may not be modified orally; it may be modified only by an agreement in writing signed by the parties or their successors-in-interest. This Agreement shall inure to the benefit of and bind the parties and their successors and assignees.

14.4         The captions contained in this Agreement are for convenience only and in no way limit or alter the terms and conditions of the Agreement.

14.5         This Agreement has been executed under and shall be construed, governed, and enforced, in accordance with the laws of the State of Mississippi except to the extent that Mississippi law is preempted by the U.S. federal law. The invalidity or unenforceability of one or more provisions of this Agreement does not affect the validity or enforceability of any other provisions.

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14.6         Agent, Landlord and Tenant agree that one (1) copy of the Agreement will be recorded.

14.7         This Agreement shall be the entire and only agreement concerning subordination of the Lease and the leasehold estate created by it, together with all rights and privileges of Tenant under it, to the lien or charge of the Deed of Trust and shall supersede and cancel, to the extent that it would affect priority between the Lease and the Deed of Trust, any previous subordination agreements, including provisions, if any, contained in the Lease that provide for the subordination of the Lease and the leasehold estate created by it to a deed of trust or mortgage. This Agreement supersedes any inconsistent provision of the Lease.

14.8         Tenant acknowledges that this Agreement satisfies any requirement in the Lease that Landlord obtain a non-disturbance agreement for Tenant’s benefit.

14.9         If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute said notice to Tenant of the existence of the Deed of Trust.

14.10         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which copies, taken together, shall constitute but one and same instrument. Signature and acknowledgement pages may be detached from the copies and attached to a single copy of this Agreement to physically form one original document, which may be recorded without an attached copy of the Lease.

14.11         If any legal action or proceeding is commenced to interpret or enforce the terms of this Agreement or obligations arising out of it, or to recover damages for the breach of the Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the non-prevailing party or parties all reasonable attorney fees, costs, and expenses it has incurred.

14.12         Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) “shall,” “will,” “must,” “agrees,” and covenants” are each mandatory; (d) “may” is permissive; (e) “or” is not exclusive; and (f) “includes” and “including” are not limiting.

14.13         Nothing contained in this Agreement shall in any way impair or affect the rights of the Agent against the Borrower or the Landlord arising under the Deed of Trust or the other Financing Documents.

15.         Additional Provisions.

15.1         Notwithstanding any provision herein or in any of the other Financing Documents to the contrary, the licensee under the License Agreement, the landlord under the Lease and the owner of the Premises shall at all times be the same person or entity.

O-2-11

15.2         This Agreement constitutes a subordination of the Lease to the lien of the Deed of Trust only and not to the terms and conditions contained therein. Except as otherwise specifically provided herein, nothing in this Agreement or any other Financing Documents shall be deemed to amend, modify, abridge or alter any of the terms and conditions of the Lease.

15.3         If the Agent or any Successor Landlord or any Successor fails to make apayment to the Tenant on or before the date specified herein for such person or entity to make such payment, Tenant shall be entitled to a lien against the Premises in the amount of such payment, together with interest at the maximum rate permitted by law accruing from the date such payment is due until the date paid. The lien granted herein shall not be subject to extinguishment by foreclosure or reforeclosure by Agent or any Successor Landlord or Successor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed on the date first above written.

AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH,
as the Agent

By:
Name:
Title:

By:
Name:
Title:

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ACKNOWLEDGEMENT

TENANT:

HARD ROCK CAFÉ INTERNATIONAL (STP),
INC., a New York corporation

By:
Name:
Title:

Subordination, Nondisturbance, and Attornment Agreement (Retail Lease)

O-2-13

ACKNOWLEDGEMENT

LANDLORD:

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company

By:
Name:
Title:

Solely as a beneficiary of the representations
made by Tenant in Section 1 hereof:

BUYER:

TWIN RIVER MANAGEMENT GROUP,
INC., a Delaware corporation

By:
Name:
Title:

Subordination, Nondisturbance, and Attornment Agreement (Retail Lease)

O-2-14

ACKNOWLEDGEMENT

State of New York	)
) ss.:
County of _____________	)

On the ______ day of ___________ in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

State of New York	)
) ss.:
County of _____________	)

On the ______ day of ___________ in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Subordination, Nondisturbance, and Attornment Agreement (Retail Lease)

O-2-15

ACKNOWLEDGEMENT

STATE OF _____________________

COUNTY OF ___________________

Personally appeared before me, the undersigned authority in and for the said county and state, on this _______ day of ________________, 2014, within my jurisdiction, the within named _______________________, who acknowledged that he/she is ____________________________ of Hard Rock Café International (STP), Inc., a New York corporation, and that for and on behalf of the said corporation, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My commission expires:

Subordination, Nondisturbance, and Attornment Agreement (Retail Lease)

O-2-16

ACKNOWLEDGEMENT

STATE OF _______________

COUNTY OF _____________

Personally appeared before me, the undersigned authority in and for the said county and state, on this _______________, 2014, within my jurisdiction the within named ______________________________, who acknowledged that he/she is ______________________________ of Premier Entertainment Biloxi LLC, a Delaware limited liability company (successors in interest by merger with Premier Entertainment, LLC, a Mississippi limited company), and that for and on behalf of the said company, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said company so to do.

NOTARY PUBLIC

My commission expires:

STATE OF _________________

COUNTY OF _______________

Personally appeared before me, the undersigned authority in and for the said county and state, on this _______________, 2014, within my jurisdiction the within named ______________________________, who acknowledged that he/she is ______________________________ of Twin River Management Group, Inc., a Delaware corporation, and that for and on behalf of the said corporation, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My commission expires:

Subordination, Nondisturbance, and Attornment Agreement (Retail Lease)

O-2-17

EXHIBIT A

PARCEL 1

Fee Simple Interest

BEGIN at the northwest corner of Mariners Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run Easterly along the south right of way line of West Beach Boulevard and along a curve to the left (having a radius of 2,323.00 feet, an internal angle of 9 degrees 20 minutes 27 seconds and subtended by a chord of 378.30 feet along a bearing of South 88 degrees 53 minutes 47 seconds East) for 378.72 feet; thence run South 00 degrees 34 minutes 42 seconds East for 25.84 feet; thence run North 89 degrees 25 minutes 18 seconds East for 16.00 feet; thence run South 00 degrees 42 minutes 33 seconds East for 143.27 feet; thence run West for 394.64 feet; thence run North 00 degrees 31 minutes 32 seconds West for 176.25 feet; back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100.

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PARCEL 2

Fee Simple Interest

BEGIN at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 101.78 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 00 degrees 32 minutes 09 seconds West for 387.04 feet to the south right of way line of West Beach Boulevard; thence run South 83 degrees 25 minutes 27 seconds East along said right of way line for 98.37 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi.

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PARCEL 3

Fee Simple Interest

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 387.04 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 92.63 feet; thence run North 00 degrees 32 minutes 09 seconds West for 395.33 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 82 degrees 14 minutes 40 seconds East along said right of way line for 101.07 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County, 2nd Judicial District, Mississippi.

O-2-20

PARCEL 4

Fee Simple Interest

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along said south right of way line for 101.07 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 395.33 feet; thence run South 89 degrees 20 minutes 48 seconds West for 107.38 feet; thence run North 00 degrees 42 minutes 02 seconds West for 415.84 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 79 degrees 57 minutes 09 seconds East along said right of way line for 110.45 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi.

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PARCEL 5

Fee Simple Interest

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House. in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an “X” scribed in concrete for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 42 minutes 02 seconds East for 415.84 feet to an “X” scribed in concrete; thence run South 89 degrees 20 minutes 48 seconds West for 20.98 feet to an “X” scribed in concrete; thence run North 42 degrees 47 minutes 11 seconds West for 127.48 feet to a nail set in a wooden bulkhead; thence run North 00 degrees 27 minutes 42 seconds West for 343.52 feet to an “X” scribed in concrete on the south right of way line of U.S. Highway 90; thence run South 78 degrees 42 minutes 32 seconds East along the south right of way line of U.S. Highway 90 for 107.33 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi.

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PARCEL 6

Fee Simple Interest

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an “X” scribed in concrete; thence run North 78 degrees 42 minutes 32 seconds West along said south right of way line for 107.33 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 27 minutes 42 seconds East for 343.52 feet; thence run North 42 degrees 47 minutes 11 seconds West for 7.38 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run North 00 degrees 32 minutes 57 seconds West for 248.40 feet to a point on the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 76 degrees 47 minutes 55 seconds East along the south right of way line of U.S. Highway 90 for 148.95 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi.

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PARCEL L1

(Existing Lameuse Street)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

BEGIN at an iron rod at the northeast corner of Harbor View Condominiums as per the map or plat thereof on file in Plat Book 9 at Page 9 on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the east line of said Harbor View Condominiums for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 89 degrees 51 minutes 31 seconds East for 35.92 feet; thence run North 00 degrees 22 minutes 56 seconds West for 234.78 feet to a point on the south right of way line of Beach Boulevard (U.S. Highway 90); thence run North 83 degrees 51 minutes 05 seconds West along said south right of way for 40.44 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Blocks 100 and 130, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

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PARCEL L2

(“Lameuse Street Parking Area”)

Leasehold Interest

BEGIN at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet; thence run West for 21.29 feet to the east right of way line of Lameuse Street; thence run North 00 degrees 22 minutes 56 seconds West along said east right of way line for 178.50 to the south right of way line of Beach Boulevard (U.S. Highway 90); thence run Easterly along said south right of way line and along a non-tangential curve to the left (having a radius of 2323.00 feet, an internal angle of 00 degrees 31 minutes 03 seconds and being subtended by a chord distance of 20.98 feet along a bearing of South 83 degrees 50 minutes 55 seconds East) for 20.98 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi

O-2-25

PARCEL L3

(“Existing East-West Service Road”)

Leasehold Interest in Airspace with Ground Support Structures and Non-exclusive Easement

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run West for 21.29 feet; thence run South 00 degrees 22 minutes 56 seconds East for 56.28 feet; thence run South 89 degrees 56 minutes 41 seconds East for 420.11 feet; thence run South 49 degrees 00 minutes 58 seconds East for 15.62 feet; thence run North 88 degrees 36 minutes 21 seconds East for 14.73 feet; thence run North 00 degrees 33 minutes 17 seconds West for 55.93 feet; thence run South 89 degrees 46 minutes 41 seconds West for 68.44 feet; thence run South 00 degrees 36 minutes 03 seconds East for 20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 31.66 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi.

O-2-26

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

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PARCEL L4

(“East-West Service Road”)

Leasehold Interest in Airspace with Ground Support Structures and
Non-exclusive Easement

AIRSPACE:

LOWER BOUNDARY is the horizontal plane at an elevation of 14 feet above the surface grade of the roadway as first constructed in conjunction with the improvements contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

UPPER BOUNDARY is the horizontal plane at the maximum elevation permitted by applicable law.

PERIMETRICAL BOUNDARIES projected vertically to intersect the Upper and Lower Boundaries as follows:

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run East for 394.64 feet; thence run South 00 degrees 42 minutes 33 seconds East for 10.75 feet; thence run South 89 degrees 46 minutes 41 seconds West for 38.03 feet; thence run South 00 degrees 36 minutes 03 seconds East for 20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 31.66 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100, Biloxi, Harrison County Second Judicial District, Mississippi.

GROUND SPACE FOR SUPPORT STRUCTURES AND NON-EXCLUSIVE EASEMENT ONLY as contemplated by the Lease and Air Rights Agreement by and between the City of Biloxi, Mississippi, as Landlord and Premier Entertainment Biloxi LLC, as Tenant, dated November 18, 2003, recorded January 22, 2004 at Book 413, Page 202, Chancery Clerk of Harrison County, Mississippi.

See the survey description recited above as the basis for the perimetrical boundaries of the Airspace.

O-2-28

PARCEL L6

(“Lameuse Street Extension”) Non-exclusive Easement

COMMENCE at the northwest corner of Mariner’s Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run South 00 degrees 31 minutes 32 seconds East along the west line of said Mariner’s Harbor Condominiums for 176.25 feet; thence run West for 21.29 feet; thence run South 00 degrees 22 minutes 56 seconds East for 56.28 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 89 degrees 56 minutes 41 seconds East for 16.57 feet; thence run South 00 degrees 28 minutes 40 seconds East for 165.94 feet; thence run South 43 degrees 48 minutes 30 seconds East for 45.54 feet; thence run South 00 degrees 22 minutes 16 seconds East for 80.74 feet; thence run North 89 degrees 52 minutes 45 seconds West for 70.46 feet; thence run South 00 degrees 42 minutes 50 seconds East for 111.52 feet; thence run South 89 degrees 07 minutes 28 seconds West for 12.17 feet; thence run North 00 degrees 29 minutes 01 second West for 250.29 feet; thence run North 01 degree 44 minutes 55 seconds West for 16.59 feet; thence run North 83 degrees 11 minutes 02 seconds West for 1.20 feet; thence run North 00 degrees 23 minutes 59 seconds West for 124.18 feet; thence run South 89 degrees 51 minutes 31 seconds East for 35.92 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Blocks 100 and 130, Biloxi, Harrison County Second Judicial District, Mississippi.

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PARCEL L9

Public Trust Tidelands Leasehold Interest.

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet; thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 1.16 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 89 degrees 00 minutes 06 seconds West for 100.62 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 220.99 feet; thence run North 42 degrees 47 minutes 11 seconds West for 134.86 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run South 00 degrees 32 minutes 57 seconds East for 559.19 feet to the north line of the Biloxi Channel; thence run South 88 degrees 06 minutes 44 seconds East along said north line of the Biloxi Channel for 559.07 feet; thence run North 00 degrees 23 minutes 25 seconds West for 346.84 feet back to the POINT OF BEGINNING.

O-2-30